                                              Filed pursuant to Rule 424(b)(5).
                                                         SEC File No. 333-98061
The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT (Subject to Completion) Issued February 7, 2003
(To Prospectus dated October 16, 2002)


[LOGO]
MTFG
[LOGO]
Mitsubishi Tokyo Financial Group, Inc.
                           . Shares of Common Stock
             IN THE FORM OF SHARES AND AMERICAN DEPOSITARY SHARES

                               -----------------

   Mitsubishi Tokyo Financial Group, Inc. is offering . shares of its common stock, in the form of shares and ADSs. In addition, our wholly owned subsidiaries, The Bank of Tokyo-Mitsubishi, Ltd. and The Mitsubishi Trust and Banking Corporation, as selling shareholders, are offering an aggregate of . shares of our common stock, in the form of shares and ADSs. Because the selling shareholders are our wholly owned subsidiaries, the offering of shares of our common stock by them will be considered a primary offering under U.S. securities laws. Each ADS represents 1/1000 of a share of our common stock.

                               -----------------

   Concurrent with this offering, we and the selling shareholders are conducting an offering of . shares of our common stock in Japan and an offering of . shares of our common stock, in the form of shares and ADSs, outside of Japan, the United States and Canada.

                               -----------------

   Shares of our common stock are listed on the First Section of the Tokyo Stock Exchange and the Osaka Securities Exchange in Japan. Shares of our common stock are also listed on the Official List of the UK Listing Authority and traded on the market for listed securities on the London Stock Exchange in the United Kingdom. The ADSs are listed on the New York Stock Exchange under the symbol "MTF". On February 5, 2003, the last reported sales price was
(Yen)646,000 per share of our common stock on the Tokyo Stock Exchange and $5.37 per ADS on the New York Stock Exchange.

                               -----------------

   Investing in shares of our common stock or ADSs involves risks. See "Risk Factors" beginning on page S-12 of this prospectus supplement and page 4 of the accompanying prospectus.

                                      Underwriting  Proceeds, Before    Proceeds, Before
                           Price to   Discounts and    Expenses,            Expenses,
                          the Public   Commission       to MTFG      to Selling Shareholders
                          ----------- ------------- ---------------- -----------------------
Per share of common stock (Yen)     .  (Yen)     .    (Yen)     .          (Yen)     .
Per ADS..................     $     .      $     .        $     .              $     .
Total....................     $     .      $     .        $     .              $     .

We have granted the U.S. underwriters and the international managers options to purchase up to an additional . shares and . shares, respectively, of our common stock, in the form of shares or ADSs, solely to cover any over-allotments. In addition, we have granted the representative of the Japanese underwriters an option, to purchase up to an additional . shares of our common stock for the purpose of covering any over-allotments in the Japanese offering.


The U.S. Securities and Exchange Commission, or the SEC, and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The U.S. underwriters expect to deliver the ADSs to purchasers in New York, New
York on    .    , 2003 and to deliver the shares to purchasers in Tokyo, Japan
on     .     , 2003.

                               -----------------

                           Joint Global Coordinators
             Morgan Stanley                     Nomura Securities

                            Co-Global Coordinators

             Mitsubishi Securities               Tokyo-Mitsubishi
             Co., Ltd.                          International plc

                               Joint Bookrunners

             Morgan Stanley                     Nomura Securities
                                              International, Inc.

                              Senior Co-Managers

             Merrill Lynch & Co.                      UBS Warburg

                                  Co-Managers

NikkoSalomonSmithBarney Americas      Lehman Brothers        Deutsche Bank Securities

..  , 2003

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                           Page
                                                           ----
                About This Prospectus Supplement..........  S-3
                Prospectus Supplement Summary.............  S-4
                Risk Factors.............................. S-12
                Forward-Looking Statements................ S-24
                Exchange Rates............................ S-25
                Market Information........................ S-26
                Dividend Policy........................... S-27
                Use of Proceeds........................... S-28
                Capitalization............................ S-29
                Dilution.................................. S-31
                Selected Financial and Operating Data..... S-32
                Management's Discussion and Analysis of
                  Financial Condition and Results of
                  Operations.............................. S-35
                Business.................................. S-78
                Recent Developments....................... S-80
                Selling Shareholders...................... S-89
                Underwriting.............................. S-90
                Legal Matters............................. S-95
                Experts................................... S-95
                Where You Can Obtain More Information..... S-95
                Incorporation of Documents by Reference... S-95
                Limitations on Enforcement of U.S. Laws... S-96
                Selected Statistical Data.................  A-1
                Index to Consolidated Financial Statements  F-1

                                  Prospectus

                                                          Page
                                                          ----
                 About This Prospectus...................   3
                 Risk Factors............................   4
                 Forward-Looking Statements..............  13
                 Capitalization..........................  14
                 Use of Proceeds.........................  16
                 Determination of Offering Price.........  16
                 Ratios of Earnings to Fixed Charges and
                  Ratios of Earnings to Combined Fixed
                    Charges and Preferred Stock Dividends  17
                 Description of Securities...............  18
                 Taxation................................  42
                 Plan of Distribution....................  47
                 Legal Matters...........................  50
                 Experts.................................  50
                 Where You Can Obtain More Information...  50
                 Incorporation of Documents by Reference.  50
                 Limitations of Enforcement of U.S. Laws.  51

                               -----------------

   You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We and the selling shareholders have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus. We and the selling shareholders are offering to sell, and seeking offers to buy, shares of common stock and ADSs only in jurisdictions where offers and sales are permitted. The information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our shares of common stock or ADSs.

   The U.S. and Japanese underwriters and the international managers in the global offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock or ADSs, including over-allotment, stabilizing and short-covering transactions in our common stock or ADSs, and the imposition of a penalty bid, during and after the global offering. The stabilization, if commenced, may be discontinued at any time. For a description of these activities, please see the section in this prospectus supplement entitled "Underwriting."

                       ABOUT THIS PROSPECTUS SUPPLEMENT

   This prospectus supplement contains the terms of this offering. A description of our common stock is contained in the accompanying prospectus. This prospectus supplement and the information incorporated by reference into this prospectus supplement adds, updates and changes information in the accompanying prospectus. If the information contained in this prospectus supplement, or the information incorporated by reference into this prospectus supplement, is inconsistent with the accompanying prospectus, this prospectus supplement or the information incorporated by reference into this prospectus supplement will apply and will supersede the information in the accompanying prospectus.

   It is important for you to read and consider all information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents we have referred you to in "Where You Can Obtain More Information."

                         PROSPECTUS SUPPLEMENT SUMMARY

   This summary highlights some of the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. Because this is only a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the section entitled "Risk Factors" and our consolidated financial statements and related notes to those statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference.

                    Mitsubishi Tokyo Financial Group, Inc.

   We are one of the world's leading bank holding companies, with (Yen)92.32 trillion in total assets as of September 30, 2002. We are a holding company for The Bank of Tokyo-Mitsubishi, Ltd., or Bank of Tokyo-Mitsubishi, and The Mitsubishi Trust and Banking Corporation, or Mitsubishi Trust Bank. We work with our subsidiary banks to define business goals and strategies and to implement those strategies, to assist them to achieve synergies among their operations, and to manage risk globally. We are the only Japanese banking group listed on the New York Stock Exchange.

   We provide a broad range of financial services, including commercial banking, investment banking, trust-banking and asset management services, to individuals and corporate customers through our two principal subsidiaries and their respective subsidiaries:

  . Bank of Tokyo-Mitsubishi is one of the major commercial banks in Japan and provides a wide range of financial services in Japan and around the world through its eight major business units: retail banking, commercial banking, global corporate banking, investment banking, asset management, UnionBanCal Corporation, operations services and treasury. Bank of Tokyo-Mitsubishi's domestic network includes approximately 280 branches, sub-branches and agencies. Its overseas operations consist of more than 120 branches, sub-branches, representative offices and overseas subsidiaries located in the major financial and commercial centers of the world.

  . Mitsubishi Trust Bank is one of the major trust banks in Japan and provides trust, banking and real estate services through its four major business groups: trust-banking, trust assets, real estate and global markets. Mitsubishi Trust Bank is a major provider of pension, fiduciary asset management, custody, real estate, stock transfer agency and additional services for retail and corporate customers.

   As of September 30, 2002, we had total loans, net of allowance for credit losses, of (Yen)46.52 trillion, total deposits of (Yen)63.84 trillion and shareholders' equity of (Yen)2.34 trillion.

Business Strategy

   To address the extraordinary challenges facing us, we have, together with our principal subsidiaries, developed a business strategy designed to:

  . strengthen our balance sheet for future growth by reducing the volume of our problem loans and the size of our equity portfolio;

  . improve our profit structure by increasing loan volume to creditworthy borrowers and improving the risk-adjusted returns on our lending business, expanding our offerings of fee-generating financial services and promoting cost efficiency; and

  . capture the benefits of operating as an integrated, diversified financial group by promoting integrated management and intra-group cooperation.

   As we continue our efforts to complete the strengthening of our financial base through the reduction of our problems loans and equity portfolio and focus on improving our profit structure, we are building on our solid position within the Japanese financial sector to emerge as a globally competitive, diversified financial services group. By offering a broad range of value-added financial products and services from our commercial, trust, investment and other banking capabilities and moving aggressively ahead of our competitors to bolster our financial position, we seek to further enhance customer confidence, leverage our competitive advantages to expand our businesses and enhance shareholder value.

Recent Developments

   There have been several recent developments in our business, including the following:

  . On September 1, 2002, four of our securities subsidiaries and affiliates were merged to form Mitsubishi Securities Co., Ltd.

  . As of September 30, 2002, we have opened three joint branches shared by Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank, and have plans to open more joint branches shared by Bank of Tokyo-Mitsubishi and Mitsubishi Securities.

   In recent months, the Financial Services Agency, the Bank of Japan and other elements of the Japanese government have announced initiatives:

  . to normalize problems with nonperforming loans by March 31, 2005, by reducing the major banks' ratios of nonperforming to total loans by half;

  .   intended to increase the rigor of banks' assessment of assets;

  . to reconsider the inclusion of deferred tax assets in the calculation of Tier I capital;

  . to increase governmental oversight over banks that have received public funding;

  . to extend the unlimited Deposit Insurance Corporation guarantee of liquid deposits until March 31, 2005;

  . to promote banks' sales of non-performing loans to the Resolution and Collection Corporation;

  .   to facilitate banks' sales of listed stocks to the Bank of Japan; and

  .   to revitalize over-indebted but economically viable business enterprises.

   For additional information about these matters and other recent developments, see "Recent Developments--Recent Developments in Our Company" and "Recent Developments--Recent Regulatory Developments."

Risk Factors

   Investing in shares of our common stock or ADSs involves risks. You should carefully consider all the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus prior to investing in our shares of common stock or ADSs. In particular, we urge you to consider carefully the factors set forth under "Risk Factors" beginning on page S-12 of this prospectus supplement and beginning on page 4 of the accompanying prospectus.

                               -----------------

   Our head office is located at 4-1 Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-6326, Japan, and our telephone number is 81-3-3240-8111. Our web site address is http://www.mtfg.co.jp. The information contained on our web site is not part of this prospectus supplement or the accompanying prospectus.

                               -----------------

   In this prospectus supplement, "MTFG," "we," "us," and "our" refer to Mitsubishi Tokyo Financial Group, Inc. and its consolidated subsidiaries. References to the "selling shareholders" refer to Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank. "You" refers to prospective investors in our shares of common stock and ADSs.

   The financial data in this prospectus supplement are presented in Japanese yen. In this prospectus supplement, when we refer to "US dollars," "dollars," "US $," and "$," we mean US dollars, and when we refer to "yen" and "(Yen)," we mean Japanese yen. This prospectus supplement contains translations of some Japanese yen amounts into US dollars solely for your convenience. See the section entitled "Exchange Rates" for a discussion of the exchange rates of the Japanese yen compared to the US dollar.

   For purposes of this prospectus supplement, we have presented our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America ("US GAAP"), except for the business segment financial information and some other specifically identified information, which are prepared in accordance with accounting principles generally accepted in Japan ("Japanese GAAP"). Unless otherwise stated or the context otherwise requires, all amounts in our financial statements are expressed in Japanese yen.

                              The Global Offering

Shares offered in the global offering by:

    MTFG....................  . shares of our common stock, which may be delivered in the form of shares or ADSs.

    Selling shareholders....  155,027 shares of our common stock, which may be delivered in the form of shares or ADSs, consisting of 124,179 shares offered by Bank of Tokyo-Mitsubishi and 30,848 shares offered by Mitsubishi Trust Bank.

       Total.........         . shares of our common stock, which may be
                              delivered in the form of shares or ADSs.

Global offering.............  The global offering consists of the following concurrent offerings, which are conditioned on one another:

   U.S. offering.........     . shares of common stock to be offered in the
                              United States and Canada in the form of shares or, if you so choose, ADSs, including . shares offered by Bank of Tokyo-Mitsubishi and . shares offered by Mitsubishi Trust Bank;

   Japanese offering.....     . shares of common stock to be offered in Japan
                              in the form of shares including . shares offered by Bank of Tokyo-Mitsubishi and . shares offered by Mitsubishi Trust Bank; and

   International offering     . shares of common stock to be offered outside of
                              Japan, the United States and Canada in the form of shares, or if you so choose, ADSs, including .
                              shares offered by Bank of Tokyo-Mitsubishi and .
                              shares offered by Mitsubishi Trust Bank.

Over-allotment option granted We have granted the U.S. underwriters and the international managers options to purchase up to an additional . shares and . shares, respectively, of our common stock, in the form of shares or ADSs, solely to cover any over-allotments. In addition, we have granted the representative of the Japanese underwriters an option to purchase up to an additional . shares of our common stock for the purpose of covering any over-allotments in the Japanese offering. See the section entitled "Underwriting" for additional details with respect to these options. Unless we state otherwise, the information in this prospectus supplement does not take into account the possible sale of these shares.

Shares that will have been
  issued immediately after
  the global offering.......  . shares of common stock, including shares represented by ADSs.

American depositary shares..  Each ADS represents 1/1000 of one share of our common stock. The ADSs are evidenced by American depositary receipts, or ADRs, issued under a deposit agreement for the ADSs among us, The Bank of New York, acting as depositary, and the owners and holders from time to time of ADSs. See "Description of Securities--American Depositary Shares" in the accompanying prospectus for a description of the material features of the ADSs and the ADRs.

Depositary for the ADSs.....  The Bank of New York.

Offering price..............  $ . per ADS or (Yen) . per share of common stock.

Use of proceeds.............  We expect to receive net proceeds from the global offering of approximately (Yen) . ($ . ), which we will use to invest in our wholly owned subsidiary banks and for general corporate purposes. Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank, as selling shareholders, expect to receive aggregate net proceeds from the global offering of approximately (Yen) . ($ . ). They intend to use the net proceeds from the global offering for general corporate purposes. See "Use of Proceeds."

Dividends...................  Purchasers of shares of our common stock or ADSs will be entitled to receive the full amount of any dividend that may be paid to shareholders of record as of March 31, 2003. Dividend payments to a non-resident holder of shares or ADSs will be subject to Japanese withholding taxes. Dividends on our common stock are paid in Japanese yen. Subject to the terms of the deposit agreement, the depositary for the ADSs will convert any cash dividends into US dollars. Any dividends paid to holders of ADSs will be less the fees and expenses payable under the deposit agreement and any applicable taxes. See "Description of Securities--American Depositary Shares" in the accompanying prospectus.

Listing.....................  Shares of our common stock are listed on the
                              First Section of the Tokyo Stock Exchange and the Osaka Securities Exchange in Japan. Shares of our common stock are also listed on the Official List of the UK Listing Authority and traded on the market for listed securities on the London Stock Exchange in the United Kingdom. The ADSs are listed on the New York Stock Exchange under the symbol "MTF".

                              We have applied to the UK Listing Authority for admission of the newly issued shares of common stock to the Official List maintained by the UK Listing Authority and to the London Stock Exchange for admission of the newly issued shares of common stock to trading on the London Stock Exchange market for listed securities. It is expected that admission will become effective and dealings in the newly issued shares of common stock on the London Stock Exchange will commence on . , 2003.

Voting rights...............  Holders of our common stock have the right to one vote for each share held on all matters submitted to a vote of shareholders, as described in "Description of Securities--Common Stock" in the accompanying prospectus. Holders of ADSs will have the right to instruct the depositary to exercise on their behalf one vote per 1,000 ADSs, subject to some restrictions. For more information, see the section entitled "Description of Securities--American Depositary Shares--Voting Rights" in the accompanying prospectus.

Lock-up.....................  We have agreed that, without the prior written consent of the joint global coordinators, we will not, and will not permit any of our subsidiaries, or any person acting on our behalf to, during the period commencing on the date of this prospectus supplement and ending 180 days after the date of this prospectus supplement, enter into any transaction, with some exceptions, to sell or transfer the economic value of any share of the same class or series as the common stock, the ADSs or any securities convertible into or exchangeable for shares of our common stock. For a detailed discussion of the lock-up agreement and the exceptions, see "Underwriting."

Payment and settlement......  The underwriters expect to deliver ADSs against payment therefor in US dollars in New York, New York through the facilities of The Depository Trust Company on or about . , 2003 (New York City time). The underwriters expect to deliver the common stock in Tokyo through clearing accounts with the Japan Securities Depositary Center Incorporated, or JASDEC, against payment in yen on or about . , 2003 (Tokyo time). Delivery of the shares and the ADSs is expected to occur, subject to receipt and acceptance by the underwriters, on March ., 2003, which is later than three business days after pricing of the global offering, as described in the expected timetable below. Because of the longer settlement period, purchasers who wish to trade shares or ADSs on or soon after pricing may need to specify alternative settlement arrangements to prevent a failed settlement. Until delivery by the underwriters against payment, ADSs relating to the shares sold in the global offering will be traded on the New York Stock Exchange on a "when issued" basis. The shares and ADSs will not be traded on a "when issued" basis on the Tokyo Stock Exchange, the Osaka Securities Exchange, the London Stock Exchange or any other market. Because of this longer settlement period, the margin requirements of the New York Stock Exchange may require certain purchasers of the shares and ADSs in the global offering to deposit and maintain margin during such period.

Expected timetable..........  The expected timetable for the global offering is as follows:

                               . Marketing of the global offering will commence
                                 on February 7, 2003.

                               . Pricing of the global offering is expected
                                 following the close of the market in Japan on a date (the pricing date) that will be between February 28, 2003 and March 5, 2003.

                               . Japanese subscription period will commence one
                                 trading day after the pricing date (Tokyo time) and close three trading days after the pricing date (Tokyo time).

                               . Delivery of the shares of common stock in the
                                 U.S. offering, the Japanese offering and the international offering is expected on the seventh trading day after the pricing date (Tokyo time).

                               . Delivery of the ADSs in the U.S. and
                                 international offerings are expected on the seventh trading day after the pricing date (New York City time).

                     Summary Financial and Operating Data

   Summary statement of operations data for the fiscal years ended March 31, 2000, 2001 and 2002, and summary balance sheet data at March 31, 2000, 2001 and 2002 set forth below have been derived from our audited financial statements. Summary statement of operations data for the six months ended September 30, 2001 and 2002, and summary balance sheet data at September 30, 2001 and 2002 set forth below have been derived from our unaudited consolidated financial statements, which we believe include all adjustments necessary for a fair presentation of the results of operations and financial condition for those periods. The results of operations for the six-month periods are not necessarily indicative of the results for a full year's operations. Except for risk-adjusted capital ratios based on information derived from our financial statements prepared in accordance with Japanese GAAP, and the average balance information, the summary financial and operating data set forth below are derived from our financial statements prepared in accordance with US GAAP.

   You should read the summary financial and operating data set forth below in conjunction with "Selected Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes to those statements and the other financial data included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. These data are qualified in their entirety by reference to all of that information.

                                     Years Ended March 31,                              Six Months Ended September 30,
                  ----------------------------------------------------------  ---------------------------------------------
                       2000             2001             2002       2002/(1)/      2001              2002          2002/(1)/
                  --------------  ---------------  ---------------  --------  --------------  --------------      -----------
                                            (in millions, except per share data and numbers of shares)
                                                                                (unaudited)       (unaudited)     (unaudited)
Statement of
 operations data:
 Interest income. (Yen)2,165,643  (Yen) 2,282,974  (Yen) 2,016,961  $ 16,568  (Yen)1,088,622  (Yen)  818,464        $ 6,723
 Interest expense      1,086,126        1,310,618          939,063     7,714         547,517         285,748          2,347
                  --------------  ---------------  ---------------  --------  --------------  --------------        -------
 Net interest
   income........      1,079,517          972,356        1,077,898     8,854         541,105         532,716          4,376
 Provision for
   credit losses.        372,449          797,081          601,689     4,942         309,425         232,632          1,911
                  --------------  ---------------  ---------------  --------  --------------  --------------        -------
 Net interest
   income after
   provision for
   credit losses.        707,068          175,275          476,209     3,912         231,680         300,084          2,465
 Non-interest
   income........        519,892          955,824          700,741     5,756         442,660         571,452          4,694
 Non-interest
   expense.......      1,224,342        1,127,510        1,501,183    12,331         683,483         603,661          4,959
                  --------------  ---------------  ---------------  --------  --------------  --------------        -------
 Income (loss)
   before income
   tax expense
   (benefit) and
   cumulative
   effect of a
   change in
   accounting
   principle.....          2,618            3,589         (324,233)   (2,663)         (9,143)        267,875          2,200
 Income tax
   expense
   (benefit).....         50,160           62,763         (101,832)     (836)         (1,480)        163,622          1,344
                  --------------  ---------------  ---------------  --------  --------------  --------------        -------
 Income (loss)
   before
   cumulative
   effect of a
   change in
   accounting
   principle.....        (47,542)         (59,174)        (222,401)   (1,827)         (7,663)        104,253            856
                  --------------  ---------------  ---------------  --------  --------------  --------------        -------
 Cumulative
   effect of a
   change in
   accounting
   principle,
   net of
   tax/(2)/......             --               --            5,867        48           5,867            (532)            (4)
                  --------------  ---------------  ---------------  --------  --------------  --------------        -------
 Net income
   (loss)........ (Yen)  (47,542) (Yen)   (59,174) (Yen)  (216,534) $ (1,779) (Yen)   (1,796) (Yen)  103,721        $   852
                  ==============  ===============  ===============  ========  ==============  ==============        =======
 Net income
   (loss)
   attributable
   to common
   shareholders.. (Yen)  (53,006) (Yen)   (67,510) (Yen)  (220,702) $ (1,813) (Yen)   (5,964) (Yen)   95,385        $   784
                  ==============  ===============  ===============  ========  ==============  ==============        =======
Amounts per
 share/(3)/:
 Basic earnings
   (loss) per
   common share:
 --Income (loss)
   before
   cumulative
   effect of a
   change in
   accounting
   principle..... (Yen)(9,663.81) (Yen)(12,274.55) (Yen)(40,789.57) $(335.05) (Yen)(2,134.35) (Yen)17,191.86        $141.22
 --Net income
   (loss)........      (9,663.81)      (12,274.55)      (39,733.32)  (326.38)      (1,075.90)      17,096.50         140.43
 Diluted
   earnings
   (loss) per
   common share:
 --Income (loss)
   before
   cumulative
   effect of a
   change in
   accounting
   principle..... (Yen)(9,663.81) (Yen)(12,274.55) (Yen)(40,789.57) $(335.05) (Yen)(2,134.35) (Yen)15,147.97        $124.43
 --Net income
   (loss)........      (9,663.81)      (12,274.55)      (39,733.32)  (326.38)      (1,075.90)      15,057.33         123.68
 Number of
   shares used
   to calculate
   earnings per
   common share
   (in
   thousands):
 --Basic
   earnings
   (loss) per
   common share..          5,485            5,500            5,555     5,555           5,543           5,579          5,579
 --Diluted
   earnings
   (loss) per
   common share..          5,485            5,500            5,555     5,555           5,543           5,870/(4)/     5,870/(4)/
 Cash dividends
   per share
   declared
   during the
   period/(3)/:..
 --Common shares. (Yen) 8,255.25  (Yen)  8,255.25  (Yen)  4,127.63        --  (Yen) 4,127.63  (Yen) 6,000.00             --
                      $    67.81      $     67.81      $     33.91  $  33.91      $    33.91      $    49.29        $ 49.29
 --Preferred
   shares (Class
   1)............ (Yen)57,120.00  (Yen) 82,500.00  (Yen) 41,250.00        --  (Yen)41,250.00  (Yen)82,500.00             --
                      $   469.20      $    677.67      $    338.84  $ 338.84      $   338.84      $   677.67        $677.67
 --Preferred
   shares (Class
   2)............ (Yen) 8,150.00  (Yen) 16,200.00  (Yen)  8,100.00        --  (Yen) 8,100.00  (Yen)16,200.00             --
                      $    66.95      $    133.07      $     66.54  $  66.54      $    66.54      $   133.07        $133.07

                                                                  At March 31,
                     ---------------------  ---------------------------------------------------------
                             2000                   2001                  2002              2002/(1)/
                     ----------------       ----------------      ----------------      ------------

Balance sheet data:
 Total assets....... (Yen) 84,996,000       (Yen) 93,488,950      (Yen) 94,365,114      $    775,136
 Loans, net of
   allowance for
   credit losses....       48,563,172             47,953,919            48,494,545           398,345
 Total liabilities..       80,981,592             90,287,654            91,738,617           753,562
 Deposits...........       54,777,171             60,105,742            63,659,501           522,914
 Long-term debt.....        4,540,277              4,963,455             5,183,841            42,581
 Shareholders'
   equity...........        4,014,408              3,201,296             2,626,497            21,574
 Capital stock/(5)/.          956,664                956,664               973,156             7,994

                                                              Years Ended March 31,
                     ---------------------  ----------------------------------------------------
                             2000                   2001                  2002              2002/(3)/
                     ----------------       ----------------    ----------------      ------------

Other operating
data:
Average balances:         (unaudited)            (unaudited)         (unaudited)         (unaudited)
 Interest-earning
   assets........... (Yen) 83,166,023       (Yen) 83,396,382    (Yen) 85,192,376      $    699,790
 Interest-bearing
   liabilities......       74,566,168             75,749,784          78,749,705           646,868
 Total assets.......       86,620,645             89,341,483          92,376,000           758,797
 Shareholders'              3,599,596              3,464,251           3,045,608            25,017
   equity...........
Return on equity
and assets:               (unaudited)            (unaudited)         (unaudited)         (unaudited)
 Net income (loss)
   attributable to
   common
   shareholders as
   a percentage of
   total average
   assets/(6)/......            (0.06)%                (0.08)%             (0.24)%           (0.24)%
 Net income (loss)
   attributable to
   common
   shareholders as
   a percentage of
   average
   shareholders'
   equity/(6)/......            (1.47)%                (1.95)%             (7.25)%           (7.25)%
 Dividends per
   common share as
   a percentage of
   basic earnings
   per common share.               --/(7)/                --/(7)              --/(7)/           --/(7)/
 Average
   shareholders'
   equity as a
   percentage of
   total average
   assets...........             4.16%                  3.88%               3.30%             3.30%
 Net interest
   income as a
   percentage of
   total average
   interest-earning
   assets/(6)/......             1.30%                  1.17%               1.27%             1.27%
Credit quality data:
 Allowance for
   credit losses.... (Yen)  1,486,212       (Yen)  1,716,984    (Yen)  1,735,180      $     14,253
 Allowance for
   credit losses as
   a percentage of
   loans............             2.97%                  3.46%               3.45%             3.45%
 Nonaccrual and
   restructured
   loans, and
   accruing loans
   contractually
   past due 90 days
   or more.......... (Yen)  2,844,915       (Yen)  4,272,794    (Yen)  4,164,982      $     34,212
 Nonaccrual and
   restructured
   loans, and
   accruing loans
   contractually
   past due 90 days
   or more as a
   percentage of
   loans............             5.68%                  8.60%                 8.29%             8.29%
 Net loan
   charge-offs...... (Yen)    679,736       (Yen)    598,362      (Yen)    603,404      $      4,956
                          (unaudited)            (unaudited)           (unaudited)         (unaudited)
 Net loan
   charge-offs as a
   percentage of
   average
   loans/(6)/.......             1.30%                  1.21%                 1.23%             1.23%
 Average interest
   rate spread/(6)/.             1.14%                  1.01%                 1.18%             1.18%
 Risk-adjusted
   capital ratio
   derived from
   Japanese GAAP
   data/(8)/........            11.43%                 10.15%                10.30%            10.30%

                                             At September 30,
                       ----------------------------------------------------
                               2001                2002          2002/(1)/
                       ----------------      ----------------  ------------

Balance sheet data:         (unaudited)         (unaudited)     (unaudited)
 Total assets.......   (Yen) 89,483,354      (Yen) 92,316,029  $    758,305
 Loans, net of
   allowance for
   credit losses....         46,513,725            46,520,013       382,126
 Total liabilities..         86,966,239            89,969,890       739,033
 Deposits...........         59,173,675            63,844,120       524,430
 Long-term debt.....          5,093,871             5,323,484        43,728
 Shareholders'
   equity...........          2,517,115             2,346,139        19,272
 Capital stock/(5)/.            973,156               973,156         7,994

                                   Six Months Ended September 30,
                     ----------------------------------------------------
                               2001                2002          2002/(3)/
                     ----------------      ----------------  ------------

Other operating
data:
Average balances:         (unaudited)         (unaudited)     (unaudited)
 Interest-earning
   assets........... (Yen) 85,213,110      (Yen) 85,555,468  $    702,772
 Interest-bearing
   liabilities......       78,957,713            78,538,741       645,135
 Total assets.......       93,304,828            92,940,735       763,436
 Shareholders'              3,029,348             2,534,166        20,816
   equity...........
Return on equity
and assets:               (unaudited)         (unaudited)     (unaudited)
 Net income (loss)
   attributable to
   common
   shareholders as
   a percentage of
   total average
   assets/(6)/......            (0.01)%                0.20%         0.20%
 Net income (loss)
   attributable to
   common
   shareholders as
   a percentage of
   average
   shareholders'
   equity/(6)/......            (0.39)%                7.51%         7.51%
 Dividends per
   common share as
   a percentage of
   basic earnings
   per common share.               --/(7)/            35.09%        35.09%
 Average
   shareholders'
   equity as a
   percentage of
   total average
   assets...........             3.25%                 2.73%         2.73%
 Net interest
   income as a
   percentage of
   total average
   interest-earning
   assets/(6)/......             1.27%                 1.24%         1.24%
Credit quality data:      (unaudited)         (unaudited)     (unaudited)
 Allowance for
   credit losses.... (Yen)  1,794,045      (Yen)  1,571,232  $     12,906
 Allowance for
   credit losses as
   a percentage of
   loans............             3.71%                 3.27%         3.27%
 Nonaccrual and
   restructured
   loans, and
   accruing loans
   contractually
   past due 90 days
   or more.......... (Yen)  4,453,510      (Yen)  3,571,818  $     29,340
 Nonaccrual and
   restructured
   loans, and
   accruing loans
   contractually
   past due 90 days
   or more as a
   percentage of
   loans............               9.22%                 7.43%         7.43%
 Net loan
   charge-offs......   (Yen)    225,644      (Yen)    383,610  $      3,151
                            (unaudited)         (unaudited)     (unaudited)
 Net loan
   charge-offs as a
   percentage of
   average
   loans/(6)/.......               0.91%                 1.54%         1.54%
 Average interest
   rate spread/(6)/.               1.17%                 1.18%         1.18%
 Risk-adjusted
   capital ratio
   derived from
   Japanese GAAP
   data/(8)/........              10.31%                10.49%        10.49%

--------
Notes:
(1) For the convenience of readers, US dollar amounts are presented as translations of Japanese yen amounts at the rate of (Yen)121.74 = US$1.00, the noon buying rate on September 30, 2002 in New York City for cable transfers in Japanese yen as certified for customs purposes by the Federal Reserve Bank of New York.
(2) Effective April 1, 2001, we adopted Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137 and SFAS No. 138. On April 1, 2002, we also adopted SFAS No. 142, "Goodwill and Other Intangible Assets."
(3) Amounts for the years ended March 31, 2000 and 2001 have been adjusted to reflect the stock-for-stock exchanges creating Mitsubishi Tokyo Financial Group, Inc.
(4) Includes the common shares potentially issuable pursuant to the 3% exchangeable guaranteed notes due 2002 and class 2 preferred stock. The 3% exchangeable guaranteed notes due 2002 were redeemed in November 2002.
(5) Amounts include common stock and non-redeemable Class 2 preferred stock. Redeemable Class 1 preferred stock is excluded.
(6) Percentages for the six months ended September 30, 2001 and 2002 have been annualized.
(7) Percentages against basic loss per common share have not been presented because such information is not meaningful.
(8) Risk-adjusted capital ratios have been calculated in accordance with Japanese banking regulations, based on information derived from our financial statements prepared in accordance with Japanese GAAP. Ratios for the years ended March 31, 2000 and 2001 represent combined risk-adjusted capital ratios of Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank before any combination-related adjustments.

                                 RISK FACTORS

   Investing in our securities involves a high degree of risk. You should carefully consider the risks described below as well as all the other information, including our consolidated financial statements and related notes contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus.

   Our business, operating results and financial condition could be materially adversely affected by any of the factors discussed below. The trading price of our securities could decline due to any of these factors. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks faced by us described below and elsewhere in this prospectus supplement. See "Forward-Looking Statements."

Risks Related to Our Business

   We may suffer additional losses in the future due to problem loans.

   We have a substantial volume of problem loans and have suffered from worsening asset quality problems since the early 1990s. A number of our borrowers are facing increasingly challenging circumstances, and some others are rumored to be in extremely difficult financial conditions. Our problem loans and credit-related expenses could increase if:

  .   economic conditions in Japan do not improve;

  .   real estate prices or stock prices in Japan continue to decline;

  .   our large borrowers become insolvent or must be restructured;

  .   the level of corporate bankruptcies in Japan continues to rise;

  .   additional economic problems arise elsewhere in the world; or

  .   the global economic environment deteriorates generally.

An increase in problem loans and credit-related expenses would adversely affect our results of operations, weaken our financial condition and erode our capital base. For a discussion of our historical problem loans, see "Management's Discussion and Analysis of Financial Condition and Results of
Operations--Financial Condition" and "Selected Statistical Data--Loan
Portfolio."

   Our allowance for credit losses may be insufficient to cover future loan losses.

   We base the allowance for credit losses in our loan portfolio on assumptions and estimates about our customers, the value of collateral we hold and the economy as a whole. Our actual loan losses could prove to be materially different from our estimates and could materially exceed our allowance. If our actual loan losses are higher than we currently expect, our current allowance for credit losses could be insufficient. If general economic conditions deteriorate, causing us to change some of our assumptions and estimates, if the value of collateral we hold declines or if we are adversely affected by other factors to an extent worse than anticipated, we may have to provide for additional allowance for credit losses. For a detailed discussion of our allowance policy and the historical trend of increasing allowances for credit losses, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Condition."

   The credit quality of our loan portfolio may be adversely affected by the continuing financial difficulties of the Japanese real estate and construction sectors.

   As of September 30, 2002, approximately 16.2% of our domestic loans were made to real estate and construction companies, of which 20.8% were classified as nonaccrual and restructured loans. The Japanese real estate and construction industries have been severely and adversely affected by the sharp decline in Japanese real estate values and the number of construction projects. Japanese real estate prices have declined for eleven straight years, and may still be falling. Several larger companies in these industries have been restructured through legal proceedings or through out-of-court agreements, including concessions by lenders. We expect these problems to continue for the foreseeable future. A number of large real estate and construction companies, including some to which we have extended credit, are widely rumored to be in restructuring negotiations or considering seeking bankruptcy protection. If these companies seek bankruptcy protection or are unsuccessful in their restructuring efforts, we may suffer further loan losses. If other lenders to troubled real estate and construction companies discontinue or decrease their financial support to those companies for any reason, there may be further significant deteriorations of the credit quality of our loan portfolio to these companies. For a detailed discussion of our exposure to the Japanese real estate and construction sectors and our historical problem loans in those sectors, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Condition" and "Selected Statistical Data--Loan Portfolio."

   The credit quality of our loan portfolio may be adversely affected by the continuing financial difficulties of the Japanese wholesale and retail sectors.

   As of September 30, 2002, approximately 18.1% of our domestic loans were made to wholesale and retail borrowers, of which 9.9% were classified as nonaccrual and restructured loans. Several Japanese wholesalers and retailers have been restructured or are undergoing restructurings through legal proceedings or through out-of-court agreements, including concessions by lenders. If consumer spending continues to shrink in the extended economic downturn, if other lenders to distressed wholesalers and retailers discontinue or decrease their financial support to those companies for any reason, or if their restructuring efforts are not successful, there may be additional significant failures of wholesalers and retailers. A further or extended deterioration within these industries would expose us to substantial additional credit losses. For a detailed discussion of our exposure to the Japanese wholesale and retail sectors and our historical problem loans in those sectors, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Condition" and "Selected Statistical Data--Loan Portfolio."

   Our exposure to troubled borrowers may increase, and our recoveries from them may be lower than expected.

   We may provide additional loans to troubled borrowers. We may forbear from exercising some or all of our rights as a creditor against them, and we may forgive loans to them in conjunction with their debt restructuring. We may take these steps even when our legal rights might permit us to take stronger action against the borrower and even when others might take stronger action against the borrower to maximize recovery or to reduce exposure in the short term. We may provide support to troubled borrowers for any of the following reasons or for other reasons:

  .   political or regulatory considerations;

  . reluctance to push a major client into default or bankruptcy or to disrupt a restructuring plan supported by other lenders; and

  . a perceived responsibility for the obligations of our affiliated and associated companies.

These practices may substantially increase our exposure to troubled borrowers and increase our loan losses.

   We may experience losses because our remedies for credit defaults by our borrowers are limited.

   We may not be able to realize the value of collateral we hold or enforce our rights against defaulting customers because of:

  .   difficulty of foreclosing on collateral in Japan;

  .   illiquidity of and depressed values in the Japanese real estate market;
      and

  .   depressed values of pledged securities held as collateral.

   Any adverse changes in UNBC's business could significantly affect our results of operations.

   Approximately 17.3% of our operating profit for the fiscal year ended March 31, 2002 and approximately 17.0 % of our operating profit for the six months ended September 30, 2002, both as calculated under Japanese GAAP, were generated from the operations of our subsidiaries in California, UnionBanCal Corporation and Union Bank of California, N.A. Any adverse change in the business or operations of those subsidiaries, which we refer to as "UNBC," could significantly affect our results of operations. Factors that could negatively affect UNBC's results include adverse economic conditions in California, particularly the energy crisis and the decline in the technology sector, adverse conditions following the terrorist attacks in September 2001, a potential downturn in the real estate and housing industries in California, substantial competition in the California banking market and negative trends in debt ratings and equity valuations of various borrowers, such as power companies, resulting from large corporate bankruptcy filings. In addition, appreciation of the Japanese yen against the US dollar reduces UNBC's reported profits in our operating results. For a detailed segment discussion relating to UNBC, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Business Segment Analysis."

   We may not be able to maintain our capital ratios above minimum required levels, which could result in the suspension of some or all of our operations.

   Mitsubishi Tokyo Financial Group, as a holding company, and our Japanese subsidiary banks, Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank, are each required to maintain risk-weighted capital ratios above the levels specified in the capital adequacy guidelines of the Japanese Financial Services Agency. The capital ratios are calculated in accordance with Japanese banking regulations based on information derived from our financial statements prepared in accordance with Japanese GAAP. UNBC is subject to similar U.S. capital adequacy guidelines. We or our subsidiary banks may be unable to continue to satisfy the capital adequacy requirements, because of:

  .   declines in the value of our securities portfolio;

  . credit costs we may incur as we dispose of problem loans and remove impaired assets from our balance sheet;

  . credit costs we may incur due to losses from a future deterioration in asset quality;

  . changes in accounting rules or in the guidelines regarding the calculation of banks' or bank holding companies' capital ratios;

  . our inability to refinance our subordinated debt obligations with equally subordinated debt;

  .   adverse changes in foreign currency exchange rates; and

  .   other adverse developments discussed in these "Risk Factors."

   If our capital ratios fall below required levels, the Japanese Financial Services Agency could require us to take a variety of corrective actions, including withdrawal from all international operations or suspension of all or part of our business operations. For a discussion of our capital ratios and the related regulatory guidelines, see "Recent Developments--Recent Regulatory Developments" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Capital Adequacy."

   Our capital ratios may also be negatively affected by contemplated regulatory changes.

   Several proposed regulatory changes and market factors could have an adverse impact on our capital ratios:

  . The Financial Services Agency is contemplating the adoption of rules limiting the amount of deferred tax assets that may be included in the calculation of Tier I and/or total regulatory capital. Because deferred tax assets constituted approximately 36.7% of our Tier I and 18.7% of our total risk-based capital as of September 30, 2002, the imposition of such limits would likely reduce our regulatory capital, perhaps materially.

  . Japanese GAAP is proposed to be changed, effective March 31, 2003, to calculate loan loss reserves by analyzing the projected cash flows from certain loan assets, discounted to present value, instead of basing reserves on historical loan loss data. This change may increase the size of our allowance for credit losses under Japanese GAAP. Because our capital ratios are calculated under Japanese GAAP, this change may reduce our capital ratios materially.

For a more detailed description of these proposals, see "Recent
Developments--Recent Regulatory Developments" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Capital Adequacy."

   Our results of operations and capital ratios will be negatively affected if we are required to reduce our deferred tax assets.

   We and our Japanese subsidiary banks determine the amount of our net deferred tax assets and our regulatory capital pursuant to Japanese GAAP and the Japanese banking regulations, which differ from US GAAP and U.S. regulations. Under current Japanese banking regulations, all deferred tax assets established pursuant to Japanese GAAP are included in regulatory capital. Japanese GAAP currently permits the establishment of deferred tax assets in certain cases for the tax benefits that are expected to be utilized in the subsequent five fiscal years. The calculation of deferred tax assets is based upon various assumptions, including assumptions with respect to future taxable income. Actual results may differ significantly from these assumptions. Even if our ability to include deferred tax assets in regulatory capital is not affected by rule changes, if we conclude, based on our taxable income projections, that we or our subsidiary banks will be unable to realize a portion of the deferred tax assets, our deferred tax assets may be reduced and, as a result, our results of operations may be negatively affected and our capital ratios may decline. See "Recent Developments--Recent Regulatory Developments" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Capital Adequacy."

   If the Japanese stock market declines further, we may incur additional losses on our securities portfolio and our capital ratios will be adversely affected.

   We hold large amounts of marketable equity securities. The market values of these securities are inherently volatile and have generally and substantially been declining in recent years. We will incur losses on our securities portfolio if the Japanese stock market continues to decline. Material declines in the Japanese stock market after September 30, 2002 may also materially adversely affect our capital ratios. For a detailed discussion of material declines in the Japanese stock market since September 30, 2002, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Business Environment;" and for a detailed discussion of our holdings of marketable equity securities and the effect of market declines on our capital adequacy ratios, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Market Risk" and "Selected Statistical Data."

   The value of our equity portfolio could decline due to expected sales of shares in the market by us and others.

   Many Japanese financial institutions have traditionally held large amounts of equity securities of their customers, business counterparts and related companies. In November 2001, the Japanese government enacted a law forbidding bank holding companies and banks, including us, Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank, from holding stock, the aggregate value of which is in excess of their adjusted Tier I capital after September 30, 2004. Partly in response to this legislation and partly to reduce risk-weighted assets, we and many other financial institutions have been selling and will continue to sell off large amounts of equity securities. The sale of equity securities by Japanese financial institutions may have depressed and may further depress the value of Japanese equity securities, including those in our securities portfolio. In order to comply with the new legislation, we may be forced to sell some of our equity securities at depressed prices. For a detailed discussion of our equity securities portfolio, see "Selected Statistical Data."

   Our efforts to reduce our holdings of equity securities may adversely affect our relationships with customers.

   A substantial portion of our equity securities portfolio is held under cross-shareholding relationships where we hold the customer's securities for business relationship purposes. Sales of equity securities, whether to comply with the prohibition on holding stock in excess of adjusted Tier I capital after September 30, 2004, to reduce our risk exposure to fluctuations in equity security prices or otherwise, will reduce our cross-shareholdings, which may have an adverse effect on our relationships with our customers. In addition, our plans to reduce our cross-shareholdings may encourage some of our customers to sell their shares of our common stock, which may have a negative impact on our stock price. For a detailed discussion of recent declines in the Japanese stock market, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Business Environment--Economic Environment in Japan."

   Our business may be adversely affected by competitive pressures, which have increased significantly due to regulatory changes.

   In recent years, the Japanese financial system has been increasingly deregulated and barriers to competition have been reduced. In addition, the Japanese financial industry has been undergoing significant consolidation, as a result of which larger, more integrated financial institutions have emerged as our competitors. If we are unable to compete effectively in this more competitive and deregulated business environment, our business, results of operations and financial condition will be adversely affected.

   Our trading and investment activities expose us to interest rate, exchange rate and other risks.

   We undertake extensive trading and investment activities involving a variety of financial instruments, including derivatives. Our income from these activities is subject to volatility, caused by, among other things, changes in interest rates, foreign currency exchange rates and equity and debt prices. For example:

  . Increases in interest rates have an adverse effect on the value of our fixed income securities portfolio.

  . The strengthening of the yen against the dollar and other foreign currencies reduces the value, in our financial statements, of our substantial portfolio of foreign-currency denominated investments.

In addition, downgrades of the credit ratings of some of the fixed income securities that we hold in our portfolio could negatively affect our results of operations. Our results of operations and financial condition in future periods will be exposed to risks of loss associated with these activities. For a discussion of our investment portfolio and related risks see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Market Risk" and "Selected Statistical Data."

   A significant downgrade of our credit ratings could have a negative effect on us.

   A significant downgrade of our credit ratings by one or more of the credit rating agencies could have a negative effect on our treasury operations and other aspects of our business. In the event of a downgrade of our credit ratings, our treasury unit may have to accept less favorable terms in its transactions with counterparties, including capital raising activities, or may be unable to enter into certain transactions. This could have a negative impact on the profitability of our treasury and other operations and adversely affect our results of operations and financial condition.

   We will be exposed to increased risks as we expand the range of our products and services.

   As we expand the range of our products and services beyond our traditional banking and trust businesses and as the sophistication of financial products and management systems grows, we will be exposed to new and increasingly complex risks. For example, through the recent formation of Mitsubishi Securities Co. Ltd., we intend to expand our securities business. We may have no experience or only limited experience with the risks related to the expanded range of products and services. Moreover, some of the activities in which our subsidiaries engage, such as derivatives and foreign currency trading, present volatile and substantial risks. Our risk management systems may prove to be inadequate, and may not work in all cases or to the degree required. As a result, we are subject to substantial market, credit and other risks in relation to these expanding products and services and trading activities, which could result in our incurring substantial losses. In addition, our efforts to offer new services and products may not succeed if product or market opportunities develop more slowly than expected, or if the profitability of opportunities is undermined by competitive pressures.

   Our income and expenses relating to our international operations and our foreign assets and liabilities are all exposed to foreign currency fluctuations.

   Our international operations are subject to fluctuations in foreign currency exchange rates against the Japanese yen. When the yen appreciates, yen amounts for transactions denominated in foreign currencies, including a substantial portion of UNBC's transactions, decline. In addition, a portion of our assets and liabilities are denominated in foreign currencies. To the extent that our foreign-currency denominated assets and liabilities are not matched in the same currency or appropriately hedged, fluctuations in foreign currency exchange rates against the Japanese yen may adversely affect our financial condition, including our capital adequacy ratios. In addition, fluctuations in foreign exchange rates will create foreign currency translation gains or losses.

   Recent corporate credibility issues may increase our problem loans or otherwise negatively affect our results of operations.

   In recent months, several high-profile bankruptcy filings such as the filing by United Air Lines Inc., and reports of past accounting irregularities, including fraud, in the United States, such as those relating to Enron Corporation, have raised corporate credibility issues, particularly with respect to public companies. In response to these developments and U.S. regulatory responses to these developments, regulators, auditors and corporate managers generally have begun to review financial statements more thoroughly and conservatively. As a result, additional accounting irregularities may be uncovered and additional bankruptcy filings may be made in the United States and elsewhere. Such developments could increase our credit costs if they directly involve our borrowers or indirectly affect our borrowers' credit.

   We may not be able to achieve the goals of our business strategies.

   We are currently pursuing various business strategies to improve our profitability. For various reasons, these strategies may be unsuccessful or have unintended consequences. For example:

  . We may be unable to increase the volume of our loans to financially sound clients.

  . We may be unable to increase our lending spreads with pre-existing customers.

  . Greater competition or market conditions may prevent us from increasing our level of fee income.

  . We may have difficulty in coordinating the operations of our subsidiaries and affiliates as planned due to legal restrictions, internal resistance or market resistance.

  . The costs of integration may be higher than we expect, and we may not achieve cost reductions as fully or as quickly as expected.

  . We may lose customers and business as we integrate and, in some cases, rebrand some of our subsidiaries' and/or affiliates' operations.

  . Our efforts to streamline operations may require more time than expected and cause some negative reactions from our customers.

  . We may have difficulty in integrating the systems within our financial group.

   Losses relating to our pension plans and a decline in returns on our plan assets may negatively affect our results of operations and our financial condition.

   We may incur losses if the fair value of our pension plans' assets declines, if the rate of return on our pension assets declines, or if there is a change in the actuarial assumptions on which the calculations of the projected benefit obligation are based. In addition, we may have unrecognized prior service costs resulting from amendments to our pension plans. Changes in the interest rate environment and other factors may also adversely affect the amount of unfunded pension obligations and the resulting annual amortization expense.

   We may not be able to refinance our subordinated debt obligations with equally subordinated debt, and as a result our capital ratios may be adversely affected.

   Under Japanese GAAP, at September 30, 2002, subordinated debt accounted for approximately 35.2% of Mitsubishi Tokyo Financial Group's total capital, approximately 35.6% of Bank of Tokyo-Mitsubishi's total capital and approximately 32.6% of Mitsubishi Trust Bank's total capital. We may not be able to refinance our subordinated debt obligations with equally subordinated debt. The failure to refinance these subordinated debt obligations with equally subordinated debt may reduce our total capital and, as a result, negatively affect our risk-weighted capital ratios.

   We may have to compensate for losses in our loan trusts and jointly operated designated money trusts. This could have a negative effect on our operating results.

   Mitsubishi Trust Bank compensates for losses of principal of all loan trusts and some designated money trusts. As of September 30, 2002, the principal balance of those indemnified trusts was (Yen)2,772 billion. Funds in those indemnified trusts are generally invested in loans and securities. Mitsubishi Trust Bank is required to maintain reserves in the accounts of those indemnified trusts for loan losses and other impairments of principal, but the amount of these compensation obligations does not appear as a liability on our balance sheet. If the amount of assets and reserves held in the indemnified trusts falls below the principal as a result of loan losses, losses in the investment portfolio or otherwise, Mitsubishi Trust Bank would be required to make a payment on the indemnities.

   Trust beneficiaries of loan trusts and jointly operated designated money trusts are entitled to a semi-annual dividend, which in practice is the "projected rate" published semi-annually. As a result, sharp declines in interest rates or in the value of the securities held in its trusts' investment portfolios will reduce the performance dependent trust fees that Mitsubishi Trust Bank generates from its loan trusts and jointly operated designated money trusts and will thus adversely affect our results of operations.

   We are exposed to substantial credit and market risks in Asian and Latin American countries.

   We are active in the Asian and Latin American regions through a network of branches and subsidiaries, and are thus exposed to a variety of credit and market risks associated with countries in these regions. If a decline in the value of Asian or Latin American currencies occurs, it could adversely affect the creditworthiness of some of our borrowers in the region. The loans we make to Asian and Latin American borrowers and banks are often denominated in yen, US dollars or other foreign currencies. The borrowers often do not hedge the loans to protect against fluctuations in the values of local currencies. A devaluation of the local currency would make it more difficult for a borrower earning income in that currency to pay its debts to us and others. In addition, some Asian and Latin American countries may attempt to support the value of their currencies by raising domestic interest rates. If this happens, the borrowers in these countries would have to devote more of their resources to repaying their domestic obligations, which may adversely affect their ability to repay their debts to us and other foreign lenders. The restriction of credit resulting from these and related conditions may adversely affect economic conditions in some countries. This could cause a further deterioration of the credit quality of borrowers and banks in those countries, and further losses to us. In addition, we are active in other regions that expose us to similar risks described above and also risks specific to that region, which may cause losses to us or other adverse effects. For a more detailed discussion of our credit exposure to Asian and Latin American countries, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Condition."

   Restrictions on our subsidiaries' ability to pay dividends and make other distributions could limit amounts payable to us.

   As a holding company, substantially all of our cash flow comes from dividends that our Japanese bank subsidiaries pay to us. Under some circumstances, various statutory or contractual provisions may restrict the amount of dividends our subsidiaries can pay to us. Among other things, if our operating subsidiaries do not have sufficient earnings, they will be unable to pay us dividends and we, in turn, may be unable to pay dividends. On November 25, 2002, we announced that we expect to incur a consolidated net loss for the year ending March 31, 2003 for our financial results calculated in accordance with Japanese GAAP, primarily due to the losses at our principal banking subsidiaries. If those subsidiaries suffer further losses under Japanese GAAP, we may not be able to pay dividends in the future.

Risks Related to the Japanese Banking Industry

   Recent efforts by the Japanese government to encourage the disposal of problem loans within the next two years could exacerbate our credit losses.

   The Japanese Financial Services Agency announced in October 2002 that it will strive to reduce the aggregate ratio of non-performing credits to total credits of major banks, which include Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank, by about half by March 31, 2005. The disposal of non-performing credits pursuant to this policy could increase credit losses we incur if we are required or elect to sell or write-off our problem loans at a larger discount and/or in a larger amount and/or in a different time or manner than we would have otherwise. For a more detailed discussion of recent government initiatives, see "Recent Developments--Recent Regulatory Developments."

   Adverse regulatory developments or changes in government policies or economic controls could have a negative impact on our results of operations.

   We conduct our business subject to ongoing regulation and associated regulatory risks, including the effects of changes in the laws, regulations, policies, voluntary codes of practice and interpretations in Japan and the other markets we operate in. Future changes in laws, regulations, policies, voluntary codes of practice, and fiscal or other policies and their effects are unpredictable and beyond our control. In particular, the Japanese Financial Services Agency recently announced various regulatory changes that it would consider. In addition, the Financial Services Agency announced that it will conduct another round of special inspections reviewing banks' accounts, including those of Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank, by March 31, 2003. These changes, if adopted, could negatively affect our business and results of operations. For a more detailed discussion of recent regulatory developments, see "Recent Developments--Recent Regulatory Developments."

   Our business may be adversely affected by negative developments with respect to other Japanese financial institutions, both directly and by the effect they may have on the overall Japanese banking environment and on their borrowers.

   Many Japanese financial institutions, including banks, non-bank lending and credit institutions, affiliates of securities companies and insurance companies, are experiencing and expect to continue to experience declining asset quality and capital adequacy and other financial problems. This may lead to severe liquidity and solvency problems, which have resulted in the liquidation, government control or restructuring of affected institutions in the past. The continued financial difficulties of other financial institutions could adversely affect us because:

  . as of September 30, 2002, approximately 9.3% of our domestic loans were made to banks and other financial institutions outside the MTFG group, and of those loans 2.8% were classified as nonaccrual and restructured loans;

  . we are a shareholder of some other banks and financial institutions that are not our consolidated subsidiaries;

  . we may be requested to participate in providing assistance to support distressed financial institutions outside the MTFG group;

  . troubled banks and financial institutions may discontinue or decrease their credit support to troubled borrowers to whom we are also a lender, resulting in significant failures of those borrowers or a deterioration in the quality of our loan portfolio;

  . financial institutions may become majority owned and/or controlled by the Japanese government as a result of the government's conversion of their preferred shares into common stock and/or injection of additional public funds pursuant to the Deposit Insurance Law or other newly introduced framework for the injection of public funds into financial institutions;

  . if the government takes control of major financial institutions, we may become a direct competitor of government-controlled financial institutions;

  . we may be put at a competitive disadvantage if the Japanese government provides regulatory, tax, funding or other benefits to other financial institutions, to strengthen their capital, facilitate their sale or otherwise;

  . deposit insurance premiums could rise if deposit insurance funds prove to be inadequate; and

  . repeated or large-scale bankruptcies and/or government support or control of financial institutions could undermine depositor confidence generally or adversely affect the overall banking environment.

For a more detailed discussion of our loans to Japanese financial institutions, see "Selected Statistical Data."

   We might have to pay risk premiums on borrowings from international financial institutions, or be subject to credit limitations by them.

   As a result of concerns regarding asset quality and the failure of several large Japanese financial institutions, international financial institutions have in the past:

  . charged an additional risk premium to Japanese financial institutions for short-term borrowings in the interbank market; and

  . placed restrictions on the amount of credit, including interbank deposits, that they extend to Japanese banks.

These restrictions on credit result in higher operating expenses and decreased profitability for affected Japanese banks. If conditions in the Japanese banking and other financial sectors further deteriorate, international markets could again impose risk premiums or credit restrictions on Japanese banks, including us.

   We may be adversely affected if the current economic conditions in Japan continue or worsen.

   Since the early 1990s, the Japanese economy has performed poorly due to a number of factors, including weak consumer spending and lower capital investment by Japanese companies, causing a large number of corporate bankruptcies and the failure of several major financial institutions. The outlook for the economy as a whole remains uncertain because:

  .   recent economic data show that the Japanese economy may not be recovering;

  .   unemployment rates are at an historic high;

  .   real estate prices have declined for the past decade; and

  . Japanese stock prices have declined significantly, reaching their lowest levels in 20 years at the end of calendar 2002.

These factors may continue or worsen. If they do, our earnings and credit quality may be adversely affected. For a discussion of Japan's current economic environment, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Business Environment."

   We may have to pay more regional or nationwide bank taxes.

   In April 2000, the Tokyo Metropolitan Government began imposing a tax of 3.0% on the gross operating profits of banks operating within its jurisdiction. In May 2000, the Osaka Prefecture introduced a similar tax on operating profits of banks conducting business within its jurisdiction. In March 2002, the Tokyo District Court overturned the Tokyo local tax, and on January 30, 2003, the Tokyo High Court upheld the lower court's judgment. The Tokyo Metropolitan Government, however, has decided to appeal the judgment to the Supreme Court of Japan. Banks are also challenging in court the legality of the Osaka local tax. Other prefectures may implement similar local bank taxes, and the Japanese government may introduce a similar bank tax nationwide. Depending on the outcome of these court cases and the decisions of other prefectures and the Japanese government, we may have to pay more regional or nationwide bank taxes.

   A change to current interest rate policy could adversely affect our results of operations.

   The Bank of Japan now maintains interest rates at near zero percent. If interest rate policies change, we could be adversely affected through lower spreads or a decline in the value of our investments in Japanese government bonds. In addition, an increase in interest rates may increase our problem loans as some of our borrowers may not be able to meet the increased interest payment requirements. This would adversely affect our results of operations and financial condition.

Risks Related to Owning Our Shares

   Efforts by other companies to reduce their shareholdings may adversely affect our stock price.

   Many companies in Japan that hold our shares have announced plans to reduce their shareholdings in other companies. Our own announced plans to sell cross-held shares in other companies may further encourage those companies and other companies to sell our shares. If an increased number of shares of our common stock are sold in the market, it will adversely affect the trading price of our shares.

   Negative media coverage of Japan's banking industry may have a materially adverse effect on our stock price.

   Recently, Japan's banking industry has been covered extensively by both Japanese and foreign media. This coverage includes Japanese banks' problem loans. Much of this coverage has been negative and some of this coverage suggests that the amount of problem loans that Japanese banks actually hold is greater than what is disclosed. Negative media coverage of Japan's banking industry focusing on problem loans and other issues, whether or not accurate and whether or not applicable to us, may have a materially adverse effect on our stock price.

   Rights of shareholders under Japanese law may be different from those under the laws of jurisdictions within the United States and other countries.

   Our articles of incorporation, the regulations of our board of directors and the Japanese Commercial Code govern our corporate affairs. Legal principles relating to such matters as the validity of corporate procedures, directors' and officers' fiduciary duties and shareholders' rights may be different from those that would apply if we were a non-Japanese company. Shareholders' rights under Japanese law are different in some respects from shareholders' rights under the laws of jurisdictions within the United States and other countries. You may have more difficulty in asserting your rights as a shareholder than you would as a shareholder of a corporation organized in a jurisdiction outside of Japan.

Risks Related to Owning ADSs

   As a holder of ADSs, you will have fewer rights than a shareholder has, and you will have to act through the depositary to exercise these rights.

   The rights of our shareholders under Japanese law to take actions including voting their shares, receiving dividends and distributions, bringing derivative actions, examining our accounting books and records and exercising appraisal rights are available only to shareholders of record. Because the depositary, through its custodian, is the record holder of the shares underlying the ADSs, a holder of ADSs may not be entitled to the same rights as a shareholder. In your capacity as an ADS holder, you will not be able to bring a derivative action, examine our accounting books and records or exercise appraisal rights except through the depositary.

   Foreign exchange rate fluctuations may affect the dollar value of our ADSs and dividends payable to holders of our ADSs.

   Market prices for our ADSs may fall if the value of the yen declines against the US dollar. In addition, the US dollar amount of cash dividends and other cash payments made to holders of our ADSs would be reduced if the value of the yen declines against the US dollar.

Risks Related to the Offering

   It may not be possible for investors to effect service of process within the United States upon us or our directors, senior management or corporate auditors, or to enforce against us or those persons judgments obtained in U.S. courts predicated upon the civil liability provisions of the Federal securities laws of the United States.

   We are a joint stock company incorporated under the laws of Japan. All of our directors, senior management and corporate auditors reside outside of the United States. Many of our and their assets are located in Japan and elsewhere outside the United States. It may not be possible, therefore, for U.S. investors to effect service of process within the United States upon us or these persons or to enforce against us or these persons judgments obtained in the United States courts predicated upon the civil liability provisions of the Federal securities laws of the United States. We believe that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of U.S. courts, of liabilities predicated solely upon the Federal securities laws of the United States.

   A long settlement period may impair the liquidity of your shares and ADSs.

   Delivery of the shares and the ADSs is expected to occur, subject to our receipt of payment and acceptance of delivery by the underwriters, on the seventh trading day after the global offering is priced, which is later than the typical three business day settlement period following the pricing of an offering. Until delivery of the ADSs by the underwriters against payment, we expect that the ADSs offered by this prospectus supplement will trade on the New York Stock Exchange on a "when issued" basis. The shares and ADSs, however, will not trade on a "when issued" basis on the Tokyo Stock Exchange, the London Stock Exchange, the Osaka Securities Exchange or any other market. Accordingly, during the period between pricing and settlement, the liquidity of your shares or ADSs may be impaired. In addition, because of the longer settlement period, you may need to specify alternative settlement arrangements to prevent a failed settlement if you wish to trade your shares or ADSs, and may be required to comply with margin requirements of the New York Stock Exchange.

                          FORWARD-LOOKING STATEMENTS

   We may from time to time make written or oral forward-looking statements. Written forward-looking statements may appear in documents filed with the SEC, including this prospectus supplement, the accompanying prospectus and the documents incorporated by reference and other reports to shareholders and other communications.

   The U.S. Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as the information is identified as forward looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. We rely on this safe harbor in making these disclosures.

   Forward-looking statements appear in a number of places in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference and include statements regarding our intent, belief or current expectations and/or the current belief or current expectations of our management with respect to our results of operations and financial condition, including, among other matters, our problem loans and loan losses. In many, but not all cases, we use words such as "anticipate," "aim," "believe," "estimate," "expect," "intend," "plan," "probability," "risk" and similar expressions, as they relate to us or our management, to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those which are anticipated, aimed at, believed, estimated, expected, intended or planned. We do not intend to update these forward-looking statements.

   The forward-looking statements we make are not a guarantee of future performance and involve risks and uncertainties. Actual results may differ from those in forward-looking statements as a result of various factors. We identify in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, in "Risk Factors" and elsewhere, the important factors that could cause these differences.

                                EXCHANGE RATES

   We maintain our accounts in Japanese yen. Merely for your convenience, this prospectus supplement contains translations of certain yen amounts into US dollars at specified rates. These translations should not be construed as representations that the yen amounts actually represent such US dollar amounts or could be converted into US dollars at the rate indicated. Unless otherwise stated, the translations of yen into US dollars have been made at the rate of
(Yen)121.74 = US $1.00, the noon buying rate in New York City for cable transfers in yen as certified for customs purposes by the Federal Reserve Bank of New York on September 30, 2002.

   The tables below set forth, for each period indicated, the Federal Reserve Bank of New York's noon buying rate for Japanese yen, expressed in Japanese yen per $1.00. On February 5, 2003, the noon buying rate was $1.00 equals
(Yen)119.78.

                                Year 2002                                     Year 2003
     ---------------------------------------------------------------- -------------------------
        August     September     October      November     December     January    February/(1)/
     ------------ ------------ ------------ ------------ ------------ ------------ ------------
High (Yen) 121.14 (Yen) 123.93 (Yen) 125.52 (Yen) 122.92 (Yen) 124.99 (Yen) 120.18 (Yen)120.47
Low.       116.53       117.12       122.55       119.57       118.38       117.80      119.75

-------------

(1) From February 1 to February 5, 2003.

                                                                                                 Six Months Ended
                                                 Years Ended March 31,                             September 30,
                            ---------------------------------------------------------------- -------------------------
                                1998         1999         2000         2001         2002         2001         2002
                            ------------ ------------ ------------ ------------ ------------ ------------ ------------
High....................... (Yen) 133.99 (Yen) 147.14 (Yen) 124.45 (Yen) 125.54 (Yen) 134.77 (Yen) 126.75 (Yen) 133.40
Low........................       111.42       108.83       101.53       104.19       115.89       115.89       115.71
Average (of month-end rate)       122.83       127.95       111.32       110.60       125.06       121.60       122.05
At period-end..............       133.29       118.43       102.73       125.54       132.70       119.23       121.74

                              MARKET INFORMATION

   The primary market for our shares is the Tokyo Stock Exchange, or the TSE. Our shares of common stock are also listed on the Osaka Securities Exchange in Japan and on the Official List of the UK Listing Authority and traded on the market for listed securities on the London Stock Exchange in the United Kingdom. ADSs, each representing 1/1000 of one share, are quoted on the New York Stock Exchange, or the NYSE, under the symbol, "MTF".

   The following table shows, for the periods indicated, the reported high and low sale prices for shares of our common stock on the TSE and of the ADSs on the NYSE. The table also includes high and low market price quotations from the TSE translated in each case into US dollars per ADS at the Federal Reserve Bank of New York's noon buying rate on the relevant date.

                                                                     Translated into
                                           Price per share            U.S. dollars    Price per ADS
                                              on the TSE              per ADS/(1)/    on the NYSE
                                   -------------------------------- ----------------- ------------
                                          High             Low         High      Low   High    Low
                                   --------------      ------------ ------      ----- ------  -----
                                                (yen)                     (US$)          (US$)
Fiscal year ended March 31, 2002
   First quarter.................. (Yen)1,350,000/(2)/ (Yen)970,000 $11.13/(3)/ $7.87 $11.27  $8.00
   Second quarter.................      1,140,000           886,000   9.84       7.13   9.50   7.26
   Third quarter..................      1,020,000           754,000   8.45       5.97   8.35   5.95
   Fourth quarter.................        948,000           688,000   7.40       5.15   7.40   5.15
Fiscal year ended March 31, 2003
   First quarter..................      1,060,000           770,000   8.52       6.43   8.42   5.91
   Second quarter.................        925,000           700,000   7.80       5.93   7.64   5.98
   Third quarter..................        901,000           620,000   7.31       5.13   7.34   5.08
   September......................        915,000           700,000   7.53       5.93   7.40   5.98
   October........................        901,000           750,000   7.31       6.04   7.34   6.15
   November.......................        816,000           628,000   6.68       5.16   6.66   5.26
   December.......................        765,000           620,000   6.15       5.13   6.12   5.08
   January........................        737,000           611,000   6.25/(4)/  5.11   6.20   5.11
   February (through February 5)..        672,000           620,000   5.61       5.15   5.51   5.28

-------------

(1) US dollar amounts have been translated, for your convenience, from yen at the Federal Reserve Bank of New York's noon buying rate as of the relevant high and low market quotation dates.

(2) (Yen)1,350,000 was the high market price quotation for both May 2 and May 7, 2001.

(3) The US dollar amount has been translated, for your convenience, from yen at the rate of (Yen)121.34 = $1.00, which was the Federal Reserve Bank of New York noon buying rate as of May 7, 2001.

(4) The US dollar amount has been translated, for your convenience, from yen at the rate of (Yen)117.88 = $1.00, which was the Federal Reserve Bank of New York noon buying rate as of January 17, 2003.

                                DIVIDEND POLICY

   Our board of directors recommends an annual dividend for shareholders' approval at the ordinary general meeting of shareholders customarily held in June of each year. The annual dividend is usually distributed immediately following shareholders' approval to holders of record on the preceding March
31. In addition to annual dividends, we may make cash distributions by way of interim dividends from retained earnings to shareholders of record as of September 30 in each year by resolution of our board of directors. Our board of directors, however, has elected not to pay any interim dividends to shareholders of record of our common stock as of September 30, 2002 in light of the volatile financial and economic conditions prevailing in the Japanese financial sector. Purchasers of shares or ADSs in this offering will be entitled to the full amount of any dividend that may be paid to shareholders of record of our common stock as of March 31, 2003.

   Under our articles of incorporation, we will be released from our obligation to pay dividends if you have not collected them after five years from the payment date. Dividends will not bear any interest. The paying agent for dividend payments is Mitsubishi Trust Bank.

   Under Japanese foreign exchange regulations currently in effect, dividends paid on shares held by non-residents of Japan may, in general, be converted into any foreign currency and repatriated abroad. Under the terms of the deposit agreement under which ADSs are issued, the depositary is required, to the extent that in its judgment it can convert Japanese yen on a reasonable basis into US dollars and transfer the resulting dollars to the United States, to convert all cash dividends that it receives in respect of deposited shares into US dollars and to distribute the amount received, after deduction of any applicable withholding taxes, to the holders of ADSs.

                                USE OF PROCEEDS

   We expect to receive approximately $ . ((Yen) . ) in net cash proceeds from the issuance and sale of our new shares in the global offering, which will be used to make equity investments in our subsidiary banks and for general corporate purposes. Our wholly owned subsidiaries, Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank, as selling shareholders, expect to receive $ . ((Yen) . ) in aggregate net cash proceeds from the sale of our shares in the global offering. Because the selling shareholders are our wholly owned subsidiaries, any offering of our shares by them will be considered a primary offering under U.S. securities laws and the net proceeds received by them from the global offering will be reflected in our consolidated financial statements for accounting purposes. However, Mitsubishi Tokyo Financial Group will not directly receive any proceeds from Bank of Tokyo-Mitsubishi's and Mitsubishi Trust Bank's sale of our shares, and the proceeds will be received by the selling shareholders, in proportion to the shares sold by them. Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank intend to use the net proceeds received from the global offering for general corporate purposes.

   These amounts are after deducting the U.S. underwriters', the Japanese underwriters' and the international managers' discounts and commissions and $ . ((Yen) . ) of estimated aggregate expenses payable by us and the selling shareholders, but are before the payment of any Japanese corporate taxes to which Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank may be subject as a result of their sale of shares at a profit.

   If the U.S. underwriters, the international managers and the Japanese underwriters elect to exercise their over-allotment options in full, we expect to receive an additional $ . ((Yen) . ) in net cash proceeds.

                                CAPITALIZATION

   The following table presents our capitalization at September 30, 2002 on an actual basis and on an as adjusted basis to give effect to the receipt and application by us of the net proceeds of the shares we are issuing and selling and the sale by our wholly owned subsidiaries, as selling shareholders, of our shares and the receipt by them of the net proceeds from that sale:

                                                                                         At September 30, 2002(1)
                                                                                  --------------------------------------
                                                                                           Actual           As Adjusted
                                                                                  ------------------------ -------------
                                                                                               (in millions)
Total short-term borrowings/(4)(5)/.............................................. (Yen)13,219,753 $108,590 (Yen)  . $  .
Debentures/(6)/..................................................................       1,198,007    9,841     .       .
Long-term debt:/(5)(7)/
  Obligations under capital leases...............................................          25,949      213     .       .
  Obligations under sale-and-leaseback transactions..............................         101,817      836     .       .
  Unsubordinated debt/(8)/.......................................................       2,637,426   21,664     .       .
  Subordinated debt/(9)/.........................................................       2,514,524   20,655     .       .
  Mandatorily redeemable preferred securities of subsidiary grantor trust........          43,768      360     .       .
                                                                                  --------------- -------- -------- ----
   Total long-term debt..........................................................       5,323,484   43,728     .       .
                                                                                  --------------- -------- -------- ----
Minority interest/(10)/..........................................................         347,766    2,857     .       .
Shareholders' equity/(3)/:
  Preferred stock (Class 1), with no stated value/(11)/..........................         122,100    1,003     .       .
  Preferred stock (Class 2), with no stated value/(12)/..........................         100,000      821     .       .
  Common stock, with no stated value/(13)/.......................................         873,156    7,172     .       .
  Capital surplus/(2)/...........................................................         908,461    7,462     .       .
  Retained earnings:/(2)/
   Appropriated for legal reserve................................................         237,474    1,951     .       .
   Unappropriated................................................................          72,637      597     .       .
  Accumulated other changes in equity from nonowner sources, net of taxes/(2)/...         115,067      945     .       .
                                                                                  --------------- -------- -------- ----
   Total.........................................................................       2,428,895   19,951     .       .
  Less treasury stock, at cost: 158,034 common shares actual; . common shares as
   adjusted......................................................................          82,756      680     .       .
                                                                                  --------------- -------- -------- ----
      Shareholders' equity--net..................................................       2,346,139   19,271     .       .
                                                                                  --------------- -------- -------- ----
         Total capitalization.................................................... (Yen)22,435,149 $184,287 (Yen)  . $  .
                                                                                  =============== ======== ======== ====

-------------

(1) For the convenience of readers, US dollar amounts are presented as translations of Japanese yen amounts at the rate of (Yen)121.74 = $1.00, the noon buying rate on September 30, 2002 in New York City for cable transfers in Japanese yen as certified for customs purposes by the Federal Reserve Bank of New York.
(2) Does not reflect the results of operations and other changes in equity from nonowner sources for any period subsequent to September 30, 2002, including the payment of cash dividends on preferred stock approved by the board of directors on November 25, 2002. The aggregate amount of cash dividends approved by the board of directors on November 25, 2002 was (Yen)4.2 billion.
(3) Excludes the effects of tax benefit arising from losses on sales of shares by Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank. Such losses are expected to result in a tax benefit of approximately (Yen). billion ($. billion). However, it is currently uncertain whether all or part of such amount is more likely than not to be realized.
(4) It is impracticable for us to determine the amount of short-term borrowings that are guaranteed by third parties. There were changes in total short-term borrowings, attributable to normal business activities, subsequent to September 30, 2002.
(5) At September 30, 2002, (Yen)7,314.3 billion of short-term debt and long-term debt was secured.
(6) At September 30, 2002, the debentures were not guaranteed by a third party and were unsecured. Debentures of (Yen)408.9 billion were redeemed between October 1, 2002 and January 28, 2003.
(7) Represents debt with original maturities of more than one year. At September 30, 2002, (Yen)26.0 billion of long-term debt was guaranteed by a third party.
(8) Unsecured unsubordinated bonds of (Yen)260.0 billion due 2005 through 2022 were issued between October 1, 2002 and January 28, 2003. Unsubordinated bonds of (Yen)360.9 billion were redeemed between October 1, 2002 and January 28, 2003.
(9) Subordinated bonds of (Yen)4.0 billion due 2012 were issued between October 1, 2002 and January 28, 2003. In addition, undated subordinated bonds of
    (Yen)30.6 billion were issued between October 1, 2002 and January 28, 2003. Subordinated bonds of (Yen)65.3 billion were redeemed between October 1, 2002 and January 28, 2003. Subordinated borrowings of (Yen)47.0 billion were repaid between October 1, 2002 and January 28, 2003.
(10) Included in other liabilities in our consolidated financial statements.
(11) At September 30, 2002, the authorized, issued and outstanding number of class 1 preferred shares was 81,400. Class 1 preferred shares are redeemable at our option under the redemption terms stipulated by the articles of incorporation. We may redeem class 1 preferred shares at
     (Yen)3,000 thousand per share on or after January 21, 2004.

(12) At September 30, 2002, the authorized, issued and outstanding number of class 2 preferred shares was 100,000. Class 2 preferred shares are convertible into common stock at the option of the shareholders during a conversion period.
(13) At September 30, 2002, the authorized number of shares and issued number of shares were 22,000,000 and 5,742,468, respectively.
(14) At September 30, 2002, the total balance of guarantees for repayment of trust principal, standby letters of credit and other guarantees and commercial letters of credit was (Yen)7,958 billion. With respect to contingent liabilities, we are involved in various litigation matters. In the opinion of management, our liabilities, if any, when ultimately determined will not have a material adverse effect on our financial position.

                                   DILUTION

   If you invest in our shares or ADSs, your interest will be diluted by the amount of the difference between the public offering price per share and the adjusted net tangible book value per share after the global offering.

   Our net tangible book value as of September 30, 2002 was (Yen)1,660,528 million ($13,640 million), or (Yen)297,349.40 ($2,442.50) per share.

   After giving effect to our sale of . shares of common stock in the global offering at the public offering price of (Yen) . per share, and after deducting underwriters' discounts and underwriting commissions and estimated offering expenses, our adjusted net tangible book value as of September 30, 2002 would have been (Yen) . million, or (Yen) . per share. This amount represents an immediate increase in pro forma net tangible book value of (Yen) . per share to existing shareholders and an immediate dilution of (Yen) . per share to new investors purchasing shares in the global offering. In making these calculations:

  . "Net tangible book value" is calculated by subtracting goodwill and other intangible assets, total liabilities, minority interests and preferred stock from total assets.

  . "Net tangible book value per share" is determined by dividing our net tangible book value by the number of our outstanding shares of common stock.

  . "Dilution per share" is the difference between the price per share paid by purchasers in the global offering and our unaudited pro forma net tangible book value per share after the global offering.

   The following table illustrates this per share dilution.

                                                                                                Per Share/(1)(2)/
                                                                                                ----------------
                                                                                                    ((Yen))
Assumed public offering price per share/ADS....................................................        .
Net tangible book value per share/ADS at September 30, 2002....................................        .
   Increase in net tangible book value per share attributable to the issuance of shares by us..        .
   Adjusted net tangible book value per share after the global offering........................        .
Dilution per share/ADS to new investors........................................................        .

                                                                                                Per ADS/(1)(2)(3)/
                                                                                                -----------------
                                                                                                       ($)
Assumed public offering price per share/ADS....................................................         .
Net tangible book value per share/ADS at September 30, 2002....................................         .
   Increase in net tangible book value per share attributable to the issuance of shares by us..         .
   Adjusted net tangible book value per share after the global offering........................         .
Dilution per share/ADS to new investors........................................................         .

-------------

(1) Shares of class 2 preferred stock are potentially convertible into shares of common stock but are excluded from these calculations due to their antidilutive effects.
(2) Shares of treasury stock are excluded from these calculations.
(3) Converted for information purposes only, using the exchange rate of
    (Yen)121.74 = $1.00 at September 30, 2002.

   If the U.S. underwriters, the international managers and the Japanese underwriters exercise their options in full to purchase . additional shares of common stock from us in the global offering, our pro forma adjusted net tangible book value as of September 30, 2002 would have been (Yen) . million, or (Yen) . per share, representing an immediate increase in net tangible book value to our existing shareholders of (Yen) . per share and immediate dilution to new investors of (Yen) . per share.

                     SELECTED FINANCIAL AND OPERATING DATA

   On April 2, 2001, we were formed as a holding company for Bank of Tokyo-Mitsubishi, Mitsubishi Trust Bank and Nippon Trust Bank. Nippon Trust Bank was formerly a majority-owned subsidiary of Bank of Tokyo-Mitsubishi and merged into Mitsubishi Trust Bank in October 2001. The business combination between Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank was accounted for under the pooling-of-interests method and, accordingly, the selected statement of operations and balance sheet data shown below for the periods ended before the combination set forth the combined results of Bank of Tokyo-Mitsubishi, including Nippon Trust Bank, and Mitsubishi Trust Bank as if the combination had been in effect for all the periods presented.

   Selected statement of operations data for the fiscal years ended March 31, 1999, 2000, 2001 and 2002, and selected balance sheet data at March 31, 2000, 2001 and 2002 set forth below have been derived from our audited consolidated financial statements. Selected statement of operations data for the fiscal year ended March 31, 1998 and selected balance sheet data at March 31, 1998 and 1999 set forth below have been derived from the audited financial statements of Bank of Tokyo-Mitsubishi and unaudited financial information derived from the accounting records of Mitsubishi Trust Bank.

   Selected statement of operations data for the six months ended September 30, 2001 and 2002 and selected balance sheet data at September 30, 2001 and 2002 set forth below have been derived from our unaudited consolidated financial statements, which we believe include all adjustments necessary for a fair presentation of the results of operations and financial condition for those periods. The results of operations for the six-month periods are not necessarily indicative of the results for a full year's operations.

   Except for risk-adjusted capital ratios which are calculated in accordance with Japanese banking regulations based on information derived from our financial statements prepared in accordance with Japanese GAAP, and the average balance information, the selected financial data set forth below are derived from our financial statements prepared in accordance with US GAAP.

   You should read the selected financial and operating data set forth below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the other financial data included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. These data are qualified in their entirety by reference to all of that information.


                        Years Ended
                         March 31,
                     -----------------
                           1998
                     ----------------

Statement of
 operations data:          (unaudited)
 Interest income.... (Yen)  2,971,119
 Interest expense...        1,999,409
                     ----------------
 Net interest income          971,710
 Provision for
   credit losses....        1,476,027
                     ----------------
 Net interest
   income (loss)
   after provision
   for credit losses         (504,317)
 Non-interest income          793,978
 Non-interest
   expense..........        1,488,527
                     ----------------
 Income (loss)
   before income
   tax expense
   (benefit) and
   cumulative
   effect of a
   change in
   accounting
   principle........       (1,198,866)
 Income tax expense
   (benefit)........         (425,490)
                     ----------------
 Income (loss)
   before
   cumulative
   effect of a
   change in
   accounting
   principle........         (773,376)
                     ----------------
 Cumulative effect
   of a change in
   accounting
   principle, net
   of tax/(1)/......               --
                     ----------------
 Net income (loss).. (Yen)   (773,376)
                     ================
 Net income (loss)
   attributable to
   common
   shareholders..... (Yen)   (773,376)
                     ================
Amounts per
 share/(2)/:
 Basic earnings
   (loss) per
   common share:
 --Income (loss)
   before
   cumulative
   effect of a
   change in
   accounting
   principle........ (Yen)(141,127.01)
 --Net income (loss)      (141,127.01)
 Diluted earnings
   (loss) per
   common share:
 --Income (loss)
   before
   cumulative
   effect of a
   change in
   accounting
   principle........ (Yen)(141,127.01)
 --Net income (loss)      (141,127.01)
 Number of shares
   used to
   calculate
   earnings per
   common share (in
   thousands):
 --Basic earnings
   (loss) per
   common share.....            5,480
 --Diluted earnings
   (loss) per
   common share.....            5,480
 Cash dividends per
   share declared
   during the
   period/(4)/:
 --Common shares.... (Yen)   8,418.42
                         $      69.15
 --Preferred shares
   (Class 1)........               --

 --Preferred shares
   (Class 2)........               --

                                                                                                Six Months Ended
                                            Years Ended March 31,                                 September 30,
                     -----------------------------------------------------------------  --------------------------------
                           1999            2000             2001             2002             2001             2002
                     ---------------  --------------  ---------------  ---------------  ---------------  ---------------

Statement of
 operations data:                                                                            (unaudited)      (unaudited)
 Interest income.... (Yen) 2,811,638  (Yen)2,165,643  (Yen) 2,282,974  (Yen) 2,016,961  (Yen) 1,088,622  (Yen)   818,464
 Interest expense...       1,677,554       1,086,126        1,310,618          939,063          547,517          285,748
                     ---------------  --------------  ---------------  ---------------  ---------------  ---------------
 Net interest income       1,134,084       1,079,517          972,356        1,077,898          541,105          532,716
 Provision for
   credit losses....       1,239,000         372,449          797,081          601,689          309,425          232,632
                     ---------------  --------------  ---------------  ---------------  ---------------  ---------------
 Net interest
   income (loss)
   after provision
   for credit losses        (104,916)        707,068          175,275          476,209          231,680          300,084
 Non-interest income         695,229         519,892          955,824          700,741          442,660          571,452
 Non-interest
   expense..........       1,247,273       1,224,342        1,127,510        1,501,183          683,483          603,661
                     ---------------  --------------  ---------------  ---------------  ---------------  ---------------
 Income (loss)
   before income
   tax expense
   (benefit) and
   cumulative
   effect of a
   change in
   accounting
   principle........        (656,960)          2,618            3,589         (324,233)          (9,143)         267,875
 Income tax expense
   (benefit)........        (174,537)         50,160           62,763         (101,832)          (1,480)         163,622
                     ---------------  --------------  ---------------  ---------------  ---------------  ---------------
 Income (loss)
   before
   cumulative
   effect of a
   change in
   accounting
   principle........        (482,423)        (47,542)         (59,174)        (222,401)          (7,663)         104,253
                     ---------------  --------------  ---------------  ---------------  ---------------  ---------------
 Cumulative effect
   of a change in
   accounting
   principle, net
   of tax/(1)/......              --              --               --            5,867            5,867             (532)
                     ---------------  --------------  ---------------  ---------------  ---------------  ---------------
 Net income (loss).. (Yen)  (482,423) (Yen)  (47,542) (Yen)   (59,174) (Yen)  (216,534) (Yen)    (1,796) (Yen)   103,721
                     ===============  ==============  ===============  ===============  ===============  ===============
 Net income (loss)
   attributable to
   common
   shareholders..... (Yen)  (482,423) (Yen)  (53,006) (Yen)   (67,510) (Yen)  (220,702) (Yen)    (5,964) (Yen)    95,385
                     ===============  ==============  ===============  ===============  ===============  ===============
Amounts per
 share/(2)/:
 Basic earnings
   (loss) per
   common share:
 --Income (loss)
   before
   cumulative
   effect of a
   change in
   accounting
   principle........ (Yen)(87,953.14) (Yen)(9,663.81) (Yen)(12,274.55) (Yen)(40,789.57) (Yen) (2,134.35) (Yen) 17,191.86
 --Net income (loss)      (87,953.14)      (9,663.81)      (12,274.55)      (39,733.32)       (1,075.90)       17,096.50
 Diluted earnings
   (loss) per
   common share:
 --Income (loss)
   before
   cumulative
   effect of a
   change in
   accounting
   principle........ (Yen)(87,953.14) (Yen)(9,663.81) (Yen)(12,274.55) (Yen)(40,789.57) (Yen) (2,134.35) (Yen) 15,147.97
 --Net income (loss)      (87,953.14)      (9,663.81)      (12,274.55)      (39,733.32)       (1,075.90)       15,057.33
 Number of shares
   used to
   calculate
   earnings per
   common share (in
   thousands):
 --Basic earnings
   (loss) per
   common share.....           5,485           5,485            5,500            5,555            5,543            5,579
 --Diluted earnings
   (loss) per
   common share.....           5,485           5,485            5,500            5,555            5,543         5,870/(3)/
 Cash dividends per
   share declared
   during the
   period/(4)/:
 --Common shares.... (Yen)  8,418.42  (Yen) 8,255.25  (Yen)  8,255.25  (Yen)  4,127.63  (Yen)  4,127.63  (Yen)  6,000.00
                         $     69.15      $    67.81      $     67.81      $     33.91      $     33.91      $     49.29
 --Preferred shares
   (Class 1)........              --  (Yen)57,120.00  (Yen) 82,500.00  (Yen) 41,250.00  (Yen) 41,250.00  (Yen) 82,500.00
                                          $   469.20      $    677.67      $    338.84      $    338.84      $    677.67
 --Preferred shares
   (Class 2)........              --  (Yen) 8,150.00  (Yen) 16,200.00  (Yen)  8,100.00  (Yen)  8,100.00  (Yen) 16,200.00
                                          $    66.95      $    133.07      $     66.54      $     66.54      $    133.07

                                                                   At March 31,
                     ----------------------------------------------------------------------------------------------------
                             1998                  1999                 2000                 2001                 2002
                     ----------------      ---------------      ---------------      ---------------      ---------------
                                                                                      (in millions)
Balance sheet data:       (unaudited)          (unaudited)
 Total assets....... (Yen)101,273,096      (Yen)86,392,525      (Yen)84,996,000      (Yen)93,488,950      (Yen)94,365,114
 Loans, net of
   allowance for
   credit losses....       56,864,082           53,215,070           48,563,172           47,953,919           48,494,545
 Total liabilities..       97,762,900           82,923,595           80,981,592           90,287,654           91,738,617
 Deposits...........       64,157,285           56,094,893           54,777,171           60,105,742           63,659,501
 Long-term debt.....        3,961,219            4,131,329            4,540,277            4,963,455            5,183,841
 Shareholders'
   equity...........        3,510,196            3,468,930            4,014,408            3,201,296            2,626,497
 Capital stock/(5)/.          856,663              956,664              956,664              956,664              973,156


                                                               Years Ended March 31,
                     ----------------------------------------------------------------------------------------------------
                             1998                  1999                 2000                 2001                 2002
                     ----------------      ---------------      ---------------      ---------------      ---------------
                                                                            (in millions, except percentages)
Other operating
 data:
Average balances:          (unaudited)          (unaudited)          (unaudited)          (unaudited)          (unaudited)
 Interest-earning
   assets........... (Yen) 94,209,422      (Yen)90,683,194      (Yen)83,166,023      (Yen)83,396,382      (Yen)85,192,376
 Interest-bearing
   liabilities......       86,642,633           84,033,397           74,566,168           75,749,784           78,749,705
 Total assets.......       99,723,902           96,090,045           86,620,645           89,341,483           92,376,000
 Shareholders'
   equity...........        3,848,452            3,356,754            3,599,596            3,464,251            3,045,608
Return on equity
 and assets:               (unaudited)          (unaudited)          (unaudited)          (unaudited)          (unaudited)
 Net income (loss)
   attributable to
   common
   shareholders as
   a percentage of
   total average
   assets/(6)/......            (0.78)%              (0.50)%              (0.06)%              (0.08)%              (0.24)%
 Net income (loss)
   attributable to
   common
   shareholders as
   a percentage of
   average
   shareholders'
   equity/(6)/......           (20.10)%             (14.37)%              (1.47)%              (1.95)%              (7.25)%
 Dividends per
   common share as
   a percentage of
   basic earnings
   per common share.              -- /(7)/             -- /(7)/             -- /(7)/             -- /(7)/             -- /(7)/
 Average
   shareholders'
   equity as a
   percentage of
   total average
   assets...........             3.86%                3.49%                4.16%                3.88%                3.30%
 Net interest
   income as a
   percentage of
   total average
   interest-earning
   assets/(6)/......             1.03%                1.25%                1.30%                1.17%                1.27%
Credit quality data:       (unaudited)          (unaudited)
 Allowance for
   credit losses.... (Yen)  1,281,091      (Yen) 1,813,680      (Yen) 1,486,212      (Yen) 1,716,984      (Yen) 1,735,180
 Allowance for
   credit losses as
   a percentage of
   loans............             2.20%                3.30%                2.97%                3.46%                3.45%
 Nonaccrual and
   restructured
   loans, and
   accruing loans
   contractually
   past due 90 days
   or more.......... (Yen)  2,282,529      (Yen) 3,477,768      (Yen) 2,844,915      (Yen) 4,272,794      (Yen) 4,164,982
 Nonaccrual and
   restructured
   loans, and
   accruing loans
   contractually
   past due 90 days
   or more as a
   percentage of
   loans............             3.93%                6.32%                5.68%                8.60%                8.29%
 Net loan
   charge-offs...... (Yen)  1,765,356      (Yen)   663,453      (Yen)   679,736      (Yen)   598,362      (Yen)   603,404
                           (unaudited)     (unaudited)          (unaudited)          (unaudited)               (unaudited)
 Net loan
   charge-offs as a
   percentage of
   average
   loans/(6)/.......             3.01%                1.15%                1.30%                1.21%                1.23%
 Average interest
   rate spread/(6)/.             0.84%                1.10%                1.14%                1.01%                1.18%
 Risk-adjusted
   capital ratio
   derived from
   Japanese GAAP
   data/(8)/........               --                   --                11.43%               10.15%               10.30%

                               At September 30,
                     ------------------------------------
                             2001               2002
                     ---------------      ---------------

Balance sheet data:      (unaudited)        (unaudited)
 Total assets....... (Yen)89,483,354      (Yen)92,316,029
 Loans, net of
   allowance for
   credit losses....      46,513,725           46,520,013
 Total liabilities..      86,966,239           89,969,890
 Deposits...........      59,173,675           63,844,120
 Long-term debt.....       5,093,871            5,323,484
 Shareholders'
   equity...........       2,517,115            2,346,139
 Capital stock/(5)/.         973,156              973,156

                               Six Months Ended
                                 September 30,
                     ------------------------------------
                             2001               2002
                     ---------------      ---------------

Other operating
 data:
Average balances:         (unaudited)          (unaudited)
 Interest-earning
   assets........... (Yen)85,213,110      (Yen)85,555,468
 Interest-bearing
   liabilities......      78,957,713           78,538,741
 Total assets.......      93,304,828           92,940,735
 Shareholders'
   equity...........       3,029,348            2,534,166
Return on equity
 and assets:              (unaudited)          (unaudited)
 Net income (loss)
   attributable to
   common
   shareholders as
   a percentage of
   total average
   assets/(6)/......           (0.01)%               0.20%
 Net income (loss)
   attributable to
   common
   shareholders as
   a percentage of
   average
   shareholders'
   equity/(6)/......           (0.39)%               7.51%
 Dividends per
   common share as
   a percentage of
   basic earnings
   per common share.             -- /(7)/           35.09%
 Average
   shareholders'
   equity as a
   percentage of
   total average
   assets...........            3.25%                2.73%
 Net interest
   income as a
   percentage of
   total average
   interest-earning
   assets/(6)/......            1.27%                1.24%
Credit quality data:      (unaudited)          (unaudited)
 Allowance for
   credit losses.... (Yen) 1,794,045      (Yen) 1,571,232
 Allowance for
   credit losses as
   a percentage of
   loans............            3.71%                3.27%
 Nonaccrual and
   restructured
   loans, and
   accruing loans
   contractually
   past due 90 days
   or more.......... (Yen) 4,453,510      (Yen) 3,571,818
 Nonaccrual and
   restructured
   loans, and
   accruing loans
   contractually
   past due 90 days
   or more as a
   percentage of
   loans............            9.22%                7.43%
 Net loan
   charge-offs...... (Yen)   225,644      (Yen)   383,610
                          (unaudited)          (unaudited)
 Net loan
   charge-offs as a
   percentage of
   average
   loans/(6)/.......            0.91%                1.54%
 Average interest
   rate spread/(6)/.            1.17%                1.18%
 Risk-adjusted
   capital ratio
   derived from
   Japanese GAAP
   data/(8)/........           10.31%               10.49%

-------------
Notes:
(1) Effective April 1, 2001, we adopted Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137 and SFAS No. 138. On April 1, 2002, we also adopted SFAS No. 142, "Goodwill and Other Intangible Assets."
(2) Amounts for the years ended March 31, 1998, 1999, 2000 and 2001 have been adjusted to reflect the stock-for-stock exchanges creating Mitsubishi Tokyo Financial Group, Inc.
(3) Includes the common shares potentially issuable pursuant to the 3% exchangeable guaranteed notes due 2002 and class 2 preferred stock. The 3% exchangeable guaranteed notes due 2002 were redeemed in November 2002.
(4) For the convenience of readers, US dollar amounts are presented as translations of Japanese yen amounts at the rate of (Yen)121.74 = US$1.00, the noon buying rate on September 30, 2002 in New York City for cable transfers in Japanese yen as certified for customs purposes by the Federal Reserve Bank of New York.
(5) Amounts include common stock and non-redeemable Class 2 preferred stock. Redeemable Class 1 preferred stock is excluded.
(6) Percentages for the six months ended September 30, 2001 and 2002 have been annualized.
(7) Percentages against basic loss per common share have not been presented because such information is not meaningful.
(8) Risk-adjusted capital ratios have been calculated in accordance with Japanese banking regulations, based on information derived from our financial statements prepared in accordance with Japanese GAAP. Ratios for the years ended March 31, 2000 and 2001 represent combined risk-adjusted capital ratios of Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank before any combination-related adjustments.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The following discussion and analysis should be read in conjunction with "Selected Financial and Operating Data," our consolidated financial statements and related notes included elsewhere in this Prospectus Supplement.

Introduction

   We are a holding company for Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank. Through our subsidiary banks, we provide a broad range of financial services, including commercial banking, investment banking, and trust banking and asset management services, to individual and corporate customers. The banking industry and the global financial markets are influenced by many unpredictable factors, including economic conditions, monetary policy, international political events, liquidity in global markets and regulatory developments. Our operations are significantly affected by external factors, such as the level and volatility of interest rates, currency exchange rates, securities and real estate markets, and other economic and market conditions. In particular, serious problems with non-performing assets and depressed equity and real estate markets resulting from prolonged severe economic conditions in Japan have significantly affected our operations in recent years. Japanese financial institutions have experienced and in some cases are still experiencing protracted asset quality problems. In addition, we hold a significant number of shares in some of our customers for strategic purposes, in particular to maintain long-term relationships. These equity securities expose us to a risk of losses resulting from a decline in the prices of marketable securities. Accordingly, our results of operations may vary significantly from period to period because of unpredictable events, including unexpected failures of large corporate borrowers, defaults in emerging markets and market volatility.

Recent Developments

  Acquisition and Merger of Securities Companies

   On September 1, 2002, KOKUSAI Securities Co., Ltd., a former equity method investee and one of the major securities firms in Japan, Tokyo-Mitsubishi Securities Co., Ltd., a former subsidiary, Tokyo-Mitsubishi Personal Securities Co., Ltd., a former subsidiary, and Issei Securities Co., Ltd., a former equity method investee, were merged, with KOKUSAI Securities continuing as the surviving corporation under the new name of Mitsubishi Securities Co., Ltd. The merger was consummated through a stock-for-stock exchange, and as a result of the merger, we have an equity interest of 56.76% in Mitsubishi Securities. Our additional acquisitions of the net assets of KOKUSAI Securities, Issei Securities and Tokyo-Mitsubishi Personal Securities were accounted for using the purchase method. The cost of acquisition was determined based on the quoted market price of KOKUSAI Securities' common stock for a certain period before and after April 8, 2002 when the terms of the acquisition were agreed to and announced. As a result of the merger, no goodwill was recognized. The decrease in net assets in Tokyo-Mitsubishi Securities was accounted for as a sale of investment in a subsidiary, resulting in a (Yen)22.5 billion loss for the six months ended September 30, 2002, which was included in non-interest expense-other.

  Application of Consolidated Corporate-Tax System

   On September 30, 2002, we applied to the Japanese tax authorities to file our tax returns under the consolidated corporate-tax system. We have not received any notice on the application from the tax authorities. If we do not receive a notice that denies our application before March 31, 2003, the consolidated corporate-tax system will be viewed as approved by the tax authorities and will be retroactively applied to the fiscal year beginning on April 1, 2002. During the six months ended September 30, 2002, however, we accounted for current and deferred income taxes under the previous individual corporate-tax system, as the change in tax status to the new consolidated tax status is viewed as effective as of the date approval is received (or as of March 31, 2003, if we do not receive any notice from the tax authorities). The new consolidated system allows companies to base tax payments on the combined profits or losses of a parent company and its wholly owned domestic subsidiaries. When a company elects the consolidated corporate-tax system, it is required to pay, until the fiscal year ending March 31, 2004, a surcharge tax of 2.0% of taxable income in addition to the national corporate income tax rate, which is currently 30.0%. Although we believe that the election of the consolidated corporate-tax system will contribute to tax savings in the future, it is impracticable to estimate the likely impact on our results of operations for the year ending March 31, 2003 because such savings are dependent upon future operating results.

  Pension Plan Amendment

   In November 2002, one of our subsidiary banks, Bank of Tokyo-Mitsubishi, as part of a cost-cutting program, amended its pension plan to reduce employee pension benefits by amounts ranging from 7% to 20% commencing with employees who will retire on and after April 1, 2003. This plan amendment is expected to lower our periodic pension costs and decrease our pension obligations.

  Government Plan to Revive Financial Sector

   In recent months, the Financial Services Agency of Japan, the Bank of Japan and other elements of the government of Japan have taken steps intended to restore confidence in the Japanese financial system, address the asset quality problems faced by many Japanese financial institutions, strengthen the capital base and improve governance of major Japanese banks and bring greater stability to the financial system. These steps announced or taken by the government include more rigorous assessment of assets, improvement of capital ratios, improvement of governance, extension of deposit guarantees, government support of distressed financial institutions, improvement of the Financial Services Agency monitoring system, and a new framework for corporate revival. For a more detailed discussion of each step, see "Recent Developments--Recent Regulatory Developments."

   The government plan primarily features acceleration of disposals of nonperforming loans held by major banks, including Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank, and rehabilitation of companies in financial difficulty. Under the Program for Financial Revival, the Financial Services Agency states that it will strive to normalize the problems with nonperforming loans by March 31, 2005, by reducing the major banks' ratios of nonperforming to total loans by about half, and will aim to create a stronger financial system that can support the structural reforms. In connection with the acceleration of disposals of nonperforming loans, the Resolution and Collection Corporation, which is wholly owned by the Deposit Insurance Corporation, is expected to play an important role as a purchaser of nonperforming loans. The revised Financial Rehabilitation Law, which became effective January 11, 2002, substantially strengthened the function of the Resolution and Collection Corporation and has enabled the Resolution and Collection Corporation to raise the prices at which it will buy out problem loans to their estimated fair values. We increased the sales of nonperforming loans to the Resolution and Collection Corporation from
(Yen)5.0 billion for the six months ended September 30, 2001 to (Yen)326.7 billion for the six months ended September 30, 2002 on a principal-amount basis.

   Under the government plan, in order to assist commercial banks to reduce the size of their equity share portfolios without materially adversely affecting prevailing market prices, the Bank of Japan began purchasing stocks held by banks. Seeking to comply with the legislation forbidding banks from holding stocks with aggregate market values less unrealized gains in excess of their Tier I capital after September 30, 2004, we have substantially reduced our holdings of strategic equity investments. In addition to the sale of our equity holdings in the market and transfer to the Banks' Shareholdings Purchase Corporation established in January 2002, we expect that purchases by the Bank of Japan will increase our alternatives to dispose of our equity holdings.

   On December 11, 2002, the Deposit Insurance Law and other related laws were amended. Prior to the amendment, guarantees of liquid deposits, such as ordinary deposits and current deposits were set to be capped at (Yen)10 million per customer within one bank from April 1, 2003. Under the amended deposit insurance system, the Deposit Insurance Corporation will guarantee in full all current deposits, ordinary deposits and other specified deposits until March 31, 2005. From April 1, 2005, all deposits will be subject to the (Yen)10 million cap, which is currently applicable only to time deposits, except for non-interest bearing deposits that are redeemable on demand and used by the depositor primarily for payment and settlement functions. The termination of the Deposit Insurance Corporation's guarantee on time deposits at the end of March 2002 had led some depositors to transfer their deposits to banks that are perceived to be more financially stable. Also, within the same bank, some depositors had transferred deposits from accounts that did not qualify for full protection, such as time deposits, to accounts that qualified for full protection, such as ordinary deposits.

  Legal Proceedings for Local Taxes

   In April 2000, the Tokyo Metropolitan Government began imposing a tax of 3.0% on the gross operating profits of banks conducting business within its jurisdiction. In May 2000, the Osaka Prefecture introduced a similar tax on operating profits of banks conducting business within its jurisdiction. Banks subject to the newly imposed tax, including our subsidiary banks, filed a complaint in October 2000 challenging the new Tokyo local tax legislation. In March 2002, the Tokyo District Court overturned the Tokyo local tax and ordered the Tokyo Metropolitan Government to refund the tax payments previously paid by the banks and to pay additional compensation. On March 29, 2002, the Tokyo Metropolitan Government lodged an appeal to the Tokyo High Court.

   After the decision of the Tokyo District Court, 16 major banks filed a lawsuit in April 2002 with the Osaka District Court against the Osaka Prefectural Government, seeking to nullify the new Osaka tax rule. In response to the lawsuit, on May 30, 2002, the Osaka Prefectural Government revised its tax rule for the fiscal year ended March 31, 2002 and the fiscal years subject to the rule. Under the revised tax rule, large banks are required to pay the lower of the 3.0% local tax on their gross operating income or the local tax computed based on their net income.

   On January 30, 2003, the Tokyo High Court upheld the Tokyo District Court's ruling and ordered the Tokyo Metropolitan Government to refund tax payments that the banks had paid over the past two fiscal years, which represents the difference between the 3.0% tax on the gross operating profits paid by the banks and the amount computed based on net income under the former rule. The order includes the refund of (Yen)30.4 billion to our subsidiary banks. However, the Tokyo High Court reversed the lower court on the issue of additional compensation. The Tokyo Metropolitan Government has decided to appeal this decision to the Supreme Court of Japan. To date, there have been no decisions made by the Osaka District Court.

   Given the fact that the legal process has not been completed, we have not recorded any gain in our consolidated financial statements. If the lawsuits reach a final decision, we expect to receive the refund of (Yen)30.4 billion from the Tokyo Metropolitan Government. In addition, we would adjust our net deferred tax assets based on the revised effective tax rate.

Business Environment

  Economic Environment in Japan

   There have been growing concerns over the prospects for Japan's fragile economic recovery, in part, due to unresolved issues with nonperforming assets held by financial institutions. In the continuing weak economy in Japan, the Japanese stock markets have experienced a significant downturn during the six months ended September 30, 2002 and thereafter. The Nikkei Stock Average, which is an average of 225 stocks listed on the Tokyo Stock Exchange, declined 14.9% from 11,024.94 at March 29, 2002 to 9,383.29 at September 30, 2002. After
September 30, 2002, the Nikkei Stock Average has further declined, mostly staying at 8,000 levels, and ended calendar 2002 at a 20-year low of 8,578.95. High levels of corporate bankruptcy filings continued during the six months ended September 30, 2002 although the number and the total liability amount slightly decreased as compared with the corresponding period in the previous fiscal year. The Bank of Japan maintained a policy of near zero interest rates during the six months ended September 30, 2002. In the foreign exchange market, foreign exchange rate movements were volatile, as the noon buying rates were
(Yen)132.70 per $1.00 at March 29, 2002 and (Yen)121.74 per $1.00 at
September 30, 2002.

   Despite the severe conditions in the Japanese financial markets discussed above, in response to the measures and steps taken by the government, we substantially decreased nonperforming loans through bulk sales or by other means, and sold marketable equity securities in the market, including through the use of exchange-traded funds, for the six months ended September 30, 2002. In addition, a number of Japanese companies have recently announced or commenced negotiations for corporate restructuring measures, including debt restructurings.

  International Financial Markets

   The weakness in international financial markets continued during the six months ended September 30, 2002. Most equity markets worldwide experienced a significant loss during the six months ended September 30, 2002. In particular, U.S. equity indices were down sharply for the six months ended September 30, 2002. The Dow Jones Industrial Average was down 27.0% from 10,403.94 at March 29, 2002 to 7,591.93 at September 30, 2002, and the Nasdaq composite Index decreased 36.5% from 1,845.35 at March 29, 2002 to 1,172.06 at September 30, 2002. The United States and major European countries continued maintaining easy-monetary policies. During the six months ended September 30, 2002, the U.S. Federal Reserve maintained its discount rate of 1.25% and federal funds rate of 1.75%. Subsequent to September 30, 2002, the U.S. Federal Reserve reduced its discount rate to 0.75% and federal funds rate to 1.25%.

Critical Accounting Policies

   Our financial statements are prepared in accordance with US GAAP. Many of the accounting policies require management to make difficult, complex or subjective judgments regarding valuation of assets and liabilities. The accounting policies are fundamental to understanding our operating and financial review and prospects. The most critical accounting policies are impairment of marketable equity securities, allowance for credit losses, valuation allowance for deferred tax assets, and valuation of financial instruments with no available market prices. For a further discussion, see "Item 5. Operating and Financial Review and Prospects--Critical Accounting Policies" and the Notes to Consolidated Financial Statements in our Annual Report on Form 20-F for the year ended March 31, 2002. There have been no material changes to our critical accounting policies that affected our financial condition or results of operations for the six months ended September 30, 2002.

Recently Issued Accounting Pronouncements

   In June 2001, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No.142, "Goodwill and Other Intangible Assets." Under SFAS No.142, goodwill and intangible assets with indefinite lives are no longer to be amortized. Instead, these assets are tested annually for impairment. Effective April 1, 2002, we adopted the provisions of SFAS No.142 and performed the required transitional impairment tests of goodwill and intangible assets with indefinite lives. The adoption of SFAS No.142 resulted in a cumulative adjustment charge to earnings of (Yen)0.6 billion relating to impairment of goodwill.

   In June 2001, the FASB issued SFAS No.143, "Accounting for Asset Retirement Obligations." This statement addresses the financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No.143 applies to the legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and/or the normal operation of a long-lived asset. A legal obligation is an obligation that a party is required to settle as a result of an existing or enacted law, statute, ordinance, or written or oral contract, or by legal construction of a contract under the doctrine of promissory estoppel. This statement is effective for fiscal years beginning after June 15, 2002. We do not expect that the adoption of this statement will have a material impact on our financial condition or results of operations.

   In August 2001, the FASB issued SFAS No.144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets by establishing additional criteria as compared to existing generally accepted accounting principles to determine when a long-lived asset is held for sale. It also broadens the definition of discontinued operations. SFAS No.144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. The adoption of SFAS No.144 did not have a material impact on our financial condition or results of operations.

   In April 2002, the FASB issued SFAS No.145, "Rescission of FASB Statements No.4, 44, and 64, Amendment of FASB Statement No.13, and Technical Corrections". The provisions of SFAS No.145 related to the rescission of Statement No.4 are effective for fiscal years beginning after May 15, 2002. Any gain or loss on extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in APB Opinion 30 for classification as an extraordinary item shall be reclassified. The provisions of this statement related to SFAS No.13 are effective for transactions occurring after May 15, 2002. All other provisions of SFAS No.145 are effective for financial statements issued on or after May 15, 2002. We do not expect that the adoption of this statement will have a material impact on our financial condition or results of operations.

   In June 2002, the FASB issued SFAS No.146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement replaces the guidance provided by Emerging Issues Task Force (EITF) issue No.94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No.146 requires that costs associated with an exit or disposal activity be recognized when a liability is incurred rather than at the date of a commitment to an exit or disposal plan. This statement is effective for exit or disposal activities initiated after December 31, 2002. We do not expect that the adoption of this statement will have a material impact on our financial position or results of operations.

   In October 2002, the FASB issued SFAS No.147, "Acquisitions of Certain Financial Institutions, an amendment of FASB Statements No.72 and 144 and FASB Interpretation No.9." This statement provides guidance on the accounting for the acquisition of a financial institution, which had previously been addressed in SFAS No.72, "Accounting for Certain Acquisitions of Banking or Thrift Institutions," and requires that those transactions be accounted for in accordance with SFAS No.141, "Business Combinations," and SFAS No.142. In addition, this statement amends SFAS No.144, to include long-term customer-relationship intangible assets such as depositor and credit cardholder intangible assets and would require these assets to be subject to an undiscounted cash flow recoverability impairment test that SFAS No.144 requires for other long-lived assets that are held and used. This statement was effective October 1, 2002 and its adoption will not have a material impact on our financial position or results of operations.

   In November 2002, the FASB issued FASB Interpretation No.45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No.5, 57, and 107 and rescission of FASB Interpretation No.34." The Interpretation requires that guarantors recognize a liability for the fair value of the obligations it has undertaken in issuing a guarantee. In addition, the Interpretation will require entities to disclose the nature of the guarantees, the maximum potential amount of future payments under the guarantee, the carrying amount of the liability for the guarantor's obligations under the guarantee and the nature of recourse provisions or available collateral that would enable the guarantor to recover the amounts paid under the guarantee. The recognition requirements are only required for guarantees that are not accounted for as derivatives under SFAS No.133, "Accounting for Derivative Instruments and Hedging Activities." The disclosures are required for guarantees including those accounted for as derivatives under SFAS No.133. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002, regardless of the guarantor's fiscal year-end. The disclosure requirements in the Interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. We have not completed our assessment of the impact of the Interpretation on our financial statements.

   In December 2002, the FASB issued SFAS No.148, "Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No.123." SFAS No.148 amends SFAS No.123, "Accounting for Stock-Based Compensation," to provide alternative methods of the transition accounting for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No.123 to require prominent disclosures about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of SFAS No.148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002.

   In January 2003, the FASB issued Interpretation No.46, "Consolidation of Variable Interest Entities, an interpretation of ARB No.51." Interpretation No.46 addresses consolidation by business enterprises of variable interest entities. The consolidation requirements of Interpretation No.46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. We have not completed our assessment of the impact of the Interpretation on our financial statements.

Results of Operations for the Six Months Ended September 30, 2002 Compared to the Six Months Ended September 30, 2001

   The following table sets forth a summary of our results of operations for the six months ended September 30, 2001 and 2002:

                                                                                           Six Months Ended
                                                                                             September 30,
                                                                                       ------------------------
                                                                                           2001         2002
                                                                                       ------------  ----------
                                                                                             (in billions)
Interest income....................................................................... (Yen)1,088.6  (Yen)818.5
Interest expense......................................................................        547.5       285.8
                                                                                       ------------  ----------
   Net interest income................................................................        541.1       532.7
                                                                                       ------------  ----------
Provision for credit losses...........................................................        309.4       232.6
Non-interest income...................................................................        442.7       571.5
Non-interest expense..................................................................        683.5       603.7
                                                                                       ------------  ----------
Income (loss) before income tax expense (benefit) and cumulative effect of a change in
  accounting principle................................................................         (9.1)      267.9
Income tax expense (benefit)..........................................................         (1.5)      163.6
                                                                                       ------------  ----------
Income (loss) before cumulative effect of a change in accounting principle............         (7.6)      104.3
Cumulative effect of a change in accounting principle, net of tax.....................          5.8        (0.6)
                                                                                       ------------  ----------
   Net income (loss).................................................................. (Yen)   (1.8) (Yen)103.7
                                                                                       ============  ==========

   We recorded (Yen)103.7 billion of net income for the six months ended September, 2002, compared to a (Yen)1.8 billion loss for the six months ended September 30, 2001. Our earnings per share for the six months ended
September 30, 2002 were (Yen)17,096.50 (basic) and (Yen)15,057.33 (diluted), compared to a net loss per share of (Yen)1,075.90 (basic and diluted) for the six months ended September 30, 2001. Income before income tax expense and cumulative effect of a change in accounting principle for the six months ended September 30, 2002 was (Yen)267.9 billion, compared with a (Yen)9.1 billion loss for the six months ended September 30, 2001. This significant change in our operating results was primarily attributable to the following:

    .  Provision for credit losses decreased (Yen)76.8 billion, or 24.8%, from
       (Yen)309.4 billion for the six months ended September 30, 2001 to
       (Yen)232.6 billion for the six months ended September 30, 2002, due primarily to a decrease in impaired loans, in particular nonaccrual loans. Impaired loans decreased (Yen)570.0 billion, or 14.1%, during the six months ended September 30, 2002. The decrease in impaired loans for the six months ended September 30, 2002 primarily resulted from bulk sales and charge-offs of domestic nonaccrual loans.

    .  Non-interest income increased (Yen)128.8 billion, or 29.1%, from
       (Yen)442.7 billion for the six months ended September 30, 2001 to
       (Yen)571.5 billion for the six months ended September 30, 2002. The increase in non-interest income was primarily attributable to an increase in foreign exchange gains-net of (Yen)50.9 billion, an increase in net trading account profits of (Yen)39.4 billion and investment securities gains-net of (Yen)28.9 billion for the six months ended September 30, 2002 compared to investment securities losses-net of
       (Yen)92.9 billion for the six months ended September 30, 2001.

    .  Non-interest expense decreased (Yen)79.8 billion, or 11.7%, from
       (Yen)683.5 billion for the six months ended September 30, 2001 to
       (Yen)603.7 billion for the six months ended September 30, 2002. The decrease primarily reflected the absence of investment securities losses-net for the six-months ended September 30, 2002 compared to investment securities losses-net of (Yen)92.9 billion for the six months ended September 30, 2001.

   Because of severe weakness in several Japanese business sectors, recent declines in the Japanese stock market and foreign currency exchange fluctuations, our net income for the six months ended September 30, 2002 may not be indicative of our full-year results, which could be a net loss. For a detailed discussion of recent trends in the economic environment in Japan, please see "--Business Environment--Economic Environment in Japan."

  Net Interest Income

   Net interest income is a function of:

  .   the amount of interest-earning assets;

  . the so-called "spread," or the difference between the rate of interest earned on interest-earning assets and the rate of interest paid on interest-bearing liabilities;

  .   the general level of interest rates; and

  . the proportion of interest-earning assets financed by non-interest-bearing liabilities and equity.

   Interest-earning assets are generally less sensitive to interest rate changes than interest-bearing liabilities. As a result, in the absence of contrary hedging transactions, in general, net interest income tends to increase when interest rates are declining and decrease when interest rates are rising. However, a stable but extremely low interest rate environment, such as the current environment in Japan, makes it difficult for us to obtain a sufficient spread to improve profitability. If interest rates increase and remain stable at the higher rate, we may be able to improve our spread and thereby increase net interest income.

   For the six months ended September 30, 2002, the Bank of Japan maintained a near zero interest rate policy. Under the policy of near zero interest rates, the short-term prime lending rate, which serves as the benchmark for loans of less than one year, remained at 1.375% per annum during the six months ended September 30, 2001 and 2002. In connection with the increase in deposit insurance premiums, Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank lowered the interest rates offered to depositors on their ordinary deposits from 0.02% to 0.001% in April 2002.

   The following is a summary of the interest rate spread for the six months ended September 30, 2001 and 2002:

                                      Six Months Ended September 30,
                           ----------------------------------------------------
                                      2001                        2002
                           -------------------------   -------------------------
                              Average     Average rate    Average       Average rate
                              balance     (Annualized)    balance       (Annualized)
                           -------------  ------------ -------------    ------------
                                     (in billions, except percentages)
Interest-earning assets:
   Domestic............... (Yen)59,465.9      1.40%    (Yen)61,874.2        1.22%
   Foreign................      25,747.2      5.21          23,681.3        3.70
                           -------------               -------------
       Total.............. (Yen)85,213.1      2.55%    (Yen)85,555.5        1.91%
                           -------------               -------------
Financed by:
Interest-bearing funds:
   Domestic............... (Yen)60,698.3      0.62%    (Yen)63,963.1        0.35%
   Foreign................      18,259.4      3.93          14,575.6        2.38
                           -------------               -------------
       Total.............. (Yen)78,957.7      1.38     (Yen)78,538.7        0.73
                           -------------               -------------
Non-interest-bearing funds       6,255.4        --           7,016.8          --
                           -------------               -------------
          Total........... (Yen)85,213.1      1.28%    (Yen)85,555.5        0.67%
                           =============               =============
Spread on:
   Interest-bearing funds.                    1.17%                         1.18%
   Total funds............                    1.27%                         1.24%

   Net interest income for the six months ended September 30, 2002 was
(Yen)532.7 billion, a decrease of (Yen)8.4 billion, or 1.6%, from
(Yen)541.1 billion for the six months ended September 30, 2001. Interest income and interest expense both decreased during the six months ended September 30, 2002 due to the declining interest rate environment in Japan and overseas. The slight decrease in net interest income primarily reflected a decrease in average foreign interest-earning assets with relatively high interest rates. Average foreign interest-earning assets decreased (Yen)2,065.9 billion, or 8.0%, to (Yen)23,681.3 billion for the six months ended September 30, 2002 while average domestic interest-earning assets increased (Yen)2,408.3 billion, or 4.0%, to (Yen)61,874.2 billion. The decrease in average foreign interest-earning assets for the six months ended September 30, 2002 primarily reflected a decrease in average foreign interest-earning deposits of
(Yen)2,304.6 billion. Average foreign interest-bearing liabilities decreased
(Yen)3,683.8 billion, or 20.2%, to (Yen)14,575.6 billion for the six months ended September 30, 2002 while average domestic interest-bearing liabilities increased (Yen)3,264.8 billion, or 5.4%, to (Yen)63,963.1 billion. The decrease in foreign interest-earning assets was not matched by the decrease in foreign interest-bearing funds. During this period, we often used foreign currency swaps to manage a portion of our foreign currency exposures associated with foreign currency investments funded by yen-denominated liabilities.

   Net interest income as a percentage of average total interest-earning assets decreased 3 basis points from 1.27% for the six months ended September 30, 2001 to 1.24% for the six months ended September 30, 2002. The average interest rate spread on interest-bearing funds increased 1 basis point from 1.17% for the six months ended September 30, 2001 to 1.18% for the six months ended September 30, 2002. The average interest rate spread between foreign interest-earning assets and foreign interest-bearing liabilities for the six months ended September 30, 2002 increased 4 basis points, and the average interest rate spread between domestic interest-earning assets and domestic interest-bearing liabilities increased 9 basis points. The increase in the average domestic interest rate spread was primarily due to the decrease in average interest rates on deposits resulting from lower interest rates on demand deposits.

   See "Selected Statistical Data--I. Distribution of Assets, Liabilities and Shareholders' Equity; Interest Rates and Interest Differential--Average Balance Sheets, Interest and Average Rates" for a more detailed analysis of interest rate spread.

  Provision for Credit Losses

   Provisions for credit losses are charged to operating income to maintain the allowance for credit losses at a level deemed appropriate by management.

   The provision for credit losses for the six months ended September 30, 2002 was (Yen)232.6 billion, a decrease of (Yen)76.8 billion, or 24.8%, from
(Yen)309.4 billion for the six months ended September 30, 2001. The decrease in the provision for credit losses was due primarily to a decrease in impaired loans, in particular nonaccrual loans. Impaired loans decreased
(Yen)570.0 billion, or 14.1%, for the six months ended September 30, 2002 while impaired loans increased (Yen)149.9 billion, or 3.6%, for the six months ended September 30, 2001. The decrease in impaired loans for the six months ended September 30, 2002 primarily resulted from bulk sales and charge-offs of domestic nonaccrual loans. See "--Financial Condition--Allowance for Credit Losses, Nonperforming Loans and Past Due Loans" for a detailed discussion of impaired loans.

  Non-Interest Income

   Non-interest income includes, in addition to fees and commissions and other non-interest income, net trading account profits, net foreign exchange gains and net investment securities gains. If we have net losses in any of those categories for a particular period, those net losses would not be reflected in non-interest income but would be included in non-interest expense.

   Net trading account profits or losses primarily include net gains or losses on trading securities and interest rate derivative instruments entered into for trading purposes. Trading account assets or liabilities are carried at fair value and any changes in the value of trading account assets or liabilities, including interest rate derivatives, are recorded in net trading account profits or losses. Derivative instruments for trading purposes also include those used as hedges of net exposures rather than specifically identified assets or liabilities, which do not meet the specific criteria for hedge accounting.

   Net foreign exchange gains or losses primarily include net gains or losses on currency derivative instruments entered into for trading purposes, and transaction gains or losses on the translation into Japanese yen of monetary assets and liabilities denominated in foreign currencies. The transaction gains or losses on the translation into Japanese yen fluctuate from period to period depending upon the spot rates at the end of period. This is primarily because the transaction gains or losses on translation of securities available for sale, such as bonds denominated in foreign currencies, are not included in current earnings but are reflected in other changes in equity from nonowner sources, while in principle all transaction gains or losses on translation of monetary liabilities denominated in foreign currencies are included in current earnings.

   Net investment securities gains or losses primarily include net gains or losses on sales of marketable securities, particularly marketable equity securities. In addition, impairment losses are recognized as part of net investment securities gains or losses when our management concludes that declines in fair value for certain marketable securities are other than temporary. We have recognized high levels of impairment losses in recent years as fair values continued to decline in sluggish equity markets and worsening financial conditions.

   The following table is a summary of our non-interest income for the six months ended September 30, 2001 and 2002:

                                                                    Six Months Ended
                                                                     September 30,
                                                               --------------------------
                                                                    2001          2002
                                                               ----------      ----------
                                                                     (in billions)
Fees and commissions:
   Trust fees................................................. (Yen) 62.8      (Yen) 54.9
   Fees on funds transfer and service charges for collections.       29.8            30.6
   Commissions and fees on international business.............       26.4            27.0
   Fees and commissions on credit card business...............       25.5            26.0
   Service charges on deposits................................       10.7            17.8
   Other fees and commissions.................................       89.9            95.5
                                                               ----------      ----------
       Total fees and commissions.............................      245.1           251.8
Trading account profits--net..................................      106.1           145.5
Foreign exchange gains--net...................................       62.6           113.5
Investment securities gains--net..............................        -- /(1)/       28.9
Other.........................................................       28.9            31.8
                                                               ----------      ----------
          Total non-interest income........................... (Yen)442.7      (Yen)571.5
                                                               ==========      ==========

-------------
(1) Net loss of (Yen)92.9 billion reflected in non-interest expense.

   Non-interest income for the six months ended September 30, 2002 was
(Yen)571.5 billion, an increase of (Yen)128.8 billion, or 29.1%, from
(Yen)442.7 billion for the six months ended September 30, 2001. The increase in non-interest income was primarily attributable to an increase in foreign exchange gains--net of (Yen)50.9 billion, an increase in net trading account profits of (Yen)39.4 billion, and investment securities gains--net of (Yen)28.9 billion for the six months ended September 30, 2002 compared to investment securities losses--net of (Yen)92.9 billion for the six months ended September 30, 2001.

   Fees and commissions for the six months ended September 30, 2002 were
(Yen)251.8 billion, an increase of (Yen)6.7 billion, or 2.8%, from (Yen)245.1 billion for the six months ended September 30, 2002. The increase in fees and commissions was due primarily to an increase of (Yen)7.1 billion in service charges on deposits of overseas offices and an increase of (Yen)5.6 billion in other fees and commissions, offset by a decrease in trust fees of (Yen)7.9 billion.

   Trading account profits-net increased (Yen)39.4 billion, or 37.1%, to
(Yen)145.5 billion for the six months ended September 30, 2002. The net trading account profits for the six months ended September 30, 2001 and 2002 consisted of the following:

                                                                                     Six Months Ended
                                                                                       September 30,
                                                                                  ----------------------
                                                                                     2001        2002
                                                                                  ----------  ----------
                                                                                       (in billions)
Net profits on derivative instruments, primarily interest rate futures, swaps and options........................................................................ (Yen)119.7  (Yen)151.0
Net losses on trading securities.................................................      (13.6)       (5.5)
                                                                                  ----------  ----------
   Net trading account profits................................................... (Yen)106.1  (Yen)145.5
                                                                                  ==========  ==========

   The increase in net profits on derivative instruments was due primarily to an increase in gains on interest rate swaps principally held for risk management purposes. We use interest rate derivatives and manage our interest rate positions to mitigate the exposures arising from mismatches in our asset and liability positions and capitalize on interest rate movements prevailing in the market. For the six months ended September 30, 2002, we generally accumulated net receive-fix and pay-variable positions in our interest rate swap portfolios in response to the increases in deposit liabilities, and our interest rate swap positions resulted in gains in value under the declining interest rate environment.

   Net foreign exchange gains for the six months ended September 30, 2002 were
(Yen)113.5 billion, an increase of (Yen)50.9 billion, or 81.5%, from (Yen)62.6 billion for the six months ended September 30, 2001. The increase in net foreign exchange gains primarily reflected an increase in transaction gains on translation of monetary liabilities denominated in foreign currencies due to the yen appreciation. As discussed above, the transaction gains or losses on translation of securities available for sale, such as bonds denominated in foreign currencies, are not included in current earnings but are reflected in other changes in equity from nonowner sources, while in principle all transaction gains or losses on translation of monetary liabilities denominated in foreign currencies are included in current earnings.

   Net investment securities gains for the six months ended September 30, 2002 were (Yen)28.9 billion, compared to net losses of (Yen)92.9 billion for the six months ended September 30, 2001. Major components of net investment securities gains or losses for the six months ended September 30, 2001 and 2002 are summarized below:

                                                              Six Months Ended
                                                                September 30,
                                                          ------------------------
                                                              2001         2002
                                                          -----------  -----------
                                                                (in billions)
Net gains on sales of marketable equity securities....... (Yen) 132.6  (Yen) 106.8
Impairment losses on marketable equity securities........      (275.6)      (176.5)
Other--net, principally gains on sales of debt securities        50.1         98.6
                                                          -----------  -----------
   Net investment securities gains (losses).............. (Yen) (92.9) (Yen)  28.9
                                                          ===========  ===========

   The change to net investment gains of (Yen)28.9 billion for the six months ended September 30, 2002 from net investment losses of (Yen)92.9 billion for the six months ended September 30, 2001 was due primarily to a decrease in impairment losses on marketable equity securities and an increase in net gains on sales of bonds as discussed below.

   Net gains on sales of marketable equity securities decreased (Yen)25.8 billion from (Yen)132.6 billion for the six months ended September 30, 2001 to
(Yen)106.8 billion for the six months ended September 30, 2002. The decrease in net gains on sales of marketable equity securities primarily reflected declining market prices. Partly in response to the legislation forbidding banks, including our subsidiary banks, from holding stocks in excess of their Tier I capital after September 30, 2004 and partly to reduce risk-weighted assets, we sold large amounts of equity securities, including through the use of an exchange-traded fund.

   Impairment losses on marketable equity securities decreased (Yen)99.1 billion from (Yen)275.6 billion for the six months ended September 30, 2001 to
(Yen)176.5 billion for the six months ended September 30, 2002. The decrease in impairment losses primarily reflected a decrease in marketable equity securities resulting from sales and lesser declines in market prices of equity securities for the six months ended September 30, 2002 than for the six months ended September 30, 2001. The Nikkei Stock Average declined 14.9% from 11,024.94 at March 29, 2002 to 9,383.29 at September 30, 2002 while it declined 24.8% from 12,999.70 at March 30, 2001 to 9,774.68 at September 28, 2001. The
Tokyo Stock Price Index, or TOPIX, which is a composite index of all stocks listed on the First Section of the Tokyo Stock Exchange, declined 13.1% from 1,060.19 at March 29, 2002 to 921.05 at September 30, 2002 while it declined 19.9% from 1,277.27 at March 30, 2001 to 1,023.42 at September 28, 2001.

   Other net gains for the six months ended September 30, 2001 and 2002 primarily consisted of net gains on our sales of bonds. The increase in other gains of (Yen)48.5 billion from (Yen)50.1 billion for the six months ended September 30, 2001 to (Yen)98.6 billion for the six months ended September 30, 2002 was mainly attributable to an increase in net gains on sales of bonds issued by foreign entities. The prices of such bonds generally increased in a declining interest rate environment during the six months ended September 30, 2002.

   Other non-interest income consists primarily of lease income under operating lease agreements. Other non-interest income for the six months ended September 30, 2002 was substantially unchanged, representing an increase of (Yen)2.9 billion, or 9.6%, from (Yen)28.9 billion for the six months ended September 30, 2001 to (Yen)31.8 billion for the six months ended September 30, 2002.

  Non-Interest Expense

   The following table shows a summary of our non-interest expense for the six months ended September 30, 2001 and 2002:

                                                 Six Months Ended
                                                  September 30,
                                            ---------------------
                                               2001         2002
                                            ---------- ----------
                                                  (in billions)
          Salaries and employee benefits... (Yen)228.5 (Yen)241.7
          Occupancy expenses--net..........       67.4       60.4
          Investment securities losses--net       92.9        -- /(1)/
          Other............................      294.7      301.6
                                            ---------- ----------
             Total non-interest expense.... (Yen)683.5 (Yen)603.7
                                            ========== ==========

-------------
(1) Net gain of (Yen)28.9 billion reflected in non-interest income

   Non-interest expense for the six months ended September 30, 2002 was
(Yen)603.7 billion, a decrease of (Yen)79.8 billion, or 11.7%, from (Yen)683.5 billion for the six months ended September 30, 2001. The decrease primarily reflected no investment securities losses-net for the six months ended September 30, 2002 compared to investment securities losses-net of (Yen)92.9 billion for the six months ended September 30, 2001. The decrease was partly offset by an increase of (Yen)13.2 billion in salaries and employee benefits. For a discussion of the change in investment securities gains (losses)-net, see non-interest income above.

   Salaries and employee benefits for the six months ended September 30, 2002 were (Yen)241.7 billion, an increase of (Yen)13.2 billion, or 5.8%, from
(Yen)228.5 billion for the six months ended September 30, 2001. The increase in salaries and employee benefits primarily reflected an increase in net periodic pension costs and an increase in salaries and employee benefits at UnionBanCal Corporation and its subsidiaries. The increase in net periodic pension costs was due mainly to an increase in amortization of unrecognized loss. The increase in salaries and employee benefits at UnionBanCal Corporation and subsidiaries was primarily attributable to increases in staff reflecting their strategy of expanding key businesses. These increases were partially offset by a decrease in salary expense resulting from a reduction in the number of employees in Japan.

   Net occupancy expenses for the six months ended September 30, 2002, were
(Yen)60.4 billion, a decrease of (Yen)7.0 billion, or 10.3%, from (Yen)67.4 billion for the six months ended September 30, 2001. The decrease was due primarily to a decrease in depreciation and lease expenses resulting from the closing and consolidation of offices.

   Other non-interest expense for the six months ended September 30, 2002 was
(Yen)301.6 billion, an increase of (Yen)6.9 billion, or 2.3%, from (Yen)294.7 billion for the six months ended September 30, 2001. Other non-interest expense for the six months ended September 30, 2002 included a (Yen)22.5 billion loss resulting from the decrease in our equity investment in a subsidiary that was accounted for as a sale in connection with the merger of the four securities companies described under "--Recent Developments--Acquisition and Merger of Securities Companies." Excluding the loss of (Yen)22.5 billion, other non-interest expense decreased (Yen)15.6 billion for the six months ended September 30, 2002. The decrease was due primarily to a decrease in provision for credit losses on off-balance sheet financial instruments.

  Income Tax Expense (Benefit)

   The following table presents a summary of our income tax expense (benefit) for the six months ended September 30, 2001 and 2002:

                                                                                       Six Months Ended
                                                                                        September 30,
                                                                                    ---------------------
                                                                                       2001       2002
                                                                                    ---------  ----------
                                                                                        (in billions)
Income (loss) before income tax expense (benefit) and cumulative effect of a change in accounting principle.......................................................... (Yen)(9.1) (Yen)267.9
Income tax expense (benefit).......................................................      (1.5)      163.6
Effective tax rate.................................................................      16.2%       61.1%
Normal effective statutory tax rate................................................      38.0%       38.0%

   The combined normal effective statutory tax was 38.0% for the six months ended September 30, 2001 and 2002. For the six months ended September 30, 2002, income tax expense as a percentage of income before income tax expense and cumulative effect of a change in accounting principle was 61.1%, which was 23.1% higher than the statutory tax rate of 38.0%. The higher tax rate was due principally to an increase in the valuation allowance against deferred tax assets and nondeductible expenses, including the (Yen)22.5 billion loss resulting from the decrease in our equity investment in a subsidiary discussed above. The valuation allowance increased (Yen)69.9 billion from (Yen)256.6 billion at March 31, 2002, to (Yen)326.5 billion at September 30, 2002. These effects were partially offset by nontaxable dividends received and foreign tax credits.

Results of Operations for Three Fiscal Years Ended March 31, 2000, 2001 and 2002

   The following table sets forth a summary of our results of operations for the fiscal years ended March 31, 2000, 2001 and 2002:

                                                                                       Years Ended March 31,
                                                                             ----------------------------------------
                                                                                 2000          2001          2002
                                                                             ------------  ------------  ------------
                                                                                           (in billions)
Interest income............................................................. (Yen)2,165.6  (Yen)2,283.0  (Yen)2,017.0
Interest expense............................................................      1,086.1       1,310.6         939.1
                                                                             ------------  ------------  ------------
Net interest income.........................................................      1,079.5         972.4       1,077.9
                                                                             ------------  ------------  ------------
Provision for credit losses.................................................        372.4         797.1         601.7
Non-interest income.........................................................        519.9         955.8         700.8
Non-interest expense........................................................      1,224.3       1,127.5       1,501.2
                                                                             ------------  ------------  ------------
Income (loss) before income tax expense (benefit) and cumulative effect of a
  change in accounting principle............................................          2.7           3.6        (324.2)
Income tax expense (benefit)................................................         50.2          62.8        (101.8)
Loss before cumulative effect of a change in accounting principle...........        (47.5)        (59.2)       (222.4)
Cumulative effect of a change in accounting principle, net of tax...........           --            --           5.9
                                                                             ------------  ------------  ------------
Net loss.................................................................... (Yen)  (47.5) (Yen)  (59.2) (Yen) (216.5)
                                                                             ============  ============  ============

   We recorded a (Yen)216.5 billion net loss, or (Yen)39,733.32 per share, for the fiscal year ended March 31, 2002, compared to a (Yen)59.2 billion net loss, or (Yen)12,274.55 per share, for the fiscal year ended March 31, 2001. During the three fiscal years ended March 31, 2002, our results of operations have been materially affected by high levels of credit losses and a substantial increase in impaired loans as a result of the continuing weak economy, unprecedented levels of corporate bankruptcy filings, impaired collateral values resulting from the protracted decline in real estate values, and, as a result of the continuing declines in prices of marketable equity securities, significant write-downs of securities in our portfolio.

    Net Interest Income

   Throughout the fiscal year ended March 31, 2002, the Bank of Japan maintained a near zero interest rate policy and cut 15 basis points from the official discount rate, to 0.10%, in September 2001. As a consequence of the policy of near zero interest rates, interest rates on ordinary deposits stayed at 0.02% per annum and the short-term prime lending rate, which serves as the benchmark for loans of less than one year, remained at 1.375% per annum during the fiscal year ended March 31, 2002. In connection with the end of full government protection on certain bank deposits, Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank lowered their interest rates on ordinary deposits from 0.02% to 0.001%, a record low, effective April 2002.

   The following is a summary of the interest rate spread in the fiscal years ended March 31, 2000, 2001 and 2002:

                                                     Years Ended March 31,
                               ----------------------------------------------------------------
                                       2000                  2001                  2002
                               --------------------  --------------------  --------------------
                                  Average    Average    Average    Average    Average    Average
                                  balance     rate      balance     rate      balance     rate
                               ------------- ------- ------------- ------- ------------- -------
                                               (in billions, except percentages)
Interest-earning assets:
   Domestic................... (Yen)62,351.8  1.55%  (Yen)61,175.9  1.50%  (Yen)59,823.9  1.37%
   Foreign....................      20,814.2  5.76        22,220.5  6.16        25,368.5  4.73
                               -------------         -------------         -------------
       Total.................. (Yen)83,166.0  2.60%  (Yen)83,396.4  2.74%  (Yen)85,192.4  2.37%
                               =============  ====   =============  ====   =============  ====
Financed by:
Interest-bearing funds:
   Domestic................... (Yen)57,660.8  0.72%  (Yen)58,048.5  0.83%  (Yen)61,150.4  0.53%
   Foreign....................      16,905.4  3.95        17,701.3  4.69        17,599.3  3.50
                               -------------         -------------         -------------
       Total..................      74,566.2  1.46        75,749.8  1.73        78,749.7  1.19
   Non-interest bearing funds.       8,599.8    --         7,646.6    --         6,442.7    --
                               -------------         -------------         -------------
       Total.................. (Yen)83,166.0  1.30%  (Yen)83,396.4  1.57%  (Yen)85,192.4  1.10%
                               =============         =============         =============
Spread on:
   Interest-bearing funds.....                1.14%                 1.01%                 1.18%
   Total funds................                1.30%                 1.17%                 1.27%

    Fiscal Year Ended March 31, 2002 Compared to Fiscal Year Ended March 31,
  2001

   Net interest income in the fiscal year ended March 31, 2002 was (Yen)1,077.9 billion, an increase of (Yen)105.5 billion, or 10.9%, from (Yen)972.4 billion in the fiscal year ended March 31, 2001. Although interest income and interest expense both decreased during the fiscal year ended March 31, 2002 due to the declining interest rate environment in Japan and overseas, an increase in average foreign interest-earning assets (not matched by an increase in foreign interest-bearing funds) contributed to the increase in net interest income. Average foreign interest-earning assets increased (Yen)3,148.0 billion, or 14.2%, to (Yen)25,368.5 billion in the fiscal year ended March 31, 2002 while average domestic interest-earning assets decreased (Yen)1,352.0 billion, or 2.2%, to (Yen)59,823.9 billion in the fiscal year ended March 31, 2002. The increase in average foreign interest-earning assets in the fiscal year ended March 31, 2002 primarily reflected an increase in average foreign investment securities of (Yen)1,704.1 billion and an increase in average foreign loans of
(Yen)1,466.8 billion, which were primarily funded by an increase in domestic deposits. During this period, we often used foreign currency swaps in order to effectively hedge foreign currency exposures associated with foreign currency investments funded by yen-denominated liabilities. The average domestic deposits increased (Yen)3,628.6 billion to (Yen)44,807.0 billion in the fiscal year ended March 31, 2002. The increase in interest income due to the increase in average interest-earning assets more than offset the increase in interest expense due to the increase in average interest-bearing liabilities.

   Net interest income as a percentage of average total interest-earning assets increased 10 basis points from 1.17% in the fiscal year ended March 31, 2001 to 1.27% in the fiscal year ended March 31, 2002. The average interest rate spread increased 17 basis points from 1.01% in the fiscal year ended March 31, 2001 to 1.18% in the fiscal year ended March 31, 2002. Although the total interest rate spread increased in the fiscal year ended March 31, 2002, this increase did not materially contribute to the increase in total net interest income. The average interest rate spread between foreign interest-earning assets and foreign interest-bearing liabilities in the fiscal year ended March 31, 2002 decreased 24 basis points while the average interest rate spread between domestic interest-earning assets and domestic interest-bearing liabilities increased 17 basis points. The decrease in average foreign interest rate spread was primarily due to a decline in average interest rates on foreign currency denominated assets, principally investment securities and loans, under the declining interest environment in the United States and other foreign countries. The increase in average domestic interest rate spread was primarily due to the decrease in average interest rates on deposits, resulting from customers shifting funds from time deposits to demand deposits bearing lower interest in anticipation of the termination of protection of deposit in Japan. The decrease in net interest income due to the decreased average interest rate spread on foreign activities, more than offset the increase in net interest income due to the increased spread on domestic activities.

   Net interest income in the fiscal year ended March 31, 2002 included a net gain of approximately (Yen)7.6 billion resulting from derivative financial instruments used for hedging purposes while net interest income in the fiscal year ended March 31, 2001 included such a gain of (Yen)1.6 billion. These net gains increased our net interest margin 0.3 basis points in the fiscal year ended March 31, 2001 and 0.9 basis points in the fiscal year ended March 31, 2002.

    Fiscal Year Ended March 31, 2001 Compared to Fiscal Year Ended March 31,
  2000

   Net interest income in the fiscal year ended March 31, 2001 was (Yen)972.4 billion, a decrease of (Yen)107.1 billion, or 9.9%, from (Yen)1,079.5 billion in the fiscal year ended March 31, 2000. The decrease in net interest income was primarily attributable to a decline in spread. Net interest income as a percentage of average total interest-earning assets decreased 13 basis points from 1.30% in the fiscal year ended March 31, 2000 to 1.17% in the fiscal year ended March 31, 2001. The decline in spread in the fiscal year ended March 31, 2001 reflected the rising interest rate environment in Japan in the second half of the fiscal year ended March 31, 2001 and the intensifying competition among lenders for retail customers under the weak economic conditions in Japan. In addition, reflecting the rising interest rate environment in the first half of the fiscal year ended March 31, 2001 in the United States and elsewhere, the average interest rate on foreign interest-earning assets increased to 6.16% and foreign interest-bearing funds increased to 4.69%, while the spread declined 13 basis points in the fiscal year ended March 31, 2001 compared to the previous year.

   See "Selected Statistical Data--I. Distribution of Assets, Liabilities and Shareholders' Equity; Interest Rates and Interest Differential--Average Balance Sheets, Interest and Average Rates" for more detailed analysis of interest rate spread.

  Provision for Credit Losses

   Provision for credit losses was charged to operating income to maintain the allowance for credit losses at a level deemed appropriate by management.

    Fiscal Year Ended March 31, 2002 Compared to Fiscal Year Ended March 31,
  2001

   The provision for credit losses in the fiscal year ended March 31, 2002 was
(Yen)601.7 billion, representing a decrease of (Yen)195.4 billion, or 24.5%, from (Yen)797.1 billion in the fiscal year ended March 31, 2001. The decrease in provision for credit losses in the fiscal year ended March 31, 2002 was primarily attributable to a decrease of (Yen)156.6 billion in impaired loans. The provision for credit losses, while high in the fiscal year ended March 31, 2002, declined from the prior year's level. In the fiscal year ended March 31, 2001, provisions for credit losses were high primarily because of a significant increase in impaired loans, in particular restructured loans, as compared with the previous year.

    Fiscal Year Ended March 31, 2001 Compared to Fiscal Year Ended March 31,
  2000

   The provision for credit losses in the fiscal year ended March 31, 2001 was
(Yen)797.1 billion, representing an increase of (Yen)424.7 billion, or 114.0%, from (Yen)372.4 billion in the fiscal year ended March 31, 2000. The increase in provision for credit losses in the fiscal year ended March 31, 2001 was primarily attributable to an increase of (Yen)1,425.6 billion in impaired loans. Specifically, an increase of (Yen)274.4 billion was determined necessary as the allocated allowance for specifically identified problem loans. This increase was partially offset by a decrease of (Yen)84.6 billion in the formula allowance for substandard, special mention and unclassified loans. In addition, during the fiscal year ended March 31, 2001, Bank of Tokyo-Mitsubishi refined its methodology for estimating credit losses. Under the revised methodology, credit exposures, default and recovery ratios are three essential factors considered in establishing the formula allowance. The revision to Bank of Tokyo-Mitsubishi's methodology resulted in an increase of (Yen)17.6 billion in provision for credit losses for the fiscal year ended March 31, 2001, accounting for 4.1% of total increase in provision for credit losses.

    Non-Interest Income

   The following table is a summary of our non-interest income in the fiscal years ended March 31, 2000, 2001 and 2002:

                                                               Years Ended March 31,
                                                          --------------------------------
                                                             2000       2001       2002
                                                          ---------- ---------- ----------
                                                                   (in billions)
Fees and commissions:
   Trust fees............................................ (Yen)106.2 (Yen)114.6 (Yen)123.6
   Fees on funds transfer service charges for collection.       60.7       60.0       60.9
   Commission and fees on international business.........       37.1       51.3       53.5
   Fees and commissions on credit card business..........        0.4       47.9       51.0
   Service charges on deposits...........................       19.7       22.7       29.8
   Other fees and commissions............................      145.1      162.9      173.1
                                                          ---------- ---------- ----------
       Total fees and commissions........................      369.2      459.4      491.9
Trading account profit-net...............................         --      229.5      138.5
Foreign exchange gains-net...............................       32.6         --         --
Investment securities gains-net..........................       79.8      232.5       20.6
Other....................................................       38.3       34.4       49.7
                                                          ---------- ---------- ----------
          Total non-interest income...................... (Yen)519.9 (Yen)955.8 (Yen)700.7
                                                          ========== ========== ==========

    Fiscal Year Ended March 31, 2002 Compared to Fiscal Year Ended March 31,
  2001

   Non-interest income in the fiscal year ended March 31, 2002 was (Yen)700.7 billion, a decrease of (Yen)255.1 billion, or 26.7%, from (Yen)955.8 billion in the fiscal year ended March 31, 2001. The decrease in non-interest income was primarily attributable to a decrease in net trading account profits of
(Yen)91.0 billion and a decrease in net investment securities gains of
(Yen)211.9 billion. These decreases were partially offset by an increase in fees and commissions of (Yen)32.5 billion.

   Fees and commissions in the fiscal year ended March 31, 2002 were (Yen)491.9 billion, an increase of (Yen)32.5 or 7.1%, from (Yen)459.4 billion in the fiscal year ended March 31, 2001. The increase in fees and commissions was due primarily to an increase of (Yen)9.0 billion in trust fees and an increase of
(Yen)10.2 billion in other fees and commissions. Other fees and commissions primarily include fees on issuing guaranties, fees on underwriting business, and commissions on custodial services. These fees and commissions have increased in recent years partially because of strengthened investment banking and asset management businesses. Also, the yen depreciation against US dollar and other foreign currencies increased the level of fees and commissions received by overseas subsidiaries and branches. In terms of the average exchange rate, the yen depreciated approximately 13% against US dollar for the fiscal year ended March 31, 2002 and for calendar 2001 compared with the previous corresponding year.

   Trading account profits-net decreased (Yen)91.0 billion, or 39.7%, to
(Yen)138.5 billion in the fiscal year ended March 31, 2002. The net trading account profits for the fiscal years ended March 31, 2001 and 2002 consisted of the following:

                                                                                   Years Ended
                                                                                    March 31,
                                                                              ---------------------
                                                                                 2001       2002
                                                                              ---------- ----------
                                                                                  (in billions)
Net profits on derivative instruments, primarily interest rate futures, swaps and options................................................................ (Yen)199.5 (Yen)149.3
Net profits (losses) on trading securities...................................       30.0      (10.8)
                                                                              ---------- ----------
   Net trading account profits............................................... (Yen)229.5 (Yen)138.5
                                                                              ========== ==========

   The decrease in net profits on derivative instruments was due primarily to a decrease in gains on foreign currency interest rate swaps principally used for risk management purposes, partially offset by an increase in gains on foreign currency interest rate futures. As our foreign currency-denominated interest rate swap portfolio was in a net receive-variable and pay-fix position, our portfolio lost value under the declining interest rates for debt denominated in US dollar and other foreign currencies in the fiscal year ended March 31, 2002. The loss was partially offset by a gain from long positions of foreign currency-denominated interest rate futures in our trading activities. As these derivatives used to manage interest rate exposures do not meet the specified criteria for hedge accounting, we accounted for such derivatives as trading instruments. The net losses on trading securities for the fiscal year ended March 31, 2002 as compared with the net profits for the previous fiscal year were due primarily to unfavorable financial markets in which interest rates were stable but low.

   Net investment securities gains in the fiscal year ended March 31, 2002 were
(Yen)20.6 billion, representing a decrease of (Yen)211.9 billion, or 91.1%, from net gains of (Yen)232.5 billion in the fiscal year ended March 31, 2001. Major components of net investment securities gains in the fiscal years ended March 31, 2001 and 2002 are summarized below:

                                                            Years Ended
                                                             March 31,
                                                     ------------------------
                                                         2001         2002
                                                     -----------  -----------
                                                           (in billions)
  Net gains on sales of marketable equity securities (Yen) 440.7  (Yen) 277.2
  Impairment losses on marketable equity securities.      (262.0)      (281.0)
  Other--net........................................        53.8         24.4
                                                     -----------  -----------
     Net investment securities gains................ (Yen) 232.5  (Yen)  20.6
                                                     ===========  ===========

   During the fiscal year ended March 31, 2002, the Japanese stock markets continued to experience the significant downturn of recent years. The Nikkei Stock Average declined 15.2% from 12,999.70 at March 30, 2001 to 11,024.94 at March 29, 2002, and the Tokyo Stock Price Index, or TOPIX, which is a composite index of all stocks listed on the First Section of Tokyo Stock Exchange, declined 17.0% from 1,277.27 at March 30, 2001 to 1,060.19 at March 29, 2002.

   The decrease in net gains on sale of marketable equity securities in the fiscal year ended March 31, 2002 was due primarily to declining market prices and an increase in losses on sales of equity securities with relatively high cost bases. Net investment securities gains included gross realized losses on sales of available-for-sale securities of (Yen)107.6 billion in the fiscal year ended March 31, 2001 and (Yen)172.4 billion in the fiscal year ended March 31, 2002. In the fiscal year ended March 31, 2001, we selectively sold equity securities with relatively low cost bases.

   The increase in impairment losses on marketable equity securities in the fiscal year ended March 31, 2002 primarily reflected the continuing decline in stock prices during the fiscal year.

   Other net gains for the fiscal years ended March 31, 2001 and 2002 primarily reflected net gains on our sales of bonds, principally Japanese government bonds and bonds issued by foreign governments. The net gains on sales of domestic bonds in the fiscal year ended March 31, 2002 decreased under a stable but low interest rate environment, while the net gains on sales of foreign bonds in the fiscal year ended March 31, 2002 increased under a declining interest rate environment.

   Other non-interest income includes lease income under operating lease agreements, income on interbank refinancing and other sundry income. Other non-interest income in the fiscal year ended March 31, 2002 increased (Yen)15.3 billion, or 44.8%, to (Yen)49.7 billion in the fiscal year ended March 31, 2002. The increase primarily reflected an increase in sundry income of overseas operations such as lease income due primarily to the depreciation of the yen against the US dollar and other foreign currencies, and sundry income of domestic subsidiaries.

    Fiscal Year Ended March 31, 2001 Compared to Fiscal Year Ended March 31,
  2000

   Non-interest income in the fiscal year ended March 31, 2001 was (Yen)955.8 billion, an increase of (Yen)435.9 billion, or 83.9%, from (Yen)519.9 billion in the fiscal year ended March 31, 2000. The increase in non-interest income was attributable primarily to a net trading account profit of (Yen)229.5 billion in the fiscal year ended March 31, 2001 compared to a net trading account loss of (Yen)143.1 billion in the fiscal year ended March 31, 2000, an increase in net investment securities gains of (Yen)152.7 billion and an increase in fees and commissions of (Yen)90.2 billion. These increases were partially offset by net foreign exchange losses of (Yen)104.6 billion being reported in non-interest expense compared to foreign exchange net gains of
(Yen)32.6 billion for the fiscal year ended March 31, 2000.

   The increase in fees and commissions in the fiscal year ended March 31, 2001 was due primarily to inclusion of the results of DC Card Co., Ltd., which was newly consolidated at the end of the fiscal year ended March 31, 2000, contributing significantly to the (Yen)47.5 billion increase in fees and commissions generated by our credit card business, fees on issuing guarantees, fees on underwriting business, service charges on deposits of overseas offices, and commissions on custodial services.

   Trading activities improved from net trading account losses of (Yen)143.1 billion in the fiscal year ended March 31, 2000 to net trading account profits of (Yen)229.5 billion in the fiscal year ended March 31, 2001.

   Net trading account profits (losses) for the fiscal years ended March 31, 2000 and 2001 consisted of the following:

                                                                                             Years Ended
                                                                                              March 31,
                                                                                       -----------------------
                                                                                           2000        2001
                                                                                       -----------  ----------
                                                                                            (in billions)
Net profits (losses) on derivative instruments, primarily interest-rate futures, swaps and options......................................................................... (Yen)(125.7) (Yen)199.5
Net profits (losses) on trading securities............................................       (17.4)       30.0
                                                                                       -----------  ----------
   Net trading account profits (losses)............................................... (Yen)(143.1) (Yen)229.5
                                                                                       ===========  ==========

   The net trading account profits for the fiscal year ended March 31, 2001 included (Yen)199.5 billion net profits on interest rate and other derivatives, primarily reflecting market conditions favorable to our interest rate derivative positions in a declining interest rate environment in yen and US dollars, and trading securities net profits of (Yen)30.0 billion.

   Net investment securities gains in the fiscal year ended March 31, 2001 increased (Yen)152.7 billion from (Yen)79.8 billion in the fiscal year ended March 31, 2000 to (Yen)232.5 billion. Major components of net investment securities gains in the fiscal years ended March 31, 2000 and 2001 are summarized below:

                                                            Years Ended
                                                             March 31,
                                                     ------------------------
                                                         2000         2001
                                                     -----------  -----------
                                                           (in billions)
  Net gains on sales of marketable equity securities (Yen) 304.3  (Yen) 440.7
  Impairment losses on marketable equity securities.      (184.0)      (262.0)
  Other--net........................................       (40.5)        53.8
                                                     -----------  -----------
     Net investment securities gains................ (Yen)  79.8  (Yen) 232.5
                                                     ===========  ===========

   The increase in net investment securities gains in the fiscal year ended March 31, 2001 was due primarily to an increase in net gains of (Yen)136.4 billion on sales of marketable equity securities as we reduced our strategic shareholdings, and in net gains of (Yen)97.9 billion on our sales of Japanese government bonds and bonds issued by foreign governments and other issuers. These increases were partially offset by an increase of (Yen)78.0 billion in impairment losses of marketable equity securities.

    Non-Interest Expense

   The following table shows a summary of non-interest expense in the fiscal years ended March 31, 2000, 2001 and 2002:

                                              Years Ended March 31,
                                      --------------------------------------
                                          2000         2001         2002
                                      ------------ ------------ ------------
                                                  (in billions)
    Salaries and employee benefits... (Yen)  429.4 (Yen)  403.7 (Yen)  456.6
    Occupancy expenses--net..........        130.1        137.4        134.8
    Trading accounts losses--net.....        143.1           --           --
    Foreign exchange losses--net.....           --        104.6        333.0
    Losses on other real estate owned         70.2         16.4          6.2
    Goodwill amortization............          2.8          4.4          7.9
    Other............................        448.7        461.0        562.7
                                      ------------ ------------ ------------
       Total non-interest expense.... (Yen)1,224.3 (Yen)1,127.5 (Yen)1,501.2
                                      ============ ============ ============

  Fiscal Year Ended March 31, 2002 Compared to Fiscal Year Ended March 31, 2001

   Non-interest expense in the fiscal year ended March 31, 2002 was
(Yen)1,501.2 billion, an increase of (Yen)373.7 billion, or 33.1%, from
(Yen)1,127.5 billion in the fiscal year ended March 31, 2001. The increase primarily reflected an increase in salaries and employee benefits of (Yen)52.9 billion, an increase in net foreign exchange losses of (Yen)228.4 billion, and an increase in other non-interest expenses of (Yen)101.7 billion.

   Salaries and employee benefits in the fiscal year ended March 31, 2002 were
(Yen)456.6 billion, an increase of (Yen)52.9 billion, or 13.1%, from (Yen)403.7 billion in the fiscal year ended March 31, 2001. The increase in salaries and employee benefits primarily reflected an increase in net periodic pension costs, as well as an increase in amounts paid to employees outside Japan, whose salaries and other benefits denominated in currencies other than yen increased due to the depreciation of the yen against the US dollar and other foreign currencies. The increase in net periodic pension costs was due primarily to an increase in amortization of net actuarial loss and a decrease in expected return on plan assets. In accordance with SFAS No. 87, "Employers' Accounting for Pensions," the minimum amortization of actuarial loss was included as a component of net periodic pension cost in the fiscal year ended March 31, 2002 as the unrecognized net actuarial loss exceeded 10% of the projected benefit obligation. The decrease in expected return on plan assets for the plans of Bank of Tokyo-Mitsubishi, Mitsubishi

Trust Bank and certain domestic subsidiaries resulted from a decrease in expected rate of return on plan assets from 4.79% in the fiscal year ended March 31, 2001 to 4.45% in the fiscal year ended March 31, 2002. Plan assets, which included pension trust funds managed by certain life insurance companies, investment advisory companies and trust banks, consisted of interest-earning deposits at banks, Japanese government bonds, other debt securities and marketable equity securities issued by domestic and foreign entities. Pension assets managed by insurance companies were included in pooled investment portfolios. The continuously depressed Japanese economy had an influence on domestic equity and debt securities markets. As a result, with respect to the domestic subsidiaries' plans, the actual return on the plan assets was negative by (Yen)53.1 billion in the fiscal year ended March 31, 2001 and negative by
(Yen)48.7 billion in the fiscal year ended March 31, 2002. These increases were partially offset by a decrease in salary expense resulting from a reduction in the number of employees.

   Net occupancy expenses in the fiscal year ended March 31, 2002 were
(Yen)134.8 billion, a decrease of (Yen)2.6 billion, or 1.9%, from (Yen)137.4 billion in the fiscal year ended March 31, 2001. The decrease was due primarily to the closing and consolidation of offices, which was partially offset by an increase in overseas occupancy expenses resulting from the depreciation of the yen against the US dollar and other foreign currencies.

   Net foreign exchange losses in the fiscal year ended March 31, 2002 were
(Yen)333.0 billion, an increase of (Yen)228.4 billion from (Yen)104.6 billion in the fiscal year ended March 31, 2001. Major components of net foreign exchange gains or losses in the fiscal years ended March 31, 2001 and 2002 are summarized below:

                                                                                  Years Ended
                                                                                   March 31,
                                                                           ------------------------
                                                                               2001         2002
                                                                           -----------  -----------
                                                                                 (in billions)
Losses on translation of foreign currency long-term debt.................. (Yen) (35.9) (Yen) (18.7)
Net losses on foreign exchange contracts entered into for trading purposes      (156.1)       (78.0)
Other--net................................................................        87.4       (236.3)
                                                                           -----------  -----------
   Total foreign exchange losses--net..................................... (Yen)(104.6) (Yen)(333.0)
                                                                           ===========  ===========

   Losses on translation of foreign currency long-term debt in the fiscal year ended March 31, 2002 reflected the depreciation of the yen against the US dollar and other foreign currencies. We had net losses on foreign exchange contracts entered into for trading purposes in the fiscal year ended March 31, 2002 under the unfavorable foreign exchange markets. Other foreign exchange net losses, included in "Other--net," in the fiscal year ended March 31, 2002 partially reflected the fact that foreign-currency-denominated liabilities used to hedge the foreign currency exposure of available-for-sale debt securities had no longer qualified as hedging instruments under SFAS No. 133 since April 1, 2001 and, therefore, the transaction losses on such liabilities were recognized in earnings in the fiscal year ended March 31, 2002.

   Losses on other real estate owned in the fiscal year ended March 31, 2002 were (Yen)6.2 billion, a decrease of (Yen)10.2 billion, or 62.2%, from
(Yen)16.4 billion in the fiscal year ended March 31, 2001. Losses on other real estate owned include valuation losses, operating expenses and net losses on sales of real estate. Losses on other real estate owned in recent years resulted mainly from the continuing decline in real estate values in Japan, evidenced by average declines in government-appraised land prices of 5.2% for residential areas and 8.3% for commercial areas in calendar 2001. However, losses on other real estate owned decreased in the fiscal year ended March 31, 2002 as we reduced our other real estate owned from (Yen)33.9 billion at March 31, 2001 to (Yen)11.7 billion at March 31, 2002 through asset sales to third parties.

   Goodwill amortization in the fiscal year ended March 31, 2002 was (Yen)7.9 billion, an increase of (Yen)3.5 billion, or 79.5%, from (Yen)4.4 billion in the fiscal year ended March 31, 2001. The increase was primarily due to amortization of goodwill related to the acquisition of the 17.0% minority ownership in Nippon Trust Bank on April 2, 2001.

   Other non-interest expenses in the fiscal year ended March 31, 2002 were
(Yen)562.7 billion, an increase of (Yen)101.7 billion, or 22.1%, from
(Yen)461.0 billion in the fiscal year ended March 31, 2001. The increase in other non-interest expenses was primarily due to an increase of (Yen)36.2 billion in provision for credit losses on off-balance sheet instruments, an increase of (Yen)14.6 billion in overseas operating expenses, and an increase in fees paid to outside servicers. The increase in overseas operating expenses primarily reflected the depreciation of the yen against the US dollar and other foreign currencies and an increase in advertising and other operating expenses of UnionBanCal Corporation.

  Fiscal Year Ended March 31, 2001 Compared to Fiscal Year Ended March 31, 2000

   Non-interest expense in the fiscal year ended March 31, 2001 was
(Yen)1,127.5 billion, a decrease of (Yen)96.8 billion, or 7.9%, from
(Yen)1,224.3 billion in the fiscal year ended March 31, 2000. The decrease primarily reflected a decrease in losses on other real estate owned of
(Yen)53.8 billion, and net trading account profits being recorded as non-interest income in the fiscal year ended March 31, 2001 compared to net trading account losses of (Yen)143.1 billion being reported in the fiscal year ended March 31, 2000. These decreases were partially offset by net foreign exchange losses of (Yen)104.6 billion in the fiscal year ended March 31, 2001 compared to net foreign exchange gains of (Yen)32.6 billion being reported in the fiscal year ended March 31, 2000.

   Net foreign exchange losses in the fiscal year ended March 31, 2001 were
(Yen)104.6 billion, compared to net foreign exchange gains of (Yen)32.6 billion in the fiscal year ended March 31, 2000. Major components of net foreign exchange gains or losses, as the case may be, in the fiscal years ended March 31, 2000 and 2001 are summarized below:

                                                                                Years Ended
                                                                                 March 31,
                                                                          -----------------------
                                                                             2000         2001
                                                                          ----------  -----------
                                                                               (in billions)
Gains (losses) on translation of foreign currency long-term debt......... (Yen) 28.7  (Yen) (35.9)
Net gains (losses) on foreign exchange contracts entered into for trading
  purposes...............................................................       82.3       (156.1)
Other--net...............................................................      (78.4)        87.4
                                                                          ----------  -----------
   Total foreign exchange gains (losses)--net............................ (Yen) 32.6  (Yen)(104.6)
                                                                          ==========  ===========

   The change to net foreign exchange losses of (Yen)104.6 billion in the fiscal year ended March 31, 2001 from net foreign exchange gains of (Yen)32.6 billion in the fiscal year ended March 31, 2000 was due primarily to translation losses on foreign currency long-term debts resulting from the depreciation of the yen against the US dollar and other foreign currencies and net losses on foreign exchange contracts entered into for trading purposes in the fiscal year ended March 31, 2001.

   The decrease in losses on other real estate owned in the fiscal year ended March 31, 2001 was due primarily to a decrease in valuation losses on other real estate owned as we reduced our other real estate owned from
(Yen)65.9 billion at March 31, 2000 to (Yen)33.9 billion at March 31, 2001 through asset sales to third parties.

  Income Tax Expense (Benefit)

   The following table presents a summary of our income tax expense (benefit):

                                                           Years Ended March 31,
                                                  ---------------------------------------
                                                      2000          2001          2002
                                                  ------------  ------------  -----------
                                                               (in billions)
Income (loss) before income tax expense (benefit) (Yen)    2.6  (Yen)    3.6  (Yen)(324.2)
Income tax expense (benefit)..................... (Yen)   50.2  (Yen)   62.8  (Yen)(101.8)
Effective tax rate...............................      1,916.0%      1,748.8%        31.4%
Normal effective statutory tax rate..............         41.9%         38.9%        38.0%

   Effective April 1, 2000, the normal effective statutory income tax rate decreased to 38.9% as a result of a change in the local taxation. The Tokyo Metropolitan Assembly enacted a new tax law on March 30, 2000 that changed the basis on which it taxes large banks doing business in Tokyo, including Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank, from a tax based on regional income to a tax based on gross operating income attributable to the operations in Tokyo. Effective April 1,2001, the normal effective statutory income tax rate further decreased to 38.0% as a result of the change in the local taxation as the Osaka Prefectural Assembly passed a new tax law that is substantially the same as the law approved by the Tokyo Metropolitan Assembly. The effect of the decreases in income tax rates on our net deferred tax assets was an increase of
(Yen)9.4 billion in income tax expense in the fiscal year ended March 31, 2000 and an increase of (Yen)12.7 billion in income tax expense in the fiscal year ended March 31, 2001. The new local taxes have been accounted for as non-interest expenses.

   Reconciling items between combined normal effective statutory tax rates and effective income tax rates for the fiscal years ended March 31, 2000, 2001 and 2002 are summarized as follows:

                                                                          Years Ended March 31,
                                                                        -----------------------
                                                                          2000     2001    2002
                                                                        -------  -------  -----
Combined normal effective statutory tax rate...........................    41.9%    38.9% (38.0)%
Increase (decrease) in taxes resulting from:
   Nondeductible expenses..............................................   753.5    237.3    2.9
   Goodwill amortization...............................................    26.2     31.0    0.7
   Nontaxable dividends received.......................................   234.8    225.8    1.3
   Foreign tax credit..................................................  (271.4)   (90.4)  (1.9)
   Lower tax rates applicable to income of foreign subsidiaries........  (255.5)   (93.8)  (2.7)
   Foreign income exempted for income tax purpose......................    23.5    (88.9)  (0.5)
   Foreign tax assessment (refund).....................................  (645.8)    30.1   (0.7)
   Minority interest...................................................   278.5    184.3    2.5
   Change in valuation allowance.......................................   489.8    284.7   16.8
   Expiration of loss carryforwards of subsidiaries....................   884.8    733.1    0.1
   Enacted change in tax rates.........................................   357.3    245.4     --
   Realization of previously unrecognized tax benefits of subsidiaries.      --       --  (11.2)
   Other--net..........................................................    (1.6)    11.3   (0.7)
                                                                        -------  -------  -----
Effective income tax rate.............................................. 1,916.0% 1,748.8% (31.4)%
                                                                        =======  =======  =====

   The effective income tax rate of 31.4% in the fiscal year ended March 31, 2002 was 6.6 points lower than the combined normal effective statutory tax rate of 38.0%. The lower effective income tax rate in the fiscal year ended
March 31, 2002 was attributable primarily to an increase in valuation allowance. Valuation allowance was provided against the portion of deferred tax assets that was more likely than not to be realized. The valuation allowance provided against deferred tax assets increased (Yen)43.5 billion from
(Yen)213.1 billion at March 31, 2001 to (Yen)256.6 billion at March 31, 2002. The increase in valuation allowance in part reflects an increase of
(Yen)14.6 billion
relating to accumulated other changes in equity from nonowner sources (principally, unrealized losses on investment securities available for sale and minimum pension liability adjustments). The remainder of the increase in total valuation allowance primarily reflected an increase in the valuation allowance provided against a portion of deferred tax assets on operating loss carryforwards of our domestic subsidiaries that were not expected to be realized. The effect of the increase in valuation allowance was partially offset by realization of previously unrecognized tax benefits of subsidiaries.

   Due to the relatively small amounts of income before income tax expense in the fiscal years ended March 31, 2000 and 2001, individual reconciling items had a significant impact on the effective income tax rate in each period. In particular, change in valuation allowance, expiration of loss carryforwards of subsidiaries, and enacted change in tax rates were special reconciling items in the fiscal year ended March 31, 2001.

   Total valuation allowance against deferred tax assets increased
(Yen)14.5 billion from (Yen)198.6 billion at March 31, 2000 to (Yen)213.1 billion at March 31, 2001. The net increase in total valuation allowance of
(Yen)14.5 billion in the fiscal year ended March 31, 2001 comprised an increase of (Yen)38.3 billion in valuation allowance of non-bank subsidiaries, mainly Diamond Mortgage Co., Ltd., a subsidiary of Bank of Tokyo-Mitsubishi, and a net decrease of (Yen)23.8 billion in valuation allowance, resulting primarily from the expiration of operating loss carry forwards of Nippon Trust Bank. As deferred tax assets for such operating loss carry forwards were fully reduced by the valuation allowance at March 31, 2000, the decrease in valuation allowance in the fiscal year ended March 31, 2001 had no impact on the income tax expense.

Business Segment Analysis

   We measure the performance of each business segment in terms of "operating profit" in accordance with the Japanese banks' regulatory reporting requirements to the Financial Services Agency. Operating profit and other segment information is based on Japanese GAAP and is not consistent with our financial statements prepared on the basis of US GAAP. For example, operating profit under Japanese GAAP does not reflect items such as most of the provisions for credit losses, foreign exchange gains (losses) and equity investment securities gains (losses).

   Nippon Trust Bank and Tokyo Trust Bank, both former subsidiaries of Bank of Tokyo-Mitsubishi, were merged with and into Mitsubishi Trust Bank on October 1, 2001. The segment information for Bank of Tokyo- Mitsubishi for the fiscal years ended March 31, 2000 and 2001, and for the six months ended September 30, 2001 has been restated and does not include the operating results of Nippon Trust Bank and Tokyo Trust Bank. The segment information for Mitsubishi Trust Bank has not been restated although it reflects the combined results of operations after the merger on October 1, 2001. The operating results of Nippon Trust Bank and Tokyo Trust Bank are separately presented following the segment information of Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank.

  Bank of Tokyo-Mitsubishi

   Bank of Tokyo-Mitsubishi maintains its business unit system based on customer and product segmentation. Bank of Tokyo-Mitsubishi's major business units are:

  . retail banking, which provides banking products and services to individuals and some small and medium-sized companies;

  . commercial banking, which provides banking products and services to large corporations and some small and medium-sized companies;

  . global corporate banking, which provides banking products and services to large corporations and some small and medium-sized companies, particularly those with banking needs outside of Japan, and overseas customers except for UNBC's customers;

  . investment banking, which provides advisory and other services related to mergers and acquisitions, private and public securities offerings, project financing, derivatives and securitization and other investment banking activities;

  . asset management, which is responsible for planning and supporting asset management products and services, and risk management of the trust and asset management subsidiaries;

  . UNBC, which includes Bank of Tokyo-Mitsubishi's subsidiaries in California, UnionBanCal Corporation and Union Bank of California, N.A.;

  . operations services, which provides operations and settlement services to Bank of Tokyo-Mitsubishi's other business units, including settlement and foreign exchange;

  . treasury, which conducts Bank of Tokyo-Mitsubishi's asset and liability management and liquidity management; and

  .   other, which consists of;

     . system services, which is responsible for Bank of Tokyo-Mitsubishi's computer systems;

     . e-Business and IT Initiatives, which is responsible for developing information technology business opportunities;

     . the corporate center, which retains functions such as strategic planning, overall risk management, internal auditing and compliance within Bank of Tokyo-Mitsubishi; and

     . the elimination of duplicated amounts of net revenue among Bank of Tokyo-Mitsubishi's other business segments.

  Six Months Ended September 30, 2002 Compared to Six Months Ended September 30, 2001

   The following table shows the business segment information for the six months ended September 30, 2001 and 2002:

                                        Global
                  Retail    Commercial Corporate  Investment   Asset                Operations
                  Banking    Banking    Banking    Banking   Management     UNBC     Services   Treasury     Other       Total
                 ---------- ---------- ---------- ---------- ----------  ---------- ---------- ---------- -----------  ----------
                                                                  (in billions)
Six months ended
 September 30,
 2001:
  Net revenue... (Yen)142.1 (Yen)151.1 (Yen)138.3 (Yen)59.1  (Yen) (2.0) (Yen)136.5 (Yen)10.6  (Yen)102.8 (Yen) (14.3) (Yen)724.2
  Operating
   expenses.....      113.0       67.5       64.4      35.3         6.3        75.9       8.6        13.3        38.5       422.8
                 ---------- ---------- ---------- ---------  ----------  ---------- ---------  ---------- -----------  ----------
  Operating
   profit....... (Yen) 29.1 (Yen) 83.6 (Yen) 73.9 (Yen)23.8  (Yen) (8.3) (Yen) 60.6 (Yen) 2.0  (Yen) 89.5 (Yen) (52.8) (Yen)301.4
                 ========== ========== ========== =========  ==========  ========== =========  ========== ===========  ==========
Six months ended
 September 30,
 2002:
  Net revenue... (Yen)135.0 (Yen)142.1 (Yen)128.6 (Yen)62.3  (Yen) (5.3) (Yen)134.6 (Yen)10.2  (Yen)156.0 (Yen) (42.7) (Yen)720.8
  Operating
   expenses.....      107.9       63.7       70.5      40.7         8.0        78.0       8.5        13.4        74.3       465.0
                 ---------- ---------- ---------- ---------  ----------  ---------- ---------  ---------- -----------  ----------
  Operating
   profit....... (Yen) 27.1 (Yen) 78.4 (Yen) 58.1 (Yen)21.6  (Yen)(13.3) (Yen) 56.6 (Yen) 1.7  (Yen)142.6 (Yen)(117.0) (Yen)255.8
                 ========== ========== ========== =========  ==========  ========== =========  ========== ===========  ==========

   When Bank of Tokyo-Mitsubishi's business units work together to provide services to customers, we assign the total amount of net revenue derived from those services to each participating business unit without dividing the net revenue. As a result, some items of net revenue are duplicated among the participating segments. The duplicated amounts are eliminated in the "Other" column. The following table sets forth the amounts that were assigned to each business unit for the same services and the total duplicated amount that is eliminated for each period:

                                                       Global     Total
                                           Commercial Corporate   Amount
                                            Banking    Banking  Eliminated
                                           ---------- --------- ----------
                                                    (in billions)
      Six months ended September 30, 2001:
         Investment banking...............  (Yen)3.3  (Yen)11.8 (Yen)15.1
                                            ========  ========= =========
      Six months ended September 30, 2002:
         Investment banking...............  (Yen)4.3  (Yen)13.6 (Yen)17.9
                                            ========  ========= =========

   Total net revenue decreased (Yen)3.4 billion, or 0.5%, from
(Yen)724.2 billion for the six months ended September 30, 2001 to (Yen)720.8 billion for the six months ended September 30, 2002. The decrease primarily reflected a (Yen)28.4 billion decrease in "Other" column, a (Yen)9.7 billion decrease in the global corporate banking unit, a (Yen)9.0 decrease in the commercial banking unit and a (Yen)7.1 decrease in the retail banking unit, while the treasury unit showed an increase of (Yen)53.2 billion in net revenue.

   Total operating expenses of all segments increased (Yen)42.2 billion, or 10.0%, from (Yen)422.8 billion for the six months ended September 30, 2001 to
(Yen)465.0 billion for the six months ended September 30, 2002. The increase in total operating expenses was mainly attributable to an increase of
(Yen)35.8 billion in operating expenses included in the "Other" column and an increase of (Yen)6.1 billion in the global corporate banking unit.

   Net revenue of the retail banking business unit decreased (Yen)7.1 billion, or 5.0%, from (Yen)142.1 billion for the six months ended September 30, 2001 to
(Yen)135.0 billion for the six months ended September 30, 2002. The decrease was mainly attributable to a decrease in net interest income of (Yen)
9.2 billion, reflecting a decline in interest margin, which primarily consists of a spread of interest rate applied for lending over interest rates offered to the depositors. The decline in interest margin was mainly because the decrease of interest rates offered to depositors was not as substantial as the corresponding decrease of interest rates applied for lending.

   Net revenue of the commercial banking business unit decreased
(Yen)9.0 billion, or 5.9%, from (Yen)151.1 billion for the six months ended September 30, 2001 to (Yen)142.1 billion for the six months ended September 30, 2002. The decrease was mainly attributable to a decrease of (Yen)13.3 billion in net interest income, which resulted mainly from the continuing decline of interest rates and a decrease of dividend income resulting from the absence of the effect of a change in Japanese GAAP, which was made for the six months ended September 30, 2001, applied for recognizing dividends receivable, partially offset by an increase of (Yen)3.6 billion in other income, such as gains on derivative transactions.

   Net revenue of the global corporate banking business unit decreased (Yen)9.7 billion, or 7.0%, from (Yen)138.3 billion for the six months ended September 30, 2001 to (Yen)128.6 billion for the six months ended September 30, 2002. The decrease was mainly attributable to a decrease of (Yen)7.2 billion in net interest income, which resulted mainly from the continuing decline of interest rates, a decrease of dividend income resulting from the absence of the effect of a change in Japanese GAAP, which was made for the six months ended September 30, 2001, applied for recognizing dividends receivable and a decrease of
(Yen)3.3 billion in other income (including a (Yen)5.4 billion decrease in gains on foreign currency and foreign bonds transactions principally resulting from the appreciation of the yen against the US dollar).

   Net revenue of the investment banking business unit increased (Yen)3.2 billion, or 5.4%, from (Yen)59.1 billion for the six months ended September 30, 2001 to (Yen)62.3 billion for the six months ended September 30, 2002. The increase was mainly attributable to an increase of (Yen)3.5 billion in other income relating to gains on derivative transactions.

   Net revenue of the asset management business unit decreased (Yen)3.3 billion, or 159.5%, from a loss of (Yen)2.0 billion for the six months ended September 30, 2001 to a loss of (Yen)5.3 billion for the six months ended September 30, 2002. The decrease was mainly attributable to a decrease of
(Yen)1.7 billion in other income, which primarily resulted from a decline in the value of investment trusts.

   Net revenue of the UNBC business unit decreased (Yen)1.9 billion, or 1.4%, from (Yen)136.5 billion for the six months ended September 30, 2001 to
(Yen)134.6 billion for the six months ended September 30, 2002. The decrease was largely due to appreciation of the US dollar against the yen at the end of the first half of UNBC's 2002 fiscal year compared to that of the previous year.

   Net revenue of the operations services unit decreased (Yen)0.4 billion, or 3.5%, from (Yen)10.6 billion for the six months ended September 30, 2001 to
(Yen)10.2 billion for the six months ended September 30, 2002.

   Net revenue of the treasury unit increased (Yen)53.2 billion, or 51.8%, from
(Yen)102.8 billion for the six months ended September 30, 2001 to (Yen)156.0 billion for the six months ended September 30, 2002. The increase was mainly attributable to an increase of (Yen)28.0 billion in interest income and an increase of (Yen)25.4 billion in other income. The increase in interest income primarily reflected an increase in profits from our management of interest rate swap portfolios, generally creating net receive-fix and pay-variable positions which achieved favorable results under the declining interest rate environment. An increase of other income primarily reflected an increase in gains on sales of domestic and foreign bonds resulting from the continual decline of interest rates.

   Net revenue included in "Other" decreased (Yen)28.4 billion, or 199.9%, from a loss of (Yen)14.3 billion for the six months ended September 30, 2001 to a loss of (Yen)42.7 billion for the six months ended September 30, 2002. The decrease was mainly attributable to a decrease in dividend income resulting from the absence of the effect of a change of Japanese GAAP, which was made for the six months ended September 30, 2001, applied for recognizing dividends receivable and an increase in foreign exchange losses resulting from forward exchange contracts used for mitigating the foreign currency risk of convertible bonds. Under Japanese GAAP, convertible bonds which are determined to have no possibility of conversion are translated at the current rate. For the six months ended September 30, 2002, some of the convertible bonds were translated at the current rate and those translation gains were not included in this segment measure of performance.

   The increase in operating expenses of "Other" column primarily reflected a significant increase in the general provision for credit loss reserves, amounting to (Yen)40.6 billion for the six months ended September 30, 2002. Most of the general provision for credit loss reserves is reflected in the corporate center rather than being allocated to each business segment.

  Fiscal Year Ended March 31, 2002 Compared to Fiscal Year Ended March 31, 2001
   and Fiscal Year Ended March 31, 2001 Compared to Fiscal Year Ended March 31, 2000

   The following table shows the business segment information in the fiscal years ended March 31, 2000, 2001 and 2002:

                                         Global
                   Retail    Commercial Corporate  Investment   Asset               Operations
                   Banking    Banking    Banking    Banking   Management    UNBC     Services   Treasury     Other
                  ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- -----------
                                                                    (in billions)
Fiscal year ended
 March 31, 2000:
  Net revenue.... (Yen)244.7 (Yen)284.6 (Yen)255.0 (Yen) 76.3 (Yen) 8.8  (Yen)205.1 (Yen)19.9  (Yen)140.4 (Yen) (52.9)
  Operating
   expenses......      186.3      132.3      108.5       49.4       5.6       122.6      16.6        22.0        37.1
                  ---------- ---------- ---------- ---------- ---------  ---------- ---------  ---------- -----------
  Operating
   profit........ (Yen) 58.4 (Yen)152.3 (Yen)146.5 (Yen) 26.9 (Yen) 3.2  (Yen) 82.5 (Yen) 3.3  (Yen)118.4 (Yen) (90.0)
                  ========== ========== ========== ========== =========  ========== =========  ========== ===========
Fiscal year ended
 March 31, 2001:
  Net revenue.... (Yen)301.5 (Yen)286.7 (Yen)270.6 (Yen) 94.3 (Yen) 8.8  (Yen)256.2 (Yen)22.4  (Yen)105.1 (Yen) (27.2)
  Operating
   expenses......      231.3      130.5      124.5       72.1      12.7       131.9      18.1        23.2       146.8
                  ---------- ---------- ---------- ---------- ---------  ---------- ---------  ---------- -----------
  Operating
   profit........ (Yen) 70.2 (Yen)156.2 (Yen)146.1 (Yen) 22.2 (Yen)(3.9) (Yen)124.3 (Yen) 4.3  (Yen) 81.9 (Yen)(174.0)
                  ========== ========== ========== ========== =========  ========== =========  ========== ===========
Fiscal year ended
 March 31, 2002:
  Net revenue.... (Yen)283.1 (Yen)297.7 (Yen)282.1 (Yen)114.5 (Yen) 8.9  (Yen)295.9 (Yen)21.5  (Yen)207.1 (Yen) (58.3)
  Operating
   expenses......      230.6      126.8      134.6       72.6      13.9       163.6      17.6        28.4        57.0
                  ---------- ---------- ---------- ---------- ---------  ---------- ---------  ---------- -----------
  Operating
   profit........ (Yen) 52.5 (Yen)170.9 (Yen)147.5 (Yen) 41.9 (Yen)(5.0) (Yen)132.3 (Yen) 3.9  (Yen)178.7 (Yen)(115.3)
                  ========== ========== ========== ========== =========  ========== =========  ========== ===========


                     Total
                  ------------

Fiscal year ended
 March 31, 2000:
  Net revenue.... (Yen)1,181.9
  Operating
   expenses......        680.4
                  ------------
  Operating
   profit........ (Yen)  501.5
                  ============
Fiscal year ended
 March 31, 2001:
  Net revenue.... (Yen)1,318.4
  Operating
   expenses......        891.1
                  ------------
  Operating
   profit........ (Yen)  427.3
                  ============
Fiscal year ended
 March 31, 2002:
  Net revenue.... (Yen)1,452.5
  Operating
   expenses......        845.1
                  ------------
  Operating
   profit........ (Yen)  607.4
                  ============

-------------
Note--The segment information for the fiscal years ended March 31, 2000 and 2001 was restated to conform to the presentation for the fiscal year ended March 31, 2002.

   When Bank of Tokyo-Mitsubishi's business units work together to provide services to customers, we assign the total amount of net revenue derived from those services to each participating business unit without dividing the net revenue. As a result, some items of net revenue are duplicated among the participating segments. The duplicated amounts are eliminated in the "Other" column. The following is a summary of the duplicated amounts between those segments shown in columns and those shown in the rows. The total of such duplicated amounts is included in "Other" in the table above.

                                                Global                Total
                                    Commercial Corporate   Asset      Amount
                                     Banking    Banking  Management Eliminated
                                    ---------- --------- ---------- ----------
                                                  (in billions)
  Fiscal year ended March 31, 2000:
     Investment banking............  (Yen)3.8  (Yen)21.8  (Yen)0.6  (Yen)26.2
                                     ========  =========  ========  =========
  Fiscal year ended March 31, 2001:
     Investment banking............  (Yen)5.6  (Yen)28.0  (Yen)0.5  (Yen)34.1
                                     ========  =========  ========  =========
  Fiscal year ended March 31, 2002:
     Investment banking............  (Yen)7.8  (Yen)30.2  (Yen) --  (Yen)38.0
                                     ========  =========  ========  =========

  Fiscal Year Ended March 31, 2002 Compared to Fiscal Year Ended March 31, 2001

   Total net revenue increased (Yen)134.1 billion, or 10.2%, from
(Yen)1,318.4 billion in the fiscal year ended March 31, 2001 to
(Yen)1,452.5 billion in the fiscal year ended March 31, 2002. The increase in total net revenue was due mainly to an increase of (Yen)102.0 billion in the treasury unit and an increase of (Yen)39.7 billion in the UNBC business unit. These increases were partially offset by a decrease of (Yen)18.4 billion in the retail banking business unit.

   Total operating expenses decreased (Yen)46.0 billion, or 5.2%, from
(Yen)891.1 billion in the fiscal year ended March 31, 2001 to
(Yen)845.1 billion in the fiscal year ended March 31, 2002. The decrease in total operating expenses was due mainly to a decrease of (Yen)89.8 billion in operating expenses included in the "Other" column. The decrease was partially offset by an increase of (Yen)31.7 billion in the UNBC business unit due mainly to an increase in advertising and other operating expenses.

   Net revenue of the retail banking business unit decreased (Yen)18.4 billion, or 6.1%, from (Yen)301.5 billion in the fiscal year ended March 31, 2001 to
(Yen)283.1 billion in the fiscal year ended March 31, 2002. The decrease was mainly due to a decrease in net interest income of (Yen)21.3 billion, reflecting a decline in interest margins between interest rates offered to the depositors and interest rates applied for funds sold. The decline in interest margins was mainly due to a decrease in interest rates applied for funds sold, which was larger than a decrease in interest rates offered to the depositors.

   Net revenue of the commercial banking business unit increased (Yen)11.0 billion, or 3.9%, from (Yen)286.7 billion in the fiscal year ended March 31, 2001 to (Yen)297.7 billion in the fiscal year ended March 31, 2002. The increase was mainly due to an increase of (Yen)4.0 billion in net fee income (mainly increases in commitment line fees and safe deposit box rental income), an increase of (Yen)3.9 billion in other income (mainly gains on derivative transactions), and an increase of (Yen)2.3 billion in revenues from a newly consolidated subsidiary.

   Net revenue of the global corporate banking business unit increased
(Yen)11.5 billion, or 4.2%, from (Yen)270.6 billion in the fiscal year ended March 31, 2001 to (Yen)282.1 billion in the fiscal year ended March 31, 2002. The increase was mainly due to an increase of (Yen)7.9 billion in net fee income such as commitment line fees and fees on investment banking business. These increases were partially offset by an increase in foreign exchange losses relating to the economic crisis in Argentina.

   Net revenue of the investment banking business unit increased (Yen)20.2 billion, or 21.5%, from (Yen)94.3 billion in the fiscal year ended March 31, 2001 to (Yen)114.5 billion in the fiscal year ended Mach 31, 2002. The increase was largely attributable to an increase of (Yen)5.9 billion in net interest income relating mainly to structured finance, an increase of (Yen)3.7 billion in net fee income relating mainly to securitization of loans and syndication of loans, and an increase of (Yen)4.5 billion in other income relating mainly to gains on derivative transactions. The profits of subsidiaries also contributed to the increase.

   Net revenue of the asset management business unit increased (Yen)0.1 billion, or 1.7%, from (Yen)8.8 billion in the fiscal year ended March 31, 2001 to (Yen)8.9 billion in the fiscal year ended March 31, 2002. The increase reflected an increase of (Yen)4.1 billion in net interest income, which primarily resulted from a decrease in funding costs. The increase was partially offset by a decrease in trust fees.

   Net revenue of the UNBC business unit increased (Yen)39.7 billion, or 15.5%, from (Yen)256.2 billion in the fiscal year ended March 31, 2001 to (Yen)295.9 billion in the fiscal year ended March 31, 2002. The increase was largely due to the depreciation of the yen against the US dollar.

   Net revenue of the operations services unit decreased (Yen)0.9 billion, or 4.1%, from (Yen)22.4 billion in the fiscal year ended March 31, 2001 to
(Yen)21.5 billion in the fiscal year ended March 31, 2002, mainly due to a decrease in the volume of domestic operation and settlement services.

   Net revenue of the treasury unit increased (Yen)102.0 billion, or 97.0%, from (Yen)105.1 billion in the fiscal year ended March 31, 2001 to (Yen)207.1 billion in the fiscal year ended March 31, 2002. The increase was mainly due to an increase in net interest income, which primarily reflected an increase in interest income on foreign currency treasury business, resulting from a decline in the foreign currency interest rate and an increase in gains on investment in foreign bonds.

   The decrease in operating expenses of "Other" column primarily reflected a significant decrease in the general provision for credit losses. Credit losses are reflected in the corporate center rather than being allocated to each business segment.

    Fiscal Year Ended March 31, 2001 Compared to Fiscal Year Ended March 31,
  2000

   Total net revenue increased (Yen)136.5 billion, or 11.6%, from (Yen)1,181.9 billion in the fiscal year ended March 31, 2000 to (Yen)1,318.4 billion in the fiscal year ended March 31, 2001. An increase of (Yen)56.8 billion in the retail banking business unit and an increase of (Yen)51.1 billion in the UNBC business unit were primary contributors to the increase in net revenue, while a decline in the treasury business unit partially offset these increases.

   The increase in net revenue of the retail banking business unit was primarily attributable to the addition of revenues of DC Card Co., Ltd., which was newly consolidated at the end of the fiscal year ended March 31, 2000. The increase in net revenue of the UNBC business unit was primarily attributable to the depreciation of the yen against the US dollar, an increase in net interest income, which resulted from an increase in average interest earning assets and improved net interest margin, and an increase in non-interest income, particularly growth in trust and investment management fees and merchant banking fees. The decrease in net revenue of the treasury business unit was principally due to the decrease in net revenue in yen-denominated treasury activities and losses on securities investment activities.

   Total operating profit decreased (Yen)74.2 billion, or 14.8%, from
(Yen)501.5 billion in the fiscal year ended March 31, 2000 to (Yen)427.3 billion in the fiscal year ended March 31, 2001. The decrease in total operating profit primarily resulted from an increase in operating expenses of Bank of Tokyo-Mitsubishi's corporate center included in the "Other" column. The increase in operating expenses of Bank of Tokyo-Mitsubishi's corporate center primarily reflected a significant increase in the provision for credit losses. Credit losses were reflected in the corporate center rather than being allocated to each business segment.

  Mitsubishi Trust Bank

   Mitsubishi Trust Bank has the following business groups:

  . trust-banking, which provides retail banking and trust services, corporate financing services and stock transfer agency services;

  . trust assets, which provides fiduciary asset management and administration services;

  . real estate, which provides brokerage, sales and leasing, appraisal, advisory and other real estate services;

  . global markets, which provides various financial services including money markets and capital markets operations, securities investments and international finance; and

  .   other, which consists of:

     . interest and dividends on certain investment securities held for relationship management; and

     . administrative divisions of the headquarters, such as personnel and planning.

   Mitsubishi Trust Bank measures the financial performance of its subsidiaries based on ordinary profit or loss shown in their financial statements. Because of the limited significance of subsidiary operations, Mitsubishi

Trust Bank does not allocate the subsidiaries' financial performance to business groups, and manages them on an aggregate basis. The results of these subsidiaries are included in "Other."

   Effective April 1, 2001, the former banking business group was renamed the trust-banking business group to reflect the emphasis the group places on the development of the synergies between the banking businesses and the trust businesses. In addition, the real estate business group was newly established effective April 1, 2001, to handle the real estate business which was previously part of the banking business group based on the management's belief that this business would grow as its customer base expands. The segment information for the fiscal years ended March 31, 2000 and 2001 is restated to reflect these changes made in the fiscal year ended March 31, 2002.

   As mentioned above, Nippon Trust Bank and Tokyo Trust Bank were merged with and into Mitsubishi Trust Bank on October 1, 2001. However, it is not practicable to restate the business segment information for the fiscal years ended March 31, 2000 and 2001 and for the six months ended September 30, 2001 to reflect the effect of the merger because the differences in the policies and processes of compiling and summarizing segment information among Mitsubishi Trust Bank, Nippon Trust Bank and Tokyo Trust Bank made it impractical to precisely and reasonably allocate the financial performance of Nippon Trust Bank and Tokyo Trust Bank to each of the relevant business groups of Mitsubishi Trust Bank.

    Six Months Ended September 30, 2002 Compared to Six Months Ended September 30, 2001

   The following table shows the business segment information for the six months ended September 30, 2001 and 2002:

                                      Trust-    Trust      Real    Global
                                      Banking   Assets    Estate   Markets    Other      Total
                                     --------- --------- -------- --------- ---------  ----------
                                                            (in billions)
Six months ended September 30, 2001:
   Net revenue...................... (Yen)58.2 (Yen)18.4 (Yen)3.6 (Yen)55.2 (Yen)14.8  (Yen)150.2
   Operating expenses...............      33.5      15.2      3.3       8.2      15.0        75.2
   Subsidiaries.....................        --        --       --        --       2.3         2.3
                                     --------- --------- -------- --------- ---------  ----------
       Operating profit............. (Yen)24.7 (Yen) 3.2 (Yen)0.3 (Yen)47.0 (Yen) 2.1  (Yen) 77.3
                                     ========= ========= ======== ========= =========  ==========
Six months ended September 30, 2002:
   Net revenue...................... (Yen)59.8 (Yen)16.8 (Yen)7.7 (Yen)58.1 (Yen) 9.4  (Yen)151.8
   Operating expenses...............      36.8      14.6      4.7       8.9      13.8        78.8
   Subsidiaries.....................        --        --       --        --       3.5         3.5
                                     --------- --------- -------- --------- ---------  ----------
       Operating profit............. (Yen)23.0 (Yen) 2.2 (Yen)3.0 (Yen)49.2 (Yen)(0.9) (Yen) 76.5
                                     ========= ========= ======== ========= =========  ==========

   Total net revenue increased (Yen)1.6 billion, or 1.1%, from (Yen)150.2 billion for the six months ended September 30, 2001 to (Yen)151.8 billion for the six months ended September 30, 2002. The increase primarily reflected a
(Yen)4.1 billion increase in net revenue of the real estate business group and a (Yen)2.9 billion increase in the global markets business group, partially offset by a decrease of (Yen)5.4 billion in "Other."

   Net revenue of the trust-banking business group increased (Yen)1.6 billion, or 2.8%, from (Yen)58.2 billion for the six months ended September 30, 2001 to
(Yen)59.8 billion for the six months ended September 30, 2002. The increase was due to an increase of (Yen)3.2 billion in net interest income and an increase of (Yen)2.1 billion in fee income. These increases were partially offset by a decrease of (Yen)3.7 billion in trust fees earned with respect to jointly operated designated money trusts. Fees on jointly operated designated money trusts include trust fees, accounted for on a cash basis, which are associated with loan trusts and other types of jointly operated designated money in trusts, including certain money trusts with guarantees for repayment of principal. The increase in net interest income was mainly attributable to an improvement in interest spread margin, which reflected a decrease in funding costs resulting from a decline in market interest rates. The increase in fee income was due to an increase in fees and commissions on sales of investment trusts.

   Net revenue of the trust assets business group decreased (Yen)1.6 billion, or 8.3%, from (Yen)18.4 billion for the six months ended September 30, 2001 to
(Yen)16.8 billion for the six months ended September 30, 2002. The decrease was mainly due to a decrease in fee income for asset administration services resulting from transferring certain trust assets to Master Trust Bank of Japan Ltd., an equity investee of Mitsubishi Trust Bank.

   Net revenue of the real estate business group increased (Yen)4.1 billion, or 116.6%, from (Yen)3.6 billion for the six months ended September 30, 2001 to
(Yen)7.7 billion for the six months ended September 30, 2002. The increase was mainly due to an increase in real estate brokerage commissions.

   Net revenue of the global markets business group increased (Yen)2.9 billion, or 5.3%, from (Yen)55.2 billion for the six months ended September 30, 2001 to
(Yen)58.1 billion for the six months ended September 30, 2002. The increase was mainly due to an increase in net interest income, which reflected a decrease in funding costs resulting from a decline in short-term foreign currency interest rates. The increase was partially offset by a decrease in other income resulting from a decrease in net gains on debt securities.

   Net revenue reflected in "Other" decreased (Yen)5.4 billion, or 37.1%, from
(Yen)14.8 billion for the six months ended September 30, 2001 to (Yen)9.4 billion for the six months ended September 30, 2002. The decrease was mainly due to a decrease in dividend income resulting from a reduction in investment equity securities held to maintain long-term customer relationships.

   Total operating expenses increased (Yen)3.6 billion, or 4.8%, from (Yen)75.2 billion for the six months ended September 30, 2001 to (Yen)78.8 billion for the six months ended September 30, 2002. The increase was primarily due to the addition of personnel following the October 2001 merger with Nippon Trust Bank and Tokyo Trust Bank.

   For the six months ended September 30, 2002, subsidiaries on a combined basis recorded an operating profit of (Yen)3.5 billion, a (Yen)1.2 billion increase from an operating profit of (Yen)2.3 billion for the six months ended September 30, 2001. The increase was mainly due to an increase in their operating profit following the October 2001 merger with Nippon Trust Bank and Tokyo Trust Bank.

   As a result of the foregoing, total operating profit for the six months ended September 30, 2002 amounted to (Yen)76.5 billion, a decrease of (Yen)0.8 billion, or 0.9%, from (Yen)77.3 billion for the six months ended September 30, 2001.

  Fiscal Year Ended March 31, 2002 Compared to Fiscal Year Ended March 31, 2001 and Fiscal Year Ended March 31, 2001 Compared to Fiscal Year Ended March 31, 2000

   The following table shows the business segment information used by Mitsubishi Trust Bank executive management with respect to the fiscal years ended March 31, 2000, 2001 and 2002:

                                   Trust-     Trust      Real     Global
                                   Banking    Assets    Estate    Markets     Other       Total
                                  ---------- --------- --------- ---------- ---------  ----------
                                                           (in billions)
Fiscal year ended March 31, 2000:
   Net revenue................... (Yen)112.8 (Yen)50.0 (Yen) 9.0 (Yen)120.7 (Yen)29.1  (Yen)321.6
   Operating expenses............       68.2      28.9       6.7       16.7      23.4       143.9
   Subsidiaries..................         --        --        --         --       6.0         6.0
                                  ---------- --------- --------- ---------- ---------  ----------
       Operating profit.......... (Yen) 44.6 (Yen)21.1 (Yen) 2.3 (Yen)104.0 (Yen)11.7  (Yen)183.7
                                  ========== ========= ========= ========== =========  ==========
Fiscal year ended March 31, 2001:
   Net revenue................... (Yen)114.6 (Yen)49.9 (Yen)12.0 (Yen)101.1 (Yen)30.0  (Yen)307.6
   Operating expenses............       67.7      26.8       6.3       16.6      27.2       144.6
   Subsidiaries..................         --        --        --         --       3.0         3.0
                                  ---------- --------- --------- ---------- ---------  ----------
       Operating profit.......... (Yen) 46.9 (Yen)23.1 (Yen) 5.7 (Yen) 84.5 (Yen) 5.8  (Yen)166.0
                                  ========== ========= ========= ========== =========  ==========
Fiscal year ended March 31, 2002:
   Net revenue................... (Yen)116.4 (Yen)54.3 (Yen)11.7 (Yen)105.9 (Yen)27.7  (Yen)316.0
   Operating expenses............       69.1      33.2       8.1       17.9      31.5       159.8
   Subsidiaries..................         --        --        --         --      (0.3)       (0.3)
                                  ---------- --------- --------- ---------- ---------  ----------
       Operating profit.......... (Yen) 47.3 (Yen)21.1 (Yen) 3.6 (Yen) 88.0 (Yen)(4.1) (Yen)155.9
                                  ========== ========= ========= ========== =========  ==========

-------------
Note--Business segment information for the fiscal years ended March 31, 2000 and 2001 has been restated to reflect changes in group structure and inclusion of subsidiary information.

    Fiscal Year Ended March 31, 2002 Compared to Fiscal Year Ended March 31,
  2001

   Total net revenue increased (Yen)8.4 billion, or 2.7%, from (Yen)307.6 billion in the fiscal year ended March 31, 2001 to (Yen)316.0 billion in the fiscal year ended March 31, 2002. The improvement in total net revenue was largely due to a (Yen)4.4 billion increase in the trust assets business group net revenue and a (Yen)4.8 billion increase in the global markets business group net revenue.

   Net revenue of the trust-banking business group increased (Yen)1.8 billion, or 1.6%, from (Yen)114.6 billion in the fiscal year ended March 31, 2001 to
(Yen)116.4 billion in the fiscal year ended March 31, 2002. The increase was mainly due to an increase of (Yen)7.6 billion in fee income, resulting from increases in fees and commissions obtained for arrangements of off-balancing trade receivables, securitization of real estate, sales of investment trusts and stock transfer agency services. The increase in fee income was partially offset by a decrease of (Yen)3.1 billion in net interest income on loans and a decrease of (Yen)2.6 billion in trust fees earned with respect to jointly operated designated money trusts.

   Net revenue of the trust assets business group increased (Yen)4.4 billion, or 8.9%, from (Yen)49.9 billion in the fiscal year ended March 31, 2001 to
(Yen)54.3 billion in the fiscal year ended March 31, 2002. The increase was mainly due to an increase in fee income such as the securities-trust-related fees including trust fees on specified money trusts (Tokkin) and independently operated designated money trusts (Shiteitan), and fees for debt security paying agent services.

   Net revenue of the real estate business group decreased (Yen)0.3 billion, or 2.7%, from (Yen)12.0 billion in the fiscal year ended March 31, 2001 to
(Yen)11.7 billion in the fiscal year ended March 31, 2002. The decrease was largely due to a decrease in the number of brokerage transactions.

   Net revenue of the global markets business group increased (Yen)4.8 billion, or 4.8%, from (Yen)101.1 billion in the fiscal year ended March 31, 2001 to
(Yen)105.9 billion in the fiscal year ended March 31, 2002. Although other income decreased by (Yen)23.9 billion from the fiscal year ended March 31, 2001 mainly due to the reduced profit on sale of bonds, including government bonds, net interest income increased by (Yen)36.8 billion from the previous fiscal year largely due to decreased funding costs resulting from a decline in short-term foreign currency interest rates.

   Total operating expenses for the fiscal year ended March 31, 2002 were
(Yen)159.8 billion, an increase of (Yen)15.2 billion, or 10.5%, from previous fiscal year operating expenses of (Yen)144.6 billion. The increase was primarily due to the addition of personnel following the October 2001 merger with Nippon Trust Bank and Tokyo Trust Bank.

   In the fiscal year ended March 31, 2002, subsidiaries on a combined basis recorded an operating loss of (Yen)0.3 billion, a decrease of (Yen)3.3 billion from the previous fiscal year profit of (Yen)3.0 billion. The loss was mainly due to an increase in credit costs resulting from increased disposals of problem assets by an overseas subsidiary.

   As a result, total operating profit in the fiscal year ended March 31, 2002 amounted to (Yen)155.9 billion, a decrease of (Yen)10.1 billion, or 6.1%, from
(Yen)166.0 billion in the fiscal year ended March 31, 2001.

  Fiscal Year Ended March 31, 2001 Compared to Fiscal Year Ended March 31, 2000

   Total net revenue decreased (Yen)14.0 billion, or 4.3%, from (Yen)321.6 billion in the fiscal year ended March 31, 2000 to (Yen)307.6 billion in the fiscal year ended March 31, 2001. The decrease in total net revenue primarily reflected a decrease of (Yen)19.6 billion in the global markets group due primarily to a decrease in investment debt securities gains, which was partially offset by an increase of (Yen)3.0 billion in the real estate group.

   Total operating profit decreased (Yen)17.7 billion, or 9.7%, from (Yen)183.7 billion in the fiscal year ended March 31, 2000 to (Yen)166.0 billion in the fiscal year ended March 31, 2001. The decrease in total operating profit primarily resulted from the decrease of (Yen)19.6 billion in net revenue of the global markets group.

  Nippon Trust Bank and Tokyo Trust Bank

   As discussed above, operating results of Nippon Trust Bank and Tokyo Trust Bank for the fiscal years ended March 31, 2000 and 2001, and for the six months ended September 30, 2001, are not included in the segment information for Bank of Tokyo-Mitsubishi or Mitsubishi Trust Bank. The following is a summary of net revenue, operating expenses and operating profit of these companies for each of such periods, derived from the internal management systems of Nippon Trust Bank and Tokyo Trust Bank without any adjustments:

                                         Nippon Trust Tokyo Trust
                                             Bank        Bank       Total
                                         ------------ ----------- ---------
                                                    (in billions)
    Fiscal year ended March 31, 2000:
       Net revenue......................  (Yen)38.3    (Yen)2.6   (Yen)40.9
       Operating expenses...............       25.1         1.2        26.3
                                          ---------    --------   ---------
       Operating profit.................  (Yen)13.2    (Yen)1.4   (Yen)14.6
                                          =========    ========   =========
    Fiscal year ended March 31, 2001:
       Net revenue......................  (Yen)33.9    (Yen)3.1   (Yen)37.0
       Operating expenses...............       19.0         1.2        20.2
                                          ---------    --------   ---------
       Operating profit.................  (Yen)14.9    (Yen)1.9   (Yen)16.8
                                          =========    ========   =========
    Six months ended September 30, 2001:
       Net revenue......................  (Yen)11.3    (Yen)0.8   (Yen)12.1
       Operating expenses...............       13.7         0.6        14.3
                                          ---------    --------   ---------
       Operating profit (loss)..........  (Yen)(2.4)   (Yen)0.2   (Yen)(2.2)
                                          =========    ========   =========

   The operating loss of Nippon Trust Bank for the six months ended September 30, 2001 resulted from a decrease in net revenue and an increase in operating expenses, as compared to the corresponding period in the prior fiscal period. The decrease in net revenue primarily reflected a decrease in loan trust balances due to termination of such operations and a decrease in the number of real estate brokerage transactions. The increase in operating expenses was attributable to an increase in net periodic pension cost.

Financial Condition

   The following discussion of financial condition as of September 30, 2002 primarily focuses on changes and developments since March 31, 2002.

  Total Assets

   Our total assets at September 30, 2002 were (Yen)92.32 trillion, representing a decrease of (Yen)2.05 trillion, or 2.2%, from (Yen)94.37 trillion at March 31, 2002. The decrease was primarily attributable to a decrease in total loans of (Yen)2.14 trillion.

  Loan Portfolio

   At September 30, 2002, our total loans were (Yen)48.09 trillion, representing a decrease of (Yen)2.14 trillion, or 4.3%, from (Yen)50.23 trillion at March 31, 2002. The loan balance at September 30, 2002 consisted of
(Yen)37.61 trillion of domestic loans and (Yen)10.48 trillion of foreign loans. The loan balance at March 31, 2002 consisted of (Yen)38.56 trillion of domestic loans and (Yen)11.67 trillion of foreign loans.

   Domestic loans decreased (Yen)0.95 trillion to (Yen)37.61 trillion at September 30, 2002 from (Yen)38.56 trillion at March 31, 2002. Domestic corporate loans decreased primarily due to depressed loan demand in a variety of industries in the continued weak economy in Japan and disposals of nonperforming loans, while consumer loans increased primarily as a result of increased residential mortgage loans.

   Foreign loans decreased (Yen)1.19 trillion to (Yen)10.48 trillion at September 30, 2002 from (Yen)11.67 trillion at March 31, 2002. The decrease primarily reflected the appreciation of the yen against the US dollar and other foreign currencies and the slowdown in the economy of the United States. The yen appreciated approximately 8.3% against the US dollar from (Yen)132.70 per $1.00 at March 29, 2002 to (Yen)121.74 per $1.00 at September 30, 2002 in terms of the noon buying rate.

   Loans of (Yen)1.68 trillion at September 30, 2002 were pledged as collateral. Loans pledged as collateral increased (Yen)0.67 trillion, or 66.2%, from (Yen)1.01 trillion at March 31, 2002. The increase was due primarily to an increase in loans pledged to the Bank of Japan for regular interbank settlement.

  Allowance for Credit Losses, Nonperforming Loans and Past Due Loans

   The following table shows a summary of the change in the allowance for credit losses for the fiscal year ended March 31, 2002 and the six months ended September 30, 2001 and 2002:

                                                 Year Ended
                                                 March 31,    Six Months Ended   Six Months Ended
                                                    2002     September 30, 2001 September 30, 2002
                                                ------------ ------------------ ------------------
                                                                  (in billions)
Balance at beginning of period................. (Yen)1,717.0    (Yen)1,717.0       (Yen)1,735.2
                                                ------------    ------------       ------------
Provision for credit losses....................        601.7           309.4              232.6
                                                ------------    ------------       ------------
Charge-offs:
   Domestic....................................        513.2           168.4              327.0
   Foreign.....................................        156.2            79.9               93.0
                                                ------------    ------------       ------------
       Total...................................        669.4           248.3              420.0
Recoveries.....................................         66.0            22.7               36.4
                                                ------------    ------------       ------------
Net charge-offs................................        603.4           225.6              383.6
                                                ------------    ------------       ------------
Other, principally foreign exchange translation
  adjustments..................................         19.9            (6.8)             (13.0)
                                                ------------    ------------       ------------
Balance at end of period....................... (Yen)1,735.2    (Yen)1,794.0       (Yen)1,571.2
                                                ============    ============       ============

   The following table summarizes the allowance for credit losses by component at each period end:

                                                          At March 31, At September 30,
                                                              2002           2002
                                                          ------------ ----------------
                                                                  (in billions)
Allocated allowance:
   Specific--specifically identified problem loans....... (Yen)1,301.6   (Yen)1,127.9
   Large groups of smaller-balance homogeneous loans.....         38.3           34.1
   Loans exposed to specific country risk................         28.3           18.4
   Formula--substandard, special mention and other loans.        344.4          368.2
Unallocated allowance....................................         22.6           22.6
                                                          ------------   ------------
       Total allowance................................... (Yen)1,735.2   (Yen)1,571.2
                                                          ============   ============

   At September 30, 2002, total allowance for credit losses was
(Yen)1,571.2 billion, or 3.27% of our total loan portfolio and 43.99% of total nonaccrual and restructured loans and accruing loans contractually past due
90 days or more. At March 31, 2002, total allowance for credit losses was
(Yen)1,735.2 billion, or 3.45% of our total loan portfolio and 41.66% of total nonaccrual and restructured loans and accruing loans contractually past due
90 days or more. The decrease in allowance for credit losses of
(Yen)164.0 billion, or 9.45%, was primarily attributable to a decrease in allocated allowance for specifically identified problem loans of
(Yen)173.7 billion. The provision for credit losses for the six months ended September 30, 2002 was (Yen)232.6 billion, a decrease of (Yen)76.8 billion from
(Yen)309.4 billion for the six months ended September 30, 2001. The decrease in provision for credit losses for the six months ended September 30, 2002 was primarily attributable to a decrease in impaired loans as discussed below.

   The allocated allowance for specifically identified problem loans represents the impairment allowance against impaired loans called for in SFAS No. 114 "Accounting by Creditors for Impairment of a Loan." Impaired loans include nonaccrual loans, restructured loans and other loans specifically recognized for impairment. The following table summarizes nonaccrual and restructured loans, and accruing loans that are contractually past due 90 days or more as to principal or interest payments, at March 31, 2002 and September 30, 2002:

                                                                       At March 31,   At September 30,
                                                                           2002             2002
                                                                      -------------   ----------------
                                                                      (in billions, except percentages)
Nonaccrual loans:
 Domestic:
   Manufacturing..................................................... (Yen)   142.6    (Yen)   135.4
   Construction......................................................         213.5            181.2
   Real estate.......................................................         841.4            560.7
   Services..........................................................         214.9            131.5
   Wholesale and retail..............................................         251.0            254.7
   Banks and other financial institutions............................          58.6             47.4
   Other industries..................................................          39.7             34.4
   Consumer..........................................................         166.3            164.0
                                                                      -------------    -------------
       Total domestic................................................       1,928.0          1,509.3
 Foreign.............................................................         245.6            269.9
                                                                      -------------    -------------
       Total nonaccrual loans........................................       2,173.6          1,779.2
                                                                      -------------    -------------
Restructured loans:
 Domestic:
   Manufacturing.....................................................         303.0            290.1
   Construction......................................................         190.0            164.5
   Real estate.......................................................         422.5            357.2
   Services..........................................................         248.6            231.2
   Wholesale and retail..............................................         442.4            416.7
   Banks and other financial institutions............................          55.4             51.2
   Other industries..................................................          83.5             72.9
   Consumer..........................................................         113.8             93.9
                                                                      -------------    -------------
       Total domestic................................................       1,859.2          1,677.7
 Foreign.............................................................         109.2            100.9
                                                                      -------------    -------------
       Total restructured loans......................................       1,968.4          1,778.6
                                                                      -------------    -------------
Accruing loans contractually past due 90 days or more:
 Domestic............................................................          20.3              9.3
 Foreign.............................................................           2.7              4.7
                                                                      -------------    -------------
       Total accruing loans contractually past due 90 days or
         more........................................................          23.0             14.0
                                                                      -------------    -------------
       Total......................................................... (Yen) 4,165.0    (Yen) 3,571.8
                                                                      =============    =============
Total loans.......................................................... (Yen)50,229.7    (Yen)48,091.2
                                                                      =============    =============
Nonaccrual loans, restructured loans and accruing loans contractually
  past due 90 days or more as a percentage of total loans............          8.29%           7.43 %
                                                                      =============    =============

   The following table summarizes the balance of impaired loans and related impairment allowance at March 31, 2002 and September 30, 2002, excluding large groups of smaller-balance homogeneous loans:

                                                               At March 31,             At September 30,
                                                                   2002                       2002
                                                        -------------------------- --------------------------
                                                            Loan       Impairment      Loan       Impairment
                                                           balance     allowance      balance     allowance
                                                        ------------  ------------ ------------  ------------
                                                                            (in billions)
Requiring an impairment allowance...................... (Yen)3,556.6  (Yen)1,296.3 (Yen)3,006.3  (Yen)1,120.3
Not requiring an impairment allowance..................        489.1            --        469.4            --
                                                        ------------  ------------ ------------  ------------
   Total............................................... (Yen)4,045.7  (Yen)1,296.3 (Yen)3,475.7  (Yen)1,120.3
                                                        ============  ============ ============  ============
Percentage of the allocated allowance to total impaired
  loans................................................         32.0%                      32.2%
                                                        ============               ============

   Impaired loans decreased (Yen)570.0 billion, or 14.1%, from (Yen)4,045.7 billion at March 31, 2002 to (Yen)3,475.7 billion at September 30, 2002. The decrease primarily reflected a decrease in nonaccrual loans of (Yen)394.4 billion and restructured loans of (Yen)189.8 billion. The decrease in nonaccrual loans was due primarily to disposals of loans, primarily through bulk sales and charge-offs for the six months ended September 30, 2002. The percentage of the allocated allowance to total impaired loans at September 30, 2002 was 32.2%, an increase of 0.2% from 32.0% at March 31, 2002. The increase in percentage of allocated allowance to impaired loans was due primarily to decreased collateral values resulting from a continuing decline in real estate and equity markets.

   The following is a summary of changes in domestic nonaccrual loans and restructured loans by industry segment for the six months ended September 30, 2002:

  . Decrease of (Yen)120.9 billion in the manufacturing industry and the services industry segment. Although bankruptcy filings in the services industry were the worst on record for the six months ended September 30, 2002, and there were no signs of improvements in the manufacturing industry, we disposed of large amounts of nonaccrual loans to borrowers in the manufacturing and services industries through bulk sales and made substantial charge-offs for this period.

  . Decrease of (Yen)403.8 billion in the construction industry and the real estate industry segment. Bankruptcy filings in the construction industry decreased for the six months ended September 30, 2002 compared to the corresponding period in the previous year although the real estate and construction industries continued to be severely and adversely affected by the sharp decline in Japanese real estate values and construction projects and lack of liquidity in the real estate market. Nonaccrual and restructured loans to borrowers in these industries decreased due primarily to disposals through bulk sales and charge-offs. Also, certain nonaccrual loans and restructured loans in this segment decreased through repayments by certain borrowers.

  . Decrease of (Yen)22.0 billion in the wholesale and retail industry segment. Although the wholesale and retail industries have not improved, many retailers and wholesalers have attempted to restructure their operations through cost reductions and other actions. Nonaccrual and restructured loans to this sector decreased due primarily to disposals through bulk sales, charge-offs and repayments by some of our customers.

   The following is a summary of cross-border outstandings to counterparties in major Asian and Latin American countries at March 31, 2002 and September 30, 2002:

                                       At March 31, At September 30,
                                           2002           2002
                                       ------------ ----------------
                                               (in billions)
            South Korea...............  (Yen)218.9     (Yen)215.8
            Indonesia.................        78.2           59.1
            Thailand..................       223.7          194.2
            Malaysia..................       156.1          142.6
            Philippines...............        80.0           52.5
            Hong Kong.................       409.3          340.8
            People's Republic of China       222.9          181.7
            Argentina.................        74.4           56.4
            Brazil....................       145.4          146.7
            Mexico....................       110.0           85.0

   For the six months ended September 30, 2002, our cross-border outstandings to counterparties in major Asian and Latin American countries generally declined primarily through collections and sales of loans.

  Investment Portfolio

   Investment securities increased (Yen)0.10 trillion, or 0.4%, from (Yen)23.68 trillion at March 31, 2002 to (Yen)23.78 trillion at September 30, 2002, due primarily to an increase in available-for-sale securities of
(Yen)0.11 trillion. Available-for-sale securities increased (Yen)0.11 trillion from (Yen)23.28 trillion at March 31, 2002 to (Yen)23.39 trillion at September 30, 2002. The increase in available-for-sale securities was primarily attributable to an increase in foreign government bonds. The increase was partly offset by a decrease in marketable equity securities of (Yen)1.01 trillion. The decrease in marketable equity securities reflected sales of certain marketable equity securities and declines in fair value of equity securities.

   Investment securities of (Yen)8.35 trillion at September 30, 2002 were pledged as collateral, representing an increase of (Yen)0.58 trillion, or 7.4%, from (Yen)7.77 trillion at March 31, 2002. The increase primarily reflected an increase in securities sold under repurchase agreements, under which securities sold are deemed as collateral.

   Net unrealized gains included in the investment portfolio were (Yen)1.38 trillion at September 30, 2002. These net unrealized gains related principally to Japanese marketable equity securities.

  Interest-earning Deposits in Other Banks

   Interest-earning deposits in other banks significantly fluctuate from day to day depending upon the volatility of financial markets. Interest-earning deposits in other banks at September 30, 2002 were (Yen)4.15 trillion, a decrease of (Yen)0.18 trillion, or 4.2%, from (Yen)4.33 trillion at March 31, 2002. The decrease in interest-earning deposits in other banks primarily reflected the lower interest rate environment in interbank markets.

  Trading Account Assets

   Trading account assets at September 30, 2002 were (Yen)7.33 trillion, a decrease of (Yen)0.17 trillion, or 2.3%, from (Yen)7.50 trillion at March 31, 2002. The decrease was primarily attributable to a decrease of (Yen)0.22 trillion in trading securities.

  Total Liabilities

   At September 30, 2002, total liabilities were (Yen)89.97 trillion, a decrease of (Yen)1.77 trillion, or 1.9%, from (Yen)91.74 trillion at March 31, 2002. The decrease reflected decreases of (Yen)1.07 trillion in debentures and
(Yen)1.62 trillion in short-term borrowings. The decrease in debentures reflected redemptions at maturity. As a result of a change in law, we no longer issued debentures after March 31, 2002. The appreciation of the yen against the US dollar and other foreign currencies during the six months ended September 30, 2002 also contributed to the decrease in total liabilities.

  Deposits

   At September 30, 2002, total deposits were (Yen)63.84 trillion, an increase of (Yen)0.18 trillion, or 0.3%, from (Yen)63.66 trillion at March 31, 2002. Domestic deposits increased (Yen)1.37 trillion, or 2.6%, from (Yen)51.92 trillion at March 31, 2002 to (Yen)53.29 trillion at September 30, 2002, while foreign deposits decreased (Yen)1.18 trillion from (Yen)11.74 trillion at March 31, 2002 to (Yen)10.56 trillion at September 30, 2002. The increase in domestic deposits resulted partly from the planned removal of blanket deposit insurance, which led some depositors to transfer their deposits to banks that are perceived to be more financially stable. As discussed under "--Recent Developments--Government Plan to Revive Financial Sector," subsequent to September 30, 2002, the Financial Services Agency announced that the Deposit Insurance Corporation's unlimited guaranty of deposits in current accounts and ordinary accounts would be extended until the end of March 2005. The decrease in foreign deposits primarily reflected the appreciation of the yen against the US dollar and other foreign currencies.

  Short-term borrowings

   Short-term borrowings decreased (Yen)1.62 trillion, or 10.9%, from
(Yen)14.84 trillion at March 31, 2002 to (Yen)13.22 trillion at September 30, 2002. Short-term borrowings include call money and funds purchased, payables under repurchase agreements, payables under lending transactions, due to trust account and other short-term borrowings. We use short-term borrowings as a funding source and in our management of interest rate risk. The decrease in short-term borrowings primarily reflected the unfavorable market conditions for funding around the end of September 30, 2002.

  Long-term debt

   Long-term debt increased (Yen)0.14 trillion from (Yen)5.18 trillion at March 31, 2002 to (Yen)5.32 trillion at September 30, 2002, due primarily to bond issuances.

Funding and Liquidity

   Our primary source of liquidity is from a large balance of deposits, mainly ordinary deposits, certificates of deposit and time deposits. Time deposits have shown a historically high rollover rate among our corporate customers and individual depositors. These deposit products provide us with a sizable source of stable and low-cost funds. While approximately 60% of certificates of deposits and time deposits mature within three months, we continuously monitor relevant interest rate characteristics of these funds and utilize asset and liability management procedures to manage the possible impact of the rollovers on our net interest margin. Our average deposits, combined with average shareholders' equity, funded 70.9% of our average total assets of (Yen)92.94 trillion during the six months ended September 30, 2002. Most of the remaining funding was provided by short-term borrowings and long-term senior and subordinated debt. Short-term borrowings consist of call money and funds purchased, payables under repurchase agreements, payables under securities lending transactions, due to trust account and other short-term borrowings. From time to time, we have issued long-term instruments such as straight bonds with mainly three to five years' maturity. Liquidity may also be provided by the sale of financial assets, including securities available for sale, trading account securities, and certain loans. Additional liquidity may be provided by maturity of loans. In connection with our plan to sell down our strategic equity investments, we have commenced the process of reducing our holdings of strategic equity investments, primarily through sales in the market. To implement that plan, we are also evaluating and implementing alternative strategies that facilitate the sale of our equity holdings, such as the transfers of certain holdings to an existing exchange traded fund, the Banks' Shareholdings Purchase Corporation and the Bank of Japan. Our access to liquidity from sales of strategic equity investments and other equity securities is dependent on market conditions at the time of each sale. We do not, however, anticipate that we will be dependent on sales of equity securities for liquidity.

Shareholders' Equity

   The following table presents a summary of our shareholders' equity at March 31, 2002 and September 30, 2002:

                                                          At March 31,    At September 30,
                                                              2002              2002
                                                          ------------    ----------------
                                                          (in billions, except percentages)
Preferred stock.......................................... (Yen)  222.1      (Yen)  222.1
Common stock.............................................        873.2             873.2
Capital surplus..........................................        850.8             908.5
Retained earnings........................................        248.1             310.0
Accumulated other changes in equity from nonowner sources        523.3             115.1
Less treasury stock, at cost.............................        (91.0)            (82.8)
                                                           ------------     ------------
   Total shareholders' equity............................ (Yen)2,626.5      (Yen)2,346.1
                                                           ============     ============
Ratio of total shareholders' equity to total assets......         2.78%             2.54%

   Total shareholders' equity decreased (Yen)280.4 billion, or 10.7%, from
(Yen)2,626.5 billion at March 31, 2002 to (Yen)2,346.1 billion at September 30, 2002, and the ratio of total shareholders' equity to total assets also showed a decrease of 0.24 points from 2.78% at March 31, 2002 to 2.54% at September 30, 2002. The decrease in total shareholders' equity for the six months ended September 30, 2002, and the resulting decrease of the ratio to total assets, were principally attributable to a (Yen)327.9 billion decrease in net unrealized gains on investment securities available for sale, net of taxes, recorded as part of accumulated other changes in equity from nonowner sources. The decrease was partly offset by an increase of (Yen)61.9 billion in retained earnings, resulting from net income for the six months ended September 30, 2002 and an increase in capital surplus of (Yen)57.7 billion resulting primarily from recognition of a tax benefit arising from the write-down for tax purposes of treasury stock held by Bank of Tokyo-Mitsubishi. The tax consequence of such write-down was treated as a capital transaction and credited to capital surplus.

   Due to our holding a large amount of marketable Japanese equity securities and the volatility of the equity markets in Japan, changes in the fair value of marketable equity securities have significantly affected our shareholders' equity. The following table presents information relating to the accumulated net unrealized gains before tax effect in respect of marketable equity securities at March 31, 2002 and September 30, 2002:

                                                  At March 31,   At September 30,
                                                      2002             2002
                                                  ------------   ----------------
                                                  (in billions, except percentages)
 Accumulated net unrealized gains................  (Yen)1,611       (Yen)1,113
 Accumulated net unrealized gains to total assets        1.71%            1.21%

   The decrease in accumulated net unrealized gains on marketable equity securities at September 30, 2002 was mainly due to declines in Japanese stock markets.

Off-Balance Sheet Transactions

  Off-balance sheet arrangements

   In the normal course of business, we are engaged in several types of off-balance sheet financial arrangements, some of which call for and rely on activities of special purpose entities in the performance of the arrangements. These arrangements involving special purpose entities include, but are not limited to, disposals of nonperforming assets, repackaging of existing financial instruments to create other investments for customers that otherwise would not be readily available in the market, and securitizations of our customers' assets for their off-balance sheet arrangements. During the six months ended September 30, 2002, we did not enter into new material off-balance sheet arrangements. For more information, see "Other Commitments, Including Off-balance Sheet Credit-related Commitments" in our 2002 Annual Report on Form 20-F.

  Off-balance sheet credit-related commitments

   As a financial services provider, we routinely enter into commitments to extend credit, standby letters of credit, financial guarantees, and commercial letters of credit. These contract amounts represent the possible credit risk associated with failure of the counterparty to perform in accordance with the terms and conditions of the contracts. Since many of these commitments expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Total credit-related commitments at September 30, 2002 were (Yen)37,202 billion, a decrease of (Yen)1,279 billion from (Yen)38,481 billion at March 31, 2002. Most of the commitments will expire within one year. For more information, see "Other Commitments, Including Off-balance Sheet Credit-related Commitments" in our 2002 Annual Report on Form 20-F.

Capital Adequacy

   The table below presents our consolidated risk-based capital, risk-adjusted assets, and risk-based capital ratios at March 31, 2002 and September 30, 2002 (underlying figures are calculated in accordance with Japanese banking regulations based on information derived from our financial statements prepared in accordance with Japanese GAAP, as required by the Financial Services Agency of Japan):

                                At March 31,  At September 30, Minimum capital
                                    2002            2002       ratios required
                               -------------  ---------------- ---------------
                                      (in billions, except percentages)
  Capital components:
     Tier I capital........... (Yen) 3,181.1   (Yen) 3,053.1
     Tier II capital..........       3,145.3         2,942.8
     Total risk-based capital.       6,220.5         6,002.0
  Risk-weighted assets........      60,335.8        57,190.3
  Capital ratios:
     Tier I capital...........         5.27 %           5.33%       4.00%
     Total risk-based capital.         10.30           10.49        8.00

   The table below presents the risk-based capital ratios of Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank at March 31, 2002 and September 30, 2002 (underlying figures are calculated in accordance with Japanese banking regulations based on information derived from our financial statements prepared in accordance with Japanese GAAP as required by the Financial Services Agency of Japan):

                                     At March 31, At September 30, Minimum capital
                                         2002           2002       ratios required
                                     ------------ ---------------- ---------------
Consolidated capital ratios:
   Bank of Tokyo-Mitsubishi:
       Tier I capital...............     5.25%          5.24%           4.00%
       Total risk-based capital.....    10.29          10.43            8.00
   Mitsubishi Trust Bank:
       Tier I capital...............     6.23           6.49            4.00
       Total risk-based capital.....    10.83          11.44            8.00
Stand-alone capital ratios:
   Bank of Tokyo-Mitsubishi:
       Tier I capital...............     5.19           5.07            4.00
       Total risk-based capital.....    10.37          10.14            8.00
   Mitsubishi Trust Bank:
       Tier I capital...............     6.25           6.51            4.00
       Total risk-based capital.....    10.90          11.47            8.00

   The table below presents the risk-based capital ratios of UnionBanCal and Union Bank of California, both subsidiaries of Bank of Tokyo-Mitsubishi, at December 31, 2001 and June 30, 2002:

                                                      At         At       Minimum
                                                 December 31, June 30, capital ratios
                                                     2001       2002      required
                                                 ------------ -------- --------------
UnionBanCal:
   Tier I capital (to risk-weighted assets).....    11.47%     11.90%       4.00%
   Tier I capital (to quarterly average assets).    10.53      10.77        4.00
   Total capital (to risk-weighted assets)......    13.35      13.65        8.00

                                                      At         At       Minimum        Ratios OCC*
                                                 December 31, June 30, capital ratios   requires to be
                                                     2001       2002      required    "well capitalized"
                                                 ------------ -------- -------------- ------------------
Union Bank of California:
   Tier I capital (to risk-weighted assets).....    10.63%     11.00%       4.00%            6.00%
   Tier I capital (to quarterly average assets).     9.69       9.89        4.00             5.00
   Total capital (to risk-weighted assets)......    12.19      12.49        8.00            10.00

-------------
* OCC represents the Office of the Comptroller of the Currency of the United States of America.

Market Risk

1. Trading activities

   The value at risk, or VaR for our total trading activities in the six months ended September 30, 2002 is presented in the table below. Quantitative market risk as of September 30, 2002 was lower compared to that as of March 31, 2002. On a quarterly basis, the daily average VaR was (Yen)2.70 billion in the three months ended June 30, 2002, and (Yen)2.93 billion in the three months ended September 30, 2002. We conducted back-testing for the 250 past business days prior to September 30, 2002 and the absolute value of losses never exceeded VaR.

                             VaR for Trading Activities (April 2002-September
                                                2002)/(1)/
-                        --------------------------------------------------------
                                                                           At
                                                              At        March 31,
                            Daily                        September 30,    2002
                           average     High       Low        2002      (reference)
Risk category            ----------  --------- --------- ------------- -----------
                                               (in billions)
Interest rate........... (Yen) 1.56  (Yen)2.52 (Yen)0.93  (Yen) 0.96   (Yen) 1.18
Of which, yen...........       0.61       1.05      0.25        0.25         0.79
Of which, US dollar.....       0.72       1.39      0.37        0.42         0.44
Foreign exchange........       0.71       1.56      0.20        0.26         0.41
Equities................       0.84       1.44      0.52        1.14         0.75
Commodities.............       0.18       0.28      0.09        0.09         0.18
(Diversification effect)      (0.47)        --        --       (0.41)       (0.38)
                         ----------                       ----------   ----------
   Total................ (Yen) 2.82  (Yen)3.59 (Yen)2.04  (Yen) 2.04   (Yen) 2.14
                         ==========                       ==========   ==========

-------------
(1) Based on a one-day holding period, with a confidence interval of 99% based on three years of historical data. The highest and lowest VaRs were taken from different days. Simple summation of VaRs by risk category is not equal to total VaR due to the effect of diversification.

2. Non-trading activities

   VaR for our non-trading activities as of September 30, 2002, excluding market risks related to strategic equity investment and measured using the same standard as used for trading activities, increased (Yen)0.46 billion to
(Yen)27.93 billion compared to that as of March 31, 2002.

   After converting foreign currency-denominated assets in Argentina to pesos, as required by Argentinean regulation, foreign exchange-related market risks was (Yen)4.75 billion.

   Interest rate risks accounted for approximately 93% of our non-trading activity market risks, excluding those risks related to the foreign exchange transaction stated above, and measured (Yen)21.83 billion as of September 30, 2002. The daily average interest rate VaR totaled (Yen)20.65 billion, with the highest recorded VaR being (Yen)25.03 billion, and the lowest being (Yen)16.87 billion. On a quarterly basis, the daily average VaR was (Yen)19.55 billion in the three months ended June 30, 2002, and (Yen)21.74 billion in the three months ended September 30, 2002. The chart below analyzes interest rate risks by major currencies. Among these, the Japanese yen risk ratio as of September 30, 2002 decreased compared to that as of March 31, 2002, while US dollar and euro risk ratios increased.

                                          [CHART]

Interest Rate VaR
for Non-Trading Activities by Currencies

                       JPY     USD     EUR     Others
3/31/2002               46      44       7       3
9/30/2002               32      49      17       2

Note: Composition of interest rate VaR (1-day holding period, 99% confidence interval 3 years historical data)

                                   BUSINESS

   We are one of the world's leading bank holding companies with (Yen)92.32 trillion in total assets as of September 30, 2002. We are a holding company for Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank, and we work with our subsidiary banks to set business goals and strategies and to implement those strategies, to oversee the operations of our subsidiaries, to facilitate business synergies among them, and to manage risk globally. We are the only Japanese banking group listed on the New York Stock Exchange.

   We are a joint stock company (kabushiki kaisha) incorporated in Japan under the Japanese Commercial Code. On April 2, 2001, Bank of Tokyo-Mitsubishi, Mitsubishi Trust Bank and Nippon Trust Bank established Mitsubishi Tokyo Financial Group to be their holding company. Before that, each of the banks had been a publicly held company. On April 2, 2001, through a stock-for-stock exchange, they became wholly owned subsidiaries of Mitsubishi Tokyo Financial Group, and the former shareholders of the three banks became shareholders of Mitsubishi Tokyo Financial Group. Nippon Trust Bank was later merged into Mitsubishi Trust Bank. As a result, we now have two directly held banking subsidiaries, Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank, although each of these two banks also has other subsidiaries of its own.

   We provide a broad range of financial services, including commercial banking, investment banking, trust-banking and asset management services, to individuals and corporate customers through Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank and their respective subsidiaries.

Bank of Tokyo-Mitsubishi

   Bank of Tokyo-Mitsubishi is a major Japanese commercial banking organization. It provides a wide range of domestic and international banking services in Japan and around the world. As of September 30, 2002, Bank of Tokyo-Mitsubishi's network in Japan included 263 branches, 22 sub-branches, two agencies, 57 loan plazas, 477 branch ATMs, and 10,952 convenience store-based, non-exclusive ATMs. Bank of Tokyo-Mitsubishi organizes its operations based on customer and product segmentation, as follows:

  . The retail banking business unit offers a full range of banking products and services, including financial consulting services, to small corporate and individual customers in Japan. In addition to branch offices and other direct distribution channels, the retail banking business unit offers products and services through convenience store-based ATMs utilized by a number of different banks, via telephone, via Internet and by mail order.

  . The commercial banking business unit mainly provides banking products and services to a wide range of business customers, from large corporations to medium-sized and small businesses, and is responsible for customer relationships. The unit provides traditional commercial banking services, such as deposits, settlement, foreign exchange, loans and Mitsubishi Trust Bank's trust products as well as electronic banking and highly sophisticated consulting services.

  . The global corporate banking business unit provides banking services to large Japanese corporations and their overseas operations, as well as non-Japanese corporations who do business on a global basis. The business of UNBC is categorized under a separate segment.

  . The investment banking business unit provides capital markets, derivatives, structured finance, corporate advisory and other securities services. Other business units of Bank of Tokyo-Mitsubishi work with the investment banking business unit in offering its services to their customers. Most of the investment banking business is conducted through its subsidiary, Mitsubishi Securities, which was formed recently through the consolidation of several securities companies in our group.

  . The asset management business unit provides asset management and trust products and services mainly to wealthy individuals, branch customers and corporate clients in Japan. Generally, these products and services are provided to customers of Bank of Tokyo-Mitsubishi through the retail banking business unit and commercial banking business unit, and are sourced from Tokyo-Mitsubishi Asset Management, Ltd., a subsidiary of Bank of Tokyo-Mitsubishi included in the unit, and from Mitsubishi Trust Bank.

  . The UNBC business unit includes Bank of Tokyo-Mitsubishi's subsidiaries in California, UnionBanCal Corporation and Union Bank of California, N.A. UnionBanCal Corporation is a U.S. commercial bank holding company and is among the oldest banks on the West Coast, having roots as far back as 1864. Union Bank of California, N.A., UNBC's bank subsidiary, is the third largest commercial bank in California based on total assets and total deposits as of September 30, 2002.

  . The operations services unit provides operations and settlement services to the other business units of Bank of Tokyo-Mitsubishi and to Bank of Tokyo-Mitsubishi's customers. In addition, the unit offers operations and settlement services to other financial institutions to meet their outsourcing needs.

  . The treasury unit manages Bank of Tokyo-Mitsubishi's overall funding requirements. The unit is responsible for Bank of Tokyo-Mitsubishi's asset liability management functions and manages Bank of Tokyo-Mitsubishi's debt securities portfolio, foreign exchange and derivatives transactions, including trading, for Bank of Tokyo-Mitsubishi's own account.

  .   Other segments consists of:

       - system services, which is responsible for Bank of Tokyo-Mitsubishi's computer systems;

       - e-Business and IT Initiatives, which is responsible for developing information technology business opportunities; and

       - the corporate center, which retains functions such as strategic planning, overall risk management, internal auditing and compliance within Bank of Tokyo-Mitsubishi.

Mitsubishi Trust Bank

   Mitsubishi Trust Bank is one of the major trust banks in Japan. As of September 30, 2002, it had a network of 51 branches and four sub-branches. Mitsubishi Trust Bank engages in the following businesses:

  . The trust-banking business group provides retail banking and trust services, corporate financing services and stock transfer agency services. The trust-banking business group provides a full range of commercial banking products, trust products and various financial services to individuals, corporations, institutional investors and public organizations.

  . The trust assets business group manages investment funds, corporate pensions, public pensions, public sector funds and individual funds, on behalf of its clients and in accordance with their investment objectives. In addition, the group provides a broad range of custodial services to corporations, institutional investors and other clients.

  . The real estate business group includes real estate brokerage and rental operations. In addition, the group offers trust vehicles, such as real estate management trusts, disposal trusts and land trusts, as well as appraisals, sales of residential condominiums and advice on the development, utilization and disposal of real estate.

  . The global markets business group undertakes various financial services, including money markets and capital markets operations, securities investments and international finance. The group is active in three key regions, the United States, Europe and Asia.

                              RECENT DEVELOPMENTS

Business Strategy

   To address the extraordinary challenges facing us, we have developed a business strategy designed to:

  .   strengthen our balance sheet for future growth;

  .   improve our profit structure; and

  . capture the benefits of operating as an integrated, diversified financial group.

   As we continue our efforts to complete the strengthening of our financial base through the reduction of our problem loans and equity portfolio and focus on improving our profit structure, we are building on our solid position within the Japanese financial sector to emerge as a globally competitive, diversified financial services group. By offering a broad range of value-added financial products and services from our commercial, trust, investment and other banking capabilities and moving aggressively ahead of our competitors to bolster our financial position, we seek to further enhance customer confidence, leverage our competitive advantages to expand our businesses and enhance shareholder value.

Strengthen our Balance Sheet for Future Growth

   In light of the serious structural challenges facing the Japanese financial sector, we view the strengthening of our balance sheet as the key to maintaining the trust of our customers and enabling us to focus more aggressively on the future growth of our businesses. Building on our efforts to date, our strategy includes:

  .   reducing the volume of problem loans on our balance sheet; and

  .   reducing the size of our equity portfolio.

   In addressing our non-performing loan issues, our strategy involves several initiatives:

  . We have sold more non-performing loans to the Resolution and Collection Corporation than any other financial group. We expect to continue to sell non-performing loans to the Resolution and Collection Corporation, taking advantage of the Resolution and Collection Corporation's newly acquired capacity to purchase loans at prices that reflect fair value on an aggregate basis, as more fully described below.

  . We have implemented a system whereby we reach out and cooperate with troubled borrowers to assist them in revitalizing their operations and restructuring their finances to minimize unnecessary crises before they arise. In addition, we are actively seeking new schemes to dispose of our substandard loans, such as taking advantage of newly emerging private sector restructuring funds.

  . As the Japanese government implements its program to foster corporate sector revival through the Industrial Revitalization Corp. and other mechanisms, we will seek to maximize our utilization of these opportunities to further improve the overall quality of our loan assets.

   To comply with the legal requirements to reduce the level of our equity portfolio below the level of our adjusted Tier 1 capital by September 30, 2004 and to curb our exposure to the volatility in the equity markets, we plan to reduce our equity portfolio by:

  .   selling in the market;

  . transferring equity holdings to exchange-traded funds, which diversifies our portfolio risk and facilities ultimate disposition;

  . selling to the Bank of Japan under its new scheme to purchase stock from commercial banks, as more fully described below; and

  .   selling to the Banks' Shareholdings Purchase Corporation.

Improve our Profit Structure

   We seek to increase our profitability by:

  . increasing loan volume to creditworthy borrowers and improving the risk-adjusted returns on our lending business;

  .   expanding our offerings of fee-generating value-added financial services;
      and

  . promoting cost efficiency through further streamlining of our branch network and personnel structure.

   Improving Volume and Risk-Adjusted Returns. Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank both seek to enhance the risk-adjusted return on their lending activities by selectively increasing loan volume and readjusting loan pricing. For several reasons, we see opportunities to profitably increase our loan volume:

  . Some creditworthy borrowers have discovered that their reliance on a banking group or groups has increased as a result of recent consolidations in the Japanese banking industry, and are now diversifying their banking relationships and seeking banks perceived to be more financially stable.

  . Some Japanese banks will need to reduce their volume of loan assets in order to improve their capital adequacy ratios.

  . Some borrowers with international banking needs will need to seek alternative banking relationships as some Japanese banks are scaling back or withdrawing from their international operations.

   We believe these factors, combined with our market-leading position in our core businesses, global network, range of loan products and relative capital strength enhanced by this offering, create an opportunity for our subsidiary banks selectively to increase their volume of lending to financially sound clients. In addition, our large customer base and widely recognized brand image enables us to increase our loans to retail customers, particularly housing loans.

   Within the same market environment, we see an opportunity to readjust lending spreads to align risk and return more accurately. To this end, we are pricing our loans to more appropriately correlate with credit risk in accordance with our internal credit rating system. In addition, the interest rate adjustments will often be undertaken as part of a comprehensive review of the client's funding and other financial needs, to readjust the financial products, services and pricing available to the client, to more effectively meet the client's needs and appropriately reflect the risk to us.

   Our efforts to enhance both volume and spread on our lending operations are supported by our increasing access to retail deposits. We believe this funding source, which in the current market environment is both stable and low-cost, will allow us to enhance our profitability on the funding as well as lending side.

   Expanding Fee-Generating Value Added Services. In the low interest rate environment currently prevailing in Japan, diversifying our revenue base to include a higher component of fee-generating revenue, which was 18% of our gross total income for the six months ended September 30, 2002, is a key element in our plan to improve overall profitability. We perceive several opportunities to increase our fee revenues further from value-added services:

  . Our leading position in Japan and established global network enables us to offer our corporate clients various fee-based banking services, such as global cash management, trade settlement and foreign exchange services. We will seek to expand these services by further investing in our information technology systems. In addition, we are seeking to increase our sales of various financial products, such as investment trust sales and insurance products, to our large retail customer base.

  . In addition to increased investment trust sales, Mitsubishi Trust Bank is pursuing other trust-related fee revenue by actively offering services such as corporate pension asset management and private wealth management. Since the combination of Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank under us as their common holding company, we have sought to offer to Bank of Tokyo-Mitsubishi's client base several of Mitsubishi Trust Bank's services, including trust and estate administration, real estate brokerage and stock transfer services.

  . We believe that our 57.5%-owned subsidiary, Mitsubishi Securities, which was formed on September 1, 2002 through the merger of KOKUSAI Securities Co., Ltd., Tokyo-Mitsubishi Securities Co., Ltd. and two other affiliated securities companies, is well-positioned to grow our investment banking and securities businesses. With the combination of Tokyo-Mitsubishi Securities' corporate and institutional client base and KOKUSAI Securities' middle market strength and retail network and with the transfer of part of Bank of Tokyo-Mitsubishi's investment banking business to Mitsubishi Securities, we see opportunities to offer a competitive range of value-added financing, securitization, M&A and other securities-related products and services to our broader client base. In addition, we will seek to offer Mitsubishi Securities' brokerage services to high net worth customers of Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank.

   Promoting Efficiency and Streamlining. From March 31, 1998 to September 30, 2002, we reduced the aggregate number of Bank of Tokyo-Mitsubishi's and Mitsubishi Trust Bank's domestic branches, sub-branches and agencies from 436 to 342 and the number of their aggregate domestic employees by 10% to approximately 21,500. We aim to further reduce the number of domestic branches, sub-branches and agencies and the number of domestic personnel. At the same time, to enhance customer convenience, we will seek to expand alternative service delivery channels to both retail and corporate clients by continuing to invest in our information technology. We see additional opportunities to increase efficiencies as we reduce duplicative operations and system sites for Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank. For example, we have combined the locations of the central computer systems of Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank, which we expect will reduce related operational and real estate expenses in the future.

Capture the Benefits of Operating as an Integrated, Diversified Financial Group

   Building upon Bank of Tokyo-Mitsubishi's solid customer base and global network and expertise, Mitsubishi Trust Bank's strengths in trust banking products and services and most recently Mitsubishi Securities' growing capabilities in the securities business, we have sought to build a financial group that is diversified in the products we offer and markets we serve, but integrated in terms of management vision and financial discipline. To help achieve this, we intend to implement the following:

   Promote Integrated Management. We will seek to work with our subsidiary banks to maximize the potential we believe is inherent in the combination of our business units, by:

  . realizing both revenue opportunities and operational efficiencies through cooperation among the different financial institutions in our group; and

  . imposing integrated and disciplined risk management and compliance systems on group operations.

   Realize Benefits of Intra-Group Cooperation. We will seek to increase the level of cross-selling of products and services among our various operations. In particular,

  . as of September 30, 2002, we established three joint branches for Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank to facilitate the cross-selling of their products and services.

  . we plan to establish approximately 35 joint branches for Bank of Tokyo-Mitsubishi and Mitsubishi Securities by the end of 2003. We are also considering establishing joint branches for Mitsubishi Trust Bank and Mitsubishi Securities. We believe the joint branches will enable us to reduce costs and better attract individual investors to our securities brokerage services.

   We believe that by implementing these strategic initiatives at a time when many of our competitors are downsizing their domestic assets and pulling back from international markets, we can build upon our already solid market position to enhance our competitive position within Japan and enhance shareholder value.

Recent Developments in Our Company

   Formation of Mitsubishi Securities

   On September 1, 2002, we completed the merger of our securities subsidiaries and affiliates, KOKUSAI Securities Co., Ltd., Tokyo-Mitsubishi Securities Co., Ltd., Tokyo-Mitsubishi Personal Securities Co., Ltd. and Issei Securities Co., Ltd., to form Mitsubishi Securities Co., Ltd. At the same time, we transferred Bank of Tokyo-Mitsubishi's derivatives, corporate advisory and securitization operations to Mitsubishi Securities. At the time of its formation, Mitsubishi Securities had approximately 4,400 employees.

   Following its formation, Mitsubishi Securities announced a "Retail Revival Plan" that includes the formation of joint branches with Bank of Tokyo-Mitsubishi and a broad review of its current branch network. Through these measures, we aim to significantly reduce fixed costs and strengthen our ability to generate profits. Through this "Retail Revival Plan," Mitsubishi Securities intends to reduce its domestic branch network from 95 to 65-70 branches by March 2004. Approximately 35 of those branches will be operated as joint branches with Bank of Tokyo-Mitsubishi.

   In October 2002, Mitsubishi Securities increased its ownership in Tokyo-Mitsubishi TD Waterhouse Securities Co., an on-line brokerage company jointly set up by Bank of Tokyo-Mitsubishi and TD Waterhouse Group in March 2000, from 21.8% to 50.8%. Effective November 1, 2002, the on-line brokerage company changed its name to Me Net Securities Co., Ltd.

   Master Trust Bank of Japan

   In May 2002, Mitsubishi Trust Bank transferred to Master Trust Bank of Japan, Ltd. assets under management encompassing marketable securities held by funds including pension trusts, specified money trusts and securities investment trusts. Master Trust Bank of Japan is a trust bank which specializes in asset administration. It was established in May 2000 by Mitsubishi Trust Bank, Nippon Life, UFJ Trust Bank, Meiji Life and Deutsche Bank. In October 2002, UFJ Trust Bank also transferred a part of its assets under management to Master Trust Bank of Japan, bringing the total assets under management to more than (Yen)60 trillion.

   Opening of Joint Branches

   As of September 30, 2002, we have three joint branches shared by Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank. At these joint branches, Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank aim to cross-sell their products and services. In addition, we plan to open approximately 35 joint branches shared by Bank of Tokyo-Mitsubishi and Mitsubishi Securities by the end of 2003. At the joint branches, Bank of Tokyo-Mitsubishi expects to accept deposits and sell investment trusts, while Mitsubishi Securities expects to sell stocks and bonds. We believe the joint branches will enable us to improve the efficiency of our branch operations and better attract individual investors to our products and services. In addition, we are currently developing advanced automated teller machines that will allow customers to access both their bank accounts and their brokerage accounts.

   Establishment of Diamond Private Office

   In June 2002, Bank of Tokyo-Mitsubishi, Mitsubishi Trust Bank, Meiji Life, Tokio Marine and Fire Insurance Co., Ltd. and Mitsubishi Estate Co., Ltd. jointly founded Diamond Private Office Co., Ltd., a wealth management consulting firm. Diamond Private Office provides comprehensive financial consulting, from investment management, business succession and asset management to estate planning services for wealthy individuals.

   Alliance with China Development Bank (CDB)

   In August 2002, Bank of Tokyo-Mitsubishi entered into an alliance with China Development Bank, a Chinese government affiliated financial institution. Through the alliance, China Development Bank will focus on offering mid-term and long-term loans in China, primarily to corporate customers establishing operations in China who are recommended by Bank of Tokyo-Mitsubishi. Under the alliance arrangement, the repayment of those loans will generally be guaranteed by Bank of Tokyo-Mitsubishi.

   Dissolution of Diamond Mortgage

   In September 2002, we announced plans to dissolve our mortgage securities subsidiary, The Diamond Mortgage Co., Ltd., by the end of March 2003. We decided to dissolve Diamond Mortgage due to the adverse business environment for the mortgage securities business.

Recent Regulatory Developments

   In recent months, the Financial Services Agency, the Bank of Japan and other elements of the government of Japan have taken steps designed to restore confidence in the Japanese financial system, address the asset quality problems faced by many Japanese financial institutions, strengthen the capital base and improve governance of major Japanese banks and bring greater stability to the financial system. One of the goals announced in October 2002 is to reduce the aggregate ratio of non-performing loans to total outstanding loans of major banks by about half by March 31, 2005. The steps announced or taken by the government include the following:

   Tightening of Assessment of Assets

   The Financial Services Agency has announced that it will provide for more rigorous assessment of assets, as follows:

  . With respect to major banks, reserves on impaired loans to large borrowers that are classified as "need special attention" will be based upon the estimated discounted cash flows of the impaired loans. Japanese GAAP allows loan loss reserves for such loans to be accrued either based on historical loan loss experience or projected future recoveries discounted at the loan's original interest rate. Many major Japanese banks record loan loss reserves for such loans based on historical loan loss experience and the proposed change may affect their loan loss reserve level. For Japanese GAAP purposes, we have elected to calculate our loan loss reserves for these credits based on their estimated cash flows, although the methodology we have employed for this purpose may differ from the calculation methodology that is ultimately adopted by the Financial Services Agency. Our loan loss reserve for US GAAP purposes is based on SFAS No. 114 "Accounting by Creditors for Impairment of a Loan" and therefore we do not expect that our loan loss reserve will be materially affected by this change in application of Japanese GAAP.

  . The Financial Services Agency will implement a mechanism to harmonize the major banks' classification of troubled large borrowers, through its inspections beginning after January 2003.

  . The accounting for debt-equity swaps is proposed to be based upon the fair value of stock received in the swap, with respect to borrowers whose stock is listed or otherwise easily valued, regardless of the timing or ordering of the swap transaction. Our US GAAP accounting for debt-equity swaps is already based upon the fair value of stock received in swap transactions.

  . The Financial Services Agency is examining the use of independent real estate appraisers to appraise real estate held by banks as collateral, beginning with collateral reflected in financial statements as of and for the year ending March 31, 2003.

  . The Financial Services Agency announced that it will conduct another round of special inspections, reviewing banks' accounts, including those of Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank, by March 31, 2003. These special inspections are intended, among other things, to uncover deficiencies that may exist in the banks' self-assessment of problem loans and related reserves.

   Improvement of Capital Ratios

   Deferred Tax Assets. Under Japanese banking regulations, all deferred tax assets established pursuant to Japanese GAAP are included in regulatory capital. The Financial Services Agency, noting that deferred tax assets, which are currently included in the calculation of Tier I capital, are "a less solid component of capital," has announced that:

  . It has requested major banks to assess rigorously and external auditors to audit rigorously deferred tax assets.

  . It has begun considering whether an upper limit should be imposed on the amount of deferred tax assets that may be included in regulatory capital.

   Request for Tax Law Changes. In November 2002, the Financial Services Agency requested the Ministry of Finance and Cabinet Office to consider tax law changes intended to improve the capital adequacy of financial institutions. These changes would:

  . allow banks to deduct as losses the amount of additional loan loss reserves established as a result of borrowers being classified as "in danger of bankruptcy" under Japanese banking laws or banks' self-assessments under the supervision and inspection of the Financial Services Agency and the amount of losses recognized, for accounting purposes, in connection with a partial write-off of a loan;

  . allow the "carry-back" of losses to obtain a refund of prior years' taxes, which has been prohibited since April 1, 1992 and prior to that was limited to one year; and

  . increase the number of years that operating losses can be "carried forward" and deducted against future income from the current limitation of five years.

These proposed changes are controversial, may be reviewed for an extended period of time and may not be adopted. These changes would require amendments to tax laws and regulations.

   Improvement of Governance

   The Financial Services Agency announced in October 2002 that it:

  . will review the standards and measures applicable in the prompt corrective action system, which allows the Financial Services Agency to require financial institutions to establish a self-assessment program to assess their capital base using capital adequacy ratios; and

  . will establish new methods to monitor indicators such as profitability and liquidity to try to detect problems at banks at an earlier stage than at present.

   Although not currently applicable to us because we have no government-owned shares, the Financial Services Agency has also announced that it intends:

  . to improve the guidelines to convert the preferred shares that it holds in a financial institution to common stock if it concludes that the financial institution's business conditions have deteriorated significantly and government control would be appropriate; and

  . to issue administrative orders to financial institutions that submit business improvement plans due to government ownership but fail to achieve those business improvement plans.

   Government Support of Distressed Financial Institutions

   The Financial Services Agency has announced that, if a financial institution falls into financial distress, and has inadequate capital to carry on its business or faces similar prospects, and if it becomes necessary to avoid a threat of a financial crisis, the Financial Services Agency will immediately implement a "special support" framework in cooperation with the Bank of Japan, and inject public funds under the Deposit Insurance Law and/or request the Bank of Japan to extend emergency loans.

   The Financial Services Agency will obtain significant powers over the management of a financial institution that receives "special support", including the ability:

  . to appoint inspectors to attend board of directors meetings and executive committee meetings;

  .   to strongly urge management to clarify its responsibilities;

  . to require such institution to divide its loan accounts into a "new account" and a "revival account" for the purposes of properly monitoring the ongoing business and historical problem loan portfolio; and

  . to review business plans that the institutions that receive "special support" submit to the Financial Services Agency. The "Task Force on Financial Issues" established within the Financial Services Agency on December 27, 2002 will advise troubled financial institutions as to whether their plans are appropriate and will also advise the Financial Services Agency on appropriate actions if a financial institution is expected to remain unprofitable even after adopting management reforms.

   If needed, the Japanese government will promptly inject public funds based on the current Deposit Insurance Law. In addition, the Financial Services Agency will review whether a new legislative framework should be established to allow the Japanese government to invest new public funds into a financial institution, in order to maintain stability in the Japanese financial system.

   Improvement of Financial Services Agency Monitoring System

   Monitoring Problem Loan Issues. The task force on financial issues will also monitor the status of non-performing loan issues with the goal of resolving such issues by March 31, 2005.

   Protection of Small and Medium-sized Enterprises. The Financial Services Agency also issued policy directives designed to prevent any marked deterioration of the financing environment for small and medium-sized enterprises. In particular, the Agency announced that:

  . it will expedite the approval of banking licenses for new financial institutions targeting loans to small and medium-sized enterprises,

  . it has strengthened its monitoring system over financing to small and medium-sized enterprises to prevent "unjustified 'credit withdrawal' and other actions taken by financial institutions,"

  . it has established "hotline" mechanisms to allow small and medium-sized enterprises to report unjust withdrawal of credit by financial institutions, and

  . if serious problems are identified based on these "hotline" reports or otherwise, it will take appropriate administrative measures, including issuing administrative orders, requiring the institution to submit reports and subjecting the institution to additional inspections.

   Extension of Deposit Guarantee

   On December 11, 2002, the Deposit Insurance Law and other related laws were amended. Prior to the amendment, guarantees of liquid deposits, such as ordinary deposits and current deposits, were set to be capped at (Yen)10 million per customer at any one bank, beginning April 1, 2003. Under the amended deposit insurance system, the Deposit Insurance Corporation will guarantee in full all current deposits, ordinary deposits and other specified deposits until March 31, 2005. From April 1, 2005, all deposits will be subject to the (Yen)10 million cap, which is currently applicable only to time deposits, except for non-interest bearing deposits that are redeemable on demand and used by depositors primarily for payment and settlement functions.

   New Framework for Corporate Revival

   Resolution and Collection Corporation. In accordance with a change in regulation that became effective on January 11, 2002, the Resolution and Collection Corporation has greater authority to purchase non-performing loans at the loans' fair value. Previously, the Resolution and Collection Corporation was required to consider the possibility of collection of principal and the expenses relating to the collection of principal or disposal of loan assets in determining the purchase price for loan assets. Under the new law, the Resolution and Collection

Corporation is able to purchase loan assets at a fair market value calculated on a reasonable basis. The Financial Services Agency has also announced that the Resolution and Collection Corporation will seek:

  .   to strengthen its corporate revival section;

  . to play a role in facilitating the corporate restructuring of borrowers capable of business revival;

  . to work with other government-affiliated financial institutions to foster a secondary market for loan assets in Japan; and

  . to raise further financing and transfer a portion of its increasingly large loan portfolio through asset securitizations and/or the issuance of asset-backed securities.

   Establishment of Industrial Revitalization Corp. The government plans to newly establish an organization, tentatively named the Industrial Revitalization Corp. The Industrial Revitalization Corp. will purchase from financial institutions loans to borrowers that the Industrial Revitalization Corp. believes have viable business plans. The organization is then expected to assist the borrower in reorganizing its business and operations.

   Bank of Japan to Acquire Shares from Banks. On October 11, 2002, the Policy Board of the Bank of Japan issued guidelines for the Bank of Japan's purchase of listed stocks from commercial banks whose aggregate value of stockholdings exceed their Tier I capital. The Bank of Japan's guidelines contemplate that:

  . it will acquire up to (Yen)2 trillion of stock from commercial banks' portfolios, at prevailing market prices;

  . it will only purchase stocks that meet minimum liquidity and issuer credit quality standards and certain other requirements;

  . purchases from a single bank will not exceed the lesser of (Yen)500 billion and the amount by which the market value of the bank's stockholdings exceeds its Tier I capital;

  . it will not acquire stock of any single issuer in excess of the lesser of 5.0% of that issuer's voting shares and value-based purchase limits set by a matrix of annual trading volume and issuer credit quality; and

  . it will not sell the acquired securities until after September 2007, although it may sell shares back to the issuer at the higher of market price or purchase price.

   The Bank of Japan has adopted this policy for the purpose of assisting commercial banks to reduce the size of their share portfolios without materially adversely affecting prevailing market prices.

Recent Developments in Japanese Commercial Code

   When the amendments to the Commercial Code of Japan become effective on April 1, 2003, the following changes will occur:

  . On and after April 1, 2003, any shareholder holding at least 300 voting shares or 1% of the total number of voting shares for six months or longer may propose a matter to be considered at a general meeting of shareholders by submitting a written request to a representative director at least eight weeks prior to the date of the meeting. Under the current law, only six weeks prior notice is required.

  . By amending our articles of incorporation, we may elect to allow a shareholder who holds fractional shares to require us to sell to that shareholder additional fractional shares to allow the shareholder to hold one full share, unless we do not own any such fractional shares to meet the shareholder's request.

  . If we adopt the unit share system (tan-gen kabu), by amending our articles of incorporation, we may allow a shareholder who holds a number of shares that are less than a unit to require us to sell to that shareholder its shares to allow the shareholder to hold one full unit, unless we do not own any shares to meet the shareholder's request.

  . By amending our articles of incorporation, we may lower the quorum for a special resolution of the general shareholders meeting to approve certain specified corporate actions including, among other items, an amendment of the articles of incorporation except in some limited cases, so long as it is at least one-third of the outstanding voting rights.

                             SELLING SHAREHOLDERS

   The selling shareholders are our wholly owned subsidiaries, Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank. The address of the principal executive office of Bank of Tokyo-Mitsubishi is 7-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-8388 Japan. The address of the principal executive office of Mitsubishi Trust Bank is 11-1, Nagatacho 2-chome, Chiyoda-ku, Tokyo, 100-8212 Japan. In connection with the stock-for-stock exchange transaction forming Mitsubishi Tokyo Financial Group, Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank each received shares of our common stock in exchange for shares held in each other.

   The following table shows the current beneficial ownership of our common stock by Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank, and their respective beneficial ownership as adjusted to reflect the issuance of new shares by us and the sale of the common stock by Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank in the global offering.

                              Shares Beneficially Owned                 Shares Beneficially Owned
                              Prior to the Offering                     After the Offering
                              ------------------------     Number of    -------------------------
Name                          Number    Percentage/(1)/  Shares Offered Number     Percentage
-----------------------------  -------  --------------   -------------- ------     ----------
Bank of Tokyo-Mitsubishi/(2)/ 124,179        2.2%           124,179       0            --
Mitsubishi Trust Bank/(2)/...  30,848        0.5%            30,848       0            --

-------------
(1) The calculation of percentages is based on 5,742,468 shares of common stock issued as of January 31, 2003, including shares of common stock held by us and our subsidiaries, including the selling shareholders, as treasury stock.

(2) Excludes shares owned by subsidiaries of Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank.

                                 UNDERWRITING

   Under the terms and subject to the conditions contained in the U.S. underwriting agreement dated the date of this prospectus supplement, the U.S. underwriters named below, for whom Morgan Stanley & Co. Incorporated and Nomura Securities International, Inc. are acting as U.S. representatives, have severally and not jointly agreed to purchase, and we and the selling shareholders have agreed to sell to them, the number of shares set forth opposite the names of the U.S. underwriters below:

                   Name of U.S. Underwriter              Number of Shares
      -------------------------------------------------- ----------------
      Morgan Stanley & Co. Incorporated.................        .
      Nomura Securities International, Inc..............        .
      Merrill Lynch, Pierce, Fenner & Smith Incorporated        .
      UBS Warburg LLC...................................        .
      Salomon Smith Barney Inc..........................        .
      Lehman Brothers Inc...............................        .
      Deutsche Bank Securities Inc......................        .
                                                             -------
      Total.............................................        .
                                                             =======

   Morgan Stanley & Co. Incorporated and Nomura Securities International, Inc. are the joint bookrunners of the offering. As joint bookrunners on behalf of the U.S. underwriting syndicate, Morgan Stanley & Co. Incorporated and Nomura Securities International, Inc. will be responsible for recording a list of potential investors that have expressed an interest in purchasing the shares or ADSs as part of this offering. You may contact the representatives of the U.S. underwriters for information on how to purchase common shares or ADSs in this offering. You may contact Morgan Stanley & Co. Incorporated at 1585 Broadway, New York, New York 10036 and Nomura Securities International, Inc. at 2 World Financial Center, Building B, New York, New York 10281-1198.

   The U.S. underwriters may elect to take delivery of all or a portion of the shares purchased in the form of ADSs. The U.S. underwriters are offering the ADSs and shares subject to their acceptance of the ADSs and shares from us and the selling shareholders and subject to prior sale. The U.S. underwriting agreement provides that the obligations of the several U.S. underwriters to pay for and accept delivery of the ADSs and shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The U.S. underwriters are obligated to take and pay for all of the ADSs and shares offered by this prospectus supplement if any such ADSs or shares are taken. However, the U.S. underwriters are not required to take or pay for the ADSs and shares covered by the U.S. underwriters' overallotment option described below. If a U.S. underwriter defaults, the U.S. underwriting agreement provides that the underwriting commitments of the non-defaulting U.S. underwriters may be increased or the U.S. underwriting agreement may be terminated.

   We and the selling shareholders have also entered into an international underwriting agreement with certain international managers. The international underwriting agreement provides for the concurrent offering and sale by us and the selling shareholders outside the United States, Japan and Canada of an aggregate of . shares of common stock, all or a portion of which may be represented by ADSs. Morgan Stanley & Co. International Limited and Nomura International plc are the joint bookrunners of the international offering. Further, we and the selling shareholders have entered into Japanese underwriting agreements with certain Japanese underwriters. The Japanese underwriting agreements provide for the concurrent offering and sale by us and the selling shareholders in Japan of an aggregate of . shares of common stock. Nomura Securities Co., Ltd. is the lead underwriter of the Japanese offering. The closing for the sale of shares in the U.S. offering, the international offering and the Japanese offering are conditioned on one another. If the sale of shares in one of these offerings does not close, the sale of the shares in the other offerings will not close unless the joint global coordinators elect to waive the closing condition.

   We and the selling shareholders have appointed Morgan Stanley & Co. International Limited and Nomura Securities Co., Ltd. to act as joint global coordinators in connection with the global offering. To provide for the coordination of their activities, the U.S. underwriters, the international managers and the Japanese underwriters have entered into an intersyndicate agreement which provides, among other things, that sales may be made among the U.S. underwriters, the international managers and the Japanese underwriters of any number of ADSs or shares as may be mutually agreed. The price of an ADS so sold shall be the public offering price listed on the cover page of this prospectus supplement, in US dollars, less an amount not greater than the per ADS amount of the concession to dealers set forth below. The per share price of any shares so sold shall be the public offering price listed on the cover page of this prospectus supplement, in Japanese yen, less an amount not greater than the per share amount of the concession to dealers described below.

   The U.S. representatives have advised us and the selling shareholders that the U.S. underwriters initially propose to offer part of the ADSs and shares directly to the public, subject to the limitations below, at the public offering prices listed on the cover page of this prospectus supplement and part to certain dealers at prices that represent a concession not in excess of $ . an ADS and (Yen) . a share under the public offering price. Any U.S. underwriter may allow, and such dealers may reallow, a concession not in excess of $ . an ADS and (Yen) . a share to other U.S. underwriters or to certain dealers. After the initial offering of the ADSs and shares, the offering prices and other selling terms may from time to time be varied by the U.S. representatives.

   The purchase price for shares offered hereby and in the international and Japanese offerings, as well as the commission we and the selling shareholders must pay on each share, will be the same (subject to currency conversion).

   We have granted the U.S. underwriters and the international managers options, exercisable for three business days from the date of this prospectus supplement, to purchase up to an additional . shares and . shares, respectively, of our common stock, in the form of shares or ADSs, at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions, solely for the purpose of covering any over-allotments made in connection with the global offering. If any shares or ADSs are purchased by the U.S. underwriters pursuant to these options, the U.S. underwriters will severally purchase shares or ADSs in approximately the same proportions set forth in the preceding table. In addition, we have granted the representative of the Japanese underwriters an option, exercisable during the period beginning on the fourth business day from the date of this prospectus supplement and ending on March ., 2003, to purchase up to an additional . shares of our common stock for the purpose of covering any over-allotments in the Japanese offering. In connection with the Japanese offering, the Japanese lead underwriter will enter into share borrowing arrangements for the purpose of any over-allotment sales.

   The following tables show the underwriting discounts and commissions to be paid by us and by the selling shareholders to the U.S. underwriters:

                                  If over-allotment  If over-allotment
                                    option is not   option is exercised
               Paid by Us             exercised           in full
        ------------------------- ----------------- -------------------
        Per share of common stock      (Yen)  .           (Yen)  .
        Per ADS..................       $  .               $  .
        Total at ADS price.......       $  .               $  .

       Paid by the Selling Shareholders
       -------------------------------- ---------------
          Per share of common stock....     (Yen)  .
          Per ADS......................      $  .
          Total at ADS price...........      $  .

   The U.S. underwriting discount consists of the difference between the amounts paid by the U.S. underwriters to purchase the ADSs and shares from us and the offering price of the ADSs and shares to the public. The U.S. underwriting discounts and commissions are . % of the total gross amount of the U.S. offering.

   We estimate that the total expenses of the U.S. offering, excluding U.S. underwriting discounts and commissions, will be approximately $ . . The expenses are payable by us and consist of the following:

  .   a Securities and Exchange Commission registration fee of $ .,

  .   an National Association of Securities Dealers, Inc. filing fee of $ .,

  .   a New York Stock Exchange listing fee of $ .,

  .   estimated printing and engraving expenses of $ .,

  .   estimated legal fees and expenses of $ .,

  .   estimated accounting fees and expenses of $ .,

  .   reimbursement of travel, advertising and other expenses of $ ., and

  .   estimated miscellaneous fees and expenses of $ ..

   Our common stock is listed on the First Section of the Tokyo Stock Exchange and the Osaka Securities Exchange in Japan. Our common stock is also listed on the Official List of the UK Listing Authority and traded on the market for listed securities on the London Stock Exchange in the United Kingdom. ADSs representing our common stock are listed on the New York Stock Exchange under the symbol "MTF".

   This prospectus supplement may be used by the underwriters and other dealers in connection with offers and sales of the shares and ADSs, including sales of shares and ADSs initially sold by the underwriters in the offerings being made outside of the United States, to persons located in the United States.

   A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters. The underwriters may agree to allocate a number of shares or ADSs to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the U.S. representatives to underwriters that may make Internet distributions on the same basis as other allocations.

   We have agreed that, without the prior written consent of the joint global coordinators, we will not, and will not permit any of our subsidiaries, or any person acting on our behalf to, during the period ending 180 days after the date hereof,

  . offer, pledge, issue, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or ADSs or any securities convertible into or exercisable or exchangeable for our shares of common stock or ADSs or

  . enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our shares of common stock or ADSs,

whether any such transaction described in the clauses above is to be settled by delivery of our shares of common stock or ADSs or such other securities, in cash or otherwise. The restrictions described above do not apply to

  . the ADSs and shares to be sold hereunder and under the international underwriting agreement and the Japanese underwriting agreements,

   . the shares of common stock held by us as a result of our purchase of fractional shares of common stock upon request of any holders thereof,

   . the shares of common stock held by us to be sold to the holders of fractional shares of common stock upon request of any holders thereof,

  .   the shares of common stock to be transferred to exchange-traded funds,

  . the units of exchange-traded funds to which the shares of common stock are transferred,

  . the shares of common stock to be sold to the special account of the Banks' Shareholding Acquisition Corporation,

  . the shares of common stock to be sold to the Bank of Japan in accordance with the stock purchase guidelines,

  . the shares of common stock held as collateral or received in satisfaction of a loan of a borrower,

  . the shares of common stock held in a trust account of a financial institution conducting trust business, and

  . the shares of common stock held or traded by an entity in its ordinary course of business that is a securities company over which we exercise control.

   The U.S. underwriters, the international managers and the Japanese underwriters are collectively referred to as the "underwriters" in this paragraph. In order to facilitate the global offering of the ADSs and the shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our shares of common stock or ADSs, including over-allotment, stabilizing and short-covering transactions in our shares of common stock or ADSs, and the imposition of a penalty bid, for a limited period during and after the global offering, in accordance with applicable laws and regulations. An over-allotment, or short sale, involves the sale of more ADSs or shares than the underwriters are obligated to purchase under the underwriting agreements, creating a short position. The short sale is "covered" if the short position is no greater than the number of ADSs or shares available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing ADSs or shares in the open market. In determining the source of ADSs or shares to close out a covered short sale, the underwriter will consider, among other things, the open market price of ADSs or shares compared to the price available under the over-allotment option. The underwriters may also sell ADSs or shares in excess of the over-allotment option, creating a "naked" short position. The underwriters must close out any naked short position by purchasing ADSs or shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs or shares in the open market after pricing that could adversely affect investors who purchase in the global offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the ADSs or shares while the global offering is in progress. The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays to the underwriters a portion of the underwriting discount and commission allowed to such underwriter or dealer because the underwriters have repurchased ADSs or shares sold by or for the account of such underwriter or dealer in stabilizing or short covering transactions. These activities may raise or maintain the market price of the ADSs or shares above independent market levels or prevent or retard a decline in the market price of the ADSs or shares. As a result, the price of the ADSs or shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities, and if commenced, may end any of these activities at any time. These activities may be effected on the Tokyo Stock Exchange, the Osaka Securities Exchange, the London Stock Exchange, the New York Stock Exchange, in the over-the-counter market or otherwise.

   Our affiliate, Tokyo-Mitsubishi Securities (USA), Inc., a member of the U.S. National Association of Securities Dealers, Inc., will participate in the U.S. offering pursuant to the provisions of NASD Rule 2720.

   We, the selling shareholders and the U.S. underwriters have agreed to indemnify each other against various liabilities, including liabilities under the Securities Act.

   Some of the U.S. underwriters, the international managers and the Japanese underwriters have in the past provided, and may in the future provide, investment banking and underwriting services to us and our affiliates or the selling shareholders and its affiliates for which they have received customary compensation.

Selling Restrictions

   Pursuant to the intersyndicate agreement, as part of the distribution of the ADSs and shares and subject to certain exceptions, the U.S. underwriters, the international managers and the Japanese underwriters have agreed that

  . the U.S. underwriters will neither purchase, directly or indirectly, any ADSs or shares for the account of any person or entity other than a United States or Canadian Person, nor offer or sell, directly or indirectly, any ADSs or shares or distribute any prospectus relating to the ADSs or shares outside the United States or Canada or to any person or entity other than a United States or Canadian Person,

  . the international managers will neither purchase, directly or indirectly, any shares or ADSs for the account of any United States, Canadian or Japanese Person, nor offer or sell, directly or indirectly, any shares or ADSs or distribute any prospectus relating to the shares or ADSs in the United States, Canada or Japan or to any United States, Canadian or Japanese Person, and

  . the Japanese underwriters will neither purchase, directly or indirectly, any shares or ADSs for the account of any person or entity other than a Japanese Person, nor offer or sell, directly or indirectly, any shares or ADSs or distribute any prospectus relating to the shares or ADSs outside Japan or to any person or entity other than a Japanese Person.

   "United States or Canadian Person" means any national or resident of the United States or Canada, or any corporation, person, profit-sharing or other trust or other entity organized under the laws of the United States or Canada or of any political subdivision thereof but not including a branch located outside the United States and Canada of any United States or Canadian Person, and includes any United States or Canadian branch of a person who is otherwise not a United States or Canadian Person.

   "Japanese Person" means any national or resident of Japan, or any corporation, pension, profit-sharing or other trust or other entity organized under the laws of Japan or of any political subdivision thereof but not including a branch located outside Japan of any Japanese Person.

   The foregoing limitations do not apply to stabilization transactions or to some other transactions specified in the intersyndicate agreement.

                                 LEGAL MATTERS

   Paul, Weiss, Rifkind, Wharton & Garrison LLP, our U.S. counsel, will pass upon certain legal matters and U.S. federal income tax matters. The address of Paul, Weiss, Rifkind, Wharton & Garrison LLP is 1285 Avenue of the Americas, New York, New York 10019-6064. Mori Hamada and Matsumoto, our Japanese counsel, will pass upon the validity of the shares of common stock, certain legal matters and Japanese tax matters. The address of Mori Hamada and Matsumoto is NKK Building, 1-2, Marunouchi 1-chome, Chiyoda-ku, Tokyo 100-0005. Davis Polk & Wardwell will pass upon certain U.S. legal matters for the underwriters. Mitsui, Yasuda Wani & Maeda will pass upon certain Japanese legal matters for the underwriters.

                                    EXPERTS

   The consolidated financial statements as of March 31, 2001 and 2002, and for each of the three years in the period ended March 31, 2002 included in this prospectus supplement and which also are incorporated by reference in the registration statement and the accompanying prospectus from our Annual Report on Form 20-F have been audited by Deloitte Touche Tohmatsu, independent auditors, as stated in their report, which is included in this prospectus supplement and also incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in method of accounting for derivative financial instruments and hedging activities), and have been so included and incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

   Deloitte Touche Tohmatsu's address is MS Shibaura Building, 13-23, Shibaura 4-chome, Minato-ku, Tokyo, 108-8530, Japan.

                     WHERE YOU CAN OBTAIN MORE INFORMATION

   We file annual reports, special reports and other information with the SEC. You may read and copy any document filed with the SEC at the SEC's public reference rooms at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).

   We are currently exempt from the rules under the U.S. Securities Exchange Act of 1934 that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not required under the Exchange Act to publish financial statements as frequently or as promptly as are U.S. companies subject to the Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will issue interim press releases containing unaudited results of operations as well as such other reports as may from time to time be authorized by our board of directors or as may be otherwise required.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

   The SEC allows us to "incorporate by reference" in this prospectus supplement some or all of the documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information in a document that is incorporated by reference is considered to be a part of this prospectus supplement. We incorporate by reference our Annual Report on Form 20-F for the fiscal year ended March 31, 2002, filed on August 12, 2002. In addition, the description of common stock and ADSs set forth in our predecessor's registration statement on Form 20-F, dated June 30, 1989, registering the ADSs and common stock under the Exchange Act, as the description has been amended by our Annual Report on Form 20-F dated August 12, 2002, is incorporated by reference into this prospectus supplement.

   In addition, all documents that we file with the SEC on Forms 10-Q and 8-K in the future pursuant to the Exchange Act, any future reports on Form 6-K that indicate they are incorporated into this registration statement and any future Annual Reports on Form 20-F, Form 40-F or Form 10-K after the date of this prospectus supplement and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus supplement.

   Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

   We will provide you without charge upon written or oral request a copy of any of the documents that are incorporated by reference in this prospectus supplement, other than exhibits that are not specifically incorporated by reference into this prospectus supplement. If you would like us to provide you with any of these documents, please contact us at the following address or telephone number: 4-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-6326, Japan,
Attention: Public Relations Office, telephone: 81-3-3240-8136.

   Except as described above, no other information is incorporated by reference in this prospectus supplement, including, without limitation, information on our website.

                    LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

   We are a joint stock company incorporated in Japan. All of our directors, corporate auditors and executive officers are residents of countries other than the United States. As a result, you should note that it may be difficult or impossible to serve legal process on us or our directors, corporate auditors and executive officers, or to force us or them to appear in a U.S. court. Our legal counsel in Japan has advised us that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of U.S. courts, of civil liabilities based solely on U.S. securities laws. A Japanese court may refuse to allow an original action based on U.S. securities laws.

   Our legal counsel has further advised that the United States and Japan do not currently have a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, if you obtain a civil judgment by a U.S. court, you will not necessarily be able to enforce it directly in Japan. Our agent for service of process is The Bank of Tokyo-Mitsubishi, Ltd., Headquarters for the Americas, located at 1251 Avenue of the Americas, New York, New York 10020-1104, Attention: Robert E. Hand, Esq., General Counsel and Director of Public Affairs, Legal and Compliance Office for the Americas.

                           SELECTED STATISTICAL DATA

   Due to close integration of our foreign and domestic activities, it is difficult to make a precise determination of assets, liabilities, income and expenses of our foreign operations. The foreign operations as presented include the business conducted by overseas subsidiaries and branches, and the international business conducted by the several international banking related divisions headquartered in Japan. Our management believes that the results appropriately represent our domestic and foreign activities.

I. Distribution of Assets, Liabilities and Shareholders' Equity; Interest Rates and Interest Differential

Average Balance Sheets, Interest and Average Rates

   The following table shows our average balances, interest and average interest rates for the six months ended September 30, 2001 and 2002. Average balances are generally based on a daily average while a month-end average is used for certain average balances when it is not practicable to obtain applicable daily averages. The average balances determined by such methods are considered to be representative of our operations.

                                                                     Six Months Ended September 30,
                                         --------------------------------------------------------------------------------------
                                                             2001                                        2002
                                         -------------------------------------------  -----------------------------------------
                                             Average                     Average rate     Average                   Average rate
                                             balance         Interest    (Annualized)     balance        Interest   (Annualized)
                                         ---------------  -------------- ------------ ---------------  ------------ ------------
                                                                    (in millions, except percentages)
Assets:
Interest-earning assets:
 Interest-earning deposits in other
   banks................................ (Yen) 5,533,901  (Yen)   96,233     3.47%    (Yen) 3,475,664  (Yen) 41,077     2.36%
 Call loans, funds sold, and
   receivables under resale agreements
   and securities borrowing transactions       5,642,440         102,160     3.61           3,994,051        31,173     1.56
 Trading account assets.................       3,903,514           7,844     0.40           4,444,002         4,706     0.21
 Investment securities (see Note 1).....      20,937,232         207,379     1.98          24,091,386       196,536     1.63
 Loans (see Note 2).....................      49,196,023         675,006     2.74          49,550,365       544,972     2.19
                                         ---------------  --------------     ----     ---------------  ------------     ----
 Total interest-earning assets..........      85,213,110       1,088,622     2.55          85,555,468       818,464     1.91
                                         ---------------  --------------     ----     ---------------  ------------     ----
Non-interest-earning assets:
 Cash and due from banks................       1,374,675                                    1,745,596
 Other non-interest-earning assets......       8,408,015                                    7,341,140
 Allowance for credit losses............      (1,690,972)                                  (1,701,469)
                                         ---------------                              ---------------
 Total non-interest-earning assets......       8,091,718                                    7,385,267
                                         ---------------                              ---------------
Total average assets.................... (Yen)93,304,828                              (Yen)92,940,735
                                         ===============                              ===============
Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
 Deposits............................... (Yen)55,085,177         296,623     1.07     (Yen)58,325,956       130,277     0.45
 Debentures.............................       3,223,235          11,834     0.73           1,787,337         5,657     0.63
 Call money, funds purchased, and
   payables under repurchase agreements
   and securities lending transactions..       8,702,063         116,534     2.67           8,293,538        53,949     1.30
 Due to trust account, other short-term
   borrowings and trading account
   liabilities..........................       6,870,397          25,963     0.75           5,137,591        18,928     0.73
 Long-term debt.........................       5,076,841          96,563     3.79           4,994,319        76,937     3.07
                                         ---------------  --------------     ----     ---------------  ------------     ----
 Total interest-bearing liabilities.....      78,957,713         547,517     1.38          78,538,741       285,748     0.73
                                         ---------------  --------------     ----     ---------------  ------------     ----
 Non-interest-bearing liabilities.......      11,317,767                                   11,867,828
                                         ---------------                              ---------------
 Shareholders' equity...................       3,029,348                                    2,534,166
                                         ---------------                              ---------------
 Total average liabilities and
   shareholders' equity................. (Yen)93,304,828                              (Yen)92,940,735
                                         ===============                              ===============
 Net interest income and average
   interest rate spread.................                  (Yen)  541,105     1.17%                     (Yen)532,716     1.18%
                                                          ==============     ====                      ============     ====
 Net interest income as a percentage of
   total average interest-earning assets                                     1.27%                                      1.24%
                                                                             ====                                       ====

--------
Notes:
1. Tax-exempt income of tax-exempt investment securities has not been calculated on a tax equivalent basis because the effect of such calculation would not be material.
2. Average balances of loans include nonaccrual and restructured loans. See "--III. Loan Portfolio." The amortized portion of net loan origination fees (costs) is included in interest income on loans, representing an adjustment to the yields with insignificant effect.

   The following table shows our average balances, interest and average interest rates for the last three fiscal years. Average balances are generally based on a daily average while a month-end average is used for certain average balances when it is not practicable to obtain applicable daily averages. The average balances determined by such methods are considered to be representative of our operations.

                                                                                   Years Ended March 31,
                                  -------------------------------------------------------------------------------
                                                   2000                                    2001
                                  --------------------------------------  --------------------------------------
                                      Average                     Average     Average                     Average
                                      balance         Interest     rate       balance         Interest     rate
                                  ---------------  -------------- ------- ---------------  -------------- -------
                                                                             (in millions, except percentages)
Assets:
Interest-earning assets:
  Interest-earning deposits in
   other banks:
   Domestic...................... (Yen)   284,958  (Yen)    7,223  2.53%  (Yen)   402,084  (Yen)   14,013  3.49%
   Foreign.......................       3,986,517         129,107  3.24         5,275,074         222,613  4.22
                                  ---------------  --------------         ---------------  --------------
    Total........................       4,271,475         136,330  3.19         5,677,158         236,626  4.17
                                  ---------------  --------------         ---------------  --------------
  Call loans, funds sold, and
   receivables under resale
   agreements and securities
   borrowing transactions:
   Domestic......................       2,152,650           7,923  0.37         2,473,617          11,454  0.46
   Foreign.......................       1,856,035         111,447  6.00         2,620,118         173,050  6.60
                                  ---------------  --------------         ---------------  --------------
    Total........................       4,008,685         119,370  2.98         5,093,735         184,504  3.62
                                  ---------------  --------------         ---------------  --------------
  Trading account assets:
   Domestic......................       2,157,629           7,010  0.32         2,676,732          12,541  0.47
   Foreign.......................         625,533           8,696  1.39           607,061           4,413  0.73
                                  ---------------  --------------         ---------------  --------------
    Total........................       2,783,162          15,706  0.56         3,283,793          16,954  0.52
                                  ---------------  --------------         ---------------  --------------
  Investment securities (see Note 1):
   Domestic......................      15,813,885         164,655  1.04        15,684,644         128,838  0.82
   Foreign.......................       3,974,410         235,511  5.93         4,090,733         239,843  5.86
                                  ---------------  --------------         ---------------  --------------
    Total........................      19,788,295         400,166  2.02        19,775,377         368,681  1.86
                                  ---------------  --------------         ---------------  --------------
  Loans (see Note 2):
   Domestic......................      41,942,695         780,633  1.86        39,938,817         748,113  1.87
   Foreign.......................      10,371,711         713,438  6.88         9,627,502         728,096  7.56
                                  ---------------  --------------         ---------------  --------------
    Total........................      52,314,406       1,494,071  2.86        49,566,319       1,476,209  2.98
                                  ---------------  --------------         ---------------  --------------
  Total interest-earning assets:
   Domestic......................      62,351,817         967,444  1.55        61,175,894         914,959  1.50
   Foreign.......................      20,814,206       1,198,199  5.76        22,220,488       1,368,015  6.16
                                  ---------------  --------------         ---------------  --------------
    Total........................      83,166,023       2,165,643  2.60        83,396,382       2,282,974  2.74
                                  ---------------  --------------         ---------------  --------------
Non-interest-earning assets:
  Cash and due from banks........       1,362,465                               1,272,323
  Other non-interest-earning
   assets........................       3,911,447                               6,152,635
  Allowance for credit losses....      (1,819,290)                             (1,479,857)
                                  ---------------                         ---------------
    Total non-interest-
     earning assets..............       3,454,622                               5,945,101
                                  ---------------                         ---------------
Total average assets............. (Yen)86,620,645                         (Yen)89,341,483
                                  ===============                         ===============







                                  --------------------------------------
                                                   2002
                                  --------------------------------------
                                      Average                     Average
                                      balance         Interest     rate
                                  ---------------  -------------- -------

Assets:
Interest-earning assets:
  Interest-earning deposits in
   other banks:
   Domestic...................... (Yen)   472,188  (Yen)    8,690  1.84%
   Foreign.......................       4,862,738         151,094  3.11
                                  ---------------  --------------
    Total........................       5,334,926         159,784  3.00
                                  ---------------  --------------
  Call loans, funds sold, and
   receivables under resale
   agreements and securities
   borrowing transactions:
   Domestic......................       2,008,863           6,341  0.32
   Foreign.......................       2,895,879         159,478  5.51
                                  ---------------  --------------
    Total........................       4,904,742         165,819  3.38
                                  ---------------  --------------
  Trading account assets:
   Domestic......................       3,165,218          11,525  0.36
   Foreign.......................         720,614           3,619  0.50
                                  ---------------  --------------
    Total........................       3,885,832          15,144  0.39
                                  ---------------  --------------
  Investment securities (see Note 1):
   Domestic......................      16,142,601         128,352  0.80
   Foreign.......................       5,794,882         271,041  4.68
                                  ---------------  --------------
    Total........................      21,937,483         399,393  1.82
                                  ---------------  --------------
  Loans (see Note 2):
   Domestic......................      38,035,043         661,904  1.74
   Foreign.......................      11,094,350         614,917  5.54
                                  ---------------  --------------
    Total........................      49,129,393       1,276,821  2.60
                                  ---------------  --------------
  Total interest-earning assets:
   Domestic......................      59,823,913         816,812  1.37
   Foreign.......................      25,368,463       1,200,149  4.73
                                  ---------------  --------------
    Total........................      85,192,376       2,016,961  2.37
                                  ---------------  --------------
Non-interest-earning assets:
  Cash and due from banks........       1,487,867
  Other non-interest-earning
   assets........................       7,423,316
  Allowance for credit losses....      (1,727,559)
                                  ---------------
    Total non-interest-
     earning assets..............       7,183,624
                                  ---------------
Total average assets............. (Yen)92,376,000
                                  ===============

--------
Notes:
1. Tax-exempt income of tax-exempt investment securities has not been calculated on a tax equivalent basis because the effect of such calculation would not be material.
2. Average balances of loans include nonaccrual and restructured loans. See "--III. Loan Portfolio." The amortized portion of net loan origination fees (costs) is included in interest income on loans, representing an adjustment to the yields with insignificant effect.

                                                                                        Years Ended March 31,
                                         -----------------------------------------------------------------------------
                                                          2000                                   2001
                                         -------------------------------------  -------------------------------------
                                             Average                    Average     Average                    Average
                                             balance        Interest     rate       balance        Interest     rate
                                         --------------- -------------- ------- --------------- -------------- -------
                                                                                  (in millions, except percentages)
Liabilities and shareholders' equity:
Interest-bearing liabilities:
 Deposits:
   Domestic............................. (Yen)41,147,676 (Yen)  209,104  0.51%  (Yen)41,178,462 (Yen)  245,180  0.60%
   Foreign..............................      11,244,201        391,003  3.48        11,552,974        529,332  4.58
                                         --------------- --------------         --------------- --------------
    Total...............................      52,391,877        600,107  1.15        52,731,436        774,512  1.47
                                         --------------- --------------         --------------- --------------
 Debentures--Domestic...................       4,931,852         51,718  1.05         3,915,720         32,285  0.82
                                         --------------- --------------         --------------- --------------
 Call money, funds purchased, and
   payables under repurchase agreements
   and securities lending transactions:
   Domestic.............................       2,756,197         13,014  0.47         4,074,516         66,475  1.63
   Foreign..............................       2,392,563        112,443  4.70         3,127,256        194,210  6.21
                                         --------------- --------------         --------------- --------------
    Total...............................       5,148,760        125,457  2.44         7,201,772        260,685  3.62
                                         --------------- --------------         --------------- --------------
 Due to trust account-- Domestic........       4,181,966         32,413  0.78         4,023,941         27,825  0.69
                                         --------------- --------------         --------------- --------------
 Other short-term borrowings and
   trading account liabilities:
   Domestic.............................       2,738,601         41,590  1.52         2,125,283         18,173  0.86
   Foreign..............................         849,927         42,759  5.03           874,676         19,057  2.18
                                         --------------- --------------         --------------- --------------
    Total...............................       3,588,528         84,349  2.35         2,999,959         37,230  1.24
                                         --------------- --------------         --------------- --------------
 Long-term debt:
   Domestic.............................       1,904,487         69,810  3.67         2,730,602         91,182  3.34
   Foreign..............................       2,418,698        122,272  5.06         2,146,354         86,899  4.05
                                         --------------- --------------         --------------- --------------
    Total...............................       4,323,185        192,082  4.44         4,876,956        178,081  3.65
                                         --------------- --------------         --------------- --------------
Total interest-bearing liabilities:
   Domestic.............................      57,660,779        417,649  0.72        58,048,524        481,120  0.83
   Foreign..............................      16,905,389        668,477  3.95        17,701,260        829,498  4.69
                                         --------------- --------------         --------------- --------------
    Total...............................      74,566,168      1,086,126  1.46        75,749,784      1,310,618  1.73
                                         --------------- --------------         --------------- --------------
Non-interest-bearing liabilities........       8,454,881                             10,127,448
                                         ---------------                        ---------------
Shareholders' equity....................       3,599,596                              3,464,251
                                         ---------------                        ---------------
Total average liabilities and
 shareholders' equity................... (Yen)86,620,645                        (Yen)89,341,483
                                         ===============                        ===============
Net interest income and average
 interest rate spread...................                 (Yen)1,079,517  1.14%                  (Yen)  972,356  1.01%
                                                         ==============  ====                   ==============  ====
Net interest income as a percentage of
 total average interest-earning assets..                                 1.30%                                  1.17%
                                                                         ====                                   ====


                                                          2002
                                         -------------------------------------
                                             Average                    Average
                                             balance        Interest     rate
                                         --------------- -------------- -------

Liabilities and shareholders' equity:
Interest-bearing liabilities:
 Deposits:
   Domestic............................. (Yen)44,807,025 (Yen)  157,484  0.35%
   Foreign..............................      10,982,859        328,159  2.99
                                         --------------- --------------
    Total...............................      55,789,884        485,643  0.87
                                         --------------- --------------
 Debentures--Domestic...................       2,931,103         20,491  0.70
                                         --------------- --------------
 Call money, funds purchased, and
   payables under repurchase agreements
   and securities lending transactions:
   Domestic.............................       5,392,511         23,944  0.44
   Foreign..............................       3,603,909        176,396  4.89
                                         --------------- --------------
    Total...............................       8,996,420        200,340  2.23
                                         --------------- --------------
 Due to trust account-- Domestic........       2,940,975         16,683  0.57
                                         --------------- --------------
 Other short-term borrowings and
   trading account liabilities:
   Domestic.............................       2,071,577         15,784  0.76
   Foreign..............................       1,001,886         30,783  3.07
                                         --------------- --------------
    Total...............................       3,073,463         46,567  1.52
                                         --------------- --------------
 Long-term debt:
   Domestic.............................       3,007,228         89,028  2.96
   Foreign..............................       2,010,632         80,311  3.99
                                         --------------- --------------
    Total...............................       5,017,860        169,339  3.37
                                         --------------- --------------
Total interest-bearing liabilities:
   Domestic.............................      61,150,419        323,414  0.53
   Foreign..............................      17,599,286        615,649  3.50
                                         --------------- --------------
    Total...............................      78,749,705        939,063  1.19
                                         --------------- --------------
Non-interest-bearing liabilities........      10,580,687
                                         ---------------
Shareholders' equity....................       3,045,608
                                         ---------------
Total average liabilities and
 shareholders' equity................... (Yen)92,376,000
                                         ===============
Net interest income and average
 interest rate spread...................                 (Yen)1,077,898  1.18%
                                                         ==============  ====
Net interest income as a percentage of
 total average interest-earning assets..                                 1.27%
                                                                         ====

   The percentage of total average assets attributable to foreign activities was 26.3%, 28.7% and 33.6%, respectively, in the fiscal years ended March 31, 2000, 2001 and 2002.

   The percentage of total average liabilities attributable to foreign activities was 27.5%, 29.9% and 33.9% in the fiscal years ended March 31, 2000, 2001 and 2002.

Analysis of Net Interest Income

   The following table shows changes in our net interest income between changes in volume and changes in rate for the six months ended September 30, 2001 compared to the six months ended September 30, 2002:

                                                                         Six Months Ended September 30, 2001
                                                                     versus Six Months Ended September 30, 2002
                                                              --------------------------------------------------------
                                                                       Increase (decrease)
                                                                        due to changes in
                                                              -------------------------------------
                                                                    Volume              Rate             Net Change
                                                              -----------------  ------------------  -----------------
                                                                                    (in millions)
Interest income:
Interest-earning deposits in other banks.....................      (Yen)(32,966)       (Yen)(22,190)      (Yen)(55,156)
Call loans, funds sold, and receivables under resale
  agreements and securities borrowing transactions...........            (9,072)            (61,915)           (70,987)
Trading account assets.......................................               428              (3,566)            (3,138)
Investment securities (see Note 2)...........................            33,348             (44,191)           (10,843)
Loans........................................................              (109)           (129,925)          (130,034)
                                                              -----------------  ------------------  -----------------
Total interest income........................................ (Yen)      (8,371) (Yen)     (261,787) (Yen)    (270,158)
                                                              =================  ==================  =================
Interest expense:
Deposits.....................................................      (Yen)(26,227)      (Yen)(140,119) (Yen)    (166,346)
Debentures...................................................            (5,151)             (1,026)            (6,177)
Call money, funds purchased, and payables under
  repurchase agreements and securities lending
  transactions...............................................               (19)            (62,566)           (62,585)
Due to trust account, other short-term borrowings and trading
  account liabilities........................................            (8,343)              1,308             (7,035)
Long-term debt...............................................            (4,691)            (14,935)           (19,626)
                                                              -----------------  ------------------  -----------------
Total interest expense....................................... (Yen)     (44,431) (Yen)     (217,338) (Yen)    (261,769)
                                                              =================  ==================  =================
Net interest income.......................................... (Yen)      36,060  (Yen)      (44,449) (Yen)      (8,389)
                                                              =================  ==================  =================

--------
Notes:
1. Rate/volume variance is allocated based on the percentage relationship of changes in volume and changes in rate to the total "net change."

2. Tax-exempt income of tax-exempt investment securities has not been calculated on a tax equivalent basis because the effect of such calculation would not be material.

   The following table shows changes in our net interest income between changes in volume and changes in rate for the fiscal year ended March 31, 2000 compared to the fiscal year ended March 31, 2001 and the fiscal year ended March 31, 2001 compared to the fiscal year ended March 31, 2002.

                                      Year Ended March 31, 2000 versus Year      Year Ended March 31, 2001 versus Year
                                              Ended March 31, 2001                       Ended March 31, 2002
                                    ----------------------------------------  ------------------------------------------
                                        Increase (decrease)                       Increase (decrease)
                                         due to changes in                         due to changes in
                                    --------------------------                ---------------------------
                                       Volume         Rate       Net change      Volume          Rate        Net change
                                    ------------  ------------  ------------  ------------  -------------  -------------
                                                                        (in millions)
Interest income:
Interest-earning deposits in other
  banks:
   Domestic........................ (Yen)  3,551  (Yen)  3,239  (Yen)  6,790  (Yen)  1,290  (Yen)  (6,613) (Yen)  (5,323)
   Foreign.........................       48,258        45,248        93,506       (13,690)       (57,829)       (71,519)
                                    ------------  ------------  ------------  ------------  -------------  -------------
       Total.......................       51,809        48,487       100,296       (12,400)       (64,442)       (76,842)
                                    ------------  ------------  ------------  ------------  -------------  -------------
Call loans, funds sold, and
  receivables under resale
  agreements and securities
  borrowing transactions:
   Domestic........................        1,293         2,238         3,531        (1,694)        (3,419)        (5,113)
   Foreign.........................       49,569        12,034        61,603        15,186        (28,758)       (13,572)
                                    ------------  ------------  ------------  ------------  -------------  -------------
       Total.......................       50,862        14,272        65,134        13,492        (32,177)       (18,685)
                                    ------------  ------------  ------------  ------------  -------------  -------------
Trading account assets:
   Domestic........................        1,949         3,582         5,531         1,779         (2,795)        (1,016)
   Foreign.........................         (138)       (4,145)       (4,283)          570         (1,364)          (794)
                                    ------------  ------------  ------------  ------------  -------------  -------------
       Total.......................        1,811          (563)        1,248         2,349         (4,159)        (1,810)
                                    ------------  ------------  ------------  ------------  -------------  -------------
Investment securities (see Note 2):
   Domestic........................       (1,070)      (34,747)      (35,817)        3,641         (4,127)          (486)
   Foreign.........................        6,820        (2,488)        4,332        79,707        (48,509)        31,198
                                    ------------  ------------  ------------  ------------  -------------  -------------
       Total.......................        5,750       (37,235)      (31,485)       83,348        (52,636)        30,712
                                    ------------  ------------  ------------  ------------  -------------  -------------
Loans:
   Domestic........................      (37,296)        4,776       (32,520)      (34,132)       (52,077)       (86,209)
   Foreign.........................      (51,192)       65,850        14,658        81,302       (194,481)      (113,179)
                                    ------------  ------------  ------------  ------------  -------------  -------------
       Total.......................      (88,488)       70,626       (17,862)       47,170       (246,558)      (199,388)
                                    ------------  ------------  ------------  ------------  -------------  -------------
Total interest income:
   Domestic........................      (31,573)      (20,912)      (52,485)      (29,116)       (69,031)       (98,147)
   Foreign.........................       53,317       116,499       169,816       163,075       (330,941)      (167,866)
                                    ------------  ------------  ------------  ------------  -------------  -------------
       Total....................... (Yen) 21,744  (Yen) 95,587  (Yen)117,331  (Yen)133,959  (Yen)(399,972) (Yen)(266,013)
                                    ============  ============  ============  ============  =============  =============

--------
Notes:
1. Rate/volume variance is allocated based on the percentage relationship of changes in volume and changes in rate to the total "net change."

2. Tax-exempt income of tax-exempt investment securities has not been calculated on a tax equivalent basis because the effect of such calculation would not be material.

                                  Year Ended March 31, 2000 versus Year       Year Ended March 31, 2001 versus Year
                                           Ended March 31, 2001                       Ended March 31, 2002
                                -----------------------------------------  ------------------------------------------
                                    Increase (decrease)                        Increase (decrease)
                                     due to changes in                          due to changes in
                                --------------------------                 ---------------------------
                                   Volume         Rate        Net change      Volume          Rate        Net change
                                ------------  ------------  -------------  ------------  -------------  -------------
                                                                    (in millions)
Interest expense:
Deposits:
   Domestic.................... (Yen)    157  (Yen) 35,919  (Yen)  36,076  (Yen) 12,753  (Yen)(100,449) (Yen) (87,696)
   Foreign.....................       11,009       127,320        138,329       (17,840)      (183,333)      (201,173)
                                ------------  ------------  -------------  ------------  -------------  -------------
       Total...................       11,166       163,239        174,405        (5,087)      (283,782)      (288,869)
                                ------------  ------------  -------------  ------------  -------------  -------------
Debentures--Domestic...........       (9,490)       (9,943)       (19,433)       (7,688)        (4,106)       (11,794)
                                ------------  ------------  -------------  ------------  -------------  -------------
Call money, funds purchased,
  and payables under
  repurchase agreements and
  securities lending
  transactions:
   Domestic....................        8,717        44,744         53,461         5,852        (48,383)       (42,531)
   Foreign.....................       39,951        41,816         81,767        23,330        (41,144)       (17,814)
                                ------------  ------------  -------------  ------------  -------------  -------------
       Total...................       48,668        86,560        135,228        29,182        (89,527)       (60,345)
                                ------------  ------------  -------------  ------------  -------------  -------------
Due to trust
  account--Domestic............       (1,125)       (3,463)        (4,588)       (6,987)        (4,155)       (11,142)
                                ------------  ------------  -------------  ------------  -------------  -------------
Other short-term borrowings and
  trading account liabilities:
   Domestic....................       (6,348)      (17,069)       (23,417)         (418)        (1,971)        (2,389)
   Foreign.....................          539       (24,241)       (23,702)        3,069          8,657         11,726
                                ------------  ------------  -------------  ------------  -------------  -------------
       Total...................       (5,809)      (41,310)       (47,119)        2,651          6,686          9,337
                                ------------  ------------  -------------  ------------  -------------  -------------
Long-term debt:
   Domestic....................       27,586        (6,214)        21,372         8,189        (10,343)        (2,154)
   Foreign.....................      (11,953)      (23,420)       (35,373)       (5,483)        (1,105)        (6,588)
                                ------------  ------------  -------------  ------------  -------------  -------------
       Total...................       15,633       (29,634)       (14,001)        2,706        (11,448)        (8,742)
                                ------------  ------------  -------------  ------------  -------------  -------------
Total interest expense:
   Domestic....................       19,497        43,974         63,471        11,701       (169,407)      (157,706)
   Foreign.....................       39,546       121,475        161,021         3,076       (216,925)      (213,849)
                                ------------  ------------  -------------  ------------  -------------  -------------
       Total................... (Yen) 59,043  (Yen)165,449  (Yen) 224,492  (Yen) 14,777  (Yen)(386,332) (Yen)(371,555)
                                ============  ============  =============  ============  =============  =============
Net interest income:
   Domestic.................... (Yen)(51,070) (Yen)(64,886) (Yen)(115,956) (Yen)(40,817) (Yen) 100,376  (Yen)  59,559
   Foreign.....................       13,771        (4,976)         8,795       159,999       (114,016)        45,983
                                ------------  ------------  -------------  ------------  -------------  -------------
       Total................... (Yen)(37,299) (Yen)(69,862) (Yen)(107,161) (Yen)119,182  (Yen) (13,640) (Yen) 105,542
                                ============  ============  =============  ============  =============  =============

--------
Note--Rate/volume variance is allocated based on the percentage relationship of changes in volume and changes in rate to the total "net change."

II.  Investment Portfolio

   The following table shows information as to the value of our investment securities available for sale and being held to maturity at March 31, 2002 and September 30, 2002:

                                                  At March 31, 2002                            At September 30, 2002
                                    ---------------------------------------------- ----------------------------------------------
                                                                         Net                                            Net
                                       Amortized      Estimated       unrealized      Amortized      Estimated       unrealized
                                         cost         fair value        gains           cost         fair value        gains
                                    --------------- --------------- -------------- --------------- --------------- --------------
                                                                            (in millions)
Securities available for sale:
 Debt securities, principally
   Japanese government bonds and
   corporate bonds................. (Yen)17,478,446 (Yen)17,794,325 (Yen)  315,879 (Yen)18,659,112 (Yen)18,912,886 (Yen)  253,774
 Equity securities.................       3,877,975       5,488,491      1,610,516       3,368,904       4,481,764      1,112,860
                                    --------------- --------------- -------------- --------------- --------------- --------------
 Total securities available for
   sale............................      21,356,421      23,282,816      1,926,395      22,028,016      23,394,650      1,366,634
                                    --------------- --------------- -------------- --------------- --------------- --------------
Debt securities being held to
 maturity, principally Japanese
 prefectural and official
 institutions bonds................         272,163         284,724         12,561         242,168         255,271         13,103
                                    --------------- --------------- -------------- --------------- --------------- --------------
 Total............................. (Yen)21,628,584 (Yen)23,567,540 (Yen)1,938,956 (Yen)22,270,184 (Yen)23,649,921 (Yen)1,379,737
                                    =============== =============== ============== =============== =============== ==============

   Investment securities other than available for sale or being held to maturity (i.e., nonmarketable equity securities presented in Other investment securities) were carried at cost of (Yen)129,498 million and
(Yen)138,289 million, at March 31, 2002 and September 30, 2002, respectively. The corresponding estimated fair values at those dates were not readily determinable.

   The following table shows information as to the value of our investment securities available for sale and being held to maturity at March 31, 2000, 2001 and 2002.

                                                                                      At March 31,
                      ----------------------------------------------------------------------------------------------
                                           2000                                            2001
                      ----------------------------------------------  ----------------------------------------------
                                                           Net
                                         Estimated      unrealized                       Estimated         Net
                         Amortized        market          gains          Amortized        market        unrealized
                           cost            value         (losses)          cost            value          gains
                      --------------- --------------- --------------  --------------- --------------- --------------
                                                                                      (in millions)
Securities available
 for sale:
Domestic:
  Japanese national
   government and
   Japanese
   government
   agency bonds...... (Yen) 5,211,110 (Yen) 5,241,473 (Yen)   30,363  (Yen) 7,940,554 (Yen) 8,018,687 (Yen)   78,133
  Corporate bonds....       1,099,260       1,294,239        194,979        1,263,076       1,283,096         20,020
  Marketable equity
   securities........       4,238,216       7,666,605      3,428,389        4,145,826       6,483,719      2,337,893
  Other securities...         505,341         518,236         12,895          459,380         469,988         10,608
                      --------------- --------------- --------------  --------------- --------------- --------------
   Total domestic....      11,053,927      14,720,553      3,666,626       13,808,836      16,255,490      2,446,654
                      --------------- --------------- --------------  --------------- --------------- --------------
Foreign:
  U.S. Treasury and
   other U.S.
   government
   agencies bonds....         488,368         479,869         (8,499)         723,624         738,957         15,333
  Other governments
   and official
   institutions
   bonds.............         787,631         788,037            406        1,131,873       1,153,331         21,458
  Mortgage-backed
   securities........       1,071,523       1,056,743        (14,780)       2,110,821       2,135,756         24,935
  Other securities...         596,444         626,969         30,525        1,403,352       1,447,381         44,029
                      --------------- --------------- --------------  --------------- --------------- --------------
   Total foreign.....       2,943,966       2,951,618          7,652        5,369,670       5,475,425        105,755
                      --------------- --------------- --------------  --------------- --------------- --------------
    Total............ (Yen)13,997,893 (Yen)17,672,171 (Yen)3,674,278  (Yen)19,178,506 (Yen)21,730,915 (Yen)2,552,409
                      =============== =============== ==============  =============== =============== ==============
Securities being held
 to maturity:
Domestic:
  Japanese national
   government and
   Japanese
   government
   agency bonds...... (Yen)   120,536 (Yen)   120,617 (Yen)       81  (Yen)   114,489 (Yen)   120,118 (Yen)    5,629
  Corporate bonds....         206,790         210,492          3,702               --              --             --
  Other securities...          87,062          87,062             --          116,773         122,482          5,709
                      --------------- --------------- --------------  --------------- --------------- --------------
   Total domestic....         414,388         418,171          3,783          231,262         242,600         11,338
                      --------------- --------------- --------------  --------------- --------------- --------------
Foreign:
  U.S. Treasury and
   other U.S.
   government
   agencies bonds....           9,395           9,919            524            4,301           4,320             19
  Other governments
   and official
   institutions
   bonds.............         140,860         141,592            732           68,168          71,441          3,273
  Other securities...         114,403         115,561          1,158            2,476           2,566             90
                      --------------- --------------- --------------  --------------- --------------- --------------
   Total foreign.....         264,658         267,072          2,414           74,945          78,327          3,382
                      --------------- --------------- --------------  --------------- --------------- --------------
    Total............ (Yen)   679,046 (Yen)   685,243 (Yen)    6,197  (Yen)   306,207 (Yen)   320,927 (Yen)   14,720
                      =============== =============== ==============  =============== =============== ==============

                                        At March 31,
                      ----------------------------------------------
                                           2002
                      ----------------------------------------------

                                         Estimated         Net
                         Amortized        market        unrealized
                           cost            value          gains
                      --------------- --------------- --------------

Securities available
 for sale:
Domestic:
  Japanese national
   government and
   Japanese
   government
   agency bonds...... (Yen) 9,887,613 (Yen) 9,951,250 (Yen)   63,637
  Corporate bonds....       1,341,079       1,353,028         11,949
  Marketable equity
   securities........       3,695,451       5,279,562      1,584,111
  Other securities...         844,695         854,358          9,663
                      --------------- --------------- --------------
   Total domestic....      15,768,838      17,438,198      1,669,360
                      --------------- --------------- --------------
Foreign:
  U.S. Treasury and
   other U.S.
   government
   agencies bonds....       1,007,414       1,031,942         24,528
  Other governments
   and official
   institutions
   bonds.............       1,753,882       1,790,712         36,830
  Mortgage-backed
   securities........       1,455,274       1,523,026         67,752
  Other securities...       1,371,013       1,498,938        127,925
                      --------------- --------------- --------------
   Total foreign.....       5,587,583       5,844,618        257,035
                      --------------- --------------- --------------
    Total............ (Yen)21,356,421 (Yen)23,282,816 (Yen)1,926,395
                      =============== =============== ==============
Securities being held
 to maturity:
Domestic:
  Japanese national
   government and
   Japanese
   government
   agency bonds...... (Yen)    89,945 (Yen)    94,266 (Yen)    4,321
  Corporate bonds....              --              --             --
  Other securities...         107,544         112,296          4,752
                      --------------- --------------- --------------
   Total domestic....         197,489         206,562          9,073
                      --------------- --------------- --------------
Foreign:
  U.S. Treasury and
   other U.S.
   government
   agencies bonds....              --              --             --
  Other governments
   and official
   institutions
   bonds.............          69,529          72,822          3,293
  Other securities...           5,145           5,340            195
                      --------------- --------------- --------------
   Total foreign.....          74,674          78,162          3,488
                      --------------- --------------- --------------
    Total............ (Yen)   272,163 (Yen)   284,724 (Yen)   12,561
                      =============== =============== ==============

   Investment securities other than available for sale or being held to maturity (i.e., nonmarketable equity securities, presented in Other investment securities in the consolidated financial statements) were carried at costs of
(Yen)175,233 million, (Yen)168,547 million and (Yen)129,498 million, at March 31, 2000, 2001 and 2002, respectively. The corresponding estimated fair values at those dates were not readily determinable.

   The following table presents the book values, maturities and weighted average yields of investment securities available for sale and being held to maturity, excluding equity securities, at March 31, 2002. Weighted average yields are calculated based on amortized cost. Yields on tax-exempt obligations have not been calculated on a tax equivalent basis because the effect of such calculation would not be material.

                                                         Maturities           Maturities
                                                       after one year      after five years       Maturities
                                Maturities within        but within           but within             after
                                     one year            five years           ten years            ten years
                               -------------------  -------------------  -------------------  ------------------
                                   Amount     Yield     Amount     Yield     Amount     Yield    Amount        Yield
                               -------------- ----- -------------- ----- -------------- ----- -------------    -----
                                                                  (in millions, except percentages)
Securities available for sale:
Domestic:
 Japanese national government
   and Japanese government
   agency bonds............... (Yen)3,758,056 0.12% (Yen)5,217,644 1.07% (Yen)  975,550 1.56%       (Yen)--      --%
 Corporate bonds..............        186,423 2.43       1,100,046 1.64          63,773 2.35          2,786    1.47
 Other securities.............          9,405 4.80         630,224 2.07         142,338 1.92         72,391    0.55
                               -------------- ----  -------------- ----  -------------- ----  ------------ -   ----
   Total domestic.............      3,953,884 0.24       6,947,914 1.25       1,181,661 1.65         75,177    0.58
                               -------------- ----  -------------- ----  -------------- ----  ------------ -   ----
Foreign:
 U.S. Treasury and other U.S.
   government Agencies........         79,649 2.39         707,550 4.84         172,213 5.14         72,530    6.09
 Other governments and
   official institutions......        267,153 4.06       1,088,294 4.72         419,558 5.31         15,707    7.03
 Mortgage-backed securities...        174,830 6.14         460,602 5.17         358,164 5.46        529,430    5.55
 Other securities.............        247,464 1.37         664,084 3.19         228,309 5.44        150,152    3.56
                               -------------- ----  -------------- ----  -------------- ----  ------------ -   ----
   Total foreign..............        769,096 3.48       2,920,530 4.47       1,178,244 5.36        767,819    5.25
                               -------------- ----  -------------- ----  -------------- ----  ------------ -   ----
    Total..................... (Yen)4,722,980 0.77% (Yen)9,868,444 2.19% (Yen)2,359,905 3.49% (Yen)842,996  4.83%
                               ============== ====  ============== ====  ============== ====  ============ =   ====
Securities being held to
 maturity:
Domestic:
 Japanese national government
   and Japanese government
   agency bonds............... (Yen)   17,666 2.54% (Yen)   48,690 2.23% (Yen)   23,589 2.33%       (Yen)--      --%
 Other securities.............          7,051 5.09          36,882 2.52          63,611 1.77             --      --
                               -------------- ----  -------------- ----  -------------- ----  ------------ -   ----
   Total domestic.............         24,717 3.26          85,572 2.36          87,200 1.92             --      --
                               -------------- ----  -------------- ----  -------------- ----  ------------ -   ----
Foreign:
 U.S. Treasury and other U.S.
   government agencies........             --   --              --   --              --   --             --      --
 Other governments and
   official institutions......         40,611 7.22          27,003 7.11           1,915 6.79             --      --
 Other securities.............          2,664 7.03              --   --           2,481 8.14             --      --
                               -------------- ----  -------------- ----  -------------- ----  ------------ -   ----
   Total foreign..............         43,275 7.21          27,003 7.11           4,396 7.55             --      --
                               -------------- ----  -------------- ----  -------------- ----  ------------ -   ----
    Total..................... (Yen)   67,992 5.78% (Yen)  112,575 3.50% (Yen)   91,596 2.19% (Yen)     --    --%
                               ============== ====  ============== ====  ============== ====  ============ =   ====











                                       Total
                               --------------------
                                   Amount      Yield
                               --------------- -----

Securities available for sale:
Domestic:
 Japanese national government
   and Japanese government
   agency bonds............... (Yen) 9,951,250 0.76%
 Corporate bonds..............       1,353,028 1.78
 Other securities.............         854,358 1.94
                               --------------- ----
   Total domestic.............      12,158,636 0.96
                               --------------- ----
Foreign:
 U.S. Treasury and other U.S.
   government Agencies........       1,031,942 4.80
 Other governments and
   official institutions......       1,790,712 4.78
 Mortgage-backed securities...       1,523,026 5.49
 Other securities.............       1,290,009 3.27
                               --------------- ----
   Total foreign..............       5,635,689 4.63
                               --------------- ----
    Total..................... (Yen)17,794,325 2.10%
                               =============== ====
Securities being held to
 maturity:
Domestic:
 Japanese national government
   and Japanese government
   agency bonds............... (Yen)    89,945 2.32%
 Other securities.............         107,544 2.24
                               --------------- ----
   Total domestic.............         197,489 2.28
                               --------------- ----
Foreign:
 U.S. Treasury and other U.S.
   government agencies........              --   --
 Other governments and
   official institutions......          69,529 7.17
 Other securities.............           5,145 7.56
                               --------------- ----
   Total foreign..............          74,674 7.19
                               --------------- ----
    Total..................... (Yen)   272,163 3.63%
                               =============== ====

   Excluding Japanese national government bonds, the following table sets forth the securities of individual issuers held in our investment securities portfolio which exceeded 10% of our consolidated shareholders' equity at March 31, 2002.

                                                                       Amortized
                                                                         cost         Fair Value
                                                                     -------------- --------------
                                                                             (in millions)
U.S. Treasury and other U.S. government agencies bonds.............. (Yen)1,007,414 (Yen)1,031,942
Mortgage-backed securities issued by U.S. Federal National Mortgage
  Association.......................................................        408,786        419,389
Mortgage-backed securities issued by U.S. Federal Home Loan Mortgage
  Corporation.......................................................        329,506        344,361
French government bonds.............................................        461,629        454,505

III.  Loan Portfolio

   The following table shows our loans outstanding, before deduction of allowance for credit losses, by domicile and type of industry of borrower at March 31, 2002 and September 30, 2002. Classification of loans by industry is based on the industry segment loan classification as defined by The Bank of Japan for regulatory reporting purposes and is not necessarily based on use of proceeds.

                                               At March 31,   At September 30,
                                                   2002             2002
                                             ---------------- ----------------
                                                       (in millions)
 Domestic:
    Manufacturing........................... (Yen)  6,394,459 (Yen) 6,271,210
    Construction............................        1,535,191       1,454,111
    Real estate.............................        4,923,688       4,634,573
    Services................................        4,549,692       4,286,308
    Wholesale and retail....................        5,983,958       6,802,213
    Banks and other financial institutions..        4,271,182       3,515,716
    Other industries........................        3,850,153       3,420,371
    Consumer................................        7,049,095       7,227,780
                                             ---------------- ---------------
        Total domestic......................       38,557,418      37,612,282
                                             ---------------- ---------------
 Foreign:
    Governments and official institutions...          326,086         201,669
    Banks and other financial institutions..          680,449         868,913
    Commercial and industrial...............        9,708,102       8,398,089
    Other...................................        1,000,044       1,044,303
                                             ---------------- ---------------
        Total foreign.......................       11,714,681      10,512,974
                                             ---------------- ---------------
 Less unearned income and deferred loan fees           42,374          34,011
                                             ---------------- ---------------
        Total............................... (Yen) 50,229,725 (Yen)48,091,245
                                             ================ ===============

--------
Notes:
1. The table includes loans held for sale of (Yen)3,178 million at March 31, 2002 and (Yen)8,685 million at September 30, 2002, respectively.
2. Loans to the so-called non-bank finance companies are generally included in the "Banks and other financial institutions" category. Non-bank finance companies are primarily engaged in consumer lending, factoring, mortgage lending and credit card businesses.

   The following table shows our loans outstanding, before deduction of allowance for credit losses, by domicile and type of industry of borrower at March 31 of each of the five years in the period ended March 31, 2002. Classification of loans by industry is based on the industry segment loan classification as defined by The Bank of Japan for regulatory reporting purposes and is not necessarily based on use of proceeds.

                                                                   At March 31,
                                  -------------------------------------------------------------------------------
                                       1998            1999            2000            2001            2002
                                  --------------- --------------- --------------- --------------- ---------------
                                                                   (in millions)
Domestic:
   Manufacturing................. (Yen) 7,188,038 (Yen) 7,171,934 (Yen) 6,877,734 (Yen) 6,451,672 (Yen) 6,394,459
   Construction..................       1,886,422       1,931,928       1,816,338       1,726,278       1,535,191
   Real estate...................       5,564,330       5,594,982       5,045,318       5,272,787       4,923,688
   Services......................       6,147,240       5,398,917       5,010,678       4,763,938       4,549,692
   Wholesale and retail..........       7,849,323       7,734,297       6,926,200       6,592,660       5,983,958
   Banks and other financial
     institutions................       4,321,616       4,241,691       3,947,735       4,069,828       4,271,182
   Other industries..............       2,640,445       3,649,278       3,837,809       2,797,419       3,850,153
   Consumer......................       6,774,501       6,905,666       7,141,689       6,934,440       7,049,095
                                  --------------- --------------- --------------- --------------- ---------------
       Total domestic............      42,371,915      42,628,693      40,603,501      38,609,022      38,557,418
                                  --------------- --------------- --------------- --------------- ---------------
Foreign:
   Governments and official
     institutions................         429,244         362,404         244,172         315,321         326,086
   Banks and other financial
     institutions................       1,613,190         745,783         692,322         783,501         680,449
   Commercial and industrial.....      11,422,794       9,617,336       7,652,750       8,820,141       9,708,102
   Other.........................       2,379,437       1,711,988         887,507       1,173,223       1,000,044
                                  --------------- --------------- --------------- --------------- ---------------
       Total foreign.............      15,844,665      12,437,511       9,476,751      11,092,186      11,714,681
                                  --------------- --------------- --------------- --------------- ---------------
          Total..................      58,216,580      55,066,204      50,080,252      49,701,208      50,272,099
Less unearned income and deferred
  loan fees......................          71,407          37,454          30,868          30,305          42,374
                                  --------------- --------------- --------------- --------------- ---------------
          Total.................. (Yen)58,145,173 (Yen)55,028,750 (Yen)50,049,384 (Yen)49,670,903 (Yen)50,229,725
                                  =============== =============== =============== =============== ===============

--------
Note--Loans to the so-called non-bank finance companies are generally included in the "Banks and other financial institutions" category. Non-bank finance companies are primarily engaged in consumer lending, factoring, mortgage lending and credit card businesses.

Maturities and Sensitivities of Loans to Changes in Interest Rates

   The following table shows the maturities of our loan portfolio at March 31, 2002:

                                                                          Maturity
                                             ------------------------------------------------------------------
                                             One year or less One to five years Over five years      Total
                                             ---------------- ----------------- --------------- ---------------
                                                                       (in millions)
Domestic:
   Manufacturing............................ (Yen) 4,525,631   (Yen) 1,703,447  (Yen)  165,381  (Yen) 6,394,459
   Construction.............................       1,118,493           338,966          77,732        1,535,191
   Real estate..............................       2,322,887         1,638,583         962,218        4,923,688
   Services.................................       2,481,125         1,560,883         507,684        4,549,692
   Wholesale and retail.....................       4,454,273         1,298,957         230,728        5,983,958
   Banks and other financial institutions...       2,698,320           956,258         616,604        4,271,182
   Other industries.........................       2,527,453           925,232         397,468        3,850,153
   Consumer:
       Installment loans to individuals.....         431,577         1,393,167       4,515,210        6,339,954
       Other................................         553,521            56,282          99,338          709,141
                                             ---------------   ---------------  --------------  ---------------
          Total domestic....................      21,113,280         9,871,775       7,572,363       38,557,418
Foreign:                                           5,923,417         3,400,647       2,390,617       11,714,681
                                             ---------------   ---------------  --------------  ---------------
          Total............................. (Yen)27,036,697   (Yen)13,272,422  (Yen)9,962,980  (Yen)50,272,099
                                             ===============   ===============  ==============  ===============

   The above loans due after one year which had predetermined interest rates and floating or adjustable interest rates at March 31, 2002 are shown below.

                                  Domestic        Foreign          Total
                               --------------- -------------- ---------------
                                               (in millions)
   Predetermined rate......... (Yen) 6,732,905 (Yen)1,646,957 (Yen) 8,379,862
   Floating or adjustable rate      10,711,233      4,144,307      14,855,540
                               --------------- -------------- ---------------
      Total................... (Yen)17,444,138 (Yen)5,791,264 (Yen)23,235,402
                               =============== ============== ===============

Nonaccrual, Past Due and Restructured Loans

   We generally discontinue the accrual of interest income on loans when substantial doubt exists as to the full and timely collection of either principal or interest, or when principal and interest is contractually past due, except when the loans are in the process of collection based upon the judgment of management. Prior to April 1, 1998, loans by Bank of Tokyo-Mitsubishi, Mitsubishi Trust Bank and some of other domestic subsidiaries were generally placed on nonaccrual status when they were past due more than six months, in each case as to either principal or interest. The change in nonaccrual policy resulted in an increase in nonaccrual loans of approximately
(Yen)1,327 billion and decreases in accruing restructured loans and accruing loans contractually past due 90 days or more of approximately (Yen)1,037 billion and (Yen)290 billion, respectively, at March 31, 1999. For past due loans, we continue the accrual of interest income on loans without collecting any payment of interest or principal under terms of the related loan agreements only for a period of up to three months.

   The following table shows the distribution of our nonaccrual loans, restructured loans and accruing loans which are contractually past due 90 days or more as to principal or interest payments at March 31, 2002 and September 30, 2002, based on the domicile and type of industry of the borrowers.

                                                        At March 31,  At September 30,
                                                            2002            2002
                                                       -------------- ----------------
                                                                (in millions)
Nonaccrual loans:
   Domestic:
     Manufacturing.................................... (Yen)  142,572  (Yen)  135,408
     Construction.....................................        213,491         181,200
     Real estate......................................        841,414         560,740
     Services.........................................        214,877         131,526
     Wholesale and retail.............................        251,061         254,680
     Banks and other financial institutions...........         58,568          47,379
     Other industries.................................         39,687          34,373
     Consumer.........................................        166,333         163,975
                                                       --------------  --------------
       Total domestic.................................      1,928,003       1,509,281
                                                       --------------  --------------
   Foreign:
     Governments and official institutions............          3,341           1,493
     Banks and other financial institutions...........          9,119          11,294
     Commercial and industrial........................        226,054         227,149
     Other............................................          7,059          29,973
                                                       --------------  --------------
       Total foreign..................................        245,573         269,909
                                                       --------------  --------------
       Total..........................................      2,173,576       1,779,190
                                                       --------------  --------------
Restructured loans:
   Domestic...........................................      1,859,176       1,677,797
   Foreign............................................        109,190         100,862
                                                       --------------  --------------
       Total..........................................      1,968,366       1,778,659
                                                       --------------  --------------
Accruing loans contractually past due 90 days or more:
   Domestic...........................................         20,276           9,315
   Foreign............................................          2,764           4,654
                                                       --------------  --------------
       Total..........................................         23,040          13,969
                                                       --------------  --------------
       Total.......................................... (Yen)4,164,982  (Yen)3,571,818
                                                       ==============  ==============

--------
Note--The above table does not include real estate acquired in full or partial satisfaction of debt and certain assets under the management of the Cooperative Credit Purchasing Company which are recorded at estimated fair value less estimated cost to sell.

   The following table shows the distribution of our nonaccrual loans, restructured loans and accruing loans which are contractually past due 90 days or more as to principal or interest payments at March 31 of each of the five years in the period ended March 31, 2002, based on the domicile and type of industry of the borrowers.

                                                                        At March 31,
                                         --------------------------------------------------------------------------
                                              1998           1999           2000           2001           2002
                                         -------------- -------------- -------------- -------------- --------------
                                                                       (in millions)
Nonaccrual loans:
   Domestic:
       Manufacturing.................... (Yen)   27,203 (Yen)  141,830 (Yen)  112,245 (Yen)  118,935 (Yen)  142,572
       Construction.....................         32,365        138,803        226,170        202,506        213,491
       Real estate......................        195,421        981,504        829,616        939,267        841,414
       Services.........................        114,555        457,083        290,286        247,697        214,877
       Wholesale and retail.............         64,719        380,076        389,262        229,965        251,061
       Banks and other financial
         institutions...................        113,405        245,533        140,928        125,649         58,568
       Other industries.................          6,072         26,848         23,921         39,963         39,687
       Consumer.........................         24,271         83,809         56,206        163,076        166,333
                                         -------------- -------------- -------------- -------------- --------------
          Total domestic................        578,011      2,455,486      2,068,634      2,067,058      1,928,003
                                         -------------- -------------- -------------- -------------- --------------
   Foreign:
       Governments and official
         institutions...................            951            895          1,032          2,336          3,341
       Banks and other financial
         institutions...................          1,931         19,670         14,458          8,403          9,119
       Commercial and industrial........         61,914        198,951        167,271        180,760        226,054
       Other............................          3,256         31,599         26,604         32,345          7,059
                                         -------------- -------------- -------------- -------------- --------------
          Total foreign.................         68,052        251,115        209,365        223,844        245,573
                                         -------------- -------------- -------------- -------------- --------------
          Total.........................        646,063      2,706,601      2,277,999      2,290,902      2,173,576
                                         -------------- -------------- -------------- -------------- --------------
Restructured loans:
   Domestic.............................      1,151,905        632,187        449,673      1,855,616      1,859,176
   Foreign..............................         96,696         23,143         53,206         98,879        109,190
                                         -------------- -------------- -------------- -------------- --------------
          Total.........................      1,248,601        655,330        502,879      1,954,495      1,968,366
                                         -------------- -------------- -------------- -------------- --------------
Accruing loans contractually past due 90
  days or more:
   Domestic.............................        363,200         78,129         62,286         24,005         20,276
   Foreign..............................         24,665         37,708          1,751          3,392          2,764
                                         -------------- -------------- -------------- -------------- --------------
          Total.........................        387,865        115,837         64,037         27,397         23,040
                                         -------------- -------------- -------------- -------------- --------------
          Total......................... (Yen)2,282,529 (Yen)3,477,768 (Yen)2,844,915 (Yen)4,272,794 (Yen)4,164,982
                                         ============== ============== ============== ============== ==============

--------
Note--The above table does not include real estate acquired in full or partial satisfaction of debt and certain assets under the management of the Cooperative Credit Purchasing Company which are recorded at estimated fair value less estimated cost to sell.

   Gross interest income which would have been accrued at the original terms on domestic nonaccrual and restructured loans outstanding during the fiscal year ended March 31, 2002 was approximately (Yen)83.7 billion, of which (Yen)67.6 billion was included in the results of operations for the year. Gross interest income which would have been accrued at the original terms on foreign nonaccrual and restructured loans outstanding for the fiscal year ended March 31, 2002 was approximately (Yen)17.3 billion, of which (Yen)7.7 billion was included in the results of operations for the year.

Foreign Loans Outstanding

   We had no cross-border outstandings to borrowers in any foreign country which in total exceeded 0.75% of consolidated total assets at March 31, 2000, 2001 and 2002. Cross-border outstandings are defined, for this purpose, as including loans (including accrued interest), acceptances, interest-earning deposits with other banks, other interest-earning investments and any other monetary assets denominated in Japanese yen or other non-local currencies. Material local currency loans outstanding which are neither hedged nor funded by local currency borrowings are included in cross-border outstandings.

   Guarantees of outstandings of borrowers of other countries are considered to be outstandings of the guarantor. Loans made to, or deposits placed with, a branch of a foreign bank located outside the foreign bank's home country are considered to be loans to, or deposits with, the foreign bank. Outstandings of a country do not include principal or interest amounts of which are supported by written, legally enforceable guarantees by guarantors of other countries or the amounts of outstandings to the extent that they are secured by tangible, liquid collateral held and realizable by Bank of Tokyo-Mitsubishi, Mitsubishi Trust Bank and their subsidiaries outside the country in which they operate.

   In addition to credit risk, cross-border outstandings are subject to country risk that as a result of political or economic conditions in a country, borrowers may be unable or unwilling to pay principal and interest according to contractual terms. Other risks related to cross-border outstandings include the possibility of insufficient foreign exchange and restrictions on its availability.

   In order to manage country risk, we establish various risk management measures internally. Among other things, we first regularly monitor economic conditions and other factors globally and assess country risk in each country where we have cross-border exposure. For purposes of monitoring and controlling the amount of credit exposed to country risk, we set a country limit, the maximum amount of credit exposure for an individual country, in consideration of the level of country risk and our ability to bear such potential risk. We also determine our credit policy for each country in accordance with its country risk level and our business plan with regard to the country. Assessment of country risk, establishment of country limits, and determination of country credit policies are subject to review and approval by our senior management and are updated periodically.

Exposure to East Asia

   For a period beginning in mid-1997, some East Asian countries experienced severe economic and financial difficulties. In response to such economic deterioration, the Republic of Korea, or South Korea, Thailand and Indonesia implemented financial reform programs under the supervision of the International Monetary Fund, or IMF. The region has now generally recovered from these difficulties, with certain exceptions.

   We maintain a substantial network of branches and subsidiaries in East Asia and the region has been an important market for our financial services. In response to recent developments in the regional economy, we regularly reassess the country risk of each country in the region, to adjust exposure levels, and to review and revise country credit policies.

   The following is a summary of cross-border outstandings to counterparties in major Asian countries at March 31, 2002 and September 30, 2002:

                                       At March 31, At September 30,
                                           2002           2002
                                       ------------ ----------------
                                               (in billions)
            South Korea...............  (Yen)218.9     (Yen)215.8
            Indonesia.................        78.2           59.1
            Thailand..................       223.7          194.2
            Malaysia..................       156.1          142.6
            Philippines...............        80.0           52.5
            Hong Kong.................       409.3          340.8
            People's Republic of China       222.9          181.7

   The following table represents our cross-border outstandings and commitments at March 31, 2001 and 2002, to certain East Asian countries significantly affected by the crisis:

                                               At March 31,
                             -------------------------------------------------
                                       2001                     2002
                             ------------------------ ------------------------
                             Cross-border             Cross-border
                             Outstanding  Commitments Outstanding  Commitments
                             ------------ ----------- ------------ -----------
                                               (in billions)
  South Korea...............  (Yen)225.8   (Yen) 0.5   (Yen)218.9   (Yen) 1.1
  Indonesia.................       141.8        19.1         78.2        11.2
  Thailand..................       248.9         5.9        223.7         6.8
  Malaysia..................       151.8         7.5        156.1        10.7
  Philippines...............        70.5         7.2         80.0        13.7
  Hong Kong.................       455.0        21.7        409.3         2.2
  People's Republic of China       185.2        11.4        222.9         4.7

   In addition to the exposure to the seven countries shown in the above table, we had cross-border outstandings of (Yen)255.7 billion to counterparties in Singapore at March 31, 2002. Our management does not expect any significant credit problems with exposure to that country. At March 31, 2002, the total cross-border outstandings to the five countries (South Korea, Indonesia, Thailand, Malaysia and the Philippines) decreased (Yen)81.9 billion, or 9.8%, to (Yen)756.9 billion in the aggregate from (Yen)838.8 billion of outstandings recorded at March 31, 2001, due primarily to reduction of exposure to Indonesia, through our proactive exposure management.

Exposure to South America

   The following is a summary of cross-border outstandings to counterparties in major Latin American countries at March 31, 2002 and September 30, 2002:

                              At March 31, At September 30,
                                  2002           2002
                              ------------ ----------------
                                      (in billions)
                    Argentina  (Yen) 74.4     (Yen) 56.4
                    Brazil...       145.4          146.7
                    Mexico...       110.0           85.0

   The following is a summary of cross-border outstandings to counterparties in major Latin American countries at March 31, 2001 and 2002:

                                      At March 31,
                                  ---------------------
                                     2001       2002
                                  ---------- ----------
                                      (in billions)
                        Argentina (Yen)116.7 (Yen) 74.4
                        Brazil...      139.8      145.4
                        Mexico...       75.2      110.0

   Argentina--In late 2001, Argentina began to experience significant economic turmoil and deterioration, including the suspension of foreign debt payments. The Argentine government implemented substantial economic changes, and abandoned the fixed US dollar-to-peso exchange rate in favor of a floating exchange rate. The adoption of the floating rate occurred in parallel with increased restrictions on deposits and liquidity. The Argentine government has defaulted on its debt, and the outcome of talks between the Argentine government and the International Monetary Fund on receiving financial assistance remains uncertain. The Argentine government and other parties are working on a debt-restructuring program. At March 31, 2002, we had cross-border outstandings of approximately (Yen)74.4 billion to borrowers in Argentina and provided an allocated credit loss allowance for country risk exposure of
(Yen)18.1 billion.

   During 2002, Argentina continued to experience significant political and economic changes, including severe recessionary conditions, high inflation and political uncertainty. The Argentina government implemented substantial economic changes, such as redenominating substantially all of the banking industry's loans, deposits and other assets and liabilities previously denominated in US dollars into pesos at different rates. In addition, the government issued certain instruments to financial institutions to compensate them in part for losses incurred as a result of the redenomination events. The government also announced a 180 day moratorium against creditors filing foreclosures or bankruptcy proceedings against borrowers. Later in 2002, the government modified the terms of certain of its obligations making them less valuable. At September 30, 2002, we had cross-border outstandings of approximately (Yen)56.4 billion to borrowers in Argentina and provided an allocated credit loss allowance of (Yen)28.8 billion. We continue to assess our credit exposure to Argentina.

Loan Concentrations

   At March 31, 2002, there were no concentrations of loans to a single industry group of borrowers, as defined by The Bank of Japan for industry segment loan classification, which exceeded 10% of our consolidated total loans except for domestic consumer loans.

Credit Risk Management

   We have a credit rating system, under which borrowers and transactions are graded based on objective standards on a worldwide basis. We calculate probability of default by statistical means and manage our credit portfolio based on this credit rating system.

IV.  Summary of Loan Loss Experience

   The following table shows an analysis of our loan loss experience by type of borrowers' business for the six months ended September 30, 2001 and 2002.

                                                                                          Six Months Ended
                                                                                            September 30,
                                                                                   --------------------------------
                                                                                        2001             2002
                                                                                   --------------   --------------
                                                                                   (in millions, except percentages)
Allowance for credit losses at beginning of period................................ (Yen)1,716,984   (Yen)1,735,180
                                                                                   --------------   --------------
Provision for credit losses.......................................................        309,425          232,632
                                                                                   --------------   --------------
Charge-offs:
   Domestic:
       Manufacturing..............................................................         17,081           43,362
       Construction...............................................................         10,420           39,315
       Real estate................................................................         36,169           96,750
       Services...................................................................         18,068           47,117
       Wholesale and retail.......................................................         36,682           46,804
       Banks and other financial institutions.....................................         23,564            9,572
       Other industries...........................................................          6,023           14,087
       Consumer...................................................................         20,418           30,024
                                                                                   --------------   --------------
   Total Domestic.................................................................        168,425          327,031
   Foreign........................................................................         79,882           92,968
                                                                                   --------------   --------------
   Total..........................................................................        248,307          419,999
                                                                                   --------------   --------------
Recoveries:
   Domestic.......................................................................         12,960           25,339
   Foreign........................................................................          9,703           11,050
                                                                                   --------------   --------------
   Total..........................................................................         22,663           36,389
                                                                                   --------------   --------------
Net charge-offs...................................................................        225,644          383,610
                                                                                   --------------   --------------
Other--principally foreign exchange
  translation adjustments.........................................................         (6,720)         (12,970)
                                                                                   --------------   --------------
Allowance for credit losses at end of period...................................... (Yen)1,794,045   (Yen)1,571,232
                                                                                   ==============   ==============
Allowance for credit losses applicable to foreign activities:
   Balance at beginning of period................................................. (Yen)  243,716   (Yen)  244,650
                                                                                   ==============   ==============
   Balance at end of period....................................................... (Yen)  236,285   (Yen)  224,938
                                                                                   --------------   --------------
   Provision for credit losses.................................................... (Yen)   77,377   (Yen)   75,538
                                                                                   ==============   ==============
Ratio of net charge-offs during the period to average loans outstanding during the
  period/(1)/.....................................................................           0.91%            1.54%

(1) Annualized for the six months ended September 30, 2001 and 2002.

   The following table shows an analysis of our loan loss experience by type of borrowers' business for each of the five years in the period ended March 31, 2002.

                                                                         Years Ended March 31,
                                            ------------------------------------------------------------------------------
                                                 1998            1999            2000            2001            2002
                                            --------------  --------------  --------------  --------------  --------------
                                                                   (in millions, except percentages)
Allowance for credit losses at beginning of
  year..................................... (Yen)1,556,825  (Yen)1,281,091  (Yen)1,813,680  (Yen)1,486,212  (Yen)1,716,984
                                            --------------  --------------  --------------  --------------  --------------
Provision for credit losses................      1,476,027       1,239,000         372,449         797,081         601,689
                                            --------------  --------------  --------------  --------------  --------------
Charge-offs:
   Domestic:
       Manufacturing.......................         91,486          25,224          25,537          31,386          55,916
       Construction........................        460,446          27,530          77,878          82,078          35,365
       Real estate.........................        153,059         135,597          98,201         154,887         150,684
       Services............................        229,087         160,194          53,877          72,673          51,803
       Wholesale and retail................        208,777          29,031         191,839         152,723          96,745
       Banks and other financial
         institutions......................        306,594         106,727          67,782          22,453          64,615
       Other industries....................          8,370          10,172          47,209           6,069          11,500
       Consumer............................        175,943          38,119          39,827          34,291          46,550
                                            --------------  --------------  --------------  --------------  --------------
   Total domestic..........................      1,633,762         532,594         602,150         556,560         513,178
                                            --------------  --------------  --------------  --------------  --------------
   Foreign.................................        140,404         140,981         121,882          87,879         156,203
                                            --------------  --------------  --------------  --------------  --------------
   Total...................................      1,774,166         673,575         724,032         644,439         669,381
                                            --------------  --------------  --------------  --------------  --------------
Recoveries:
   Domestic................................            455           1,338          25,244          26,666          42,112
   Foreign.................................          8,355           8,784          19,052          19,411          23,865
                                            --------------  --------------  --------------  --------------  --------------
   Total...................................          8,810          10,122          44,296          46,077          65,977
                                            --------------  --------------  --------------  --------------  --------------
Net charge-offs............................      1,765,356         663,453         679,736         598,362         603,404
                                            --------------  --------------  --------------  --------------  --------------
Other--principally foreign exchange
  translation adjustments..................         13,595         (42,958)        (20,181)         32,053          19,911
                                            --------------  --------------  --------------  --------------  --------------
Allowance for credit losses at end of year. (Yen)1,281,091  (Yen)1,813,680  (Yen)1,486,212  (Yen)1,716,984  (Yen)1,735,180
                                            ==============  ==============  ==============  ==============  ==============
Allowance for credit losses applicable to
  foreign activities:
   Balance at beginning of year............ (Yen)  190,526  (Yen)  264,186  (Yen)  295,131  (Yen)  190,571  (Yen)  243,716
                                            ==============  ==============  ==============  ==============  ==============
   Balance at end of year.................. (Yen)  264,186  (Yen)  295,131  (Yen)  190,571  (Yen)  243,716  (Yen)  244,650
                                            ==============  ==============  ==============  ==============  ==============
   Provision for credit losses............. (Yen)  194,613  (Yen)  193,610  (Yen)   25,661  (Yen)  105,664  (Yen)  127,348
                                            ==============  ==============  ==============  ==============  ==============
Ratio of net charge-offs during the year to
  average loans outstanding during the
  year.....................................           3.01%           1.15%           1.30%           1.21%           1.23%

   The following table shows an allocation of our allowance for credit losses at March 31, 2002 and September 30, 2002.

                                                                  At March 31, 2002      At September 30, 2002
                                                               -----------------------  -----------------------
                                                                                 % of                     % of
                                                                               loans in                  loans
                                                                                 each                   in each
                                                                               category                 category
                                                                               to total                 to total
                                                                   Amount       loans       Amount       loans
                                                               --------------  -------- --------------  --------
                                                                       (in millions, except percentages)
Domestic:
   Manufacturing.............................................. (Yen)  162,828    12.72% (Yen)  166,375    13.03%
   Construction...............................................        168,595     3.05         169,011     3.02
   Real estate................................................        541,093     9.79         421,309     9.63
   Services...................................................        175,281     9.05         133,926     8.91
   Wholesale and retail.......................................        216,510    11.90         243,653    14.13
   Banks and other financial institutions.....................         59,971     8.50          56,041     7.31
   Other industries...........................................         48,466     7.67          46,324     7.11
   Consumer...................................................         95,156    14.02          86,950    15.02
Foreign.......................................................        244,650    23.30         224,938    21.84
Unallocated...................................................         22,630       --          22,705       --
                                                               --------------   ------  --------------   ------
       Total.................................................. (Yen)1,735,180   100.00% (Yen)1,571,232   100.00%
                                                               ==============   ======  ==============   ======
Allowance as a percentage of loans............................           3.45%                    3.27%
Allowance as a percentage of nonaccrual and restructured loans
  and accruing loans contractually past due 90 days or more...          41.66%                   43.99%

   The following table shows an allocation of our allowance for credit losses at the end of each of the five years in the period ended March 31, 2002.

                                                                            At March 31,
                    ---------------------------------------------------------------------------------------------------
                              1998                     1999                     2000                     2001
                    -----------------------  -----------------------  -----------------------  -----------------------
                                      % of                     % of                     % of                     % of
                                     loans                    loans                    loans                    loans
                                    in each                  in each                  in each                  in each
                                    category                 category                 category                 category
                                    to total                 to total                 to total                 to total
                        Amount       loans       Amount       loans       Amount       loans       Amount       loans
                    --------------  -------- --------------  -------- --------------  -------- --------------  --------
                                                                 (in millions, except percentages)
Domestic:
  Manufacturing.... (Yen)   57,090    12.35% (Yen)   92,791    13.02% (Yen)   98,296    13.73% (Yen)  159,387    12.98%
  Construction.....         42,801     3.24         119,853     3.51         124,352     3.63         133,752     3.47
  Real estate......        333,991     9.56         498,246    10.16         429,928    10.07         505,479    10.61
  Services.........        163,017    10.56         225,420     9.80         178,237    10.01         172,568     9.59
  Wholesale and
   retail..........        152,464    13.48         294,605    14.05         221,466    13.83         203,814    13.26
  Banks and other
   financial
   institutions....        165,835     7.42         171,477     7.70          64,934     7.88          86,470     8.19
  Other industries.          5,868     4.53          15,641     6.63          57,684     7.67          47,607     5.63
  Consumer.........         73,487    11.64          75,684    12.54         104,139    14.26         106,031    13.95
Foreign:
  Governments and
   official
   institutions....         17,001     0.74          30,299     0.66          14,769     0.49          18,571     0.63
  Banks and other
   financial
   institutions....         27,100     2.77          27,133     1.35           9,328     1.38          11,322     1.58
  Commercial and
   industrial......        188,041    19.62         217,736    17.47         144,028    15.28         192,484    17.75
  Other............         32,044     4.09          19,963     3.11          22,446     1.77          21,339     2.36
Unallocated........         22,352       --          24,832       --          16,605       --          58,160       --
                    --------------   ------  --------------   ------  --------------   ------  --------------   ------
   Total........... (Yen)1,281,091   100.00% (Yen)1,813,680   100.00% (Yen)1,486,212   100.00% (Yen)1,716,984   100.00%
                    ==============   ======  ==============   ======  ==============   ======  ==============   ======
Allowance as a
 percentage of
 loans.............           2.20%                    3.30%                    2.97%                    3.46%
Allowance as a
 percentage of
 nonaccrual and
 restructured loans
 and accruing loans
 contractually past
 due 90 days or
 more..............          56.13%                   52.15%                   52.24%                   40.18%

                          At March 31,
                    -----------------------
                              2002
                    -----------------------
                                      % of
                                     loans
                                    in each
                                    category
                                    to total
                        Amount       loans
                    --------------  --------

Domestic:
  Manufacturing.... (Yen)  162,828    12.72%
  Construction.....        168,595     3.05
  Real estate......        541,093     9.79
  Services.........        175,281     9.05
  Wholesale and
   retail..........        216,510    11.90
  Banks and other
   financial
   institutions....         59,971     8.50
  Other industries.         48,466     7.67
  Consumer.........         95,156    14.02
Foreign:
  Governments and
   official
   institutions....         33,304     0.65
  Banks and other
   financial
   institutions....          6,847     1.35
  Commercial and
   industrial......        189,332    19.31
  Other............         15,167     1.99
Unallocated........         22,630       --
                    --------------   ------
   Total........... (Yen)1,735,180   100.00%
                    ==============   ======
Allowance as a
 percentage of
 loans.............           3.45%
Allowance as a
 percentage of
 nonaccrual and
 restructured loans
 and accruing loans
 contractually past
 due 90 days or
 more..............          41.66%

   While allowance for credit losses contains amounts allocated to components of specifically identified loans as well as a group on portfolio of loans, the allowance for credit losses is available for credit losses in the entire loan portfolio and the allocations shown above are not intended to be restricted to the specific loan category. Accordingly, as the evaluation of credit risks changes, allocations of the allowance will be changed to reflect current conditions and various other factors.

V.  Deposits

   The following table shows the average amount of, and the average rate paid on, the following deposit categories for each of the three years in the period ended March 31, 2002.

                                                                 Years Ended March 31,
                                        ----------------------------------------------------------------------
                                                 2000                    2001                    2002
                                        ----------------------  ----------------------  ----------------------
                                            Average     Average     Average     Average     Average     Average
                                            amount       rate       amount       rate       amount       rate
                                        --------------- ------- --------------- ------- --------------- -------
                                                           (in millions, except percentages)
Domestic offices:
   Non-interest-bearing demand
     deposits.......................... (Yen) 2,236,420    --   (Yen) 2,186,090    --   (Yen) 2,621,296    --
   Interest-bearing demand
     deposits..........................      11,680,850  0.11%       11,803,418  0.13%       14,385,013  0.04%
   Deposits at notice..................       1,847,522  1.13         1,564,168  1.49         1,800,904  1.01
   Time deposits.......................      24,888,624  0.69        25,372,595  0.78        26,272,795  0.49
   Certificates of deposit.............       2,730,680  0.18         2,438,281  0.33         2,348,313  0.14
Foreign offices, principally from banks
  located in foreign countries:
   Non-interest-bearing demand
     deposits..........................       1,433,729    --         1,412,761    --         1,654,887    --
   Interest-bearing deposits,
     principally time deposits and
     certificates of deposit...........      11,244,201  3.48        11,552,974  4.58        10,982,859  2.99
                                        ---------------         ---------------         ---------------
       Total........................... (Yen)56,062,026         (Yen)56,330,287         (Yen)60,066,067
                                        ===============         ===============         ===============

   Deposits at notice represent interest-bearing demand deposits which require the depositor to give two or more days notice in advance to withdrawal.

   The average amounts of total deposits by foreign depositors included in domestic offices for the fiscal years ended March 31, 2000, 2001 and 2002 were
(Yen)387,118 million, (Yen)378,840 million and (Yen)485,399 million, respectively.

   At March 31, 2002, the balance and remaining maturities of time deposits and certificates of deposit issued by domestic offices in amounts of (Yen)10 million (approximately US$75 thousand at the Federal Reserve Bank of New York's noon buying rate on March 29, 2002) or more and such deposits issued in amounts of US$100,000 or more are shown in the following table.

                                                          Certificates of
                                           Time deposits      deposit          Total
                                          --------------- --------------- ---------------
                                                           (in millions)
Domestic offices:
   Three months or less.................. (Yen) 7,200,783 (Yen)2,500,997  (Yen) 9,701,780
   Over three months through six months..       1,842,497        113,773        1,956,270
   Over six months through twelve months.       2,349,447         48,135        2,397,582
   Over twelve months....................       2,829,237            160        2,829,397
                                          --------------- --------------  ---------------
       Total............................. (Yen)14,221,964 (Yen)2,663,065  (Yen)16,885,029
                                          =============== ==============  ===============
Foreign offices..........................                                 (Yen) 6,783,568
                                                                          ===============

VI.  Short-Term Borrowings

   The following table shows certain additional information with respect to our short-term borrowings for each of the three years in the period ended March 31, 2002.

                                                                          Years Ended March 31,
                                                             -----------------------------------------------
                                                                  2000             2001            2002
                                                             --------------  ---------------  --------------
                                                                    (in millions, except percentages)
Call money, funds purchased, and payables under repurchase
  agreements and securities lending transactions:
   Average balance outstanding during the year.............. (Yen)5,148,760  (Yen) 7,201,772  (Yen)8,996,420
   Maximum balance outstanding at any month-end during the
     year...................................................      6,259,026       10,546,870       9,252,127
   Balance at end of year...................................      4,226,936        8,727,358       9,243,032
   Weighted average interest rate during the year...........           2.44%            3.62%           2.23%
   Weighted average interest rate on balance at end of year.           2.32%            2.01%           1.09%
Due to trust account:
   Average balance outstanding during the year.............. (Yen)4,181,966  (Yen) 4,023,941  (Yen)2,940,975
   Maximum balance outstanding at any month-end during the
     year...................................................      4,397,143        4,488,591       3,353,489
   Balance at end of year...................................      4,271,918        3,672,718       2,282,225
   Weighted average interest rate during the year...........           0.78%            0.69%           0.57%
   Weighted average interest rate on balance at end of year.           0.77%            0.73%           0.51%
Other short-term borrowings:
   Average balance outstanding during the year.............. (Yen)1,839,452  (Yen) 1,641,905  (Yen)2,077,604
   Maximum balance outstanding at any month-end during the
     year...................................................      2,431,224        3,032,747       3,318,634
   Balance at end of year...................................      1,655,819        2,129,991       3,318,634
   Weighted average interest rate during the year...........           2.79%            1.65%           2.22%
   Weighted average interest rate on balance at end of year.           1.71%            1.48%           1.09%

                                 *  *  *  *  *

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                 Page
                                                                                                 ----

Report of Independent Auditors.................................................................. F-2

Consolidated Balance Sheets as of March 31, 2001 and 2002....................................... F-3

Consolidated Statements of Operations for the Years ended March 31, 2000, 2001 and 2002......... F-4

Consolidated Statements of Changes in Equity from Nonowner Sources for the Years ended March 31,
  2000, 2001 and 2002........................................................................... F-5

Consolidated Statements of Shareholders' Equity for the Years ended March 31, 2000, 2001 and
  2002.......................................................................................... F-6

Consolidated Statements of Cash Flows for the Years ended March 31, 2000, 2001 and 2002......... F-7

Notes to Consolidated Financial Statements...................................................... F-8

Condensed Consolidated Balance Sheets as of September 30, 2001 and 2002 (Unaudited)............. F-77

Condensed Consolidated Statements of Operations for the Six Months ended September 30, 2001 and
  2002 (Unaudited).............................................................................. F-78

Condensed Consolidated Statements of Changes in Equity from Nonowner Sources for the Six Months ended September 30, 2001 and 2002 (Unaudited)................................................. F-79

Condensed Consolidated Statements of Shareholders' Equity for the Six Months ended September 30,
  2001 and 2002 (Unaudited)..................................................................... F-80

Condensed Consolidated Statements of Cash Flows for the Six Months ended September 30, 2001 and
  2002 (Unaudited).............................................................................. F-81

Notes to Condensed Consolidated Financial Statements (Unaudited)................................ F-82

                        REPORT OF INDEPENDENT AUDITORS

Mitsubishi Tokyo Financial Group, Inc.
(Kabushiki Kaisha Mitsubishi Tokyo Financial Group):

   We have audited the accompanying consolidated balance sheets of Mitsubishi Tokyo Financial Group, Inc. (Kabushiki Kaisha Mitsubishi Tokyo Financial Group) ("MTFG") and subsidiaries as of March 31, 2001 and 2002, and the related consolidated statements of operations, changes in equity from nonowner sources, shareholders' equity, and cash flows for each of the three years in the period ended March 31, 2002. These financial statements are the responsibility of MTFG's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of MTFG and subsidiaries at March 31, 2001 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

   As discussed in Note 1 to the consolidated financial statements, in the year ended March 31, 2002, MTFG changed its method of accounting for derivative financial instruments and hedging activities.

/s/  Deloitte Touche Tohmatsu
DELOITTE TOUCHE TOHMATSU

Tokyo, Japan
July 19, 2002 (January 30, 2003 as to Note 32)

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                            MARCH 31, 2001 AND 2002

                                                                                          2001             2002
                                                                                    ---------------  ---------------
                                                                                              (in millions)
                                    ASSETS
Cash and due from banks (Note 9)................................................... (Yen) 1,729,668  (Yen) 1,832,399
Interest-earning deposits in other banks (Note 9)..................................       6,014,905        4,332,180
Call loans and funds sold (Note 12)................................................       1,828,749        1,626,760
Receivables under resale agreements................................................       1,428,488        1,122,680
Receivables under securities borrowing transactions................................       1,938,500        1,953,242
Trading account assets (including assets pledged that secured parties are permitted to sell or repledge of (Yen)532,116 million in 2001 and (Yen)856,331
 million in 2002) (Notes 3 and 9)..................................................       7,143,309        7,497,253
Investment securities (Notes 4 and 9):
 Securities available for sale--carried at estimated fair value (including assets pledged that secured parties are permitted to sell or repledge of
  (Yen)1,112,209 million in 2001 and (Yen)2,101,338 million in 2002)...............      21,730,915       23,282,816
 Securities being held to maturity--carried at amortized cost (estimated fair
  value of (Yen)320,927 million in 2001 and (Yen)284,724 million in 2002)..........         306,207          272,163
 Other investment securities.......................................................         168,547          129,498
                                                                                    ---------------  ---------------
  Total investment securities......................................................      22,205,669       23,684,477
                                                                                    ---------------  ---------------
Loans, net of unearned income and deferred loan fees (including assets pledged that secured parties are permitted to sell or repledge of (Yen)944,153 million
 in 2001 and (Yen)765,575 million in 2002) (Notes 5 and 9).........................      49,670,903       50,229,725
Allowance for credit losses (Notes 5 and 6)........................................      (1,716,984)      (1,735,180)
                                                                                    ---------------  ---------------
 Net loans.........................................................................      47,953,919       48,494,545
                                                                                    ---------------  ---------------
Premises and equipment--net (Note 7)...............................................         689,663          681,366
Accrued interest...................................................................         316,941          213,697
Customers' acceptance liability....................................................          43,552           37,608
Intangible assets..................................................................         169,602          186,617
Goodwill...........................................................................           5,888           41,386
Other assets (Notes 5, 8 and 17)...................................................       2,020,097        2,660,904
                                                                                    ---------------  ---------------
     Total......................................................................... (Yen)93,488,950  (Yen)94,365,114
                                                                                    ===============  ===============
                     LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits (Note 10):
 Domestic offices:
  Non-interest-bearing............................................................. (Yen) 2,884,031  (Yen) 3,091,407
  Interest-bearing.................................................................      43,064,927       48,826,155
 Overseas offices:
  Non-interest-bearing.............................................................       1,675,511        2,166,464
  Interest-bearing.................................................................      12,481,273        9,575,475
                                                                                    ---------------  ---------------
     Total deposits................................................................      60,105,742       63,659,501
Debentures (Note 11)...............................................................       3,404,411        2,269,122
Call money and funds purchased (Notes 9 and 12)....................................       2,358,036        2,542,489
Payables under repurchase agreements (Note 9)......................................       3,046,618        3,786,560
Payables under securities lending transactions (Note 9)............................       3,322,704        2,913,983
Due to trust account (Note 13).....................................................       3,672,718        2,282,225
Other short-term borrowings (Notes 9 and 14).......................................       2,129,991        3,318,634
Trading account liabilities (Note 3)...............................................       4,072,807        2,495,768
Obligations to return securities received as collateral............................         295,694          315,538
Bank acceptances outstanding.......................................................          43,552           37,608
Accrued interest...................................................................         389,301          211,010
Long-term debt (Notes 9 and 14)....................................................       4,963,455        5,183,841
Other liabilities (Notes 8, 16 and 17).............................................       2,482,625        2,722,338
                                                                                    ---------------  ---------------
     Total liabilities.............................................................      90,287,654       91,738,617
                                                                                    ---------------  ---------------
Commitments and contingent liabilities (Notes 23, 24 and 25)
Shareholders' equity (Note 21):
 Capital stock (Notes 18 and 19) (*):
  Preferred stock:
     Class 1--authorized, 81,400 shares; issued and outstanding, 81,400 shares in 2001 and 2002, with no stated value (aggregate liquidation preference
      of (Yen)244,200 million).....................................................         122,100          122,100
     Class 2--convertible: authorized, 100,000 shares; issued and outstanding,
      100,000 shares in 2001 and 2002, with no stated value (aggregate
      liquidation preference of (Yen)200,000 million)..............................         100,000          100,000
     Class 3--authorized, 120,000 shares; no shares issued or outstanding..........              --               --
     Class 4--convertible: authorized, 120,000 shares; no shares issued or
      outstanding..................................................................              --               --
  Common stock--authorized, 22,000,000 shares; issued, 5,587,068 shares in 2001
    and 5,742,468 shares 2002, with no stated value................................         856,664          873,156
 Capital surplus (Note 19).........................................................         831,105          850,835
 Retained earnings (Notes 20 and 32):
  Appropriated for legal reserve...................................................         221,689          236,537
  Unappropriated...................................................................         271,246           11,593
 Accumulated other changes in equity from nonowner sources, net of taxes...........         907,424          523,250
                                                                                    ---------------  ---------------
  Total............................................................................       3,310,228        2,717,471
  Less treasury stock, at cost--72,541 common shares in 2001 and 169,639 common
    shares in 2002.................................................................         108,932           90,974
                                                                                    ---------------  ---------------
  Shareholders' equity--net........................................................       3,201,296        2,626,497
                                                                                    ---------------  ---------------
     Total......................................................................... (Yen)93,488,950  (Yen)94,365,114
                                                                                    ===============  ===============

--------
(*) The number of shares in 2001 has been adjusted to reflect the stock-for-stock exchanges on April 2, 2001 creating MTFG (see Note 2).

       See the accompanying notes to Consolidated Financial Statements.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE YEARS ENDED MARCH 31, 2000, 2001 AND 2002

                                                                                            2000             2001
                                                                                       --------------  ---------------
                                                                                                         (in millions)
Interest income:
Loans, including fees (Note 5)........................................................ (Yen)1,494,071  (Yen) 1,476,209
Deposits in other banks...............................................................        136,330          236,626
Investment securities:
  Interest............................................................................        326,920          305,832
  Dividends...........................................................................         73,246           62,849
Trading account assets................................................................         15,706           16,954
Call loans and funds sold.............................................................         21,707           28,499
Receivables under resale agreements and securities borrowing transactions.............         97,663          156,005
                                                                                       --------------  ---------------
   Total..............................................................................      2,165,643        2,282,974
                                                                                       --------------  ---------------
Interest expense:
Deposits..............................................................................        600,107          774,512
Debentures............................................................................         51,718           32,285
Call money and funds purchased........................................................         16,068           22,452
Payables under repurchase agreements and securities lending transactions..............        109,389          238,233
Due to trust account..................................................................         32,413           27,825
Other short-term borrowings and trading account liabilities...........................         84,349           37,230
Long-term debt........................................................................        192,082          178,081
                                                                                       --------------  ---------------
   Total..............................................................................      1,086,126        1,310,618
                                                                                       --------------  ---------------
Net interest income...................................................................      1,079,517          972,356
Provision for credit losses (Notes 5 and 6)...........................................        372,449          797,081
                                                                                       --------------  ---------------
Net interest income after provision for credit losses.................................        707,068          175,275
                                                                                       --------------  ---------------
Non-interest income:
Fees and commissions (Note 26)........................................................        369,156          459,403
Foreign exchange gains--net (Note 3)..................................................         32,578               --
Trading account profits--net (Note 3).................................................             --          229,508
Investment securities gains--net (Note 4).............................................         79,845          232,502
Other non-interest income.............................................................         38,313           34,411
                                                                                       --------------  ---------------
   Total..............................................................................        519,892          955,824
                                                                                       --------------  ---------------
Non-interest expense:
Salaries and employee benefits (Note 16)..............................................        429,403          403,739
Occupancy expenses--net (Notes 7 and 25)..............................................        130,111          137,373
Foreign exchange losses--net (Note 3).................................................             --          104,617
Trading account losses--net (Note 3)..................................................        143,065               --
Losses on other real estate owned.....................................................         70,200           16,434
Goodwill amortization.................................................................          2,862            4,444
Other non-interest expenses...........................................................        448,701          460,903
                                                                                       --------------  ---------------
   Total..............................................................................      1,224,342        1,127,510
                                                                                       --------------  ---------------
Income (loss) before income tax expense (benefit) and cumulative effect of a change in
 accounting principle.................................................................          2,618            3,589
Income tax expense (benefit) (Note 8).................................................         50,160           62,763
                                                                                       --------------  ---------------
Loss before cumulative effect of a change in accounting principle.....................        (47,542)         (59,174)
Cumulative effect of a change in accounting principle, net of tax.....................             --               --
                                                                                       --------------  ---------------
Net loss.............................................................................. (Yen)  (47,542) (Yen)   (59,174)
                                                                                       ==============  ===============
Income attributable to preferred shareholders......................................... (Yen)    5,464  (Yen)     8,336
                                                                                       --------------  ---------------
Net loss attributable to common shareholders.......................................... (Yen)  (53,006) (Yen)   (67,510)
                                                                                       ==============  ===============
                                                                                                           (in Yen)
Amounts per share (*) (Notes 20 and 22):
Basic and diluted loss per common share--loss before cumulative effect of a change in accounting principle................................................................. (Yen)(9,663.81) (Yen)(12,274.55)
Basic and diluted loss per common share--net loss.....................................      (9,663.81)      (12,274.55)

                                                                                             2002
                                                                                       ---------------

Interest income:
Loans, including fees (Note 5)........................................................ (Yen) 1,276,821
Deposits in other banks...............................................................         159,784
Investment securities:
  Interest............................................................................         336,278
  Dividends...........................................................................          63,115
Trading account assets................................................................          15,144
Call loans and funds sold.............................................................          19,318
Receivables under resale agreements and securities borrowing transactions.............         146,501
                                                                                       ---------------
   Total..............................................................................       2,016,961
                                                                                       ---------------
Interest expense:
Deposits..............................................................................         485,643
Debentures............................................................................          20,491
Call money and funds purchased........................................................          17,853
Payables under repurchase agreements and securities lending transactions..............         182,487
Due to trust account..................................................................          16,683
Other short-term borrowings and trading account liabilities...........................          46,567
Long-term debt........................................................................         169,339
                                                                                       ---------------
   Total..............................................................................         939,063
                                                                                       ---------------
Net interest income...................................................................       1,077,898
Provision for credit losses (Notes 5 and 6)...........................................         601,689
                                                                                       ---------------
Net interest income after provision for credit losses.................................         476,209
                                                                                       ---------------
Non-interest income:
Fees and commissions (Note 26)........................................................         491,864
Foreign exchange gains--net (Note 3)..................................................              --
Trading account profits--net (Note 3).................................................         138,460
Investment securities gains--net (Note 4).............................................          20,598
Other non-interest income.............................................................          49,819
                                                                                       ---------------
   Total..............................................................................         700,741
                                                                                       ---------------
Non-interest expense:
Salaries and employee benefits (Note 16)..............................................         456,568
Occupancy expenses--net (Notes 7 and 25)..............................................         134,787
Foreign exchange losses--net (Note 3).................................................         333,034
Trading account losses--net (Note 3)..................................................              --
Losses on other real estate owned.....................................................           6,233
Goodwill amortization.................................................................           7,862
Other non-interest expenses...........................................................         562,699
                                                                                       ---------------
   Total..............................................................................       1,501,183
                                                                                       ---------------
Income (loss) before income tax expense (benefit) and cumulative effect of a change in
 accounting principle.................................................................        (324,233)
Income tax expense (benefit) (Note 8).................................................        (101,832)
                                                                                       ---------------
Loss before cumulative effect of a change in accounting principle.....................        (222,401)
Cumulative effect of a change in accounting principle, net of tax.....................           5,867
                                                                                       ---------------
Net loss.............................................................................. (Yen)  (216,534)
                                                                                       ===============
Income attributable to preferred shareholders......................................... (Yen)     4,168
                                                                                       ---------------
Net loss attributable to common shareholders.......................................... (Yen)  (220,702)
                                                                                       ===============

Amounts per share (*) (Notes 20 and 22):
Basic and diluted loss per common share--loss before cumulative effect of a change in accounting principle................................................................. (Yen)(40,789.57)
Basic and diluted loss per common share--net loss.....................................      (39,733.32)

--------
(*) Amounts for the years ended March 31,2000 and 2001 have been adjusted to reflect the stock-for-stock exchanges on April 2, 2001 creating MTFG (see
    Note 2).

       See the accompanying notes to Consolidated Financial Statements.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

      CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY FROM NONOWNER SOURCES
               FOR THE YEARS ENDED MARCH 31, 2000, 2001 AND 2002

                                                                                  Gains (Losses)    Income Tax   Gains (Losses)
                                                                                  before Income     (Expense)    Net of Income
                                                                                      Taxes          Benefit         Taxes
                                                                                 ---------------  -------------  --------------
                                                                                                 (in millions)
Year ended March 31, 2000:
Net loss........................................................................                                 (Yen) (47,542)
                                                                                                                 -------------
Other changes in equity from nonowner sources:
    Net unrealized holding gains on investment securities available for sale....       1,247,967       (521,880)       726,087
    Reclassification adjustment for gains included in net loss..................         (84,800)        35,414        (49,386)
                                                                                 ---------------  -------------  -------------
       Total....................................................................       1,163,167       (486,466)       676,701
                                                                                 ---------------  -------------  -------------
    Minimum pension liability adjustments.......................................          43,160        (16,185)        26,975
                                                                                 ---------------  -------------  -------------
    Foreign currency translation adjustments....................................         (79,496)        15,213        (64,283)
    Reclassification adjustment for losses included in net loss.................          11,131         (4,163)         6,968
                                                                                 ---------------  -------------  -------------
       Total....................................................................         (68,365)        11,050        (57,315)
                                                                                 ---------------  -------------  -------------
    Total changes in equity from nonowner sources...............................                                 (Yen) 598,819
                                                                                                                 =============
Year ended March 31, 2001:
Net loss........................................................................                                 (Yen) (59,174)
                                                                                                                 -------------
Other changes in equity from nonowner sources:
    Net unrealized holding losses on investment securities available for sale...        (874,301)       339,259       (535,042)
    Reclassification adjustment for gains included in net loss..................        (275,460)       107,452       (168,008)
                                                                                 ---------------  -------------  -------------
       Total....................................................................      (1,149,761)       446,711       (703,050)
                                                                                 ---------------  -------------  -------------
    Minimum pension liability adjustments.......................................        (114,171)        39,735        (74,436)
                                                                                 ---------------  -------------  -------------
    Foreign currency translation adjustments....................................          52,415        (15,415)        37,000
    Reclassification adjustment for losses included in net loss.................           6,502         (1,438)         5,064
                                                                                 ---------------  -------------  -------------
       Total....................................................................          58,917        (16,853)        42,064
                                                                                 ---------------  -------------  -------------
    Total changes in equity from nonowner sources...............................                                 (Yen)(794,596)
                                                                                                                 =============
Year ended March 31, 2002:
Net loss........................................................................                                 (Yen)(216,534)
                                                                                                                 -------------
Other changes in equity from nonowner sources:
    Net unrealized holding losses on investment securities available for sale... (Yen)  (558,583) (Yen) 211,868       (346,715)
    Reclassification adjustment for gains included in net loss..................         (46,325)        18,075        (28,250)
                                                                                 ---------------  -------------  -------------
       Total....................................................................        (604,908)       229,943       (374,965)
                                                                                 ---------------  -------------  -------------
    Cumulative effect of a change in accounting principle.......................           2,065           (808)         1,257
    Net unrealized gains on derivatives qualifying for cash flow hedges.........           7,982         (2,916)         5,066
    Reclassification adjustment for gains included in net loss..................          (4,254)         1,627         (2,627)
                                                                                 ---------------  -------------  -------------
       Total....................................................................           5,793         (2,097)         3,696
                                                                                 ---------------  -------------  -------------
    Minimum pension liability adjustments.......................................        (122,746)        30,815        (91,931)
                                                                                 ---------------  -------------  -------------
    Foreign currency translation adjustments....................................          84,355         (5,444)        78,911
    Reclassification adjustment for losses included in net loss.................             115             --            115
                                                                                 ---------------  -------------  -------------
       Total....................................................................          84,470         (5,444)        79,026
                                                                                 ---------------  -------------  -------------
    Total changes in equity from nonowner sources...............................                                 (Yen)(600,708)
                                                                                                                 =============

       See the accompanying notes to Consolidated Financial Statements.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY FOR THE YEARS ENDED MARCH 31,
                              2000, 2001 AND 2002

                                     2000            2001            2002
                                --------------  --------------  --------------
                                                 (in millions)
 Preferred stock (Class 1)
  (Note 18):
 Balance at beginning of year.. (Yen)  122,100  (Yen)  122,100  (Yen)  122,100
                                --------------  --------------  --------------
 Balance at end of year........ (Yen)  122,100  (Yen)  122,100  (Yen)  122,100
                                ==============  ==============  ==============
 Preferred stock (Class 2)
  (Note 18):
 Balance at beginning of year.. (Yen)  100,000  (Yen)  100,000  (Yen)  100,000
                                --------------  --------------  --------------
 Balance at end of year........ (Yen)  100,000  (Yen)  100,000  (Yen)  100,000
                                ==============  ==============  ==============
 Common stock (Note 19):
 Balance at beginning of year.. (Yen)  856,664  (Yen)  856,664  (Yen)  856,664
 Issuance of common stock in
  exchange for the minority
  shares of NTB................             --              --          16,492
                                --------------  --------------  --------------
 Balance at end of year........ (Yen)  856,664  (Yen)  856,664  (Yen)  873,156
                                ==============  ==============  ==============
 Capital surplus (Note 19):
 Balance at beginning of year.. (Yen)  838,015  (Yen)  838,008  (Yen)  831,105
 Issuance of common stock in
  exchange for the minority
  shares of NTB................             --              --          16,120
 Gains (losses) on sales of
  treasury stock, net of taxes.             (7)         (6,903)          3,610
                                --------------  --------------  --------------
 Balance at end of year........ (Yen)  838,008  (Yen)  831,105  (Yen)  850,835
                                ==============  ==============  ==============
 Retained earnings
  appropriated for legal
  reserve (Note 20):
 Balance at beginning of year.. (Yen)  199,263  (Yen)  210,196  (Yen)  221,689
 Transfer from unappropriated
  retained earnings............         10,933          11,493          14,848
                                --------------  --------------  --------------
 Balance at end of year (Note
  32).......................... (Yen)  210,196  (Yen)  221,689  (Yen)  236,537
                                ==============  ==============  ==============
 Unappropriated retained
  earnings (Note 20):
 Balance at beginning of year.. (Yen)  510,134  (Yen)  398,263  (Yen)  271,246
 Net loss......................        (47,542)        (59,174)       (216,534)
                                --------------  --------------  --------------
     Total.....................        462,592         339,089          54,712
                                --------------  --------------  --------------
 Deduction:
  Cash dividends declared
   (Note 1) (*):
   Common
     share--(Yen)8,255.25,
     (Yen)8,255.25 and
     (Yen)4,127.63 per share
     in 2000, 2001 and 2002....        (47,932)        (48,014)        (24,103)
   Preferred share (Class
     1)--(Yen)57,120.00,
     (Yen)82,500.00 and
     (Yen)41,250.00 per share
     in 2000, 2001 and 2002....         (4,649)         (6,716)         (3,358)
   Preferred share (Class
     2)--(Yen)8,150.00,
     (Yen)16,200.00 and
     (Yen)8,100.00 per share
     in 2000, 2001 and 2002....           (815)         (1,620)           (810)
  Transfer to retained
   earnings appropriated for
   legal reserve...............        (10,933)        (11,493)        (14,848)
                                --------------  --------------  --------------
     Total.....................        (64,329)        (67,843)        (43,119)
                                --------------  --------------  --------------
 Balance at end of year (Note
  32).......................... (Yen)  398,263  (Yen)  271,246  (Yen)   11,593
                                ==============  ==============  ==============
 Accumulated other changes in
  equity from nonowner
  sources, net of taxes:
 Net unrealized gains on
  investment securities
  available for sale (Note 4):
  Balance at beginning of year. (Yen)1,228,594  (Yen)1,905,295  (Yen)1,202,245
  Net change during the year...        676,701        (703,050)       (374,965)
                                --------------  --------------  --------------
  Balance at end of year....... (Yen)1,905,295  (Yen)1,202,245  (Yen)  827,280
                                --------------  --------------  --------------
 Net unrealized gains on
  derivatives qualifying for
  cash flow hedges (Note 23):
  Cumulative effect of a
   change in accounting
   principle................... (Yen)       --  (Yen)       --  (Yen)    1,257
  Net change during the year...             --              --           2,439
                                --------------  --------------  --------------
  Balance at end of year....... (Yen)       --  (Yen)       --  (Yen)    3,696
                                --------------  --------------  --------------
 Minimum pension liability
  adjustments (Note 16):
  Balance at beginning of year. (Yen)  (42,903) (Yen)  (15,928) (Yen)  (90,364)
  Net change during the year...         26,975         (74,436)        (91,931)
                                --------------  --------------  --------------
  Balance at end of year....... (Yen)  (15,928) (Yen)  (90,364) (Yen) (182,295)
                                --------------  --------------  --------------
 Foreign currency translation
  adjustments:
  Balance at beginning of year. (Yen) (189,206) (Yen) (246,521) (Yen) (204,457)
  Net change during the year...        (57,315)         42,064          79,026
                                --------------  --------------  --------------
  Balance at end of year....... (Yen) (246,521) (Yen) (204,457) (Yen) (125,431)
                                --------------  --------------  --------------
 Balance at end of year........ (Yen)1,642,846  (Yen)  907,424  (Yen)  523,250
                                ==============  ==============  ==============
 Treasury stock:
 Balance at beginning of year.. (Yen) (153,731) (Yen) (153,669) (Yen) (108,932)
 Purchase of treasury stock....         (1,089)         (1,005)         (7,381)
 Sale of treasury stock........          1,093          46,057          25,339
 Net decrease (increase)
  resulting from changes in
  consolidated subsidiaries....             58            (315)             --
                                --------------  --------------  --------------
 Balance at end of year........ (Yen) (153,669) (Yen) (108,932) (Yen)  (90,974)
                                ==============  ==============  ==============
 Total shareholders' equity.... (Yen)4,014,408  (Yen)3,201,296  (Yen)2,626,497
                                ==============  ==============  ==============

--------
(*) Amounts have been adjusted to reflect the stock-for-stock exchanges on April 2, 2001 creating MTFG (see Note 2).

       See the accompanying notes to Consolidated Financial Statements.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED MARCH 31, 2000, 2001 AND 2002

                                                                                                    2000              2001
                                                                                              ----------------  ----------------
                                                                                                                  (in millions)
Cash flows from operating activities:
  Net loss................................................................................... (Yen)    (47,542) (Yen)    (59,174)
  Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
   Depreciation and amortization.............................................................           91,696            93,216
   Goodwill amortization.....................................................................            2,862             4,444
   Provision for credit losses...............................................................          372,449           797,081
   Investment securities gains--net..........................................................          (79,845)         (232,502)
   Foreign exchange losses (gains)--net......................................................          (67,942)           24,241
   Provision for deferred income tax benefit.................................................         (163,432)          (40,372)
   Decrease (increase) in trading account assets, excluding foreign exchange contracts.......          691,232        (1,769,413)
   Increase (decrease) in trading account liabilities, excluding foreign exchange
    contracts................................................................................         (586,096)          227,502
   Decrease (increase) in accrued interest receivable and other receivables..................           98,976           (44,750)
   Increase (decrease) in accrued interest payable and other payables........................         (145,175)          171,781
   Other--net................................................................................          123,403           (95,779)
                                                                                              ----------------  ----------------
      Net cash provided by (used in) operating activities....................................          290,586          (923,725)
                                                                                              ----------------  ----------------
Cash flows from investing activities:
  Proceeds from sales of investment securities available for sale............................       28,887,875        31,027,773
  Proceeds from maturities of investment securities available for sale.......................        5,599,064        16,154,100
  Purchases of investment securities available for sale......................................      (35,801,317)      (50,785,346)
  Proceeds from maturities of investment securities being held to maturity...................          201,174            79,579
  Purchases of investment securities being held to maturity..................................         (473,050)         (211,016)
  Proceeds from sales of other investment securities.........................................           94,944            33,469
  Purchases of other investment securities...................................................          (61,290)          (15,111)
  Net decrease (increase) in loans...........................................................        2,191,104           884,808
  Net decrease (increase) in interest-earning deposits in other banks........................       (2,181,666)         (567,952)
  Net decrease (increase) in call loans, funds sold, and receivables under resale agreements
   and securities borrowing transactions.....................................................        1,383,239        (2,334,422)
  Capital expenditures for premises and equipment............................................          (44,738)          (54,405)
  Other--net.................................................................................          (16,941)         (132,794)
                                                                                              ----------------  ----------------
      Net cash used in investing activities..................................................         (221,602)       (5,921,317)
                                                                                              ----------------  ----------------
Cash flows from financing activities:
  Net increase in deposits...................................................................          669,981         3,423,211
  Net decrease in debentures.................................................................         (473,180)       (1,135,584)
  Net increase (decrease) in call money, funds purchased, and payables under repurchase
   agreements and securities lending transactions............................................       (1,181,417)        4,286,605
  Net increase (decrease) in due to trust account............................................          480,755            (7,758)
  Net increase (decrease) in other short-term borrowings.....................................          (86,380)          (65,043)
  Proceeds from issuance of long-term debt...................................................        1,034,625         1,159,777
  Repayment of long-term debt................................................................         (499,654)         (920,967)
  Proceeds from sales of treasury stock......................................................            1,082            34,878
  Payments to acquire treasury stock.........................................................           (1,089)           (1,005)
  Dividends paid.............................................................................          (53,391)          (56,342)
  Other--net.................................................................................          193,777          (282,109)
                                                                                              ----------------  ----------------
      Net cash provided by financing activities..............................................           85,109         6,435,663
                                                                                              ----------------  ----------------
Effect of exchange rate changes on cash and cash equivalents.................................          (47,071)           26,070
                                                                                              ----------------  ----------------
Net increase (decrease) in cash and cash equivalents.........................................          107,022          (383,309)
Cash and cash equivalents at beginning of year...............................................        2,005,955         2,112,977
                                                                                              ----------------  ----------------
Cash and cash equivalents at end of year..................................................... (Yen)  2,112,977  (Yen)  1,729,668
                                                                                              ================  ================
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest..................................................................................... (Yen)  1,227,027  (Yen)  1,125,616
Income taxes, net of refunds.................................................................          152,647           227,900
Non-cash investing activities:
Loans transferred to other real estate owned.................................................           12,361             6,432
Investment securities being held to maturity transferred to available-for-sale category
 (Note 4)....................................................................................               --           369,039
Marketable equity securities transferred to employee retirement benefit trusts
 (Note 16)...................................................................................               --                --

                                                                                                    2002
                                                                                              ----------------

Cash flows from operating activities:
  Net loss................................................................................... (Yen)   (216,534)
  Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
   Depreciation and amortization.............................................................          105,094
   Goodwill amortization.....................................................................            7,862
   Provision for credit losses...............................................................          601,689
   Investment securities gains--net..........................................................          (20,598)
   Foreign exchange losses (gains)--net......................................................          524,272
   Provision for deferred income tax benefit.................................................         (129,151)
   Decrease (increase) in trading account assets, excluding foreign exchange contracts.......         (196,044)
   Increase (decrease) in trading account liabilities, excluding foreign exchange
    contracts................................................................................       (1,604,006)
   Decrease (increase) in accrued interest receivable and other receivables..................          128,646
   Increase (decrease) in accrued interest payable and other payables........................         (190,986)
   Other--net................................................................................           67,013
                                                                                              ----------------
      Net cash provided by (used in) operating activities....................................         (922,743)
                                                                                              ----------------
Cash flows from investing activities:
  Proceeds from sales of investment securities available for sale............................       34,164,318
  Proceeds from maturities of investment securities available for sale.......................        8,495,287
  Purchases of investment securities available for sale......................................      (45,404,685)
  Proceeds from maturities of investment securities being held to maturity...................           36,970
  Purchases of investment securities being held to maturity..................................               --
  Proceeds from sales of other investment securities.........................................           53,872
  Purchases of other investment securities...................................................          (19,111)
  Net decrease (increase) in loans...........................................................         (552,865)
  Net decrease (increase) in interest-earning deposits in other banks........................        1,920,108
  Net decrease (increase) in call loans, funds sold, and receivables under resale agreements
   and securities borrowing transactions.....................................................          927,975
  Capital expenditures for premises and equipment............................................         (110,391)
  Other--net.................................................................................          (58,366)
                                                                                              ----------------
      Net cash used in investing activities..................................................         (546,888)
                                                                                              ----------------
Cash flows from financing activities:
  Net increase in deposits...................................................................        2,274,803
  Net decrease in debentures.................................................................       (1,136,959)
  Net increase (decrease) in call money, funds purchased, and payables under repurchase
   agreements and securities lending transactions............................................           88,080
  Net increase (decrease) in due to trust account............................................       (1,390,493)
  Net increase (decrease) in other short-term borrowings.....................................        1,355,660
  Proceeds from issuance of long-term debt...................................................          884,991
  Repayment of long-term debt................................................................         (767,312)
  Proceeds from sales of treasury stock......................................................           32,577
  Payments to acquire treasury stock.........................................................           (7,381)
  Dividends paid.............................................................................          (28,275)
  Other--net.................................................................................          202,481
                                                                                              ----------------
      Net cash provided by financing activities..............................................        1,508,172
                                                                                              ----------------
Effect of exchange rate changes on cash and cash equivalents.................................           64,190
                                                                                              ----------------
Net increase (decrease) in cash and cash equivalents.........................................          102,731
Cash and cash equivalents at beginning of year...............................................        1,729,668
                                                                                              ----------------
Cash and cash equivalents at end of year..................................................... (Yen)  1,832,399
                                                                                              ================
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest..................................................................................... (Yen)  1,127,859
Income taxes, net of refunds.................................................................           98,203
Non-cash investing activities:
Loans transferred to other real estate owned.................................................            7,605
Investment securities being held to maturity transferred to available-for-sale category
 (Note 4)....................................................................................               --
Marketable equity securities transferred to employee retirement benefit trusts
 (Note 16)...................................................................................          133,158

       See the accompanying notes to Consolidated Financial Statements.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BASIS OF FINANCIAL STATEMENTS AND SUMMARY OF SIGNIFICANT ACCOUNTING
    POLICIES

Basis of Financial Statements

   On April 2, 2001, Mitsubishi Tokyo Financial Group, Inc. (Kabushiki Kaisha Mitsubishi Tokyo Financial Group) ("MTFG") was established, as a bank holding company, through which The Bank of Tokyo-Mitsubishi, Ltd. ("BTM"), The Mitsubishi Trust and Banking Corporation ("Mitsubishi Trust"), and Nippon Trust Bank Limited ("NTB"), a former subsidiary of BTM, have become wholly-owned subsidiaries pursuant to stock-for-stock exchanges. The business combination was accounted for as a pooling of interests and, accordingly, the historical information has been restated as if the combination had been in effect for all periods presented. See Note 2 for further information regarding the business combination.

   The accompanying consolidated financial statements are stated in Japanese yen, the currency of the country in which MTFG is incorporated and principally operates. The accompanying consolidated financial statements have been prepared on the basis of generally accepted accounting principles and prevailing practices within the banking industry in the United States of America. In certain respects, the accompanying consolidated financial statements reflect adjustments which are not included in the consolidated financial statements issued by MTFG and certain of its subsidiaries in accordance with applicable statutory requirements and accounting practices in the countries of incorporation. The major adjustments include those relating to (1) investment securities, (2) derivative financial instruments, (3) allowance for credit losses, (4) income taxes, (5) foreign currency translation, (6) premises and equipment, (7) transfer of financial assets, (8) pension liability, (9) other real estate owned, and (10) lease transactions.

   Fiscal periods of certain subsidiaries, which ended on or after December 31, and MTFG's fiscal year, which ended on March 31, have been treated as coterminous. For the fiscal years ended March 31, 2000, 2001 and 2002, the effect of recording intervening events for the three-month periods ended March 31 on MTFG's proportionate equity in net income of subsidiaries with fiscal periods ending on December 31, would have been (Yen)0.57 billion, (Yen)4.74 billion and (Yen)2.29 billion, respectively. No intervening events occurred during each of the three-month periods ended March 31, 2001 and 2002 which, if recorded, would have had effects of more than 1% of total assets, loans, total liabilities, deposits or shareholders' equity as of March 31, 2001 and 2002.

Description of Business

   MTFG and its subsidiaries (together, the "MTFG Group") conduct domestic and international financial business through BTM and Mitsubishi Trust, each of the principal subsidiaries of MTFG having domestic and international networks of branches, offices and subsidiaries in Japan and around the world. BTM is a major commercial banking institution, providing a broad range of financial services to consumers and corporations through commercial banking, investment banking and other activities. NTB was one of the major subsidiaries of BTM before the business combination and was acting as a trust vehicle for BTM and was merged with and into Mitsubishi Trust on October 1, 2001. Mitsubishi Trust is a trust and banking subsidiary whose primary business encompasses banking, asset management and administration, fiduciary and agency services, real estate services. MTFG management recognizes that BTM and Mitsubishi Trust, including their subsidiaries, conducting each of their business with substantial autonomy, constitute principal segments of the MTFG Group. See Note 27 for more information by business segment

Use of Estimates

   The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term primarily relate to the determination of the allowance for credit losses on loans and off-balance-sheet credit instruments, deferred tax assets, derivative financial instruments, other real estate owned and decline in value of marketable equity securities and impairment of loan portfolio subsequent to the balance-sheet date.

Summary of Significant Accounting Policies

   Significant accounting policies applied in the accompanying consolidated financial statements are summarized below:

   Consolidation--The consolidated financial statements include the accounts of MTFG and its subsidiaries over which substantive control is exercised through either majority ownership of voting stock and/or other means, including, but not limited to, the possession of the power to direct or cause the direction of the management and policies of entities. In situations in which the MTFG Group has less than 100% but greater than 50% of ownership in entities, such entities are consolidated and minority interests are also recorded in Other Liabilities. Minority interests in earnings or losses of subsidiaries are reported in Other Non-interest Expense. Intercompany items have been eliminated. Investments in affiliated companies (companies over which the MTFG Group has the ability to exercise significant influence) are accounted for by the equity method of accounting and are reported in Other Assets. MTFG's equity interest in the earnings of these equity investees and gains or losses realized on disposition of investments are reported in Other Non-interest Income or Expense.

   Assets that the MTFG Group holds in an agency, fiduciary or trust capacity are not assets of the MTFG Group and, accordingly, are not included in the accompanying consolidated balance sheets.

   Cash Flows--For the purposes of reporting cash flows, cash and cash equivalents are defined as those amounts included in the consolidated balance sheets under the caption Cash and Due from Banks, all of which mature within 90 days. Cash flows from qualified hedging activities are classified in the same category as the item being hedged.

   Translation of Foreign Currency Financial Statements and Foreign Currency Transactions--Financial statements of overseas entities are translated into Japanese yen using the respective year-end exchange rates for assets and liabilities. Income and expense items are translated at average rates of exchange for the respective periods.

   Except for overseas entities located in highly inflationary economies, foreign currency translation gains and losses related to the financial statements of overseas entities of the MTFG Group, net of related income tax effects, are credited or charged directly to Foreign Currency Translation Adjustments, a component of accumulated other changes in equity from nonowner sources. Tax effects of gains and losses on foreign currency translation of financial statements of overseas entities are not recognized unless it is apparent that the temporary difference will reverse in the foreseeable future. If applicable, foreign exchange translation gains and losses pertaining to entities located in highly inflationary economies are recorded in Foreign Exchange Gains or Losses--Net, as appropriate. For these entities, premises and equipment and the related depreciation and amortization thereof are translated at exchange rates prevailing at dates of acquisition.

   Foreign currency denominated assets and liabilities are translated into Japanese yen at the respective year-end exchange rates and resulting gains or losses are included in earnings. Income and expenses are translated using average rates of exchange for the respective periods. Gains and losses from such translation are included in Foreign Exchange Gains or Losses--Net, as appropriate.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   Repurchase Agreements, Securities Lending and Other Secured Financing Transactions--Securities sold with agreements to repurchase ("repurchase agreements") and securities purchased with agreements to resell ("resale agreements") are generally treated as sales of securities with related off-balance-sheet forward repurchase commitments and purchases of securities with related off-balance-sheet forward resale commitments, respectively. Securities lending and borrowing transactions are generally treated as secured financing and lending. A transfer of securities is accounted for as a sale if it meets the relevant conditions for the surrender of control as provided by Statement of Financial Accounting Standards ("SFAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement No. 125." If the conditions are not met, the transfer is accounted for as collateralized financing and lending.

   On April 1, 2001, the MTFG Group adopted SFAS No. 140, which revises the standards for accounting for the securitization and other transfers of financial assets and collateral, and requires certain disclosures, but carries over most of SFAS No. 125's provisions. SFAS No. 140 is effective for the transfer and servicing of financial assets and extinguishment of liabilities occurring after March 31, 2001, except for certain disclosures of securitizations of financial assets accounted for as sales and disclosures of collateral pledged, which was effective for fiscal years ended after December 15, 2000. SFAS No. 140 modifies the criteria for determining whether the transferor has relinquished control of assets and, therefore, whether the transfer should be accounted for as a sale. The adoption of SFAS No. 140's provisions that are applicable after March 31, 2001 did not have a material impact on the MTFG Group's financial position or results of operations.

   Collateral--For secured lending transactions, including resale agreements, securities borrowing transactions, commercial lending and derivative transactions, the MTFG Group, as a secured party, has the right to require collateral, including letters of credit, and cash, securities and other financial assets. The MTFG Group maintains strict levels of collateralization governed by daily mark-to-market analysis for most securities lending transactions. Financial assets pledged as collateral are generally negotiable financial instruments and are permitted to be sold or repledged by secured parties. If the MTFG Group sells these financial assets pledged as collateral, it recognizes the proceeds from the sale and its obligation to return the collateral. For secured borrowing transactions, principally repurchase agreements and securities lending transactions and derivative transactions, where the secured party has the right to sell or repledge financial assets pledged as collateral, the MTFG Group separately reports those financial assets pledged as collateral in the consolidated balance sheets.

   Trading Account Securities--Trading account securities (i.e., securities and money market instruments held in anticipation of short-term market movements and for resale to customers) are included in Trading Account Assets, and short trading positions of instruments are included in Trading Account Liabilities. Trading positions are carried at fair value on the consolidated balance sheets and recorded on a trade date basis. Changes in the fair value of trading positions are recognized currently in Trading Account Profits or Losses--Net, as appropriate.

   Investment Securities--Debt securities for which the MTFG Group has both the positive intent and ability to hold to maturity are classified as Securities Being Held to Maturity and carried at amortized cost. The MTFG Group maintains a portfolio of securities being held to maturity that had been classified by Mitsubishi Trust before the business combination on April 2, 2001. In the year ended March 31, 2001, BTM changed its intent to hold securities and transferred securities previously classified as held to maturity and transferred such securities to the available-for-sale category. Any remaining securities in BTM's held-to-maturity portfolio were reclassified as securities available for sale for the year ended March 31, 2001. All subsequent acquisitions of securities are classified as either available for sale or trading for at least two years. Debt securities that the MTFG Group may not hold to maturity and marketable equity securities, other than those classified as trading securities, are classified as Securities Available for Sale, and are carried at their fair values, with unrealized gains and losses

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES reported on a net-of-tax basis within accumulated other changes in equity from nonowner sources, which is a component of shareholders' equity. Nonmarketable equity securities are stated at cost as Other Investment Securities. Individual debt and equity securities are written down to fair value and the amount of write-down is charged to operations when, in the opinion of management, a decline in estimated fair value below the cost of such securities is other than temporary. Interest and dividends on investment securities are reported in Interest Income. Dividends are recognized when the shareholders' right to receive dividend is established. Gains and losses on disposition of investment securities are computed using the average cost method and are recognized on the trade date.

   Derivative Financial Instruments--The MTFG Group engages in derivative activities involving swaps, forwards and options, and other types of derivative contracts. Derivatives are used in trading activities to generate trading revenues and fee income for its own account and to respond to the customers' financial needs. Derivatives are also used to manage its exposures to fluctuations in interest and foreign exchange rates, equity and commodity prices.

   Derivatives entered into for trading purposes are carried at fair value and are reported as Trading Account Assets or Trading Account Liabilities. Fair values are based on market or broker-dealer quotes when available. Valuation models such as present value and pricing models are applied to current market information to estimate fair values when such quotes are not available. The fair value of derivative contracts executed with the same counterparty under legally enforceable master netting agreements are presented on a net basis. Change in the fair value of such contracts are recognized currently in Foreign Exchange Gains or Losses--Net with respect to foreign exchange contracts and in Trading Account Profit or Losses--Net with respect to interest rate contracts and other types of contracts.

   Embedded derivatives that are not clearly and closely related to the host contracts and meet the definition of derivatives are separated from the host contracts and measured at fair value unless the contracts embedding derivatives are measured at fair value in its entirety.

   Derivatives are used for asset and liability management to manage exposures to fluctuations in interest and foreign exchange rates arising from mismatches of asset and liability positions. Such derivatives may include contracts that qualify for hedge accounting. Derivatives are evaluated in order to determine if they qualify for hedge accounting. The hedging derivative instruments must be highly effective in achieving offsetting changes in fair values or variable cash flows from the hedged items attributable to the risk being hedged. Any ineffectiveness, which arises during the hedging relationship, is recognized in Non-interest Expense in the period in which it arises. All qualifying hedges are valued at fair value and included in Other Assets or Other Liabilities. For fair value hedges of interest-bearing assets or liabilities, the change in the fair value of the hedged item and the hedging instruments to the extent effective is recognized in net interest income. For all other fair value hedges, the change in the fair value of the hedged item and change in fair value of the derivative are recognized in non-interest income or expense. For cash flow hedges, the unrealized changes in fair value to the extent effective are recognized in accumulated other changes from nonowner sources. Amounts realized on cash flow hedges related to variable rate loans are recognized in net interest income in the period when the cash flow from the hedged item is realized. The fair value of cash flow hedges related to forecasted transactions, if any, is recognized in non-interest income or expense in the period when the forecasted transaction occurs. Any difference that arises from gains or losses on hedging derivatives offsetting corresponding gains or losses on the hedged items, and gains and losses on derivatives attributable to the risks excluded from the assessment of hedge effectiveness are currently recognized in non-interest income or expense. Derivatives that do not qualify for hedge accounting are considered trading positions and are accounted for as such.

   Prior to the adoption of SFAS No.133, fair value of derivatives used for hedging purposes generally were not recorded on the consolidated balance sheet. Amounts payable and receivable on interest rate swap and

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES currency swap were accrued according to the contractual terms and included in the related revenue and expense category as an element of the yield on the associated instruments.

   On April 1, 2001, the MTFG adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS No. 137 and SFAS No. 138, which establishes accounting and reporting standards for derivative instruments, as well as certain derivative instruments embedded in other contracts, and for hedging activities. The cumulative effect of the change in accounting principle, net of tax, was a gain of (Yen)5,867 million and an increase of (Yen)1,257 million in accumulated other changes in equity from nonowner sources.

   Loans--Loans are carried at the principal amount outstanding, adjusted for unearned income and deferred net nonrefundable loan fees and costs. Loans held and intended for dispostions or sales in secondary market are carried at the lower of cost or estimated fair value generally on an individual basis. Loan origination fees, net of certain direct origination costs are deferred and recognized over the contractual life of the loan as an adjustment of yield using the method that approximates the interest method. Interest income on loans that are not impaired are accrued and credited to interest income as it is earned. Unearned income and discount and premium of a purchased loan is deferred and recognized over the life of the loan using the method that approximates the interest method.

   Loans are generally placed on nonaccrual status when substantial doubt exist as to the full and timely collection of either principal or interest, or when principal or interest is contractually past due, except when the loans are in the process of collection based upon the judgment of management. A nonaccrual loan may be restored to an accrual basis when interest and principal payments are current and management expects that the borrower will make future contractual payments as scheduled. When a loan is placed on nonaccrual status, interest accrued but not received is generally reversed against interest income. Cash receipts on nonaccrual loans, for which the ultimate collectibility of principal is uncertain, are applied as principal reductions; otherwise, such collections are credited to income. The MTFG Group does not capitalize any accrued interest in its principal balances of impaired loans at each balance sheet date.

   Loan Securitization--The MTFG Group securitizes and services commercial and industrial loans in the normal course of business. The MTFG Group accounts for a transfer of loans in a securitization transaction as a sale if it meets relevant conditions for the surrender of control in accordance with SFAS No.
140. Otherwise, the transfer is accounted for as a collateralized borrowing transaction. Interests in loans sold through a securitization accounted for as a sale may be retained in the form of subordinated tranches or beneficial interests. These retained interests are primarily recorded in Securities Available for Sale. The previous carrying amount of the loans involved in the transfer is allocated between the loans sold and the retained interest based on their relative fair values at the date of the securitization. Since quoted market prices are generally not available, the MTFG Group usually estimates fair value of these retained interests by determining the present value of future expected cash flows using modeling techniques that involve management's best estimates of key assumptions, which may include default rates, recovery rates, and discount rates. Retained interests that can contractually be prepaid or otherwise settled in such a way that the MTFG Group would not recover substantially all of its investment are accounted for as investment securities available for sale.

   Allowance for Credit Losses--The MTFG Group maintains an allowance for credit losses to absorb losses inherent in the loan portfolio. Actual credit losses (amounts deemed uncollectible, in whole or in part), net of recoveries, are deducted from the allowance for credit losses, as net charge-offs. A provision for credit losses, which is a charge against earnings, is added to bring the allowance to a level which, in management's opinion, is appropriate to absorb probable losses inherent in the credit portfolio.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   A key element relating to policies and discipline used in determining the allowance for credit losses is the credit classification and the related borrower categorization process. The categorization is based on conditions that may affect the ability of borrowers to service their debt, taking into consideration current financial information, historical payment experience, credit documentation, public information, analyses of relevant industry segments and current trends. In determining the appropriate level of the allowance, the MTFG Group evaluates the probable loss by category of loan based on its type and characteristics.

   The allowance for credit losses for non-homogeneous loans consists of an allocated allowance for specifically identified problem loans, an allocated allowance for country risk exposure, a formula allowance, an unallocated allowance. An allocated allowance is also established for large groups of smaller-balance homogeneous loans. Non-homogeneous loans such as commercial loans are evaluated individually and the allowance for such loans is comprised of specific, country risk, formula and unallocated allowances.

   The credit loss allowance for individual customers represents the impairment allowance determined in accordance with SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." The MTFG Group measures the impairment of a loan, with the exception of groups of smaller-balance homogeneous loans that are collectively evaluated for impairment, based on the present value of expected future cash flows discounted at the loan's effective interest rate, or on the loan's observable market price, or based on the fair value of the collateral if the loan is collateral dependent, when it is probable that the MTFG Group will be unable to collect all amounts due according to the contractual terms of the loan agreement. For certain subsidiaries, some impaired loans are aggregated for the purpose of measuring impairment using historical loss factors. Generally, the MTFG Group's impaired loans include nonaccrual loans, restructured loans and other loans specifically recognized for impairment.

   The credit loss allowance for country risk exposure is a country-specific allowance for substandard, special mention and unclassified loans. The allowance is established to supplement the formula allowance for these loans, based on an estimate of probable losses relating to the exposure to countries that are identified by management to have a high degree of transfer risk. The measure is generally based on a function of default probability and recovery ratio with reference to external credit ratings. For allowance for specifically identified cross-border problem loans, the MTFG Group incorporates transfer risk in its determination of related allowance for credit losses.

   The formula allowance is calculated by applying loss factors to outstanding substandard, special mention and unclassified loans. The evaluation of inherent loss for these loans involves a high degree of uncertainty, subjectivity and judgment because probable credit losses are not easily identifiable or measurable. In determining the formula allowance, the MTFG Group, therefore, relies on a mathematical calculation that incorporates loss factor percentages of total loans outstanding based on historical experience. Corresponding to the periodical impairment identification and self-assessment process, the estimation of formula allowance is back-tested comparing with the actual results subsequent to the balance sheet date. With respect to BTM, before the fiscal year ended March 31, 2001, the average annual charge-offs rate over a designated time period by the category of substandard, special mention and unclassified loans was used as a basis for the historical loss experience, adjusted for recent changes in trends and economic conditions. On April 1, 1996, BTM implemented a new credit rating system to capture default data by credit risk rating and started accumulating historical data for borrowers' default and recovery from defaulted loans. On March 31, 2001, BTM decided that it had accumulated sufficient data and began estimating credit losses using methodology defined by the new credit rating system. Estimated losses inherent in the loan portfolio at the balance sheet date are calculated by multiplying the default ratio by the irrecoverable ratio (determined as a complement of the recovery ratio). The default ratio represents the survivability of individual borrowers by each credit risk rating over the defined observation period and is determined by credit risk rating, taking into account the historical number of defaults of borrowers within each

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES credit risk rating divided by the total number of borrowers within such credit risk rating existing at the beginning of the observation period. The recovery ratio is determined by the historical experience of collections against loans in default. This change resulted in an increase to the provision for credit losses of (Yen)17,620 million, and an increase in net loss of (Yen)10,924 million, equivalent to (Yen)2.34 per basic and diluted loss per share, for the year ended March 31, 2001.

   The unallocated allowance is composed of attribution factors, which are based upon management's evaluation of various conditions that are not directly measured in the determination of the allocated allowance. The conditions evaluated in connection with the unallocated allowance may include existing general economic and business conditions affecting the key lending areas of the MTFG Group, credit quality trends, collateral values, loan volumes and concentrations, seasoning of the loan portfolio, specific industry conditions within portfolio segments, recent loss experience in particular segments of the portfolio, duration of the current business cycle, bank regulatory examination results and findings of the MTFG Group's internal credit examiners.

   The credit loss allowance for large groups of smaller-balance homogeneous loans is focused on loss experience for the pool rather than on a detailed analysis of individual loans. The allowance is determined primarily based on probable net charge-offs and the probability of insolvency based on the number of delinquencies.

   Allowance for Off-Balance-Sheet Credit Instruments--The MTFG Group maintains an allowance for credit losses on off-balance-sheet credit instruments, including commitments to extend credit, guarantees, standby letters of credit and other financial instruments. The allowance is recorded as a liability and includes the specific allowance for specifically identified credit exposure and the allocated formula allowance. With regard to the specific allowance for specifically identified credit exposure and allocated formula allowance, the MTFG Group adopts the same methodology used in determining the allowance for loan credit losses. As described in "Allowance for Credit Losses" above, in the year ended March 31, 2001 BTM refined its methodology for estimating credit losses. Credit losses related to derivatives carried at fair value are considered in the fair valuation of the derivatives.

   The MTFG Group periodically assesses the credit exposures related to individual investment assets within trust accounts in order to determine the level of allowance required for guarantees for repayment of certain trust principal. Provisions for credit losses are recognized in the consolidated financial statements when, in the opinion of management, aggregate credit losses are judged to exceed the statutory reserve set aside within the trust account and profits earned during each trust accounting period, and the trust principal is deemed to be impaired.

   Net changes in the allowance for off-balance-sheet credit instruments are accounted for as Other Non-interest Expense.

   Premises and Equipment is stated at cost less accumulated depreciation and amortization. Depreciation is charged to operating expenses over the estimated useful lives of the related assets. Leasehold improvements are depreciated over the terms of the respective leases or the estimated useful lives of the improvements, whichever are shorter. Depreciation of premises and equipment is computed under the declining-balance method with respect to premises and equipment of BTM, Mitsubishi Trust and certain other subsidiaries, and under the straight-line method with respect to premises and equipment of other subsidiaries, at rates principally based on the following estimated useful lives:

                                                 Years
                                                --------
                        Buildings.............. 15 to 50
                        Equipment and furniture 2 to 15
                        Leasehold improvements. 3 to 39

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   Maintenance, repairs and minor improvements are charged to operating expenses as incurred. Major improvements are capitalized. Net gains or losses on dispositions of premises and equipment are included in Other Non-interest Income or Expense, as appropriate.

   Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount to future undiscounted net cash flows expected to be generated by the asset. If an asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less estimated cost to sell.

   Other Real Estate Owned--Real estate assets acquired in full or partial satisfaction of debt are held for sale, and are initially recorded at fair value less estimated cost to sell at the date of acquisition and classified as Other Assets. After acquisition, valuations are periodically performed by management and the real estate assets are carried at the lower of the carrying amount or fair value less estimated cost to sell. Routine holding costs, subsequent declines in appraisal value, and net gains or losses on disposal are included in Losses on Other Real Estate Owned as incurred.

   Goodwill--The MTFG Group has classified as goodwill (included in Other Assets) the excess of the cost of the MTFG Group's investments in subsidiaries and affiliated companies over the MTFG Group's share of net assets at dates of acquisition in purchase transactions. Goodwill is being amortized over periods not exceeding 10 years. Semiannually, the MTFG Group assesses the recoverability of goodwill for impairment. For that purpose, the MTFG Group generally uses expected future undiscounted cash flows to be produced by each subsidiary and affiliated company. Future cash flows are primarily provided from operating activities and the MTFG Group focuses on the historical results of operations, adjusted for current earnings projections and certain available information, in order to estimate future cash flows. When goodwill exceeds the expected future undiscounted cash flows, an impairment is calculated as the difference between the present value of expected future cash flows and its carrying value. On April 1, 2002, the MTFG Group adopted SFAS No. 142, "Goodwill and Other Intangible Assets," which provides goodwill acquired in a purchase business combination should not be amortized and is subject to the impairment test. Goodwill is recorded at a designated reporting unit level for the purpose of assessing impairment. An impairment loss, if any, will be recognized to the extent that the carrying amount of goodwill exceeds its implied fair value.

   Software--The MTFG Group capitalizes certain costs associated with the acquisition or development of internal-use software. Costs subject to capitalization are salaries and employee benefits for employees who are directly associated with and who devote time to the internal-use computer software project, to the extent of the time spent directly on the project. Once the software is ready for its intended use, the MTFG Group begins to amortize capitalized costs on a straight-line basis over a period not longer than 5 years.

   Accrued Severance and Pension Liabilities--BTM, Mitsubishi Trust and certain other subsidiaries have defined benefit retirement plans, including lump-sum severance indemnities plans. The costs of the plans, based on actuarial computations of current and future employee benefits, are charged to Salaries and Employee Benefits.

   Debentures and Long-Term Debt--Premiums, discounts and issuance costs of debentures and long-term debt are amortized based on the method that approximates the interest method over the terms of the debentures and long-term debt.

   Fees and Commissions--Commission and fees on international business primarily consist of fees from international funds transfer and collection services, and trade-related financing services. Commissions and fees

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES on credit card business are composed of interchange income, annual fees, royalty and other service charges from franchisees. Other fees and commissions primarily include fees from investment banking service, including underwriting, brokerage and advisory services, arrangement fees on securitizations, service charges on deposit accounts, fees on guarantees, and fees on other services.

   Revenue recognition of major components of fees and commissions is as follows; (1) fees on funds transfer and collection services, fees from investing banking services are generally recognized as revenue when the related services are performed, (2) fees from trade-related financing services are recognized over the period of the financing, (3) trust fees are recorded on an accrual basis, generally based on the volume of trust assets under management and/or the operating performance for the accounting period of each trust account. With respect to trust accounts with guarantee of trust principal, trust fees are determined based on the profits earned by individual trust account during the trust accounting period, less provision for statutory reserve, impairment for individual investments and dividends paid to beneficiary certificate holders. The trust fees for these trust accounts are accrued based on the amounts expected to be earned during the accounting period of each trust account, (4) annual fees and royalty and other service charges related to the credit card business are recorded on a straight-line basis as services are provided, (5) interchange income from credit card business is recognized as billed, (6) service charges on deposit accounts, fees on guarantees, and fees and commissions from other services are generally recognized over the period that the service is provided.

   Income Taxes--The provision for income taxes is determined using the asset and liability method of accounting for income taxes. Under this method, deferred income taxes reflect the net tax effects of (1) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (2) operating loss and tax credit carryforwards. A valuation allowance is recognized for any portion of the deferred tax assets where it is considered more likely than not that it will not be realized. The provision for deferred taxes is based on the change in the net deferred tax asset or liability from period to period.

   Free Distributions of Common Shares--As permitted by the Commercial Code of Japan (the "Code"), Japanese companies, upon approval by the Board of Directors, may make a free distribution of shares, in the form of a "stock split" as defined, to shareholders. In accordance with accepted accounting practice in Japan, such distribution does not give rise to any change in capital stock or capital surplus account. Common shares distributed are recorded as shares issued on the distribution date. See Note 19.

   Amounts per Common Share--Basic earnings per share ("EPS") excludes dilutive effects of potential common shares and is computed by dividing income available to common stock shareholders by the weighted average number of common shares outstanding for the period, while diluted EPS gives effect to all dilutive potential common shares that were outstanding during the period. See Note 22 for the computation of basic and diluted EPSs.

   Comprehensive Income (Loss)--The MTFG Group's comprehensive income includes net income or loss and other changes in equity from nonowner sources. All changes in unrealized gains and losses on investment securities available for sale, unrealized gains and losses on derivatives qualifying for cash flow hedges, minimum pension liability adjustments and foreign currency translation adjustments constitute the MTFG Group's changes in equity from nonowner sources and are presented, with related income tax effect, in the consolidated statements of changes in equity from nonowner sources.

Recently Issued Accounting Pronouncements

   Business Combination, Goodwill and Other Intangible Assets--Effective July 1, 2001, the MTFG Group adopted, the provisions of SFAS No. 141, "Business Combination," and certain provisions of SFAS No. 142,

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

"Goodwill and Other Intangible Assets" as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001. These statements require that all business combinations initiated after June 30, 2001 be accounted for under the purchase method. The nonamortization provisions of the new rules affecting goodwill and intangible assets deemed to have indefinite lives are effective for all purchase business combinations completed after June 30, 2001. Based on amortization expense recorded in the year ended March 31, 2002, the MTFG Group estimates that the elimination of goodwill amortization expense will increase net income by approximately (Yen)8 billion subject to the impairment test. SFAS No. 142 became effective for the MTFG Group on April 1, 2002 and primarily addresses the accounting for goodwill and intangible assets subsequent to their acquisition. SFAS No. 142 requires that goodwill be recorded at the reporting unit level for the impairment test. An impairment loss is recorded to the extent that the carrying amount of goodwill exceeds its implied fair value. At March 31, 2002, the MTFG Group had unamortized goodwill of (Yen)41,386 million.

   Impairment or Disposal of Long-Lived Assets--In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"). SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets by establishes additional criteria as compared to existing generally accepted accounting principles to determine when a long-lived asset is held for sale. It also broadens the definition of discontinued operations. The MTFG Group does not expect the adoption of SFAS No. 144 to have a material impact on the results of operations or financial position.

   In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections" ("SFAS No. 145"). The provisions of SFAS No. 145 related to the rescission of Statement No. 4 are effective for fiscal years beginning after May 15, 2002. Any gain or loss on extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in APB Opinion 30 for classification as an extraordinary item shall be reclassified. The provisions of this Statement related to SFAS No. 13 are effective for transactions occurring after May 15, 2002. All other provisions of SFAS No. 145 are effective for financial statements issued on or after May 15, 2002. The MTFG Group does not expect the adoption of SFAS No.145 to have a material impact on the results of operations or financial position.

2.  BUSINESS COMBINATION

   As discussed in Note 1, on April 2, 2001, MTFG was established as a bank holding company through which BTM, Mitsubishi Trust and NTB have become wholly-owned subsidiaries pursuant to stock-for-stock exchanges. 5,742 thousand shares of MTFG's common stock were issued in exchange for all of the outstanding shares of BTM's, Mitsubishi Trust's and NTB's common stock based on exchange ratio of 1.00, 0.70 and 0.14 shares of MTFG's common stock for each 1,000 shares of BTM, Mitsubishi Trust and NTB, respectively. Each 1,000 shares of BTM's Class 1 Preferred Stock and each 1,000 shares of Mitsubishi Trust's Class 1 Preferred Stock were exchanged for a share of Class 1 and Class 2 Preferred Stock of MTFG, respectively. The business combination was accounted for under the pooling-of-interests method and, accordingly, the historical financial information has been restated as if the business combination had been in effect for all the periods presented.

   The stock-for-stock exchanges also involved the exchange of 27,951 shares of MTFG's common stock of (Yen)33.0 billion at fair value with 199,655 thousands of common shares held by NTB's minority shareholders, which has been accounted for as a purchase.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   The following table sets forth certain financial data with respect to the combined and separate results of BTM and Mitsubishi Trust for the two years ended March 31, 2001. The results for NTB are included within BTM because NTB had been a consolidated subsidiary of BTM before the consummation of the business combination.

                                                                                           2000            2001
                                                                                      --------------  --------------
                                                                                               (in millions)
Interest income and non-interest income:
   BTM............................................................................... (Yen)2,326,137  (Yen)2,561,842
   Mitsubishi Trust..................................................................        503,643         674,135
                                                                                      --------------  --------------
       Total.........................................................................      2,829,780       3,235,977
Adjustments to eliminate securities unrealized losses and impairment losses of cross-
  shareholding of common stock.......................................................             --          23,827
Adjustment to reflect the combining interests in consolidated subsidiaries and equity
  method investees...................................................................             79             413
Elimination of other intercompany transactions.......................................         (6,899)        (21,419)
Reclassification to conform to the combined presentation of MTFG (see note)..........       (137,425)             --
                                                                                      --------------  --------------
Combined, as restated................................................................ (Yen)2,685,535  (Yen)3,238,798
                                                                                      ==============  ==============
Net income (loss):
   BTM............................................................................... (Yen)   35,475  (Yen) (107,684)
   Mitsubishi Trust..................................................................        (83,330)         36,874
                                                                                      --------------  --------------
       Total.........................................................................        (47,855)        (70,810)
Adjustments to eliminate securities unrealized losses and impairment losses of cross-
  shareholding of common stock, net of related income taxes..........................            228          14,914
Adjustment to reflect the combining interests in consolidated subsidiaries and equity
  method investees, net of income taxes..............................................          1,019             431
Elimination of other intercompany transactions.......................................           (934)         (3,709)
                                                                                      --------------  --------------
Combined, as restated................................................................ (Yen)  (47,542) (Yen)  (59,174)
                                                                                      ==============  ==============
Accumulated other changes in equity from nonowner sources:
   BTM............................................................................... (Yen)1,250,231  (Yen)  620,701
   Mitsubishi Trust..................................................................        386,280         274,363
                                                                                      --------------  --------------
       Total.........................................................................      1,636,511         895,064
Adjustments to eliminate securities unrealized losses and impairment losses of cross-
  shareholding of common stock, net of related income taxes..........................          6,910          12,494
Adjustment to reflect the combining interests in consolidated subsidiaries and equity
  method investees, net of income taxes..............................................           (575)           (134)
                                                                                      --------------  --------------
Combined, as restated................................................................ (Yen)1,642,846  (Yen)  907,424
                                                                                      ==============  ==============

--------
Note: The combined and restated amounts of interest income and non-interest income presented above reflect reclassifications of certain revenue and expense items, including foreign exchange gains or losses, investment securities gains or losses and trading account profits and losses, all of which are presented on a net basis as non-interest income or expense in the MTFG Group's statements of operations.

   On October 1, 2001, as part of the business combination, NTB and The Tokyo Trust Bank, Ltd.("TTB"), which was another one of trust subsidiaries, merged with and into Mitsubishi Trust through a stock-for-stock exchange. This merger was recorded at historical cost as transfers and exchanges among entities under common control.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

3.  TRADING ACCOUNT ASSETS AND LIABILITIES

   The following table shows trading account assets and liabilities, carried at estimated fair value, at March 31, 2001 and 2002. For trading derivative contracts executed under legally enforceable master netting agreements, related assets and liabilities are bilaterally offset and reported net by counterparty.

                                                                                     March 31
                                                                         --------------------------------
                                                                               2001             2002
                                                                         ---------------  ---------------
                                                                                   (in millions)
Trading account assets:
   Trading securities:
       Japanese government, prefectual and municipal bonds.............. (Yen) 2,287,456  (Yen) 1,425,588
       Commercial paper.................................................       1,151,217        2,804,750
       Foreign governments bonds and other securities...................         540,298          789,344
                                                                         ---------------  ---------------
          Total.........................................................       3,978,971        5,019,682
                                                                         ---------------  ---------------
   Trading derivative assets:
     Interest rate contracts:
       Forward and futures..............................................         123,523          141,377
       Swap and swap-related products...................................       3,374,162        3,501,232
       Options purchased................................................          89,236           75,371
                                                                         ---------------  ---------------
          Total.........................................................       3,586,921        3,717,980
                                                                         ---------------  ---------------
     Foreign exchange contracts:
       Forward and futures..............................................       1,204,655          612,148
       Swaps............................................................         398,715          463,794
       Options purchased................................................          97,931           73,369
                                                                         ---------------  ---------------
          Total.........................................................       1,701,301        1,149,311
                                                                         ---------------  ---------------
     Other contracts, mainly equity and credit-related contracts........         133,697          178,481
     Bilateral netting of derivatives under master netting agreements...      (2,257,581)      (2,568,201)
                                                                         ---------------  ---------------
Total................................................................... (Yen) 7,143,309  (Yen) 7,497,253
                                                                         ===============  ===============
Trading account liabilities:
   Trading securities sold, not yet purchased........................... (Yen) 1,451,401  (Yen)   176,954
   Trading derivative liabilities:
     Interest rate contracts:
       Forward and futures..............................................         129,907          140,695
       Swap and swap-related products...................................       2,863,792        3,122,510
       Options written..................................................          79,010           78,720
                                                                         ---------------  ---------------
          Total.........................................................       3,072,709        3,341,925
                                                                         ---------------  ---------------
     Foreign exchange contracts:
       Forward and futures..............................................       1,184,923          740,248
       Swaps............................................................         436,925          625,064
       Options written..................................................          80,336           66,977
                                                                         ---------------  ---------------
          Total.........................................................       1,702,184        1,432,289
                                                                         ---------------  ---------------
     Other contracts, mainly equity and credit-related contracts........         104,094          112,801
     Bilateral netting of derivatives under master netting agreements...      (2,257,581)      (2,568,201)
                                                                         ---------------  ---------------
Total................................................................... (Yen) 4,072,807  (Yen) 2,495,768
                                                                         ===============  ===============

   See Note 29 for the methodologies and assumptions used to estimate the fair values.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   The MTFG Group performs trading activities through market-making, sales and arbitrage, while maintaining risk levels within appropriate limits in accordance with its risk management policy. Net trading gains or losses for the years ended March 31, 2000, 2001 and 2002 comprised the following:

                                                       2000           2001          2002
                                                  -------------  -------------  ------------
                                                                 (in millions)
Interest rate and other derivative contracts..... (Yen)(125,679) (Yen) 199,445  (Yen)149,301
Foreign exchange derivative contracts............        82,220       (156,113)      (78,020)
Trading account securities, excluding derivatives       (17,386)        30,063       (10,841)
                                                  -------------  -------------  ------------
Net trading gains (losses)....................... (Yen) (60,845) (Yen)  73,395  (Yen) 60,440
                                                  =============  =============  ============

4.  INVESTMENT SECURITIES

   The amortized costs and estimated fair values of investment securities available for sale and being held to maturity at March 31, 2001 and 2002 were as follows:

                                                       2001                                  2002
                            ----------------------------------------------------------- ---------------
                                                Gross         Gross        Estimated
                               Amortized      Unrealized    Unrealized       Fair          Amortized
                                 Cost           Gains         Losses         Value           Cost
                            --------------- -------------- ------------ --------------- ---------------
                                                                                 (in millions)
Securities available for
 sale:
  Debt securities:
   Japanese national
    government and
    Japanese
    government agency
    bonds.................. (Yen) 7,940,554 (Yen)   87,352 (Yen)  9,219 (Yen) 8,018,687 (Yen) 9,887,613
   Japanese prefectural
    and municipal
    bonds..................         313,124         10,383           --         323,507         509,850
   Foreign governments
    and official
    institutions bonds.....       1,855,497         45,614        8,823       1,892,288       2,761,296
   Corporate bonds.........       2,419,632         40,061        9,703       2,449,990       2,232,789
   Mortgage-backed
    securities.............       2,110,821         28,402        3,467       2,135,756       1,463,274
   Other debt securities...         264,409            521           85         264,845         623,624
  Marketable equity
   securities..............       4,274,469      2,463,485       92,112       6,645,842       3,877,975
                            --------------- -------------- ------------ --------------- ---------------
Total...................... (Yen)19,178,506 (Yen)2,675,818 (Yen)123,409 (Yen)21,730,915 (Yen)21,356,421
                            =============== ============== ============ =============== ===============
Securities being held to
 maturity--debt
 securities:
  Japanese government
   agency bonds............ (Yen)   114,489 (Yen)    5,629 (Yen)     -- (Yen)   120,118 (Yen)    89,945
  Japanese prefectural and
   municipal bonds.........         116,773          5,711            2         122,482         107,544
  Foreign governments
   and official
   institutions bonds......          72,469          3,306           14          75,761          69,529
  Corporate bonds..........           2,476             90           --           2,566           2,664
  Other debt securities....              --             --           --              --           2,481
                            --------------- -------------- ------------ --------------- ---------------
Total...................... (Yen)   306,207 (Yen)   14,736 (Yen)     16 (Yen)   320,927 (Yen)   272,163
                            =============== ============== ============ =============== ===============

                                               2002
                             -----------------------------------------
                                Gross         Gross        Estimated
                              Unrealized    Unrealized       Fair
                                Gains         Losses         Value
                            -------------- ------------ ---------------

Securities available for
 sale:
  Debt securities:
   Japanese national
    government and
    Japanese
    government agency
    bonds.................. (Yen)   67,280 (Yen)  3,643 (Yen) 9,951,250
   Japanese prefectural
    and municipal
    bonds..................         10,439          224         520,065
   Foreign governments
    and official
    institutions bonds.....        106,298       44,940       2,822,654
   Corporate bonds.........         64,976        8,198       2,289,567
   Mortgage-backed
    securities.............         80,779       13,087       1,530,966
   Other debt securities...         61,185        4,986         679,823
  Marketable equity
   securities..............      2,010,664      400,148       5,488,491
                            -------------- ------------ ---------------
Total...................... (Yen)2,401,621 (Yen)475,226 (Yen)23,282,816
                            ============== ============ ===============
Securities being held to
 maturity--debt
 securities:
  Japanese government
   agency bonds............ (Yen)    4,321 (Yen)     -- (Yen)    94,266
  Japanese prefectural and
   municipal bonds.........          4,754            2         112,296
  Foreign governments
   and official
   institutions bonds......          3,293           --          72,822
  Corporate bonds..........             95           --           2,759
  Other debt securities....            100           --           2,581
                            -------------- ------------ ---------------
Total...................... (Yen)   12,563 (Yen)      2 (Yen)   284,724
                            ============== ============ ===============

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   Investment securities other than available for sale or being held to maturity (i.e., nonmarketable equity securities presented in Other investment securities) were carried at cost of (Yen)168,547 million and (Yen)129,498 million, at March 31, 2001 and 2002, respectively. The corresponding estimated fair values at those dates were not readily determinable.

   See Note 29 for the methodologies and assumptions used to estimate the fair values.

   The amortized cost and estimated fair value of debt securities being held to maturity and the estimated fair value of debt securities available for sale at March 31, 2002 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without penalties. Securities not due at a single maturity date and securities embedded with call or prepayment options, such as mortgage-backed securities, are included in the table below based on their original final maturities.

                                      Held-to-Maturity      Available-for-Sale
                                  ------------------------- ------------------
                                   Amortized    Estimated       Estimated
                                     Cost       Fair Value      Fair Value
                                  ------------ ------------ ------------------
                                                 (in millions)
 Due in one year or less......... (Yen) 67,992 (Yen) 69,782  (Yen) 4,722,980
 Due from one year to five years.      112,575      118,888        9,868,444
 Due from five years to ten years       91,596       96,054        2,359,905
 Due after ten years.............           --           --          842,996
                                  ------------ ------------  ---------------
 Total........................... (Yen)272,163 (Yen)284,724  (Yen)17,794,325
                                  ============ ============  ===============

   For the years ended March 31, 2000, 2001 and 2002, proceeds from sales of securities available for sale were (Yen)28,887,875 million, (Yen)31,027,773 million and (Yen)34,164,318 million, respectively. For the years ended March 31, 2000, 2001 and 2002, gross realized gains on those sales were (Yen)394,863 million, (Yen)605,014 million and (Yen)492,145 million, respectively, and gross realized losses on those sales were (Yen)131,791 million, (Yen)107,640 million and (Yen)172,427 million, respectively. In September 2000, BTM changed its intent to hold securities originally classified as held-to-maturity and transferred (Yen)369 billion (carrying value) of such securities to the securities available for sale category while Mitsubishi Trust maintained its positive intent and ability to hold its held-to-maturity securities without any sales or transfers of securities being held to maturity during the years ended March 31, 2000 and 2001. As a result of the transfer, unrealized gains on securities available for sale were recorded against shareholders' equity and were not significant. The MTFG Group classifies all acquisitions of securities as either available for sale or trading for the period of two years after BTM's transfer of securities being held to maturity into another category.

   For the years ended March 31, 2000, 2001 and 2002, losses resulting from write-downs of investment securities to reflect the decline in value considered to be other than temporary were (Yen)184,581 million, (Yen)264,783 million and
(Yen)293,861 million, respectively.

Exchange Traded Fund

   During the year ended March 31, 2002, BTM transferred marketable equity securities to an exchange-traded fund ("ETF"), sponsored by an independent securities firm, BTM concurrently entered into the two separate agreements with the independent securities firm and BTM sold its marketable equity securities of (Yen)325,749 million at acquisition cost to an independent securities firm at the fair value of (Yen)391,698 million in accordance with these agreements. The securities firm contributed these marketable equity securities and additional securities purchased from the market to the ETF in order to link the ETF performance to TOPIX. Certificates issued by the

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

ETF (the "ETF certificates") are linked to TOPIX (a composite index of all stocks listed on the first section of the Tokyo Stock Exchange ("TSE")) and have been listed on TSE. BTM purchased the ETF certificates at the fair value of (Yen)527,967 million with an intention to sell them in the market or to the securities firm in the near future.

   The MTFG Group accounted for the ETF certificates purchased from the securities firm as retained interests in the marketable equity securities transferred to the securities firm. The MTFG Group accounted for the transfer of marketable equity securities as a sale when the MTFG Group received as proceeds cash or financial instruments other than the ETF certificates. During the year ended March 31, 2002, the MTFG Group recognized a gain of (Yen)35,442 million on the sales of the marketable equity securities. At March 31, 2002, the MTFG Group held the ETF certificates of (Yen)91,252 million at fair value in the Securities Available for Sale. The ETF certificates are carried at fair value based on the market prices observed in TSE and the fair value change is closely linked with the movement of TOPIX (1,060.19 points at March 29, 2002).

Banks' Shareholdings Purchase Corporation

   Under a law forbidding banks from holding stocks in excess of their primary (Tier 1) capital after September 30, 2004, which was enacted in November 2001, the Banks' Shareholdings Purchase Corporation ("BSPC") was established in late January 2002 in order to soften the impact on the stock market of sales of cross-shareholdings. BSPC began accepting share offers from financial institutions on February 15, 2002. It has been funded by financial institutions, including BTM and Mitsubishi Trust, which made initial contributions of (Yen)2,000 million ("preferred contributions"). BSPC started to purchase marketable equity securities beginning in February 2002 for a period through September 2006, and will be disbanded when BSPC sells all shares that it purchased from financial institutions, or by January 2012 at the latest.

   BSPC has set up two accounts to facilitate selling of cross-shareholdings; the General Account and the Special Account. In the General Account, each selling financial institution funds the amount of purchase by BSPC without guarantees by the Japanese government, and the financial institution will assume any gains or losses on sales by BSPC of the stocks. In the Special Account, each selling financial institution has to make a contribution of 8% of the selling prices to BSPC to fund any future losses ("subordinated contributions"). The purchase amount in the Special Account is funded by borrowings guaranteed by the Japanese government with a limit of (Yen)2.0 trillion. The cumulative net loss on sales of stocks in the Special Account, which will not be determined and finalized before the liquidation of BSPC, will be compensated by the subordinated contributions at first, and then by the preferred contributions. If there is a remaining loss, the government, as a guarantor, will be liable for the loss. On the other hand, if there is a cumulative net asset at the time of the liquidation, the asset is used to repay the initial contributions at first and to repay the subordinated contributions next, and any remaining asset will be paid out as dividends on the contributions. The remaining gain, if any, will belong to the Japanese government.

   At the establishment, BTM and Mitsubishi Trust paid (Yen)2,000 million in total to BSPC as initial contributions (preferred contributions). In March 2002, BTM and Mitsubishi Trust sold marketable equity securities with a fair value of (Yen)20,647 million to the Special Account, and contributed (Yen)1,652 million, an amount equivalent to 8% of the sale price (subordinated contributions). Also, BTM and Mitsubishi Trust made loans of (Yen)35,600 million to fund BSPC's purchases of marketable equity securities, which are guaranteed by the government.

   The MTFG Group accounts for the sales of marketable equity securities to the General Account, if any, as secured borrowings, and sales to the Special Account as sales with subordinated contributions as proceeds of the sales. For the year ended March 31, 2002, the MTFG Group recognized a gain of (Yen)5,913 million on the sale of marketable equity securities to the Special Account. Preferred and subordinated contributions are recorded at cost less any impairment in Other Assets.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

5.  LOANS

   Loans at March 31, 2001 and 2002 by domicile and type of industry of borrower are summarized below:

                                                   2001            2002
                                              --------------- ---------------
                                                       (in millions)
  Domestic:
     Manufacturing........................... (Yen) 6,451,672 (Yen) 6,394,459
     Construction............................       1,726,278       1,535,191
     Real estate.............................       5,272,787       4,923,688
     Services................................       4,763,938       4,549,692
     Wholesale and retail....................       6,592,660       5,983,958
     Banks and other financial institutions..       4,069,828       4,271,182
     Other industries........................       2,797,419       3,850,153
     Consumer................................       6,934,440       7,049,095
                                              --------------- ---------------
         Total domestic......................      38,609,022      38,557,418
                                              --------------- ---------------
  Foreign:
     Governments and official institutions...         315,321         326,086
     Banks and other financial institutions..         783,501         680,449
     Commercial and industrial...............       8,820,141       9,708,102
     Other...................................       1,173,223       1,000,044
                                              --------------- ---------------
         Total foreign.......................      11,092,186      11,714,681
                                              --------------- ---------------
  Less unearned income and deferred loan fees          30,305          42,374
                                              --------------- ---------------
         Total............................... (Yen)49,670,903 (Yen)50,229,725
                                              =============== ===============

   Substantially all domestic loans are made under agreements which, as customary in Japan, provide that a bank may, under certain conditions, require the borrower to provide collateral (or additional collateral) or guarantors with respect to the loans, and that the bank may treat any collateral, whether furnished as security for loans or otherwise, as collateral for all indebtedness to the bank. At March 31, 2001 and 2002, such collateralized loans originated by the MTFG Group, which were principally collateralized by real estate, marketable securities and accounts receivable, amounted to
(Yen)9,340,354 million and (Yen)9,003,420 million, respectively, which represented 24% and 23%, respectively, of the total domestic outstanding loans at March 31, 2001 and 2002.

   Nonaccrual and restructured loans were (Yen)4,245,397 million and
(Yen)4,141,942 million at March 31, 2001 and 2002, respectively. Had interest on these loans been accrued at the original terms of agreement, gross interest income on such loans for the years ended March 31, 2001 and 2002 would have been approximately (Yen)105.6 billion and (Yen)101.1 billion, respectively, of which approximately (Yen)78.2 billion and (Yen)75.4 billion, respectively, was included in interest income on loans in the accompanying consolidated statements of operations. Accruing loans contractually past due 90 days or more were (Yen)27,397 million and (Yen)23,040 million at March 31, 2001 and 2002, respectively.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

Impaired Loans

   Generally, the MTFG Group's impaired loans include nonaccrual loans, restructured loans and other loans specifically recognized for impairment. A summary of the recorded balances of impaired loans and related impairment allowance at March 31, 2001 and 2002 is shown below:

                                                  2001                          2002
                                      ----------------------------- -----------------------------
                                         Recorded                      Recorded
                                           Loan        Impairment        Loan        Impairment
                                         Balance       Allowance       Balance       Allowance
                                      -------------- -------------- -------------- --------------
                                                             (in millions)
Requiring an impairment allowance.... (Yen)3,650,932 (Yen)1,243,855 (Yen)3,556,557 (Yen)1,296,281
Not requiring an impairment allowance        551,411             --        489,131             --
                                      -------------- -------------- -------------- --------------
Total................................ (Yen)4,202,343 (Yen)1,243,855 (Yen)4,045,688 (Yen)1,296,281
                                      ============== ============== ============== ==============

   The average recorded investments in impaired loans were approximately
(Yen)3,108 billion, (Yen)3,217 billion and (Yen)4,209 billion, respectively, for the years ended March 31, 2000, 2001 and 2002.

   For the years ended March 31, 2000, 2001 and 2002, the MTFG Group recognized interest income of approximately (Yen)21.8 billion, (Yen)57.1 billion and
(Yen)77.0 billion, respectively, on impaired loans. Interest income on nonaccrual loans was recognized on a cash basis unless ultimate collectibility of principal is certain, in which cash receipts are applied as principal reductions. Interest income on accruing impaired loans, including restructured loans and other loans specifically recognized for impairment, was recognized on an accrual basis to the extent that the collectibility of interest income was reasonably certain based on management's assessment.

Lease Receivable

   As part of its financing activities, the MTFG Group enters into leasing arrangements with customers. The MTFG Group's leasing operations are performed through leasing subsidiaries and consist principally of direct financing leases involving various types of data processing equipment, office equipment and transportation equipment.

   As of March 31, 2001 and 2002, the components of the investment in direct financing leases were as follows:

                                                     2001          2002
                                                 ------------  ------------
                                                        (in millions)
    Minimum lease payment receivable............ (Yen)409,714  (Yen)510,180
    Estimated residual values of leased property       31,999        49,225
    Less--unearned income.......................      (27,110)      (47,251)
                                                 ------------  ------------
    Net investment in direct financing leases... (Yen)414,603  (Yen)512,154
                                                 ============  ============

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   Future minimum lease payment receivables under noncancelable leasing agreements as of March 31, 2002 are as follows:

                                                        Direct
                                                       Financing
                                                        Leases
                                                     -------------
                                                     (in millions)
             Year ending March 31:
                2003................................ (Yen)135,617
                2004................................      112,570
                2005................................       96,343
                2006................................       63,807
                2007................................       34,717
                2008 and thereafter.................       67,126
                                                     ------------
             Total minimum lease payment receivables (Yen)510,180
                                                     ============

Government-led Loan Restructuring Program

   Under the legislation enacted by the Japanese Diet in June 1996, which incorporates the restructuring program for the loans of seven failed housing-loan companies (the "Jusen"), the Deposit Insurance Corporation ("DIC") established a Housing Loan Corporation ( "HLAC") to collect and dispose of the loans of the liquidated Jusen. In 1999, HLAC merged with the Resolution and Collection Bank Limited to create the Resolution and Collection Corporation ("RCC"). RCC is wholly owned by DIC.

   Financial institutions, including the MTFG Group, waived the repayment of substantial amounts of the loans to Jusen and transferred the remaining balances to HLAC. Financial institutions were requested to make loans to HLAC to finance its collection activities, and in the year ended March 31, 1997 the MTFG Group made loans of (Yen)407,078 million, which were included in the loan portfolio as of March 31, 2001, and 2002. The 15-year term loans to HLAC, which are guaranteed by DIC under the legislation and the loan agreements, mature in 2011 and earn interest at TIBOR (Tokyo Interbank Offered Rate) plus 0.125%. The terms and conditions on the loans of other financial institutions to HLAC are the same except for agricultural financial institutions.

   Under this restructuring program, a Financial Stabilization Fund (the "Special Fund") was established within DIC, and The Bank of Japan and other financial institutions established another fund (the "New Fund"). These funds are principally invested in Japanese government bonds. The MTFG Group made non-interest-earning deposits of (Yen)176,089 million with the Special Fund and the New Fund in the year ended March 31, 1997. The deposit balances as of March 31, 2001 and 2002, which are included in Other Assets, were (Yen)128,749 million and (Yen)132,655 million, respectively, reflecting a present value discount and subsequent amortization of the discount during the period until the expected maturity date. The non-interest-earning deposits with these funds are expected to mature in 15 years from the deposit dates, which coincides with the planned operational lifespan of HLAC.

   It is uncertain what losses (so-called Stage Two Loss), if any, may ultimately be incurred by RCC through the collection of the Jusen loans during the 15-year term. If any such losses ultimately occur, the Japanese government will be liable for half of such losses, and the investment income to be earned by the Special Fund during the 15 years is to be used to cover the remaining half of the losses. The investment income to be earned by the New Fund during the 15 years is used to compensate for a portion of the public funds used for the Jusen restructuring.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   Although the impact on future financial results is subject to reasonable estimation, at this time management believes all loans and deposits will be collectible according to their respective terms.

Loan Securitization

   The MTFG Group had no significant transfers of loans in securitization transactions accounted for as sales for the years ended March 31, 2001 and 2002, and did not retain any significant interests associated with loans transferred in securitizations at March 31, 2002.

6.  ALLOWANCE FOR CREDIT LOSSES

   Changes in the allowance for credit losses for the years ended March 31, 2000, 2001 and 2002 are shown below:

                                                                 2000            2001           2002
                                                            --------------  -------------- --------------
                                                                            (in millions)
Balance at beginning of year............................... (Yen)1,813,680  (Yen)1,486,212 (Yen)1,716,984
                                                            --------------  -------------- --------------
Provision for credit losses................................        372,449         797,081        601,689
                                                            --------------  -------------- --------------
Charge-offs................................................        724,032         644,439        669,381
Less--Recoveries...........................................         44,296          46,077         65,977
                                                            --------------  -------------- --------------
Net charge-offs............................................        679,736         598,362        603,404
                                                            --------------  -------------- --------------
Other, principally foreign exchange translation adjustments        (20,181)         32,053         19,911
                                                            --------------  -------------- --------------
Balance at end of year..................................... (Yen)1,486,212  (Yen)1,716,984 (Yen)1,735,180
                                                            ==============  ============== ==============

7.  PREMISES AND EQUIPMENT

   Premises and equipment at March 31, 2001 and 2002 consisted of the following:

                                             2001           2002
                                        -------------- --------------
                                                (in millions)
          Land......................... (Yen)  215,090 (Yen)  200,191
          Buildings....................        451,810        443,828
          Equipment and furniture......        479,659        530,380
          Leasehold improvements.......        288,301        232,509
          Construction in progress.....          3,329          3,294
                                        -------------- --------------
             Total.....................      1,438,189      1,410,202
          Less accumulated depreciation        748,526        728,836
                                        -------------- --------------
          Premises and equipment--net.. (Yen)  689,663 (Yen)  681,366
                                        ============== ==============

   Premises and equipment include capitalized leases, principally related to data processing equipment, which amounted to (Yen)62,839 million of acquisition cost at March 31, 2001 and (Yen)37,763 million at March 31, 2002. Accumulated depreciation on such capitalized leases at March 31, 2001 and 2002 amounted to
(Yen)14,916 million and (Yen)17,627 million, respectively.

   Depreciation expense of premises and equipment for the years ended March 31, 2000, 2001 and 2002 was (Yen)73,389 million, (Yen)61,482 million and
(Yen)68,162 million, respectively.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   In March 1999, BTM sold a 50% undivided interest in each of its head office land and building (including structure and equipment) for (Yen)91,500 million and of its main office land and building (including structure and equipment) for (Yen)9,100 million to a real estate company. At the same time, BTM entered an agreement to lease back the 50% undivided interests of the buildings sold from the buyer over a period of 7 years. BTM accounted for these transactions as financing arrangements, and recorded the total proceeds of (Yen)100,600 million as a financing obligation. Under the lease agreement, BTM made non-interest-bearing deposits of (Yen)8,000 million with the buyer-lessor in March 1999. The lease payments are determined each year upon negotiations with the buyer-lessor, based on future market conditions and expenditures for significant improvements and related expenses of the buildings to be born by the buyer-lessor. The lease agreement is noncancelable during the lease period of 7 years. At the end of lease, BTM has no obligations or options specified in the lease agreement.

   At March 31, 2001 and 2002, the financing obligation was (Yen)101,210 million and (Yen)101,806 million, respectively, and total rental payments amounted to (Yen)6,372 million and (Yen)6,504 million, respectively, for the years ended March 31, 2001 and 2002.

8.  INCOME TAXES

   The detail of current and deferred income tax expense or benefit for the years ended March 31, 2000, 2001 and 2002 was as follows:

                                                                                2000           2001           2002
                                                                           -------------  -------------  -------------
                                                                                          (in millions)
Current:
   Domestic............................................................... (Yen) 164,354  (Yen)  53,683  (Yen)  (8,612)
   Foreign................................................................        49,238         49,452         39,454
                                                                           -------------  -------------  -------------
       Total..............................................................       213,592        103,135         30,842
                                                                           -------------  -------------  -------------
Deferred:
   Domestic...............................................................      (132,333)       (41,730)      (118,358)
   Foreign................................................................       (31,099)         1,358        (14,316)
                                                                           -------------  -------------  -------------
       Total..............................................................      (163,432)       (40,372)      (132,674)
                                                                           -------------  -------------  -------------
   Income tax expense (benefit)...........................................        50,160         62,763       (101,832)
                                                                           -------------  -------------  -------------
Income tax expense reported in cumulative effect of a change in
  accounting principle....................................................            --             --          3,523
                                                                           -------------  -------------  -------------
Income tax expense (benefit) reported in shareholders' equity relating to:
   Investment securities available for sale...............................       486,466       (446,711)      (229,943)
   Cumulative effect of a change in accounting principle..................            --             --            808
   Derivatives qualifying for cash flow hedges............................            --             --          1,289
   Minimum pension liability adjustments..................................        16,185        (39,735)       (30,815)
   Foreign currency translation adjustments...............................       (11,050)        16,853          5,444
                                                                           -------------  -------------  -------------
       Total..............................................................       491,601       (469,593)      (253,217)
                                                                           -------------  -------------  -------------
Total..................................................................... (Yen) 541,761  (Yen)(406,830) (Yen)(351,526)
                                                                           =============  =============  =============

   Income taxes in Japan applicable to the MTFG Group are imposed by the national, prefectural and municipal governments, and in the aggregate resulted in a normal effective statutory rate of approximately 41.9%, 38.9% and 38.0%, respectively, for the years ended March 31, 2000, 2001 and 2002. Foreign subsidiaries are subject to income taxes of the countries in which they operate.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   On March 30, 2000, the Tokyo Metropolitan Assembly passed a new tax rule that changed the basis on which it taxes large banks doing business in Tokyo. BTM, Mitsubishi Trust and NTB are subject to the new regulation. The new rule requires large banks to pay a 3% local tax on their gross operating income derived from their Tokyo operations for a period of five years commencing April 1, 2000. Prior to April 1, 2000, the banking institutions paid a local tax based on their net income. The new 3% tax has been accounted for as non-interest expenses from the year ended March 31, 2001. With respect to effective income tax rate, the new taxation decreased the normal statutory rate by 3.0% to 38.9%.

   On May 30, 2000, Osaka Prefectural Assembly also passed a new tax rule that is substantially the same as the rule approved by the Tokyo Metropolitan Assembly. The new rule requires large banks to pay a 3% local tax on their gross operating income derived from Osaka operations for a period of five years commencing April 1, 2001. With respect to effective income tax rate, the new taxation decreased the normal effective statutory rate by 0.9% to 38.0%.

   As a result of the changing tax rates mentioned above, income tax expenses increased (Yen)9,381 million and (Yen)12,727 million for the years ended March 31, 2000 and 2001, respectively.

   The banks subject to the new tax rule, including BTM, Mitsubishi Trust and NTB, filed a complaint in October 2000 with the Tokyo District Court, calling for nullification of the new tax, which they claimed, unfairly targets banks. On March 26, 2002, the Tokyo District Court rejected the new tax enacted by the Tokyo Metropolitan Assembly. The court ordered the Tokyo Metropolitan Government to refund (Yen)72.4 billion in tax payments to 18 major banks and to pay an additional (Yen)1.8 billion in compensation.

   On March 29, 2002, the Metropolitan Government lodged an appeal at the Tokyo High Court. Following the decision of the Tokyo District Court, 16 major banks filed a lawsuit on April 4, 2002 with the Osaka District Court against the Osaka Prefectual Government, seeking to nullify the new tax rule. In response to the lawsuit, on May 30, 2002, the Osaka Prefectual Government enacted a revised tax rule that changed the taxation for the year ended March 31, 2002 and the fiscal years subject to the new tax rule. Under the revised tax rule, for the year ended March 31, 2002, large banks are supposed to pay the lower of the 3% local tax on their gross operating income or the local tax computed based on net income. As a result of the revisions, BTM and Mitsubishi Trust did not pay any local taxes to the Osaka Prefectual Government for the year ended March 31, 2002. BTM, Mitsubishi Trust and NTB incurred tax expense related to the new local taxes of (Yen)18.4 billion and (Yen)18.6 billion of the Tokyo Metropolitan Government for the years ended March 31, 2001 and 2002, respectively. Had BTM, Mitsubishi Trust and NTB paid the local taxes based on net income under the former rule, tax expense would have been (Yen)6.6 billion for the year ended March 31, 2001, and zero for the fiscal year ended March 31, 2002, respectively. To date, there have not been any decisions made by the Tokyo High Court and the Osaka District Court. As the outcome of these cases is uncertain, no gain has been recorded in MTFG Group's consolidated financial statements.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   A reconciliation of the effective income tax rate reflected in the accompanying consolidated statements of operations to the combined normal effective statutory tax rate for the years ended March 31, 2000, 2001 and 2002 was as follows:

                                                                          2000     2001    2002
                                                                        -------  -------  -----
Combined normal effective statutory tax rate...........................   41.9 %   38.9 % (38.0)%
Increase (decrease) in taxes resulting from:
   Nondeductible expenses..............................................   753.5    237.3    2.9
   Goodwill amortization...............................................    26.2     31.0    0.7
   Nontaxable dividends received.......................................   234.8    225.8    1.3
   Foreign tax credit..................................................  (271.4)   (90.4)  (1.9)
   Lower tax rates applicable to income of foreign subsidiaries........  (255.5)   (93.8)  (2.7)
   Foreign income exempted for income tax purpose......................    23.5    (88.9)  (0.5)
   Foreign tax assessment (refund).....................................  (645.8)    30.1   (0.7)
   Minority interest...................................................   278.5    184.3    2.5
   Change in valuation allowance.......................................   489.8    284.7   16.8
   Expiration of loss carryforwards of subsidiaries....................   884.8    733.1    0.1
   Enacted change in tax rates.........................................   357.3    245.4     --
   Realization of previously unrecognized tax benefits of subsidiaries.      --       --  (11.2)
   Other--net..........................................................    (1.6)    11.3   (0.7)
                                                                        -------  -------  -----
Effective income tax rate.............................................. 1,916.0% 1,748.8% (31.4)%
                                                                        =======  =======  =====

   Deferred tax assets and liabilities are computed for each tax jurisdiction using current enacted tax rates applicable to periods when the temporary differences are expected to reverse. The tax effects of the items comprising the MTFG Group's net deferred tax assets at March 31, 2001 and 2002 were as follows:

                                                                      2001            2002
                                                                 --------------  --------------
                                                                          (in millions)
Deferred tax assets:
   Allowance for credit losses.................................. (Yen)  844,129  (Yen)  930,745
   Net operating loss carryforwards.............................        147,339         250,188
   Accrued severance indemnities and pension liabilities........         85,487         125,702
   Other real estate owned......................................         27,806          22,317
   Accrued liabilities and other................................         46,482          53,963
   Sale-and-leaseback transactions..............................         36,165          36,338
   Foreign currency translation losses on foreign currency debt.         17,589          24,693
   Depreciation.................................................         28,950          20,780
   Valuation allowance..........................................       (213,128)       (256,579)
                                                                 --------------  --------------
       Total deferred tax assets................................      1,020,819       1,208,147
                                                                 --------------  --------------
Deferred tax liabilities:
   Investment securities........................................        212,898             180
   Deferred profit on property for income tax purposes..........         15,172          14,865
   Equipment and auto leasing...................................         66,557         102,505
   Derivative financial instruments.............................         37,360          23,578
   Other........................................................          2,698           7,666
                                                                 --------------  --------------
       Total deferred tax liabilities...........................        334,685         148,794
                                                                 --------------  --------------
Net deferred tax assets......................................... (Yen)  686,134  (Yen)1,059,353
                                                                 ==============  ==============

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   At March 31, 2002 certain subsidiaries had operating loss carryforwards of
(Yen)646,443 million, which included (Yen)170,521 million of BTM and
(Yen)238,635 million of Mitsubishi Trust, and tax credit carryforwards of
(Yen)1,282 million for tax purposes. Such carryforwards, if not utilized, are scheduled to expire as follows:

                                        Operating Loss  Tax Credit
                                        Carryforwards  Carryforwards
                                        -------------- -------------
                                               (in millions)
            Year ending March 31:
               2003....................  (Yen) 24,424   (Yen)   --
               2004....................        51,190           --
               2005....................        79,178           --
               2006....................       143,352           --
               2007 and thereafter.....       320,683           --
            No definite expiration date        27,616        1,282
                                         ------------   ----------
                   Total...............  (Yen)646,443   (Yen)1,282
                                         ============   ==========

   Income taxes are not provided on undistributed earnings of foreign subsidiaries, which are considered to be indefinitely reinvested in the operations of such subsidiaries. At March 31, 2002, such undistributed earnings of foreign subsidiaries amounted to approximately (Yen)247 billion. Determination of the amount of unrecognized deferred tax liabilities with respect to these undistributed earnings is not practicable because of the complexity associated with its hypothetical calculation including foreign withholding taxes and foreign tax credits. MTFG has neither plans nor the intention of disposing of investments in foreign subsidiaries and, accordingly, does not expect to record capital gains or losses, or otherwise monetize its foreign subsidiaries' undistributed earnings. Rather, MTFG will receive a return on investments in foreign subsidiaries by way of dividends.

   Income (loss) before income tax expense or benefit for the years ended March 31, 2000, 2001 and 2002 was as follows:

                                  2000          2001           2002
                              -----------  -------------  -------------
                                            (in millions)
       Domestic income (loss) (Yen) 5,241  (Yen)(153,242) (Yen)(386,432)
       Foreign income (loss).      (2,623)       156,831         62,199
                              -----------  -------------  -------------
          Total.............. (Yen) 2,618  (Yen)   3,589  (Yen)(324,233)
                              ===========  =============  =============

9.  PLEDGED ASSETS AND COLLATERAL

Pledged Assets

   At March 31, 2002 assets mortgaged, pledged, or otherwise subject to lien were as follows:

                                              (in millions)
                   Due from banks............ (Yen)    1,145
                   Trading account securities      1,398,056

                      Investment securities      3,398,756
                      Loans................        985,368
                      Other................         26,181
                                            --------------
                         Total............. (Yen)5,809,506
                                            ==============

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   The above pledged assets are classified by type of liabilities to which they relate as follows:

                                                                         (in millions)
Deposits................................................................ (Yen)  177,266
Call money and funds purchased..........................................        847,486
Payables under repurchase agreements and securities lending transactions      3,064,291
Other short-term borrowings and long-term debt..........................      1,713,010
Other...................................................................          7,453
                                                                         --------------
   Total................................................................ (Yen)5,809,506
                                                                         ==============

   In addition, at March 31, 2002, certain investment securities, principally Japanese national government and Japanese government agency bonds, aggregating
(Yen)4,675,786 million were pledged as collateral for acting as a collection agent of public funds, for settlement of exchange at The Bank of Japan and Tokyo Bankers Association, for derivative transactions and for certain other purposes.

   Under Japanese law, Japanese banks are required to maintain certain minimum reserves on deposit with The Bank of Japan based on the amount of deposit balances and certain other factors. There are similar reserve deposit requirements for foreign offices engaged in banking businesses in foreign countries. At March 31, 2001 and 2002, the reserve funds maintained by the MTFG Group, which are included in Cash and Due from Banks and Interest-earning Deposits in Other Banks, were (Yen)605,702 million and (Yen)650,642 million, respectively. Average reserves during the years ended March 31, 2001 and 2002 were (Yen)567,424 million and (Yen)659,602 million, respectively.

Collateral

   The MTFG Group accepts and provides financial assets as collateral for transactions, principally commercial loans, repurchase agreements and securities lending transactions, call money, and derivatives. Financial assets eligible for such collateral include, among others, marketable equity securities, trade and note receivables and certificates of deposit.

   Secured parties, including creditors and counterparties to certain transactions with the MTFG Group, may sell or repledge financial assets provided as collateral. Certain contracts, however, may not be specific about the secured party's right to sell or repledge collateral under the applicable statutes and, therefore, whether or not the secured party is permitted to sell or repledge a collateral would differ depending on the interpretations of specific provisions of the existing statutes, contract or certain market practices. If the MTFG Group determines, based on available information that a financial asset provided as collateral might not be sold or repledged by the secured parties, such collateral is not separately reported in the consolidated balance sheets. If a secured party is permitted to sell or repledge financial assets provided as collateral by contract or custom under the existing statutes, the MTFG Group reports such pledged financial assets separately on the face of the consolidated balance sheets. At March 31, 2002, the MTFG Group had pledged (Yen)2,060 billion of collateral that may not be sold or repledged by the secured parties.

   Certain banking subsidiaries accept collateral for commercial loans and certain banking transactions under a standardized agreement with customers, which provides that these banking subsidiaries may require the customer to provide collateral or guarantors with respect to the loans and other banking transactions. Financial assets pledged as collateral are generally negotiable and transferable instruments, and such negotiability and transferability is authorized by applicable legislation. In principle, Japanese legislation permits these banking subsidiaries to repledge financial assets accepted as collateral unless otherwise prohibited by contract or relevant

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES statutes. Nevertheless, the MTFG Group did not sell or repledge nor does plan to sell or repledge such collateral accepted in connection with commercial loans before a debtor's default or other credit events specified in the agreements as it is not customary within the banking industry in Japan to dispose of collateral before a debtor's default and other specified credit events. Derivative agreements commonly used in the marketplace do not prohibit a secured party's disposition of financial assets received as collateral, and in resale agreements and securities borrowing transactions, securities accepted as collateral may be sold or repledged by the secured parties. At March 31, 2002, the fair value of the collateral accepted by the MTFG Group that is permitted to be sold or repledged was approximately (Yen)5,011 billion, of which approximately (Yen)2,614 billion was sold or repledged. The amount includes the collateral that may be repledged under the current Japanese legislation but the MTFG Group does not dispose of before counterparties' default in accordance with the customary practice within the Japanese banking industry.

10.  DEPOSITS

   The balances of time deposits, including certificates of deposit ("CDs"), issued in amounts of (Yen)10 million (approximately US$75 thousand at the Federal Reserve Bank of New York's noon buying rate on March 29, 2002) or more with respect to domestic deposits and issued in amounts of US$100,000 or more with respect to foreign deposits were (Yen)19,646,210 million and
(Yen)9,779,763 million, respectively, at March 31, 2001, and (Yen)16,885,029 million and (Yen)6,783,568 million, respectively, at March 31, 2002.

   The maturity information at March 31, 2002 for domestic and foreign time deposits, including CDs, with a remaining term of more than one year is summarized as follows:

                                                  Domestic      Foreign
                                               -------------- ------------
                                                      (in millions)
      Due after one year through two years.... (Yen)3,736,169 (Yen)181,705
      Due after two years through three years.      2,282,090       30,142
      Due after three years through four years      1,252,995       17,342
      Due after four years through five years.        862,737       13,781
      Due after five years....................         33,805        8,306
                                               -------------- ------------
         Total................................ (Yen)8,167,796 (Yen)251,276
                                               ============== ============

11.  DEBENTURES

   In Japan, certain banks, including BTM, issue discount and coupon debentures in the domestic market under applicable banking laws. The Bank of Tokyo, Ltd., which merged with The Mitsubishi Bank, Limited to create BTM, was authorized to issue such debentures and, after the merger in 1996, BTM is permitted to issue discount and coupon debentures in the domestic market through March 2002 under the Law concerning the Merger and Conversion of Financial Institutions of Japan.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   Debentures at March 31, 2001 and 2002 comprised the following:

                                                                                   2001           2002
                                                                              -------------- --------------
                                                                                      (in millions)
One-year discount debentures, net of amortized discount of (Yen)1,460 million in 2001 and (Yen)98 million in 2002--discount at issuance of 0.01% to 0.04%
  (0.04% to 0.24% in 2001)................................................... (Yen)1,369,907 (Yen)  824,722
Three-year coupon debentures with interest of 0.02% to 0.80%
  (0.06% to 1.20% in 2001)...................................................        936,531        655,101
Five-year coupon debentures with interest of 0.80% to 2.10%
  (0.80% to 2.70% in 2001)...................................................      1,097,973        789,299
                                                                              -------------- --------------
   Total..................................................................... (Yen)3,404,411 (Yen)2,269,122
                                                                              ============== ==============

   The following is a summary of maturities of debentures subsequent to March 31, 2002:

                                            (in millions)
                                            --------------
                      Year ending March 31:
                         2003.............. (Yen)1,600,687
                         2004..............        382,782
                         2005..............        285,653
                                            --------------
                             Total......... (Yen)2,269,122
                                            ==============

12.  CALL LOANS AND FUNDS SOLD, AND CALL MONEY AND FUNDS PURCHASED

   A summary of funds transactions for the years ended March 31, 2000, 2001 and 2002 is as follows:

                                                         2000                   2001                   2002
                                                ---------------------  ---------------------  ---------------------
                                                                           (in millions)
Average balance during the year:
   Call money and funds purchased.............. (Yen)       1,652,202  (Yen)       1,799,133  (Yen)       1,968,252
   Call loans and funds sold...................             1,231,727              1,212,028              1,230,103
                                                ---------------------  ---------------------  ---------------------
Net funds purchased position................... (Yen)         420,475  (Yen)         587,105  (Yen)         738,149
                                                =====================  =====================  =====================
Call money and funds purchased:
   Outstanding at end of year:
       Amount.................................. (Yen)       1,184,573  (Yen)       2,358,036  (Yen)       2,542,489
       Principal range of maturities........... 1 day to 30 days       1 day to 30 days       1 day to 30 days
       Weighted average interest rate..........                  0.84%                  0.90%                  0.61%
       Maximum balance at any month-end
         during the year....................... (Yen)       2,233,024  (Yen)       2,406,836  (Yen)       2,542,489
       Weighted average interest rate paid
         during the year.......................                  0.97%                  1.25%                  0.91%

   Average balances are generally based on a daily average while a month-end average is used for certain average balances when it is not practicable to obtain applicable daily averages.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

13.  DUE TO TRUST ACCOUNT

   Trust banking subsidiaries hold assets in an agent, fiduciary or trust capacity. Such trust account assets are not the MTFG Group's proprietary assets and are managed and accounted for separately. However, excess cash funds of individual trust accounts are often placed with the trust banking subsidiaries that manage the funds together with their own funds in their proprietary account. Due to trust account reflects a temporary placement of the excess funds from individual trust accounts managed by the trust banking subsidiaries in their fiduciary and trust capacity. In view of the MTFG Group's funding, due to trust account bears a nature similar to short-term funding, including demand deposits and other overnight funds purchased, in a manner that the balance changes in response to the day-to-day changes in the excess funds placed by the trust accounts. A summary of due to trust account transactions for the years ended March 31, 2000, 2001 and 2002 is as follows:

                                                      2000            2001            2002
                                                 --------------  --------------  --------------
                                                                  (in millions)
Average balance outstanding during the year..... (Yen)4,181,966  (Yen)4,023,941  (Yen)2,940,975
Maximum balance at any month-end during the year      4,397,143       4,488,591       3,533,489
Weighted average interest rate during the year..           0.78%           0.69%           0.57%

14.  SHORT-TERM BORROWINGS AND LONG-TERM DEBT

   At March 31, 2001 and 2002, the MTFG Group had unused lines of credit amounting to (Yen)3,095,092 million and (Yen)3,492,516 million, respectively. The amounts principally consist of the lines of collateralized intraday overdrafts without interest charges and collateralized overnight loans on bills at the official discount rate granted by the BOJ, which are used to cover shortages in the BOJ account and to meet liquidity needs. The MTFG Group may borrow from the BOJ on demand up to the total amount of collateral eligible for credit extension.

   Other short-term borrowings at March 31, 2001 and 2002 comprised the following:

                                                                               2001            2002
                                                                          --------------  --------------
                                                                                   (in millions)
Domestic offices:
   Loans on notes and acceptances transferred with recourse (rediscount). (Yen)  836,767  (Yen)1,462,940
   Commercial paper......................................................        150,000         596,000
   Borrowings from financial institution.................................        578,563         587,372
   Other.................................................................        121,091         324,692
                                                                          --------------  --------------
       Total domestic offices............................................      1,686,421       2,971,004
                                                                          --------------  --------------
Foreign offices:
   Commercial paper......................................................        298,757         198,367
   Other.................................................................        145,847         149,766
                                                                          --------------  --------------
       Total foreign offices.............................................        444,604         348,133
                                                                          --------------  --------------
       Total.............................................................      2,131,025       3,319,137
Less unamortized discount................................................          1,034             503
                                                                          --------------  --------------
Other short-term borrowings--net......................................... (Yen)2,129,991  (Yen)3,318,634
                                                                          ==============  ==============
Weighted average interest rate on outstanding balance at end of year.....           1.48%           1.09%

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   A summary of other short-term borrowing transactions for the years ended March 31, 2000, 2001 and 2002 is as follows:

                                                      2000            2001            2002
                                                 --------------  --------------  --------------
                                                                  (in millions)
Average balance outstanding during the year..... (Yen)1,839,452  (Yen)1,641,905  (Yen)2,077,604
Maximum balance at any month-end during the year      2,431,224       3,032,747       3,318,634
Weighted average interest rate during the year..           2.79%           1.65%           2.22%

   Long-term debt (with original maturities of more than one year) at March 31, 2001 and 2002 comprised the following:

                                                    2001           2002
                                               -------------- --------------
                                                       (in millions)
   BTM:
      Obligations under capital leases........ (Yen)   24,273 (Yen)   26,122
      Obligations under sale-and-leaseback
        transactions..........................        101,210        101,806
      Unsubordinated debt:
         Insurance companies and other
           institutions, maturing serially
           through 2022, principally
           0.06%-6.37%........................        295,033        271,402
         Fixed rate bonds, payable in
           Japanese yen, due 2002-2020,
           principally 0.26%-2.69%............        879,400      1,340,000
         Adjustable rate bonds, payable in
           Japanese yen, due 2005, 0.20%......         16,360         36,890
      Subordinated debt:
         Fixed rate notes, payable in
           United States dollars, due
           2010-2011, 8.40%...................        245,979        266,311
         Fixed rate bonds, payable in
           Japanese yen, due 2010-2011,
           principally 1.93%-2.25%............         69,700        120,000
         Fixed rate borrowings, payable in
           Japanese yen, due 2002-2012,
           principally 1.27%- 6.20%...........        395,373        428,555
         Adjustable rate bonds, payable in
           Japanese yen, due 2011, 1.00%......             --         32,000
         Adjustable rate borrowings,
           payable in Japanese yen, due
           2007-2012, principally
           0.10%-6.30%........................        258,600        157,600
         Floating rate borrowings, payable
           in Japanese yen, due 2002-2010,
           principally 0.08%- 2.30%...........         75,500         26,000
                                               -------------- --------------
            Total.............................      2,361,428      2,806,686
                                               -------------- --------------
   Mitsubishi Trust:
      Obligations under capital leases........          1,096          1,302
      Unsubordinated debt:
         Insurance companies and other
           institutions, due 2002-2007,
           principally 0.00%-4.75%............         48,951         48,205
      Subordinated debt:
         Fixed rate borrowings, payable in
           Japanese yen, due 2004-2012,
           principally 2.00-4.92%.............         35,000         50,000
         Adjustable rate borrowings,
           payable in Japanese yen, due
           2006-2012, principally
           0.65%-3.25%........................         33,000         44,000
         Floating rate borrowings, payable
           in Japanese yen, due 2002-2003,
           principally 2.30%- 3.70%...........         65,000         65,000
         Perpetual bonds, payable in
           Japanese yen, principally
           1.15%-2.25%........................         29,700         42,200
         Fixed rate bonds, payable in
           Japanese yen, due 2010, 2.70%......         27,300         30,000
         Adjustable rate bonds, payable in
           Japanese yen, due 2010-016,
           principally 0.80%- 2.45%...........         42,500         91,300
                                               -------------- --------------
            Total.............................        282,547        372,007
                                               -------------- --------------

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

                                                    2001           2002
                                               -------------- --------------
                                                       (in millions)
   Other subsidiaries:
      Unsubordinated debt:
         Insurance companies and other
           institutions, due 2002-2008,
           principally 0.38%-7.71%............ (Yen)  108,095 (Yen)  119,733
         3% Exchangeable Guaranteed Notes
           due 2002, payable in United
           States dollars (see Note 15).......        247,723        266,417
         Fixed rate bonds and notes,
           payable in United States
           dollars, due 2004-2013,
           principally 5.45%-7.00%............         22,028         40,259
         Fixed rate bonds and notes,
           payable in Japanese yen, due
           2002-2017, principally 0.01%-
           7.20%..............................        237,698        178,982
         Adjustable rate bonds and notes,
           payable in United States
           dollars, due 2003, principally
           3.03%-7.26%........................         37,498         16,942
         Adjustable rate bonds and notes,
           payable in Japanese yen, due
           2007-2013, principally
           0.00%-6.06%........................         73,197         57,690
         Floating rate bonds and notes,
           payable in United States
           dollars, due 2003-2021,
           principally 0.73%-6.75%............         64,930          9,264
         Floating rate bonds and notes,
           payable in Japanese yen, due
           2002-2010, principally
           0.00%-5.61%........................         72,911         59,148
         Floating rate notes, payable in
           Euro, due 2001, 5.25%..............         29,129             --
         Obligations under capital leases
           and other miscellaneous debt.......         15,890         14,782
                                               -------------- --------------
            Total unsubordinated debt.........        909,099        763,217
                                               -------------- --------------
      Subordinated debt:
         Insurance companies and other
           institutions, due 2010,
           principally 3.21%-3.39%............         21,568          1,553
         Undated notes, payable primarily
           in Japanese yen, principally
           0.39%-4.90%........................         60,000         60,000
         Perpetual bonds, payable in
           Japanese yen, principally
           1.51%-3.15%........................         20,300         20,300
         Fixed rate bonds and notes,
           payable in United States
           dollars, due 2007, principally
           6.20%-7.75%........................         36,532         26,995
         Fixed rate bonds and notes,
           payable in Japanese yen, due
           2003-2028, principally 0.40%-
           5.10%..............................        128,403        101,795
         Adjustable rate undated notes,
           payable in United States
           dollars, principally 2.40%-
           3.55%..............................         66,555         76,531
         Adjustable rate undated notes,
           payable in Japanese yen,
           principally 0.58%-3.16%............        359,764        359,490
         Adjustable rate bonds and notes,
           payable in United States
           dollars, due 2007-2009,
           principally 2.19%-7.50%............        103,104        114,129
         Adjustable rate bonds and notes,
           payable in Japanese yen, due
           2002-2014, principally
           0.14%-6.63%........................        472,886        368,858
         Floating rate bonds and notes,
           payable in United States
           dollars, due 2003, 5.12%...........         19,971          2,645
         Floating rate bonds and notes,
           payable in Japanese yen, due
           2002-2027, principally
           0.00%-5.19%........................         78,850         58,915
         Other miscellaneous debt.............          2,285          2,700
                                               -------------- --------------
            Total subordinated debt...........      1,370,218      1,193,911
      Mandatorily redeemable preferred
        securities of subsidiary grantor
        trust (see Note 23)...................         40,163         48,020
                                               -------------- --------------
            Total.............................      2,319,480      2,005,148
                                               -------------- --------------
   Total...................................... (Yen)4,963,455 (Yen)5,183,841
                                               ============== ==============

--------
Note: Adjustable rate debts are debts where interest rates are reset in accordance with the terms of the debt agreements, and floating rate debts are debts where interest rates are repriced in accordance with movements of market indices.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   Certain unsubordinated bonds and notes (aggregating (Yen)1,148,788 million at March 31, 2002) issued by subsidiaries, including the above exchangeable notes, are guaranteed, on a subordinated basis, by MTFG, BTM, Mitsubishi Trust or a subsidiary as to payment of principal and interest.

   BTM, Mitsubishi Trust and certain of other subsidiaries entered into interest rate and currency swaps for certain debt in order to manage exposure to interest rate and currency exchange rate movements. As a result of these swap arrangements, the effective interest rates may differ from the coupon rates reflected in the above table. The interest rates for the adjustable and floating rate debt shown in the above table are those in effect at March 31, 2001 and 2002. Certain rates are determined by formulas and may be subject to certain minimum and maximum rates. Floating and adjustable debt agreements may provide for interest rate floors to prevent negative interest payments (i.e., receipts).

   Certain debt agreements permit BTM, Mitsubishi Trust and some of other subsidiaries to redeem the related debt, as a whole or in part, prior to maturity at the option of the issuer on terms specified in the respective agreements.

   The following is a summary of maturities of long-term debt subsequent to March 31, 2002:

                                        Mitsubishi      Other
                             BTM          Trust      Subsidiaries      Total
                        -------------- ------------ -------------- --------------
                                              (in millions)
Year ending March 31:
   2003................ (Yen)  168,885 (Yen) 11,985 (Yen)  367,656 (Yen)  548,526
   2004................        268,618       56,452        161,826        486,896
   2005................        510,496       22,248         90,921        623,665
   2006................        389,339       30,716         52,719        472,774
   2007................        369,773       23,106        113,137        506,016
   2008 and thereafter.      1,099,575      227,500      1,218,889      2,545,964
                        -------------- ------------ -------------- --------------
       Total........... (Yen)2,806,686 (Yen)372,007 (Yen)2,005,148 (Yen)5,183,841
                        ============== ============ ============== ==============

15.  SUBSIDIARY FINANCIAL INFORMATION

   MBL International Finance (Bermuda) Trust (the "Bermuda Trust"), a wholly-owned finance subsidiary of BTM, issued 3% Exchangeable Guaranteed Notes due 2002 (the "Exchangeable Notes"). MTFG and BTM irrevocably and unconditionally guarantee all of the obligations of the Bermuda Trust. The Exchangeable Notes are exchangeable for shares or American Depositary Shares ("ADSs") of MTFG through November 30, 2002 at an exchange price of US$13.62 per ADS or share as of March 31, 2001. The exchange price was reset annually through 2001 to the lesser of the prevailing average ADS price, as defined, or the exchange price prior to such reset, but not less than US$13.62. The Exchangeable Notes were redeemable at the option of the issuer or MTFG in shares or ADSs on November 30 in any year beginning in 1998 through 2001 at an exchange price of US$13.62.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   In accordance with the rules of the Securities and Exchange Commission of the United States of America regarding the parent company guarantees of subsidiary securities, the following table sets forth the condensed consolidating financial information of MTFG, BTM, the Bermuda Trust and non-guarantor subsidiaries.

Condensed Consolidating Balance Sheets

                                                                                          Bermuda  Non-guarantor Consolidating
                                                                      MTFG        BTM      Trust   Subsidiaries   Adjustments
                                                                   ---------- ----------- -------- ------------- -------------
                                                                                                (in billions)
At March 31, 2001:
  Cash, due from banks, interest-earning deposits in other banks,
   Call loans and funds sold, and receivables under resale
   agreements and securities borrowing transactions............... (Yen)   -- (Yen) 9,116 (Yen) --  (Yen) 6,320   (Yen)(2,496)
  Investment securities...........................................         --      15,378      250        6,974          (396)
  Loans, net of allowance for credit losses.......................         --      34,193       --       15,698        (1,937)
  Other assets....................................................      3,201       6,318        2        4,957        (4,089)
                                                                   ---------- ----------- --------  -----------   -----------
  Total assets.................................................... (Yen)3,201 (Yen)65,005 (Yen)252  (Yen)33,949   (Yen)(8,918)
                                                                   ========== =========== ========  ===========   ===========
  Deposits........................................................ (Yen)   -- (Yen)45,573 (Yen) --  (Yen)15,745   (Yen)(1,212)
  Call money and funds purchased, and payables under resale
   agreements and securities lending transactions.................         --       5,402       --        4,394        (1,069)
  Debentures, other short-term borrowings, and due to trust
   account........................................................         --       4,352       --        5,371          (516)
  Long-term debt..................................................         --       3,664      248        2,819        (1,768)
  Other liabilities...............................................         --       3,604        2        3,811          (132)
                                                                   ---------- ----------- --------  -----------   -----------
    Total liabilities.............................................         --      62,595      250       32,140        (4,697)
    Total shareholders' equity....................................      3,201       2,410        2        1,809        (4,221)
                                                                   ---------- ----------- --------  -----------   -----------
  Total liabilities and shareholders' equity...................... (Yen)3,201 (Yen)65,005 (Yen)252  (Yen)33,949   (Yen)(8,918)
                                                                   ========== =========== ========  ===========   ===========
At March 31, 2002:
  Cash, due from banks, interest-earning deposits in other banks, call loans and funds sold, and receivables under resale
   agreements and securities borrowing transactions............... (Yen)   39 (Yen) 8,040 (Yen) --  (Yen) 5,612   (Yen)(2,824)
  Investment securities...........................................        266      16,064      267        7,689          (602)
  Loans, net of allowance for credit losses.......................         --      35,080       --       15,157        (1,742)
  Other assets....................................................      2,594       8,898        2        4,486        (4,661)
                                                                   ---------- ----------- --------  -----------   -----------
  Total assets.................................................... (Yen)2,899 (Yen)68,082 (Yen)269  (Yen)32,944   (Yen)(9,829)
                                                                   ========== =========== ========  ===========   ===========
  Deposits........................................................ (Yen)   -- (Yen)47,756 (Yen) --  (Yen)17,313   (Yen)(1,409)
  Call money and funds purchased, and payables under resale
   agreements and securities lending transactions.................         --       6,882       --        3,736        (1,375)
  Debentures, other short-term borrowings, and due to trust
   account........................................................         --       3,580       --        4,752          (462)
  Long-term debt..................................................        266       3,994      266        2,524        (1,866)
  Other liabilities...............................................          7       3,963        3        2,860        (1,051)
                                                                   ---------- ----------- --------  -----------   -----------
    Total liabilities.............................................        273      66,175      269       31,185        (6,163)
    Total shareholders' equity....................................      2,626       1,907       --        1,759        (3,666)
                                                                   ---------- ----------- --------  -----------   -----------
  Total liabilities and shareholders' equity...................... (Yen)2,899 (Yen)68,082 (Yen)269  (Yen)32,944   (Yen)(9,829)
                                                                   ========== =========== ========  ===========   ===========

                                                                      Total
                                                                   -----------

At March 31, 2001:
  Cash, due from banks, interest-earning deposits in other banks,
   Call loans and funds sold, and receivables under resale
   agreements and securities borrowing transactions............... (Yen)12,940
  Investment securities...........................................      22,206
  Loans, net of allowance for credit losses.......................      47,954
  Other assets....................................................      10,389
                                                                   -----------
  Total assets.................................................... (Yen)93,489
                                                                   ===========
  Deposits........................................................ (Yen)60,106
  Call money and funds purchased, and payables under resale
   agreements and securities lending transactions.................       8,727
  Debentures, other short-term borrowings, and due to trust
   account........................................................       9,207
  Long-term debt..................................................       4,963
  Other liabilities...............................................       7,285
                                                                   -----------
    Total liabilities.............................................      90,288
    Total shareholders' equity....................................       3,201
                                                                   -----------
  Total liabilities and shareholders' equity...................... (Yen)93,489
                                                                   ===========
At March 31, 2002:
  Cash, due from banks, interest-earning deposits in other banks, call loans and funds sold, and receivables under resale
   agreements and securities borrowing transactions............... (Yen)10,867
  Investment securities...........................................      23,684
  Loans, net of allowance for credit losses.......................      48,495
  Other assets....................................................      11,319
                                                                   -----------
  Total assets.................................................... (Yen)94,365
                                                                   ===========
  Deposits........................................................ (Yen)63,660
  Call money and funds purchased, and payables under resale
   agreements and securities lending transactions.................       9,243
  Debentures, other short-term borrowings, and due to trust
   account........................................................       7,870
  Long-term debt..................................................       5,184
  Other liabilities...............................................       5,782
                                                                   -----------
    Total liabilities.............................................      91,739
    Total shareholders' equity....................................       2,626
                                                                   -----------
  Total liabilities and shareholders' equity...................... (Yen)94,365
                                                                   ===========

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

Condensed Consolidating Statements of Operations

                                                                                     Bermuda Non-guarantor Consolidating
                                                                 MTFG        BTM      Trust  Subsidiaries   Adjustments
                                                              ---------  ----------  ------- ------------- -------------
                                                                                          (in billions)
For the year ended March 31, 2000:
  Interest income............................................ (Yen)  --  (Yen)1,354  (Yen) 7  (Yen)  978     (Yen)(173)
  Interest expense...........................................        --         703        7         541          (165)
                                                              ---------  ----------  -------  ----------     ---------
  Net interest income........................................        --         651       --         437            (8)
  Provision for credit losses................................        --         248       --         117             8
                                                              ---------  ----------  -------  ----------     ---------
  Net interest income after provision for credit losses......        --         403       --         320           (16)
  Non-interest income........................................        --         397       --         210           (87)
  Non-interest expense.......................................        --         739       --         664          (179)
  Equity interest in earnings................................       (48)         20       --          --            28
                                                              ---------  ----------  -------  ----------     ---------
  Income (loss) before income tax expense or benefit.........       (48)         81       --        (134)          104
  Income tax expense (benefit)...............................        --          46       --          37           (32)
                                                              ---------  ----------  -------  ----------     ---------
  Net income (loss).......................................... (Yen) (48) (Yen)   35  (Yen)--  (Yen) (171)    (Yen) 136
                                                              =========  ==========  =======  ==========     =========
For the year ended March 31, 2001:
  Interest income............................................ (Yen)  --  (Yen)1,399  (Yen) 7  (Yen)1,052     (Yen)(175)
  Interest expense...........................................        --         827        7         647          (170)
                                                              ---------  ----------  -------  ----------     ---------
  Net interest income........................................        --         572       --         405            (5)
  Provision for credit losses................................        --         552       --         245            --
                                                              ---------  ----------  -------  ----------     ---------
  Net interest income after provision for credit losses......        --          20       --         160            (5)
  Non-interest income........................................        --         432       --         638          (114)
  Non-interest expense.......................................        --         577       --         645           (97)
  Equity interest in earnings................................       (59)        (22)      --          --            79
                                                              ---------  ----------  -------  ----------     ---------
  Income (loss) before income tax expense or benefit.........       (59)       (147)      --         153            57
  Income tax expense (benefit)...............................        --         (39)      --         103            (1)
                                                              ---------  ----------  -------  ----------     ---------
  Net income (loss).......................................... (Yen) (59) (Yen) (108) (Yen)--  (Yen)   50     (Yen)  58
                                                              =========  ==========  =======  ==========     =========
For the year ended March 31, 2002:
  Interest income............................................ (Yen)  75  (Yen)1,167  (Yen) 8  (Yen)  961     (Yen)(194)
  Interest expense...........................................         7         540        8         508          (124)
                                                              ---------  ----------  -------  ----------     ---------
  Net interest income........................................        68         627       --         453           (70)
  Provision for credit losses................................        --         377       --         220             5
                                                              ---------  ----------  -------  ----------     ---------
  Net interest income after provision for credit losses......        68         250       --         233           (75)
  Non-interest income........................................         5         314       --         525          (143)
  Non-interest expense.......................................         5         826       --         760           (98)
  Equity interest in earnings................................      (285)         28       --          (1)          249
                                                              ---------  ----------  -------  ----------     ---------
  Income (loss) before income tax expense or benefit.........      (217)       (234)      --          (3)          129
  Income tax expense (benefit)...............................        --         (95)      --          19           (26)
  Cumulative effect of a change in accounting principle, net
   of tax....................................................        --          (6)      --           1            (1)
                                                              ---------  ----------  -------  ----------     ---------
  Net income (loss).......................................... (Yen)(217) (Yen) (133) (Yen)--  (Yen)  (23)    (Yen) 156
                                                              =========  ==========  =======  ==========     =========

                                                                 Total
                                                              ----------

For the year ended March 31, 2000:
  Interest income............................................ (Yen)2,166
  Interest expense...........................................      1,086
                                                              ----------
  Net interest income........................................      1,080
  Provision for credit losses................................        373
                                                              ----------
  Net interest income after provision for credit losses......        707
  Non-interest income........................................        520
  Non-interest expense.......................................      1,224
  Equity interest in earnings................................         --
                                                              ----------
  Income (loss) before income tax expense or benefit.........          3
  Income tax expense (benefit)...............................         51
                                                              ----------
  Net income (loss).......................................... (Yen)  (48)
                                                              ==========
For the year ended March 31, 2001:
  Interest income............................................ (Yen)2,283
  Interest expense...........................................      1,311
                                                              ----------
  Net interest income........................................        972
  Provision for credit losses................................        797
                                                              ----------
  Net interest income after provision for credit losses......        175
  Non-interest income........................................        956
  Non-interest expense.......................................      1,125
  Equity interest in earnings................................         (2)
                                                              ----------
  Income (loss) before income tax expense or benefit.........          4
  Income tax expense (benefit)...............................         63
                                                              ----------
  Net income (loss).......................................... (Yen)  (59)
                                                              ==========
For the year ended March 31, 2002:
  Interest income............................................ (Yen)2,017
  Interest expense...........................................        939
                                                              ----------
  Net interest income........................................      1,078
  Provision for credit losses................................        602
                                                              ----------
  Net interest income after provision for credit losses......        476
  Non-interest income........................................        701
  Non-interest expense.......................................      1,493
  Equity interest in earnings................................         (9)
                                                              ----------
  Income (loss) before income tax expense or benefit.........       (325)
  Income tax expense (benefit)...............................       (102)
  Cumulative effect of a change in accounting principle, net
   of tax....................................................         (6)
                                                              ----------
  Net income (loss).......................................... (Yen) (217)
                                                              ==========

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

Condensed Consolidating Statements of Cash Flows

                                                                                Bermuda  Non-guarantor Consolidating
                                                          MTFG        BTM        Trust   Subsidiaries   Adjustments     Total
                                                        --------  -----------  --------- ------------- ------------- -----------
                                                                                      (in billions)
For the year ended March 31, 2000:
  Net cash from operating activities................... (Yen) --  (Yen)   457  (Yen)  --  (Yen)   156    (Yen)(322)  (Yen)   291
  Net cash from investing activities...................       --         (235)        --         (454)         467          (222)
  Net cash from financing activities...................       --         (254)        --          498         (159)           85
  Effect of exchange rate changes on cash and cash
   equivalents.........................................       --          (12)        --          (81)          46           (47)
                                                        --------  -----------  ---------  -----------    ---------   -----------
  Net increase (decrease) in cash and cash equivalents. (Yen) --  (Yen)   (44) (Yen)  --  (Yen)   119    (Yen)  32   (Yen)   107
                                                        ========  ===========  =========  ===========    =========   ===========
For the year ended March 31, 2001:
  Net cash from operating activities................... (Yen) --  (Yen)  (548) (Yen)  --  (Yen)  (527)   (Yen) 151   (Yen)  (924)
  Net cash from investing activities...................       --       (3,378)        --       (2,282)        (261)       (5,921)
  Net cash from financing activities...................       --        3,536         --        2,700          200         6,436
  Effect of exchange rate changes on cash and cash
   equivalents.........................................       --            8         --           73          (55)           26
                                                        --------  -----------  ---------  -----------    ---------   -----------
  Net increase (decrease) in cash and cash equivalents. (Yen) --  (Yen)  (382) (Yen)  --  (Yen)   (36)   (Yen)  35   (Yen)  (383)
                                                        ========  ===========  =========  ===========    =========   ===========
For the year ended March 31, 2002:
  Net cash from operating activities................... (Yen) 67  (Yen)  (895) (Yen)  --  (Yen)    25    (Yen)(120)  (Yen)  (923)
  Net cash from investing activities...................      (66)      (1,701)        --        1,153           67          (547)
  Net cash from financing activities...................       --        2,542         --       (1,094)          60         1,508
  Effect of exchange rate changes on cash and cash
   equivalents.........................................       --            9         --           58           (3)           64
                                                        --------  -----------  ---------  -----------    ---------   -----------
  Net increase (decrease) in cash and cash equivalents. (Yen)  1  (Yen)   (45) (Yen)  --  (Yen)   142    (Yen)   4   (Yen)   102
                                                        ========  ===========  =========  ===========    =========   ===========

16.  SEVERANCE INDEMNITIES AND PENSION PLANS

   All employees of MTFG are loaned from BTM and Mitsubishi Trust. The employees are subject to severance indemnities and pension plans of each of these subsidiaries described below, and included in the calculation of pension costs and liabilities of BTM and Mitsubishi Trust.

Domestic Subsidiaries

   BTM, Mitsubishi Trust, and certain other domestic subsidiaries have severance indemnities plans under which their employees in Japan, other than those who are directors, are entitled, under most circumstances, upon mandatory retirement at normal retirement age or earlier termination of employment, to lump-sum severance indemnities. Under the severance indemnities plans, benefit payments in the form of lump-sum cash payment without allowing a benefit payee an option to receive annuity payments, upon mandatory retirement at normal retirement age or earlier termination of employment, are provided. When a benefit is paid in a single payment to a benefit payee under the plans, the payment represents final relief of the obligation.

   BTM, Mitsubishi Trust, and certain other domestic subsidiaries also have funded contributory defined benefit pension plans (private plans) which cover substantially all of their employees in Japan and provide for lifetime annuity payments commencing at age 65 based on eligible compensation at the time of severance, years of service and other factors. These domestic subsidiaries participate in a contributory defined benefit Japanese government welfare pension program for their employees under which they have the administrative and trustee responsibility, through employer/employee owned special judicial foundations, for premiums collected and invested and payment of benefits. This government program is combined with the private pension plans through

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES the special judicial foundations. Pension benefits and plan assets applicable to the government program are included with the contributory pension plans of these domestic subsidiaries in the determination of net periodic costs and funded status.

   BTM and Mitsubishi Trust also have funded non-contributory defined benefit pension plans, providing benefits to certain retired employees, excluding directors, in Japan, based on eligible compensation at the time of severance, years of service and other factors. BTM's plan covers retired employees whose service period with BTM was 5 years or more, and provides for lifetime or certain limited period annuity payments commencing at age 60. Mitsubishi Trust's plan covers retired employees whose service period with Mitsubishi Trust was 20 years or more, and provides for a 10-year period annuity payment commencing at the month following the retirement or, at the option of each eligible employee, at age 60.

   Net periodic cost of the severance indemnities and pension plans, net of contributions made by employees, for the years ended March 31, 2000, 2001 and 2002 included the following components:

                                                                               2000          2001          2002
                                                                           ------------  ------------  ------------
                                                                                         (in millions)
Service cost--benefits earned during the year............................. (Yen) 27,031  (Yen) 22,108  (Yen) 22,741
Interest costs on projected benefit obligation............................       26,814        25,291        25,166
Expected return on plan assets............................................      (18,558)      (27,271)      (24,403)
Amortization of unrecognized net obligation at transition.................        4,212         4,272         4,199
Amortization of prior service cost........................................        4,088         3,521         3,405
Amortization of net actuarial loss........................................        6,826         2,058        10,998
Loss on settlements.......................................................           --         4,295         5,240
                                                                           ------------  ------------  ------------
Net periodic benefit cost................................................. (Yen) 50,413  (Yen) 34,274  (Yen) 47,346
                                                                           ============  ============  ============
Weighted-average assumptions used:
   Discount rates in determining expense..................................         3.30%         3.10%         2.88%
   Discount rates in determining benefit obligation.......................         3.10          2.88          2.47
   Rates of increase in future compensation level for determining expense.         3.45          2.88          3.12
   Rates of increase in future compensation level for determining benefit
     obligation...........................................................         2.88          3.12          3.09
   Expected rates of return on plan assets................................         4.01          4.79          4.45

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   The following table sets forth the combined funded status and amounts recognized in the accompanying consolidated balance sheets at March 31, 2001 and 2002 for the plans of BTM, Mitsubishi Trust and certain other domestic subsidiaries. BTM and some of its domestic subsidiaries have measured plan assets and benefit obligations at December 31 each year for the purpose of financial statements whereas Mitsubishi Trust has used March 31 each year for the measurement date. Accordingly, funded status and amounts recognized in the table below shows the combined amounts of those presented in the consolidated financial statements of these subsidiaries.

                                                          2001                                         2002
                                      -------------------------------------------  -------------------------------------------
                                        Severance                                    Severance
                                       indemnities                                  indemnities
                                      plans and non-                               plans and non-
                                       contributory  Contributory                   contributory  Contributory
                                      pension plans  pension plans      Total      pension plans  pension plans      Total
                                      -------------- -------------  -------------  -------------- -------------  -------------
                                                                            (in millions)
Change in benefit obligation:
 Benefit obligation at beginning
   of year........................... (Yen) 136,817  (Yen) 684,714  (Yen) 821,531   (Yen)140,487  (Yen) 748,468  (Yen) 888,955
   Service cost......................         6,568         15,540         22,108          6,362         16,379         22,741
   Interest cost.....................         4,195         21,096         25,291          3,953         21,213         25,166
   Plan participants' contributions..            --          3,001          3,001             --          2,974          2,974
   Amendments........................            --         (4,319)        (4,319)            --         (3,431)        (3,431)
   Actuarial loss....................         7,956         46,620         54,576          7,677         69,546         77,223
   Benefits paid.....................        (1,292)       (18,184)       (19,476)        (2,607)       (19,207)       (21,814)
   Lump-sum payment..................       (13,757)            --        (13,757)       (12,807)            --        (12,807)
                                      -------------  -------------  -------------   ------------  -------------  -------------
   Benefit obligation at end of
    year.............................       140,487        748,468        888,955        143,065        835,942        979,007
                                      -------------  -------------  -------------   ------------  -------------  -------------
Change in plan assets:
 Fair value of plan assets at
   beginning of year.................        20,190        532,324        552,514         20,250        515,772        536,022
 Actual return (negative return)
   on plan assets....................          (200)       (52,866)       (53,066)       (11,138)       (37,610)       (48,748)
 Employer contributions..............         1,559         51,497         53,056         71,606        118,582        190,188
 Plan participants' contributions....            --          3,001          3,001             --          2,974          2,974
 Benefits paid.......................        (1,299)       (18,184)       (19,483)        (2,116)       (19,207)       (21,323)
                                      -------------  -------------  -------------   ------------  -------------  -------------
 Fair value of plan assets at end
   of year...........................        20,250        515,772        536,022         78,602        580,511        659,113
                                      -------------  -------------  -------------   ------------  -------------  -------------
Projected benefit obligation in
 excess of plan assets at end of
 year................................      (120,237)      (232,696)      (352,933)       (64,463)      (255,431)      (319,894)
Contributions to or benefits paid
 from plan assets during the three
 month periods ended March 31,
 2001 and 2002.......................         2,313         10,094         12,407          2,698         10,716         13,414
 Unrecognized net actuarial loss.....        39,461        166,660        206,121         50,882        289,644        340,526
 Unrecognized prior service cost.....         1,833         26,390         28,223          1,621         19,766         21,387
 Unrecognized net (asset)
   obligation at transition..........        (1,750)        21,478         19,728         (1,538)        16,796         15,258
                                      -------------  -------------  -------------   ------------  -------------  -------------
 Net amount recognized............... (Yen) (78,380) (Yen)  (8,074) (Yen) (86,454)  (Yen)(10,800) (Yen)  81,491  (Yen)  70,691
                                      =============  =============  =============   ============  =============  =============
Amounts recognized in the balance
 sheets:
 Prepaid pension cost................ (Yen)     200  (Yen)      --  (Yen)     200   (Yen)    301  (Yen)      --  (Yen)     301
 Accrued benefit liability...........      (105,253)      (187,520)      (292,773)       (45,595)      (203,819)      (249,414)
 Intangible assets...................         2,288         49,136         51,424          1,927         40,586         42,513
 Accumulated other changes in
   equity from nonowner sources......        24,385        130,310        154,695         32,567        244,724        277,291
                                      -------------  -------------  -------------   ------------  -------------  -------------
 Net amount recognized............... (Yen) (78,380) (Yen)  (8,074) (Yen) (86,454)  (Yen)(10,800) (Yen)  81,491  (Yen)  70,691
                                      =============  =============  =============   ============  =============  =============

--------
Note: The aggregated accumulated benefit obligations of these plans were
      (Yen)839,339 million and (Yen)921,527 million, respectively, in the years ended March 31, 2001 and 2002. The severance indemnities plans generally employ a multi-variable, non-linear formula based upon compensation at the time of severance, rank and years of service. Employees with service in excess of one year are qualified to receive lump-sum severance indemnities.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   Plan assets, which include pension trust funds managed by certain life insurance companies, investment advisory companies and trust banks, consisted of interest-earning deposits at banks, Japanese government bonds, other debt securities and marketable equity securities issued by domestic and foreign entities. Pension assets managed by insurance companies are included in pooled investment portfolios.

   In accordance with the provisions of SFAS No. 87, the MTFG Group has recorded an additional minimum liability representing the excess of the accumulated benefit obligation over the fair value of plan assets and accrued pension liabilities previously recorded. A corresponding amount is recognized as an intangible asset to the extent of unrecognized net obligation at transition and prior service costs, with the balance recorded as a separate reduction of shareholders' equity, net of income taxes.

   In accordance with BTM's, Mitsubishi Trust's and certain domestic subsidiaries' employment practices, certain early-terminated employees are entitled to special lump-sum termination benefits. The amounts charged to operations for such early termination benefits for the years ended March 31, 2000, 2001 and 2002 were (Yen)10,287 million, (Yen)10,386 million and
(Yen)9,914 million, respectively.

   In the year ended March 31, 2001, Mitsubishi Trust first compiled and published its financial statements in accordance with US GAAP. In the course of the compilation, Mitsubishi Trust management concluded that it is not feasible to obtain the actuarial information necessary to implement SFAS No. 87 as of the effective date specified in the standard, which was the fiscal year ended March 31, 1990 for Mitsubishi Trust. Accordingly, Mitsubishi Trust assumed that it adopted SFAS No. 87 as of April 1, 1995 for the purpose of the consolidated financial statements. The net obligation at transition was (Yen)33,577 million and the estimated remaining service period is 17.5 years at the date of adoption. Six years have passed between the effective date and the assumed adoption date. Mitsubishi Trust recorded (Yen)11,512 million of the net transition obligation directly to equity and is amortizing the remaining portion of the obligation over the 11.5 years.

   In accordance with an amendment to the relevant welfare pension legislation in the year ended March 31, 2002, BTM and Mitsubishi Trust amended their contributory defined benefit pension plans to change the age of commencement of lifetime annuity payments from 60 to 65. The effect of the negative amendment was a decrease in (Yen)13,544 million of the projected benefit obligation, of which (Yen)10,113 million was associated with BTM's plan amendment and was not reflected in the consolidated financial statements for the year ended March 31, 2002 as BTM amended its plan in January 2002 after BTM's measurement date of December 31, 2001.

   During the year ended March 31, 2002, BTM and Mitsubishi Trust entered into pension trust agreements with a local trust bank and contributed marketable equity securities at fair value of (Yen)133,158 million to the trusts designated to pay benefits for their severance indemnities plans and contributory pension plans. The transactions were accounted for as sales with an aggregate gain of (Yen)26,225 million recognized for the year then ended.

   After the merger between Mitsubishi Trust, NTB and Tokyo Trust, the pension plans of NTB and Tokyo Trust were merged and integrated into Mitsubishi Trust' plans. NTB's and Tokyo Trust's plans have been separately administered and managed under the Mitsubishi Trust's plans and continue to provide the same level of benefits to the eligible employees of NTB and Tokyo Trust without amendment.

Foreign Offices and Subsidiaries

   Foreign offices and subsidiaries also have defined contribution plans and/or defined benefit plans, which in the aggregate are not considered significant. The cost of such plans charged to operations for the years ended March 31, 2000, 2001 and 2002 were (Yen)7,205 million, (Yen)5,688 million and (Yen)5,682 million, respectively, including (Yen)2,617 million, (Yen)2,678 million and
(Yen)2,584 million, respectively, for defined contribution plans.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   Foreign offices and subsidiaries have post employment and/or postretirement plans for eligible employees and retirees. The costs charged to operations for the years ended March 31, 2000, 2001 and 2002 were (Yen)1,420 million,
(Yen)1,136 million and (Yen)1,373 million, respectively.

   Certain of the MTFG's subsidiaries in the United States of America maintain employees' retirement plans, which are qualified retirement plans covering substantially all of the employees of such subsidiaries. The plans are non-contributory defined benefit plans, which provide benefit upon retirement based on years of service and average compensation. The plans are funded on a current basis in compliance with the requirement of the Employee Retirement Income Security Act of the United States of America. These subsidiaries also provide certain post employment benefits and postretirement benefits other than pensions for employees. Plan assets are generally invested in U.S. government securities, corporate bonds and mutual funds.

   Net periodic cost of the employees' retirement and other benefit plans of certain subsidiaries in the United States of America for the years ended March 31, 2000, 2001 and 2002 included the following components:

                                                                               2000         2001         2002
                                                                           -----------  -----------  -----------
                                                                                       (in millions)
Service cost--benefits during the year.................................... (Yen) 3,533  (Yen) 3,016  (Yen) 3,521
Interest costs on projected benefit obligation............................       4,587        5,163        6,317
Expected return on plan assets............................................      (4,867)      (5,980)      (7,462)
Amortization of unrecognized net obligation at transition.................         479          403          233
Amortization of unrecognized prior service cost...........................          79          (26)         (30)
Recognized actuarial loss.................................................         235           28          378
                                                                           -----------  -----------  -----------
       Net periodic benefit cost..........................................       4,046        2,604        2,957
Loss on curtailment.......................................................         699          661           --
Loss (gain) on Settlement.................................................         132          (31)          --
                                                                           -----------  -----------  -----------
       Net cost after curtailment and settlement.......................... (Yen) 4,877  (Yen) 3,234  (Yen) 2,957
                                                                           ===========  ===========  ===========
                                                                               1999         2000         2001
                                                                           -----------  -----------  -----------
Weighted-average assumptions at December 31:
   Discount rates in determining expense..................................        6.52%        7.71%        7.53%
   Discount rates in determining benefit obligation at year end...........        7.71         7.53         7.30
   Rates of increase in future compensation level for determining expense.        5.00         5.00         5.00
   Rates of increase in future compensation level for determining benefit
     obligation at year end...............................................        5.00         5.00         4.89
   Expected rates of return on plan assets................................        8.30         8.35         8.30

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   The following table sets forth the funded status and amounts recognized in the accompanying consolidated balance sheets at March 31, 2001 and 2002 for the employees' retirement and other benefit plans of certain subsidiaries in the United States of America:

                                                                                                2000         2001
                                                                                            -----------  ------------
                                                                                                  (in millions)
Change in benefit obligation:
   Benefit obligation at January 1, 2000 and 2001.......................................... (Yen)59,649  (Yen) 80,144
   Service cost............................................................................       3,016         3,521
   Interest cost...........................................................................       5,163         6,317
   Plan participants' contributions........................................................         123           168
   Amendments..............................................................................        (166)           --
   Actuarial loss..........................................................................       7,405         8,422
   Settlements.............................................................................          (9)           --
   Benefits paid...........................................................................      (3,034)       (3,912)
   Translation adjustments.................................................................       7,997        13,256
                                                                                            -----------  ------------
   Benefit obligation at December 31, 2000 and 2001........................................      80,144       107,916
                                                                                            -----------  ------------
Change in plan assets:
   Fair value of plan assets at January 1, 2000 and 2001...................................      70,047        80,577
   Actual return (negative return) on plan assets..........................................       1,408        (3,749)
   Employer contribution...................................................................       3,379         9,427
   Plan participants' contributions........................................................         123           168
   Benefits paid...........................................................................      (2,955)       (3,882)
   Translation adjustments.................................................................       8,575        12,246
                                                                                            -----------  ------------
   Fair value of plan assets at December 31, 2000 and 2001.................................      80,577        94,787
                                                                                            -----------  ------------
   Fair value of plan assets (projected benefit obligation) in excess of projected benefit
     obligation (fair value of plan assets) at December 31, 2000 and 2001..................         433       (13,129)
   Unrecognized net actuarial loss (gain)..................................................      (2,946)       17,486
   Unrecognized prior service cost.........................................................          25            62
   Unrecognized net obligation at transition...............................................       4,718         5,443
                                                                                            -----------  ------------
   Net amount recognized................................................................... (Yen) 2,230  (Yen)  9,862
                                                                                            ===========  ============
Amounts recognized in the balance sheets:
   Prepaid pension cost.................................................................... (Yen) 5,432  (Yen) 13,211
   Accrued benefit liability...............................................................      (3,325)       (2,887)
   Intangible assets.......................................................................          31            26
   Accumulated other changes in equity from nonowner sources...............................          92          (488)
                                                                                            -----------  ------------
   Net amount recognized................................................................... (Yen) 2,230  (Yen)  9,862
                                                                                            ===========  ============

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

17.  OTHER ASSETS AND LIABILITIES

   Major components of other assets and liabilities at March 31, 2001 and 2002 were as follows:

                                                                                        2001           2002
                                                                                   -------------- --------------
                                                                                           (in millions)
Other assets:
   Accounts receivable:
       Receivables from brokers, dealers and customers for securities transactions............................................................. (Yen)  584,518 (Yen)  499,588
       Other......................................................................        107,845        332,403
   Deferred income tax assets.....................................................        728,319      1,120,831
   Investments in affiliated companies............................................        119,451         95,421
   Other real estate owned........................................................         33,892         11,724
   Other..........................................................................        446,072        600,937
                                                                                   -------------- --------------
          Total................................................................... (Yen)2,020,097 (Yen)2,660,904
                                                                                   ============== ==============
Other liabilities:
   Accounts payable:
       Payables to brokers, dealers and customers for securities transactions..... (Yen)1,296,509 (Yen)1,255,434
       Other......................................................................        387,733        407,185
   Deferred income tax liabilities................................................         42,185         61,478
   Allowance for off-balance-sheet credit instruments.............................         56,302        102,629
   Accrued pension liability......................................................        298,756        254,955
   Minority interest..............................................................        173,388        210,503
   Accrued and other liabilities..................................................        227,752        430,154
                                                                                   -------------- --------------
          Total................................................................... (Yen)2,482,625 (Yen)2,722,338
                                                                                   ============== ==============

   At March 31, 2001 and 2002, the valuation allowance to write down the carrying amounts of other real estate owned to their estimated fair value less estimated cost to sell was (Yen)37,656 million and (Yen)11,195 million, respectively. The valuation allowance decreased by (Yen)69,201 million,
(Yen)56,190 million and (Yen)26,461 million, respectively, during the years ended March 31, 2000, 2001 and 2002.

   Investments in affiliated companies, which are accounted for using the equity method, include marketable equity securities carried at (Yen)96,501 million and (Yen)68,341 million, respectively, at March 31, 2001 and 2002. Corresponding aggregated market values were (Yen)101,716 million and
(Yen)71,680 million, respectively.

   At March 31, 2001 and 2002, capitalized costs of software for internal uses are (Yen)98,475 million and (Yen)126,441 million, which are included in "Other." Related amortization expenses are (Yen)31,734 million and (Yen)36,932 million respectively, for the years ended March 31, 2001 and 2002.

18.  PREFERRED STOCK

   MTFG is authorized to issue 81,400 shares of Class 1 Preferred Stock, 100,000 shares of Class 2 Preferred Stock, 120,000 shares of Class 3 Preferred Stock and 120,000 shares of Class 4, without par value.

   All classes of preferred stock are non-voting and have equal preference over MTFG's common stock for the payment of dividends and the distribution of assets in the event of a liquidation or dissolution of MTFG. They are all non-cumulative and non-participating for dividend payments. Shareholders of Class 1, Class 2, Class 3 and

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

Class 4 Preferred Stock receive a liquidation distribution at (Yen)3,000 thousand, (Yen)2,000 thousand, (Yen)2,500 thousand and (Yen)2,500 thousand per share, respectively, and do not have the right to participate in any further liquidation distributions.

Class 1 Preferred Stock

   Class 1 Preferred Stock is redeemable at the option of MTFG. At the time of issuance, the Board of Directors determines an issue price, while an annual dividend (not to exceed (Yen)82,500 per share) and redemption terms, including a redemption price, are stipulated by the articles of incorporation.

   On January 21, 1999, BTM issued 81,400 thousand shares of Class 1 preferred stock at (Yen)3,000 per share ((Yen)244,200 million in the aggregate). On April 2, 2001, MTFG issued 81,400 shares of Class 1 Preferred Stock in exchange for Class 1 preferred stock of BTM at an exchange ratio of one share of MTFG's Class 1 Preferred Stock for each 1,000 shares of BTM Class 1 preferred stock.

   MTFG may redeem shares of Class 1 Preferred Stock at (Yen)3,000 thousand per share, in whole or in part, on or after January 21, 2004.

Class 2 Preferred Stock

   Class 2 Preferred Stock is convertible into common stock at the option of the shareholders during a conversion period. The conversion is mandatorily required on the date immediately following the closing date of the conversion period. At the time of issuance, the Board of Directors determines an issue price, while an annual dividend (not to exceed (Yen)16,200 per share) and conversion terms, including a conversion period, are stipulated by the articles of incorporation.

   On March 31, 1999, Mitsubishi Trust issued 100,000 thousand shares of Class 1 preferred stock at (Yen)2,000 per share ((Yen)200,000 million in the aggregate). On April 2, 2001, MTFG issued 100,000 shares of Class 2 Preferred Stock in exchange for Class 1 preferred stock of Mitsubishi Trust on exchange ratio of one share of MTFG's Class 2 Preferred Stock for each 1,000 shares of Mitsubishi Trust Class 1 preferred stock.

   At the option of the shareholders, Class 2 Preferred Stock is convertible into common stock during the period from July 31, 2003 to July 31, 2008 at the conversion price of (Yen)1,391,428 per share. The conversion price will be revised annually on August 1 of each year from 2003 through 2007 to reflect, with certain adjustments, as defined, the average market closing price of the common stock traded on the Tokyo Stock Exchange for the 30 business days starting from the 45th business day prior to the date of revision of the conversion price. The conversion price will not exceed the initial conversion price of (Yen)1,391,428 nor be below (Yen)714,285 unless certain events or circumstance, as defined, arise after the issuance of the Class 2 Preferred Stock shares.

   Class 2 Preferred Stock shares which are not converted at the option of the shareholders will be mandatorily converted into common stock on August 1, 2008, at the conversion price determined based on the average market closing price of the common stock traded on the Tokyo Stock Exchange for the 30 business days starting from the 45th business day prior to the date of mandatory conversion. In the event the average market closing price is below (Yen)714,285, the conversion price will be (Yen)714,285.

Class 3 Preferred Stock

   Class 3 Preferred Stock is redeemable at the option of MTFG. At the time of issuance, the Board of Directors determines an issue price, an annual dividend (not to exceed (Yen)250,000 per share), and redemption terms, including a redemption price. No shares of the Class 3 Preferred Stock are issued and outstanding at March 31, 2001 and 2002.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

Class 4 Preferred Stock

   Class 4 Preferred Stock is convertible into common stock at the option of preferred stock shareholders during a conversion period. The conversion is mandatorily required on the date immediately following the closing date of the conversion period. At the time of issuance, the Board of Directors determines an issue price, an annual dividend (not to exceed (Yen)125,000 per share), and conversion terms, including a conversion period. No shares of the Class 4 Preferred Stock are issued and outstanding at March 31, 2001 and 2002.

   MTFG may, at any time, purchase and retire, at fair value, of Classes 1 through 4 Preferred Stock out of earnings available for distribution to the shareholders.

19.  COMMON STOCK AND CAPITAL SURPLUS

   The changes in the number of issued shares of common stock during the years ended March 31, 2000, 2001 and 2002 were as follows:

                                                2000      2001      2002
                                              --------- --------- ---------
                                                        (shares)
     Balance at beginning of year............ 5,587,068 5,587,068 5,587,068
     Issued in exchange for the shares of NTB        --        --   155,400
                                              --------- --------- ---------
     Balance at end of year.................. 5,587,068 5,587,068 5,742,468
                                              ========= ========= =========

   Under the Code, issuances of common stock, including conversions of bonds and notes, are required to be credited to the common stock account for at least 50% of the proceeds and to the legal capital surplus account ("legal capital surplus") for the remaining amounts.

   At March 31, 2002, 146,797 shares were reserved for the conversion of outstanding bonds and notes discussed in Note 14.

   The Code permits Japanese companies, upon approval by the Board of Directors, to issue shares in the form of a "stock split," as defined in the Code (see Note 1). Also, the Code prior to April 1, 1991 permitted Japanese companies to issue free share distributions. BTM and Mitsubishi Trust from time to time made free share distributions. These free distributions usually were from 5% to 10% of outstanding common stock and publicly-owned corporations in the United States issuing shares in similar transactions would be required to account for them as stock dividends as of the shareholders' record date by reducing retained earnings and increasing the appropriate capital accounts by an amount equal to the fair value of the shares issued. The application of such United States accounting practice to the cumulative free distributions made by BTM and Mitsubishi Trust at March 31, 2002, would have increased capital accounts by (Yen)1,910,106 million with a corresponding decrease in unappropriated retained earnings.

   The Code permits, upon approval of the Board of Directors, the transfer of amounts from the legal capital surplus to the capital stock account.

   The Code, as amended effective on October 1, 2001 (the "Code Amendments") permits Japanese companies to effect purchases of their own shares pursuant to a resolution by the shareholders at an annual general meeting until the conclusion of the following ordinary general meeting of shareholders, and to hold such shares as its treasury shares indefinitely regardless of any purpose. However, the Code requires the amount of treasury stock purchased be within the amount of retained earnings available for dividends. Disposition of treasury stock is subject to the approval of the Board of Directors and is to follow the procedures similar to the public offering of shares for subscription. Prior to the amendment, in principle, reacquisition of treasury shares was prohibited with

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES the exception of reacquisition for retirement and certain limited purposes, as specified by the Code. Any treasury shares were required to be disposed of shortly.

20.  RETAINED EARNINGS, LEGAL RESERVE AND DIVIDENDS

   In addition to the Code, Japanese banks, including BTM and Mitsubishi Trust, are required to comply with the Banking Law of Japan (the "Banking Law").

Legal Reserve Set Aside as Appropriation of Retained Earnings and Legal Capital Surplus

Under the Code

   Effective October 1, 2001, the Code Amendments provide that an amount at least equal to 10% of the aggregate amount of cash dividends and certain appropriations of retained earnings associated with cash outlays applicable to each period shall be appropriated and set aside as a legal reserve until the aggregate amount of legal reserve set aside as appropriation of retained earnings and the legal capital surplus equals 25% of common stock.

   Prior to the Code Amendments, the Code provided that an amount at least equal to 10% of the aggregate amount of cash dividends and certain appropriations of retained earnings associated with cash outlays applicable to each period shall be appropriated and set aside as a legal reserve until such reserve equals 25% of common stock. The retained earnings so appropriated may be used to eliminate or reduce a deficit by resolution of the shareholders or may be transferred to capital stock by resolution of the Board of Directors.

Under the Banking Law

   In line with the Code Amendments, on June 29, 2001, amendments to the Banking Law (the "Banking Law Amendments") were promulgated and became effective on October 1, 2001. The Banking Law Amendments provide that an amount at least equal to 20% of the aggregate amount of cash dividends and certain appropriations of retained earnings associated with cash outlays applicable to each fiscal period shall be appropriated and set aside as a legal reserve until the aggregate amount of legal reserve set aside as appropriation of retained earnings and the legal capital surplus equals 100% of common stock.

   Prior to the Banking Law Amendments, the Banking Law provided that an amount at least equal to 20% of the aggregate amount of cash dividends and certain appropriations of retained earnings associated with cash outlays applicable to each fiscal period shall be appropriated and set aside as a legal reserve until such reserve equals 100% of common stock. The retained earnings so appropriated may be used to eliminate or reduce a deficit by resolution of the shareholders or may be transferred to capital stock by resolution of the Board of Directors.

Unappropriated Retained Earnings and Dividends

   Under the Code, the amount of retained earnings available for dividends is based on the amount recorded in the MTFG's general books of account maintained in accordance with accepted Japanese accounting practices. The adjustments included in the accompanying consolidated financial statements but not recorded in MTFG's general books of account as explained in Note 1 have no effect on the determination of retained earnings available for dividends under the Code. In addition to the provision that requires an appropriation for legal reserve as described above, the Code and the Banking Law impose certain limitations on the amount of retained earnings available for dividends. Under the Banking Law, MTFG, BTM and Mitsubishi Trust have to meet the minimum capital adequacy requirements and distributions of the retained earnings of MTFG, BTM and Mitsubishi Trust, which are otherwise distributable to shareholders, are restricted in order to maintain the minimum 4% Tier I capital for capital adequacy purpose.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   MTFG was established on April 2, 2001 with common stock of (Yen)924,400 million, preferred stock of (Yen)222,100 million, legal capital surplus of
(Yen)2,838,693 million and no retained earnings in accordance with the Code and accounting principles generally accepted in Japan. None of the retained earnings recorded in the MTFG's general books of account, prepared in accordance with accounting principles generally accepted in Japan, as of March 31, 2002 ((Yen)67,541 million, exclusive of the amounts to be appropriated for legal reserves and gross unrealized gains on fair valuation of assets, as defined, if any), is restricted by such limitations under the Code or by the Banking Law as described above.

Transfer of Legal Reserve to Retained Earnings

Under the Code Amendments

   Effective October 1, 2001, under the Code Amendments, Japanese companies, including MTFG, are permitted, pursuant to a resolution by the shareholders at a general meeting, to transfer legal reserve set aside as appropriation of retained earnings and legal capital surplus to retained earnings and unrestricted capital surplus, respectively, until the aggregate amount of the legal reserve and legal capital surplus equals 25% of common stock, which were formerly permitted only to reduce deficit and to transfer to common stock.

Under the Banking Law Amendments

   Effective October 1, 2001, under the Banking Law Amendments, Japanese banks, including BTM and Mitsubishi Trust, are permitted, pursuant to a resolution by the shareholders at a general meeting, to transfer legal reserve set aside as appropriation of retained earnings and legal capital surplus to retained earnings and unrestricted capital surplus, respectively, until the aggregate amount of the legal reserve and legal capital surplus equals 100% of common stock.

   The Code permits the transfer, upon approval of the shareholders, of a portion of unappropriated retained earnings available for dividends to the common stock account.

   Annual dividends, including those for preferred stock, are approved by the shareholders at an annual general meeting held subsequent to the fiscal year to which the dividends are applicable. In addition, a semi-annual interim dividend payment may be made by resolution of the Board of Directors, subject to limitations imposed by the Code and the Banking Law.

   In the accompanying consolidated statements of shareholders' equity, dividends and appropriations to legal reserve shown for each year represent dividends approved and paid during the year and the related appropriation to legal reserve.

21.  REGULATORY CAPITAL REQUIREMENTS

Japan

   MTFG, BTM and Mitsubishi Trust are subject to various regulatory capital requirements promulgated by the regulatory authorities of the countries in which they operate. Failure to meet minimum capital requirements will initiate certain mandatory actions by regulators that, if undertaken, could have a direct material effect on MTFG's consolidated financial statements.

   In Japan, MTFG, BTM, and Mitsubishi Trust are subject to regulatory capital requirements administered by the Financial Services Agency of Japan in accordance with the provisions of the Banking Law. A banking institution is subject to the minimum capital adequacy requirements both on a consolidated basis and a stand-alone basis, and is required to maintain the minimum capital irrespective of whether it operates independently or

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES as a subsidiary under the control of another company. When a bank holding company manages operations of its banking subsidiaries, it is required to maintain the minimum capital adequacy ratio in the same manner as its subsidiary banks. The Financial Services Agency provides two sets of capital adequacy guidelines. One is a set of guidelines applicable to Japanese banks and bank holding companies with foreign offices conducting international operations, as defined, and the other is applicable to Japanese banks and bank holding companies that are not engaged in international operations.

   Under the capital adequacy guidelines applicable to a Japanese banking institution with international operations conducted by foreign offices, the minimum target capital ratio of 8.0% is required. The capital adequacy guidelines adopt the approach of risk-weighted capital measure based on the framework developed and proposed by the Basel Committee on Banking Supervision of the Bank for International Settlements and involve quantitative credit measures of the assets and certain off-balance-sheet items as calculated under accounting principles generally accepted in Japan. The MTFG Group's proprietary assets do not include trust assets under management and administration in a capacity of agent or fiduciary and trust assets are generally not included in the capital measure. However, guarantees for trust principals are counted as off-balance-sheet items requiring for a capital charge in accordance with the capital adequacy guidelines. Also, a banking institution engaged in certain qualified trading activities, as defined, is required to calculate an additional capital charge for market risk using either the institution's own internal risk measurement model or a standardized process proposed and defined by the Bank for International Settlements. Capital is classified into three tiers, referred to as Tier I, Tier II and Tier III. Tier I generally consists of shareholders' equity (including common stock, preferred stock, capital surplus and retained earnings) less any recorded goodwill. Tier II generally consists of general reserves for credit losses, 45% of the unrealized gains on investment securities available for sale, 45% of the land revaluation excess and the balance of subordinated term debt with an original maturity of over five years, up to 50% of Tier I capital. Preferred stocks are includable in Tier I capital unless the preferred stocks have fixed maturity, in which case, such preferred stocks will be components of Tier II capital. Tier III capital generally consists of short-term subordinated debt with an original maturity of at least two years, subject to certain limitations. At least 50% of the minimum capital ratio must be maintained in the form of Tier I capital.

   If a banking institution is not engaged in international operations conducted by foreign offices, it is subject to the other set of capital adequacy requirements with a minimum target capital ratio of 4.0%. Such guidelines incorporate measures of risk under the risk-weighted approach similar to the guidelines applicable to banking institutions with international operations. Qualifying capital is classified into Tier I and Tier II capital.

   The Banking Law and related regulations require that one of three categories be assigned to banks and bank holding companies, based on its risk-adjusted capital adequacy ratio if the bank fails to meet the minimum target capital adequacy ratio. These categories indicate capital deterioration, which may be subject to certain prompt corrective action by the Financial Services Agency. If the capital ratio of a banking institution is equal to or greater than the specific preestablished minimum target capital ratio, MTFG, BTM and Mitsubishi Trust are not subject to prompt corrective action.

   MTFG, BTM and Mitsubishi Trust have international operations conducted by foreign offices, as defined, and are subject to the 8.0% capital adequacy requirement, while NTB which had no international operations and is subject to the 4.0% minimum requirement. For the purpose of calculating the additional charge for market risk, MTFG, BTM and Mitsubishi Trust have adopted the internal risk measurement model approach for general market risk calculations.

   The risk-adjusted capital amounts and ratios of MTFG, BTM, Mitsubishi Trust and NTB, presented in the following table are based on amounts calculated in accordance with accounting principles generally accepted in

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

Japan. As MTFG was established at April 2, 2001, the risk-weighted assets and capital ratios of MTFG at March 31, 2001 set forth below present the combined amounts and ratios of BTM and Mitsubishi Trust before any adjustments including elimination of transactions and balances. These figures are calculated in accordance with Japanese GAAP as required by the Financial Services Agency.

                                                                                For Capital
                                                             Actual          Adequacy Purposes
                                                      --------------------  -------------------
                                                          Amount     Ratio      Amount     Ratio
                                                      -------------- -----  -------------- -----
                                                           (in millions except percentages)
Consolidated:
   At March 31, 2001:
       Total capital (to risk-weighted assets):
          MTFG (combined)............................ (Yen)6,367,748 10.15% (Yen)5,017,264 8.00%
          BTM........................................      4,896,616  9.69       4,041,520 8.00
          Mitsubishi Trust...........................      1,471,132 12.06         975,745 8.00
          NTB........................................         54,530  8.17          26,675 4.00
       Tier I capital (to risk-weighted assets):
          MTFG (combined)............................      3,339,260  5.32       2,508,632 4.00
          BTM........................................      2,498,222  4.94       2,020,760 4.00
          Mitsubishi Trust...........................        841,038  6.89         487,873 4.00
          NTB........................................         35,362  5.30          13,337 2.00
   At March 31, 2002:
       Total capital (to risk-weighted assets):
          MTFG....................................... (Yen)6,220,529 10.30% (Yen)4,826,869 8.00%
          BTM........................................      5,010,273 10.29       3,892,627 8.00
          Mitsubishi Trust...........................      1,309,224 10.83         966,824 8.00
       Tier I capital (to risk-weighted assets):
          MTFG.......................................      3,181,174  5.27       2,413,435 4.00
          BTM........................................      2,556,677  5.25       1,946,313 4.00
          Mitsubishi Trust...........................        753,834  6.23         483,412 4.00
Stand-alone:
   At March 31, 2001:
       Total capital (to risk-weighted assets):
          BTM........................................      4,903,619 11.28       3,476,715 8.00
          Mitsubishi Trust...........................      1,411,144 11.80         957,029 8.00
          NTB........................................         54,004  8.10          26,656 4.00
       Tier I capital (to risk-weighted assets):
          BTM........................................      2,475,698  5.70       1,738,357 4.00
          Mitsubishi Trust...........................        783,148  6.55         478,514 4.00
          NTB........................................         34,839  5.23          13,328 2.00
   At March 31, 2002:
       Total capital (to risk-weighted assets):
          BTM........................................      4,360,606 10.37       3,363,679 8.00
          Mitsubishi Trust...........................      1,298,313 10.90         952,869 8.00
       Tier I capital (to risk-weighted assets):
          BTM........................................      2,182,853  5.19       1,681,839 4.00
          Mitsubishi Trust...........................        744,493  6.25         476,434 4.00

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   The Group has securities subsidiaries in Japan and abroad, which are also subject to regulatory capital requirements. In Japan, the Securities and Exchange Law of Japan requires securities firms to maintain a minimum capital ratio of 120% calculated by as a percentage of capital accounts less certain fixed assets, as determined in accordance with Japan GAAP, against amounts equivalent to market, counterparty credit and operations risks. Specific guidelines are issued as a ministerial ordinance which detail the definition of essential components of the capital ratios, including capital, fixed assets deductions, risks, and related measures. Failure to maintain minimum capital ratio will trigger mandatory regulatory actions and a capital ratio of 100% or less may lead to a suspension of all or part of the business for a period of time and cancellation of a license. Overseas securities subsidiaries are subject to the relevant regulatory capital requirements of the countries or jurisdictions in which they operate.

   Management believes, as of March 31, 2002, that MTFG, BTM, Mitsubishi Trust and other regulated securities subsidiaries meet all capital adequacy requirements to which they are subject.

United States of America

   In the United States of America, UnionBanCal Corporation ("UNBC") and its banking subsidiary Union Bank of California, N.A. ("UBOC"), BTM's largest subsidiaries operating outside Japan, are subject to various regulatory capital requirements administered by U.S. Federal banking agencies, including minimum capital requirements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, UNBC and UBOC must meet specific capital guidelines that involve quantitative measures of UNBC's and UBOC's assets, liabilities, and certain off-balance-sheet items as calculated under U.S. regulatory accounting practices. UNBC's and UBOC's capital amounts and UBOC's prompt corrective action classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

   Quantitative measures established by regulation to ensure capital adequacy require UNBC and UBOC to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital (as defined) to quarterly average assets (as defined).

   UNBC's and the UBOC's actual capital amounts and ratios are presented as follows:

                                                                        For Capital
                                                            Actual      Adequacy Purposes
                                                         ------------   ----------------
                                                         Amount  Ratio  Amount    Ratio
                                                         ------  -----  ------    -----
                                                         (in millions except percentages)
UNBC:
   At December 31, 2000:
       Total capital (to risk-weighted assets).......... $4,091  12.07% $2,712     8.0%
       Tier I capital (to risk-weighted assets).........  3,471  10.24   1,356     4.0
       Tier I capital (to quarterly average assets).....  3,471  10.19   1,363     4.0
   At December 31, 2001:
       Total capital (to risk-weighted assets)..........  4,260  13.35   2,553     8.0
       Tier I capital (to risk-weighted assets).........  3,661  11.47   1,276     4.0
       Tier I capital (to quarterly average assets).....  3,661  10.53   1,390     4.0

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

                                                                                      Ratios OCC
                                                                   For Capital       Requires to Be
                                                        Actual     Adequacy Purposes "Well Capitalized"
                                                     ------------  ----------------  -----------------
                                                     Amount Ratio  Amount    Ratio   Amount    Ratio
                                                     ------ -----  ------    -----   ------    -----
                                                        (in millions except percentages)
UBOC:
   At December 31, 2000:
       Total capital (to risk-weighted assets)...... $3,671 11.01% $2,667     8.0%   $3,334    10.0%
       Tier I capital (to risk-weighted assets).....  3,158  9.47   1,334     4.0     2,001     6.0
       Tier I capital (to quarterly average
         assets)....................................  3,158  9.24   1,367     4.0     1,709     5.0
   At December 31, 2001:
       Total capital (to risk-weighted assets)......  3,811 12.19   2,502     8.0     3,127    10.0
       Tier I capital (to risk-weighted assets).....  3,323 10.63   1,251     4.0     1,876     6.0
       Tier I capital (to quarterly average
         assets)....................................  3,323  9.69   1,371     4.0     1,714     5.0

   Management believes, as of December 31, 2001, that UNBC and UBOC met all capital adequacy requirements to which they are subject.

   As of December 31, 2000 and 2001, the most recent notification from the U.S. Office of the Comptroller of the Currency ("OCC") categorized UBOC as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well capitalized," UBOC must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed UBOC's category.

22.  LOSS PER COMMON SHARE

   Reconciliations of net loss and weighted average number of common shares outstanding used for the computation of loss per common share--basic to the adjusted amounts for the computation of loss per common share--assuming dilution for the years ended March 31, 2000, 2001 and 2002 were as follows:

                                                                          2000          2001           2002
                                                                      ------------  ------------  -------------
                                                                                    (in millions)
Net loss before cumulative effect of a change in accounting principle (Yen)(47,542) (Yen)(59,174) (Yen)(222,401)
Cumulative effect of a change in accounting principle................           --            --          5,867
                                                                      ------------  ------------  -------------
Net loss.............................................................      (47,542)      (59,174)      (216,534)
                                                                      ------------  ------------  -------------
Income attributable to preferred shareholders........................       (5,464)       (8,336)        (4,168)
                                                                      ------------  ------------  -------------
Loss available to common shareholders................................ (Yen)(53,006) (Yen)(67,510) (Yen)(220,702)
                                                                      ============  ============  =============
Loss adjusted to diluted computation................................. (Yen)(53,006) (Yen)(67,510) (Yen)(220,702)
                                                                      ============  ============  =============

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

                                                                       2000             2001             2002
                                                                  --------------  ---------------  ---------------
                                                                                (thousands of shares)
Weighted average common shares outstanding.......................          5,485            5,500            5,555
                                                                  ==============  ===============  ===============
Weighted average common shares for diluted computation...........          5,485            5,500            5,555
                                                                  ==============  ===============  ===============
                                                                                      (in yen)
Loss per common share--basic
Loss before cumulative effect of a change in accounting principle (Yen)(9,663.81) (Yen)(12,274.55) (Yen)(40,789.57)
                                                                  --------------  ---------------  ---------------
Cumulative effect of a change in accounting principle............             --               --         1,056.25
                                                                  --------------  ---------------  ---------------
Net loss......................................................... (Yen)(9,663.81) (Yen)(12,274.55) (Yen)(39,733.32)
                                                                  ==============  ===============  ===============
Loss per common share--assuming dilution
Loss before cumulative effect of a change in accounting principle (Yen)(9,663.81) (Yen)(12,274.55) (Yen)(40,789.57)
                                                                  --------------  ---------------  ---------------
Cumulative effect of a change in accounting principle............             --               --         1,056.25
                                                                  --------------  ---------------  ---------------
Net loss......................................................... (Yen)(9,663.81) (Yen)(12,274.55) (Yen)(39,733.32)
                                                                  ==============  ===============  ===============

   The weighted average number of common shares outstanding during each year is appropriately adjusted to give retroactive effect to the free distribution of shares made to shareholders, if any, and the stock-for-stock exchanges in connection with the business combination, as described in Note 2. Accordingly, the number of common shares and per-share amounts set forth above are hypothetical and do not reflect actual amounts recorded in the historical financial statements of BTM and Mitsubishi Trust.

   1 3/4% Convertible Bonds due 2002, 3% Exchangeable Guaranteed Notes due 2002, Exchangeable undated bonds, 2 1/2% Convertible Bonds due 2001, 3 1/4% Convertible Bonds due 2003 and Class 2 Preferred Stock could potentially dilute earnings per common share in the future but were not included in the computation of earnings per common share--assuming dilution for the years ended March 31, 2000 and 2001 due to their antidilutive effects. For the year ended March 31, 2002, 3% Exchangeable Guaranteed Notes due 2002 and Class 2 Preferred Stock could potentially dilute earnings per common share in the future but were not included in the computation of earnings per common share--assuming dilution due to their antidilutive effects.

23. DERIVATIVE FINANCIAL INSTRUMENTS

   The MTFG Group uses various derivative financial instruments both for trading purposes and for purposes other than trading (primarily risk management purposes) in the normal course of business to meet the financial needs of its customers, as a source of revenue and to manage its exposures to a variety of risks. The MTFG Group is a party to derivatives, including swaps, forwards, options and other types of derivatives, dealing primarily with market risk associated with interest rate, foreign currency, equity and commodity prices, and credit risk associated with counterparty's nonperformance of transactions.

   Market risk is the possibility that future changes in market indices make the financial instruments less valuable. Credit risk is the possibility that a loss may result from a counterparty's failure to perform according to the terms and conditions of the contract, which may exceed the value of underlying collateral. To reduce credit risk, the MTFG Group may require collateral or guaranties based on a case-by-case assessment of creditworthiness of each customer and evaluation of the instrument. The MTFG Group also uses master netting agreements in order to mitigate overall counterparty credit risk.

   Trading Activities

   The MTFG Group's trading activities include dealing and other activities measured at fair value with gains and losses recognized currently in earnings. As part of its trading activities, the MTFG Group offers a variety of

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES derivative financial instruments and debt instruments for managing interest rate and foreign exchange risk to its domestic and foreign corporate and financial institution customers. The MTFG Group also enters into other types of derivative transactions, including equity and credit-related contracts, for its own account.

Risk Management Activities

   As part of risk management activities, the MTFG Group uses certain derivative transactions to manage its interest rate and currency exposures. The MTFG Group maintains an overall interest rate risk management strategy that incorporates the use of interest rate contracts to minimize significant unplanned fluctuations in earnings that are caused by interest rate volatility. The MTFG Group's goal is to manage interest rate sensitivity so that movements in interest rates do not adversely affect net interest income. As a result of interest rate fluctuations, hedged fixed-rate assets and liabilities appreciate or depreciate in market value. Gains or losses on the derivative instruments that are linked to the hedged fixed-rate assets and liabilities are expected to substantially offset this unrealized appreciation or depreciation. Interest income and interest expense on hedged variable-rate assets and liabilities, respectively, increase or decrease as a result of interest rate fluctuations. Gains and losses on the derivative instruments that are linked to these hedged assets and liabilities are expected to substantially offset this variability in earnings.

   The MTFG Group enters into interest rate swaps and other contracts as part of its interest rate risk management strategy primarily to alter the interest rate sensitivity of its loans, investment securities and deposit liabilities. The MTFG Group's principal objectives in risk management include asset and liability management. Asset and liability management is viewed as one of the methods for the MTFG Group to manage its interest rate exposures on interest-bearing assets and liabilities. Interest rate contracts, which are generally non-leveraged generic interest rate and basis swaps, options and futures, allow the MTFG Group to effectively manage its interest rate risk position. Option contracts primarily consist of caps, floors, swaptions and options on index futures. Futures contracts used for ALM activities are primarily index futures providing for cash payments based upon the movement of an underlying rate index. The MTFG Group enters into forward exchange contracts, currency swaps and other contracts in response to currency exposures resulting from on-balance-sheet assets and liabilities denominated in foreign currencies in order to limit the net foreign exchange position by currency to an appropriate level.

   The risk management activities reduces the MTFG Group's risk exposures economically, however, derivatives used for the risk management activities often fail to meet certain conditions to qualify for hedge accounting and the MTFG Group accounts for such derivatives as trading positions.

   For the years ended March 31, 2001 and 2002, except for derivative transactions conducted by certain foreign subsidiaries, the MTFG Group accounts for derivatives held for risk management purposes as trading positions and measured them at fair value.

Embedded Derivatives

   Derivative features embedded in other non-derivative host contracts are separated from the host contracts measured at fair value when they are not clearly and closely related to the host contract and meet the definition of a derivative. Unless qualified as a hedge, change in the fair value of such an embedded derivative is recognized currently in earnings. The carrying amount is reported on the consolidated balance sheet with the host contract. The MTFG Group accounts for credit-linked notes as host contracts with embedded derivatives and measures the entire contracts at fair value.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

UnionBanCal Corporation

   UNBC adopts hedging strategies and uses some types of derivatives to achieve cash flow and fair value hedge accounting for certain transactions.

Cash Flow Hedges

   UNBC engages in a few types of cash flow hedging strategies for which the hedged transactions are forecasted future loan interest payments, and the hedged risk is the variability in those payments due to changes in the designated benchmark rate, e.g., US dollar LIBOR. In these strategies, the hedging instruments are matched with groups of variable rate loans such that the tenor of the variable rate loans and that of the hedging instrument is identical. Cash flow hedging strategies include the utilization of purchased floor, caps corridors and interest rate swaps. The maximum length of time over which UNBC is hedging this exposure is 4 years.

   UNBC uses purchased interest rate floors to hedge the variable cash flows associated with 1-month LIBOR or 3-month LIBOR indexed loans. Payment received under the floor contract offset the decline in loan interest income caused by the relevant LIBOR index falling below the floor's strike rate.

   UNBC uses interest rate corridors to hedge the variable cash flows associated with 1-month LIBOR or 3-month LIBOR indexed loans. Net payments to be received under the floor corridor contracts offset the decline in loan interest income caused by the relevant LIBOR index falling below the corridor's upper strike rate, but only to the extent the index falls to the lower strike rate.

UNBC uses interest rate swaps to hedge the variable cash flows associated with 1-month LIBOR or 3-month LIBOR indexed loan portfolio. Payment to be received (or paid) under the swap contracts will offset the fluctuation in loan interest receipt caused by changes in the relevant LIBOR index. As such, these instruments hedge all fluctuation in the loans' interest receipt caused by change in LIBOR.

   UNBC uses purchased interest rate caps to hedge the variable cash flows associated with 3-month LIBOR or 6-month LIBOR negotiable certificate of deposits ("CDs"). Net payments to be received under the cap contract offset the increase in interest payments caused by the relevant LIBOR index rising above the cap's strike rate.

   Hedging transactions are structured at inception so that the notional amounts of the hedge are matched with an equal principal amount of loans or CDs, the index and repricing frequencies of the hedge matches those of the loans or CDs, and the period in which the designated hedged cash flows occur is equal to the term of the hedge. As such, most of the ineffectiveness in the hedging relationship results from the mismatch between the timing of reset date on the hedge versus those of the loans or CDs. During 2001, UNBC recognized a net loss of US$0.5 million due to ineffectiveness, which is recognized in Non-interest expense. Most of the ineffectiveness related to the portion of the options that were being excluded from the assessment of hedge effectiveness.

   For cash flow hedges, based upon amounts included in accumulated other comprehensive income at March 31, 2002, the MTFG Group expects to recognize a gross increase of (Yen)5 billion in net interest income during 2002. This amount could differ from amounts actually realized due to changes in interest rate and the addition of other hedges subsequent to March 31, 2002.

Fair Value Hedge

   UNBC engages in an interest rate hedging strategy in which an interest rate swap is associated with a specific interest bearing liability, UnionBanCal Corporation's obligated mandatorily redeemable Preferred

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

Securities of Subsidiary Grantor Trust ("Trust Preferred Securities"), in order to essentially convert a portion of the liability from a fixed rate to a floating rate instrument. This strategy mitigates the changes in fair value of the hedged liability caused by changes in the designated benchmark interest rate, US dollar LIBOR.

   Fair value hedging transactions are structured at inception so that the notional amounts of the swap match an associated principal amount of the Trust Preferred Securities. The interest payment dates, the expiration date, and the embedded call option of the swap match those of the Trust Preferred Securities.

   The ineffectiveness on fair value hedges in 2001 resulted in a net gain US$0.1 million, which is recognized in Non-interest Expense.

24.  OFF-BALANCE-SHEET CREDIT-RELATED FINANCIAL INSTRUMENTS

   The MTFG Group issues off-balance-sheet credit-related financial instruments for purposes other than trading. Such credit-related financial instruments contain lending-related commitments, including commitments to extend credit, standby letters of credit, guaranties, and commercial letters of credit that the MTFG Group provides to meet the financing needs of its customers. For these financial instruments, the contract amount represents the possible credit risk associated with failure of the counterparty to perform in accordance with the terms and conditions of the contract, and the decline in value of the underlying collaterals. The credit risk associated with these financial instruments varies depending on the counterparty's creditworthiness and the value of any collateral held. Since many of these commitments expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. At March 31, 2002, approximately 74% of these commitments will expire within one year, 22% from one year to five years and 4% after five years.

Off-Balance-Sheet Lending-Related Commitments

   The following is a summary of the contract amounts of these financial instruments at March 31, 2001 and 2002:

                                                    2001        2002
                                                 ----------- -----------
                                                      (in billions)
        Commitments to extend credit............ (Yen)26,752 (Yen)29,367
        Standby letters of credit and guarantees       5,263       5,295
        Commercial letters of credit............         353         378

   Commitments to extend credit, which generally have fixed expiration dates or other termination clauses, are legally binding agreements to lend to customers as long as there is no violation of any condition established in the contract.

   Standby letters of credit and guarantees are conditional commitments issued by the MTFG Group to guarantee the performance of a customer to a third party. The MTFG Group is obliged to pay the third party upon presentation of a claim that meets the conditions of the commitment; however, based on its past experience, the MTFG Group does not expect the third party to draw significant amounts of funds under such commitment. These guaranties at March 31, 2001 and 2002 included guaranties of securities of other issuers, principally domestic corporate customers, aggregating (Yen)370 billion and (Yen)388 billion, respectively, for the payment of bond and note principal and related interest.

   Commercial letters of credit, used for facilitating trade transactions, are generally secured by underlying goods. The MTFG Group continually monitors the type and amount of collateral and other security, and requires counterparties to provide additional collateral or guarantors as necessary.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

Guarantee for Repayment of Trust Principal

   Trust banks, offering a variety of trust arrangements, manage trust funds that contain various portfolios of assets and properties. Some trust arrangements are in the form of money in trusts. Money in trust is a trust arrangement in which money is entrusted to form a trust fund and may be managed jointly to collect funds from individual investors through issuance of beneficiary certificates, which are pooled to achieve greater diversification of investments, stability of income, or other investment objectives. Loan trust is a type of jointly operated designated money in trust, of which funds are principally invested in commercial lending. In view of the trust bank's investment discretion, money trusts are categorized as specified money trust and designated money trust. As to specified money trust, investors decide on and specifically instruct investments of trust assets. A trust bank does not exercise investment decisions, and invests each trust asset in accordance with the specific instructions from the investors. As to designated money trusts, however, a trust bank is allowed to exercise certain investment discretion, subject to the investors' designation of classes of the investment assets.

   Mitsubishi Trust manages and administers trust assets in a capacity of agent or fiduciary on behalf of its customers and, in principle, will not assume any risks associated with trust assets. However, as permitted by applicable laws, Mitsubishi Trust may provide guarantees for repayment of principal of certain jointly operated designated money trusts, such as loan trusts, and is contingently liable to the guarantee for principal of individual trust assets.

   The accounting principles and practices used for the trust banking subsidiary's consolidated financial statements do not apply to the trust accounts under management. Generally, the application of trust accounting does not affect the recorded assets and liabilities of Mitsubishi Trust. However, for the purpose of identifying an impairment of a loan within the trust account, Mitsubishi Trust follows substantially the same methodology used in determining the specific allowance for loan credit losses, with inherent variations in treatment peculiar to trust fund accounting. Under the trust accounting of the trust banking subsidiary, amounts of the loans deemed to be impaired are written off directly and are charged to the profit earned by the trust account during the trust accounting period. Related write-downs of these securities are also directly charged to the trust account profits. In addition, a statutory reserve is set aside to absorb losses in the trust asset portfolios within each trust account in accordance with relevant legislation concerning trust business. An allowance for losses on such guarantees is required in the financial statements only when aggregate losses on trust assets are judged to exceed the statutory reserve and the profit earned in the trust account, and the principal is deemed to be impaired.

   At March 31, 2001 and 2002, contract amounts of such guarantees for repayment of trust principal were (Yen)4,878 billion and (Yen)3,441 billion, respectively. Management believes that the statutory reserve is sufficient to absorb probable losses inherent in the trust portfolio and has not recorded an allowance for credit losses on guarantee for repayment of trust principal in the accompanying consolidated balance sheets at March 31, 2001 and 2002.

Resale and Repurchase Agreements and Security Lending Transactions

   Security lending transactions involve the lending of securities borrowed from other financial institutions or customers' securities held in custody to third party borrowers. The MTFG Group generally obtains collateral from borrowers, including cash and securities, with similar fair value. The MTFG Group follows strict levels of collateralization governed by daily mark-to-market analyses and a review of the creditworthiness of borrowers to control exposure to credit losses resulting from a reduction in the underlying collateral value and nonperformance by borrowers.

   Certain subsidiaries lend customer securities as agent and, at times, indemnify their customers against counterparty default. At March 31, 2001 and 2002, notional amounts of such security lending transactions with indemnification were (Yen)441 billion and (Yen)648 billion, respectively.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   The MTFG Group enters into repurchase and resale transactions. In a sale of securities or other financial instruments with agreement to repurchase them, the MTFG Group sells securities or other financial instruments at a stated price to a counterparty and agrees to repurchase identical financial instruments from the same counterparty at a later date at the predetermined price which reflect the principal amount and interest. In a purchase of securities or other financial instruments with agreement to resale them, the MTFG Group receives securities or other financial instruments for a stated price from a counterparty and agrees to sell them to the same counterparty at a later date at the predetermined price reflecting the principal amount and interest.

   When certain conditions specified in SFAS No. 140 are met, the MTFG Group accounts for resale agreements as purchase of financial instruments with related off-balance-sheet forward resale commitments and repurchase agreements as sale of financial instruments with related off-balance-sheet forward repurchase agreements. The MTFG Group bears the off-balance-sheet risk related to the forward repurchase commitments, including credit risk and market risk. At March 31, 2001 and 2002, contract amounts of such forward repurchase commitments were (Yen)4,526 billion and (Yen)677 billion, respectively.

Concentration of Credit Risk

   Although the MTFG Group's portfolio of financial instruments, including on-balance-sheet instruments, is widely diversified along industry and geographic lines, a significant portion of the transactions with off-balance-sheet risk are entered into with other financial institutions.

25.  COMMITMENTS AND CONTINGENT LIABILITIES

   The MTFG Group leases certain office space and equipment under noncancelable agreements expiring through the year 2015.

   Future minimum rental commitments for noncancelable leases at March 31, 2002 were as follows:

                                                Capitalized   Operating
                                                  Leases       Leases
                                                -----------  ------------
                                                      (in millions)
       Year ending March 31:
          2003................................. (Yen) 6,134  (Yen) 23,864
          2004.................................       5,812        21,399
          2005.................................       5,423        20,250
          2006.................................       4,918        18,820
          2007.................................       3,988        11,232
          2008 and thereafter..................       4,089        48,272
                                                -----------  ------------
              Total minimum lease payments.....      30,364  (Yen)143,837
                                                             ============
       Amount representing interest............      (1,948)
                                                -----------
       Present value of minimum lease payments. (Yen)28,416
                                                ===========

   Total rental expense for the years ended March 31, 2000, 2001 and 2002 was
(Yen)52,524 million, (Yen)46,545 million and (Yen)47,610 million, respectively.

   The MTFG Group is involved in various litigation matters. In the opinion of management, the MTFG Group's liabilities, if any, when ultimately determined will not have a material adverse effect on the MTFG Group's financial position.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

26.  FEES AND COMMISSION INCOME

   Details of fees and commission income for the years ended March 31, 2000, 2001 and 2002 were as follows:

                                                               2000         2001         2002
                                                           ------------ ------------ ------------
                                                                       (in millions)
Trust fees................................................ (Yen)106,183 (Yen)114,604 (Yen)123,645
Fees on funds transfer and service charges for collections       60,682       60,038       60,910
Commissions and fees on international business............       37,089       51,354       53,469
Commissions and fees on credit card business..............          371       47,852       51,005
Service charges on deposits...............................       19,681       22,672       29,791
Other fees and commissions................................      145,150      162,883      173,044
                                                           ------------ ------------ ------------
   Total.................................................. (Yen)369,156 (Yen)459,403 (Yen)491,864
                                                           ============ ============ ============

27.  BUSINESS SEGMENTS

   MTFG conducts its business through its principal subsidiaries, BTM and Mitsubishi Trust, which have been granted substantial autonomy in conducting their business, and, therefore, management currently recognizes each of BTM and Mitsubishi Trust as a principal business segment of the MTFG Group.

   The business segment information of BTM and its subsidiaries ("BTM Group") and Mitsubishi Trust and its subsidiaries ("Mitsubishi Trust Group"), set forth below, is derived from the internal management reporting system used by management to measure the performance of the business segments. Unlike financial accounting, there is no authoritative body of guidance for management accounting. The business segment information, set forth below, is based on the financial information prepared in accordance with Japanese GAAP along with internal management accounting rules and practices. Accordingly, the format and information is presented primarily on the basis of Japanese GAAP and is not consistent with the consolidated financial statements prepared on the basis of US GAAP. A reconciliation is provided for the total amount of the both groups' segments' total operating profit with income (loss) before income tax expense or benefit under US GAAP.

   See Note 28 for financial information relating to the MTFG Group's operations by geographic area. The geographic financial information is consistent with the basis of the accompanying consolidated financial statements.

BTM Group

   BTM Group is organized based on a business unit system as follows:

..   The Retail Banking and Commercial Banking business units provide a full range of banking products and services for a broad range of customers. The Retail Banking business unit serves individuals and small corporate customers. The Commercial Banking business unit serves large and medium-sized corporations.

..   The Global Corporate Banking business unit serves large corporations and some small and medium-sized companies, particularly those with banking needs outside of Japan, and overseas customers (except for UnionBanCal Corporation's customers).

..   The Investment Banking business unit provides advisory and other services related to mergers and acquisitions (M&A), private and public securities offerings, project financing, derivatives and securitization and other investment banking activities.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

..   The Asset Management business unit is responsible for strategic planning and support, including planning and development of asset management products and services, and risk management of the unit's trust and asset management subsidiaries.

..   The UNBC business unit is comprised of UnionBanCal Corporation, a publicly traded majority-owned U.S. banking subsidiary that is the holding company for Union Bank of California, N.A.

..   The Operations Services unit provides operations and settlement services to
    BTM Group's other business units, including settlement and foreign exchange.

..   The Treasury unit is responsible for BTM Group's asset and liability management and liquidity

   The financial performances of BTM Group's major business units, derived from the internal management reporting system, are summarized below. Management does not use information on segments' total assets to allocate resources and assess performance and has not prepared information on segment assets. Accordingly, business segments' information on total assets is also not available.

                                                       Global                      Asset
                             Retail      Commercial   Corporate    Investment     Manage-                 Operations
                             Banking      Banking      Banking      Banking        ment          UNBC      Services
                           ------------ ------------ ------------ ------------  -----------  ------------ -----------
                                                                                       (in millions)
Year ended March 31, 2000:
 Net revenue:
   BTM:
    Net interest income... (Yen)199,182 (Yen)219,264 (Yen)127,086 (Yen)     (8) (Yen)(5,297) (Yen)     -- (Yen) 1,020
    Net fees..............       18,100       34,859       49,788       21,371        7,003            --       3,465
    Other.................       10,721       24,319       27,808       17,908        5,440            --       1,090
   BTM's subsidiaries.....       16,653        6,141       50,286       37,053        1,633       205,065      14,361
                           ------------ ------------ ------------ ------------  -----------  ------------ -----------
     Total................      244,656      284,583      254,968       76,324        8,779       205,065      19,936
 Operating expenses.......      186,280      132,336      108,478       49,407        5,564       122,570      16,563
                           ------------ ------------ ------------ ------------  -----------  ------------ -----------
 Operating profit......... (Yen) 58,376 (Yen)152,247 (Yen)146,490 (Yen) 26,917  (Yen) 3,215  (Yen) 82,495 (Yen) 3,373
                           ============ ============ ============ ============  ===========  ============ ===========
Year ended March 31, 2001:
 Net revenue:
   BTM:
    Net interest income... (Yen)197,587 (Yen)215,171 (Yen)133,659 (Yen) (1,934) (Yen)(4,443) (Yen)     -- (Yen) 1,380
    Net fees..............       19,716       39,652       60,478       27,833        6,440            --       3,572
    Other.................       11,872       22,803       22,612       22,253       (2,255)           --       1,380
   BTM's subsidiaries.....       72,276        9,047       53,850       46,141        9,046       256,225      16,040
                           ------------ ------------ ------------ ------------  -----------  ------------ -----------
     Total................      301,451      286,673      270,599       94,293        8,788       256,225      22,372
 Operating expenses.......      231,343      130,453      124,491       72,112       12,737       131,869      18,107
                           ------------ ------------ ------------ ------------  -----------  ------------ -----------
 Operating profit......... (Yen) 70,108 (Yen)156,220 (Yen)146,108 (Yen) 22,181  (Yen)(3,949) (Yen)124,356 (Yen) 4,265
                           ============ ============ ============ ============  ===========  ============ ===========
Year ended March 31, 2002:
 Net revenue:
   BTM:
    Net interest income... (Yen)176,297 (Yen)216,041 (Yen)136,872 (Yen)  3,941  (Yen)  (361) (Yen)     -- (Yen)   867
    Net fees..............       23,314       43,631       68,365       31,492        5,274            --       3,988
    Other.................       10,737       26,723       18,956       26,748       (4,915)           --       1,137
   BTM's subsidiaries.....       72,787       11,342       57,887       52,357        8,943       295,898      15,458
                           ------------ ------------ ------------ ------------  -----------  ------------ -----------
     Total................      283,135      297,737      282,080      114,538        8,941       295,898      21,450
   Operating expenses.....      230,602      126,834      134,559       72,577       13,884       163,641      17,635
                           ------------ ------------ ------------ ------------  -----------  ------------ -----------
   Operating profit....... (Yen) 52,533 (Yen)170,903 (Yen)147,521 (Yen) 41,961  (Yen)(4,943) (Yen)132,257 (Yen) 3,815
                           ============ ============ ============ ============  ===========  ============ ===========


                             Treasury        Other*         Total
                           ------------  -------------  --------------

Year ended March 31, 2000:
 Net revenue:
   BTM:
    Net interest income... (Yen)150,733  (Yen) (33,825) (Yen)  658,155
    Net fees..............       (2,057)       (30,797)        101,732
    Other.................       (8,995)         3,172          81,463
   BTM's subsidiaries.....          751          8,594         340,537
                           ------------  -------------  --------------
     Total................      140,432        (52,856)      1,181,887
 Operating expenses.......       21,982         37,223         680,403
                           ------------  -------------  --------------
 Operating profit......... (Yen)118,450  (Yen) (90,079) (Yen)  501,484
                           ============  =============  ==============
Year ended March 31, 2001:
 Net revenue:
   BTM:
    Net interest income... (Yen) 60,507  (Yen) (42,988) (Yen)  558,939
    Net fees..............       (2,924)       (35,577)        119,190
    Other.................       46,047         43,014         167,726
   BTM's subsidiaries.....        1,500          8,432         472,557
                           ------------  -------------  --------------
     Total................      105,130        (27,119)      1,318,412
 Operating expenses.......       23,211        146,766         891,089
                           ------------  -------------  --------------
 Operating profit......... (Yen) 81,919  (Yen)(173,885) (Yen)  427,323
                           ============  =============  ==============
Year ended March 31, 2002:
 Net revenue:
   BTM:
    Net interest income... (Yen)152,008  (Yen) (21,416) (Yen)  664,249
    Net fees..............       (5,009)       (40,522)        130,533
    Other.................       57,811         (4,960)        132,237
   BTM's subsidiaries.....        2,265          8,571         525,508
                           ------------  -------------  --------------
     Total................      207,075        (58,327)      1,452,527
   Operating expenses.....       28,370         57,001         845,103
                           ------------  -------------  --------------
   Operating profit....... (Yen)178,705  (Yen)(115,328) (Yen)  607,424
                           ============  =============  ==============

--------
* Other includes the Systems Services unit, the e-Business & Initiatives unit, and the Corporate Center and eliminates overlapping allocation.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   Management measures performance of each business unit by "operating profit", which includes profits or losses of BTM's subsidiaries. Financial information of each BTM's subsidiary is assigned to only one business unit, based on its major products or services provided and its major type of customers. "Operating profit" is a defined term in BTM's regulatory reporting to the Financial Services Agency.

   "Net revenue" above includes net interest income, net fees (that is, fees and commissions received, net of fees paid and other related expenses), and other gains, such as net trading gains, net foreign exchange gains, and net gains from sales of debt investment securities measured under Japanese GAAP. Interest income and expenses between business units are determined using an internal transfer pricing system, based on current market rates. "Operating expenses" include salaries and employee benefits, occupancy and certain other non-interest expenses. In determining operating profit, BTM Group does not assign to each business unit certain income and expense items such as specific provisions for loan loss reserve, equity investment securities gains or losses, minority interest in earnings or losses of BTM's subsidiaries, equity in earnings or losses of BTM's affiliated companies, goodwill amortization and impairment, net gains or losses from disposition of premises and equipment, and other certain non-interest income and expense items.

   Frequently, the business units work together in connection with providing services to customers. In accordance with BTM Group's internal management accounting policies, BTM Group does not apportion the net revenue relating to a particular transaction among the participating business units. Instead, BTM Group assigns the total amount of net revenue relating to each of these transactions to each participating business unit. As a result, some items of net revenue are recorded as part of the operating results of more than one business unit. Any overlapping allocations are eliminated in the "Other" column. The following is the summary of the aggregate amounts of this overlapping allocation of net revenue for the business units for the years ended March 31, 2000, 2001 and 2002.

                                                 Global                 Total
                           Retail   Commercial  Corporate    Asset      Amount
                           Banking   Banking     Banking   Management Eliminated
                           -------- ---------- ----------- ---------- -----------
                                               (in millions)
Year ended March 31, 2000:
  Investment banking...... (Yen) -- (Yen)3,823 (Yen)21,785  (Yen)629  (Yen)26,237
Year ended March 31, 2001:
  Investment banking......        3      5,606      28,005       538       34,152
Year ended March 31, 2002:
  Investment banking......       --      7,837      30,157        --       37,994

   On April 2, 2001, NTB became a wholly owned subsidiary of MTFG and has been excluded from BTM's consolidation. On October 1, 2001, NTB and TTB merged with and into Mitsubishi Trust and, accordingly, BTM's segment internal management reports do not include the financial performance of NTB and TTB subsequent to the merger. Their post-merger financial performance is reflected in Mitsubishi Trust's segment information. BTM's segment information for the years ended March 31, 2000 and 2001 has been restated to reflect the exclusion of NTB and TTB from its consolidation. NTB's operation principally includes pension trust services, securities operations, real estate services, property management services, and stock transfer agency services. TTB's principal business includes securities lending transactions, asset securitizations and other financial securities. The following is a summary of financial performance of NTB and TTB for the years ended March 31, 2000 and 2001 and the six months ended September 30, 2001, derived from the internal management systems of these banks without any adjustments.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

                              Years Ended March 31,  Six Months Ended
                             -----------------------  September 30,
                                2000        2001           2001
                             ----------- ----------- ----------------
                                          (in millions)
          Net revenue....... (Yen)40,891 (Yen)37,020   (Yen)12,100
          Operating expenses      26,298      20,210        14,341
                             ----------- -----------   -----------
          Operating profit.. (Yen)14,593 (Yen)16,810   (Yen)(2,241)
                             =========== ===========   ===========

Mitsubishi Trust Group

   Effective April 1, 2001, Mitsubishi Trust reorganized its business group structure and redefined functions and activities performed by each of its operating groups; Trust-Banking, Trust Assets, Real Estate and Global Markets. In addition, Mitsubishi Trust includes the financial performance of subsidiaries in its internal management reporting for the year ended March 31, 2002. Due to merger of NTB and TTB on October 1, 2001, only the financial performance of NTB and TTB for the second half of the year ended March 31, 2002 are reflected on Mitsubishi Trust's business segment information.

..   The Trust-Banking business group provides a full range of commercial banking products and services to corporations, institutional investors, public organizations and individual customers. It serves the corporate customers by providing financial products to meet the customers' short- and long-term asset management and fund-raising objectives. It also provides retail customers with investment and other products for the creation of wealth. The Trust-Banking business group also manages loan portfolios associated with certain jointly operated designated money trusts such as loan trusts. A jointly operated designated money trust manages pooled funds collected from individual investors for investment returns. A loan trust is a type of jointly operated designated money trust primarily investing in long-term commercial loans. Other services provided by the Trust-Banking business group include stock transfer agency services. Mitsubishi Trust offers agency services for the transfer of the title of stocks and related advisory services.

..   The Trust Assets business group covers fiduciary asset management and administration services. In line with fiduciary asset management services, Mitsubishi Trust takes charge of corporate pensions, public pensions, public sector funds, individual funds and certain other funds, based on the customers' needs. Actuarial and other pension-related consulting services are provided. In the asset administration service, a broad range of custodial services is also provided to corporations, institutional investors and other customers.

..   The Real Estate business group offers real estate services including brokerage of real estate purchases, sale and leasing transactions, advising customers of how to optimize the strategic use of their real estate assets, and offering real estate trust products, such as management, disposal and land trusts. Mitsubishi Trust employs highly qualified experts from a number of property-related fields to execute its real estate business, ranging from real estate agents and licensed real estate appraisers to architects and real estate financing transaction specialists.

..   The Global Markets business group is active in various financial operations, including banking, money and capital markets operations, securities investments and custody operations and asset management, through the network of foreign branches and subsidiaries in the Americas, Europe and Asia. The Global Markets business group also manages investment securities portfolios and placements of excess funds associated with certain jointly operated designated money trusts.

   The financial performance of the Mitsubishi Trust Group's business groups, derived from the internal management reporting system, is summarized below. Business segment information for the years ended March 31, 2000 and 2001 has been restated to reflect changes in group structure and inclusion of subsidiary information discussed above. However, it is not practicable to restate business segment information for the years ended

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

March 31, 2000 and 2001 to reflect the effect of merger of NTB and TTB because the differences in the policy and process of compiling and summarizing segment information between Mitsubishi Trust and NTB and TTB have made impractical the precise and reasonable allocation of financial performance of NTB and TTB to each of the Mitsubishi Trust's business groups. Management does not use information on segments' total assets to allocate resources and assess performance, and has not prepared information on segment assets. Accordingly, business segments' information on total assets is not available.

                                                   Trust-                                 Global
                                                   Banking    Trust Assets Real Estate    Markets       Other*        Total
                                                 ------------ ------------ ----------- ------------  -----------  ------------
                                                                                 (in millions)
Year ended March 31, 2000:
    Mitsubishi Trust:
    Net revenue:
       Net interest income...................... (Yen) 69,429 (Yen)    --  (Yen)    -- (Yen) 65,243  (Yen) 8,243  (Yen)142,915
       Fees on jointly operated designated
        money trusts............................       25,668          --           --       33,513       21,160        80,341
       Other fees...............................       17,364      49,996        8,991         (129)          --        76,222
       Other....................................          312          --           --       22,044         (210)       22,146
                                                 ------------ -----------  ----------- ------------  -----------  ------------
          Total.................................      112,773      49,996        8,991      120,671       29,193       321,624
    Operating expenses..........................       68,190      28,872        6,728       16,725       23,336       143,851
    Mitsubishi Trust's subsidiaries.............           --          --           --           --        6,045         6,045
                                                 ------------ -----------  ----------- ------------  -----------  ------------
    Operating profit............................ (Yen) 44,583 (Yen)21,124  (Yen) 2,263 (Yen)103,946  (Yen)11,902  (Yen)183,818
                                                 ============ ===========  =========== ============  ===========  ============
Year ended March 31, 2001:
    Mitsubishi Trust:
    Net revenue:
       Net interest income...................... (Yen) 75,848 (Yen)    --  (Yen)    -- (Yen) 59,255  (Yen)15,069  (Yen)150,172
       Fees on jointly operated designated
        money trusts............................       19,163          --           --       32,415       14,612        66,190
       Other fees...............................       19,380      49,904       12,004          287           --        81,575
       Other....................................          213          --           --        9,140          350         9,703
                                                 ------------ -----------  ----------- ------------  -----------  ------------
          Total.................................      114,604      49,904       12,004      101,097       30,031       307,640
    Operating expenses..........................       67,654      26,796        6,316       16,587       27,212       144,565
    Mitsubishi Trust's subsidiaries.............           --          --           --           --        3,003         3,003
                                                 ------------ -----------  ----------- ------------  -----------  ------------
    Operating profit............................ (Yen) 46,950 (Yen)23,108  (Yen) 5,688 (Yen) 84,510  (Yen) 5,822  (Yen)166,078
                                                 ============ ===========  =========== ============  ===========  ============
Year ended March 31, 2002:
    Mitsubishi Trust:
    Net revenue:
       Net interest income...................... (Yen) 72,706 (Yen)    --  (Yen)    -- (Yen) 96,072  (Yen)10,711  (Yen)179,489
       Fees on jointly operated designated
        money trusts............................       16,563          --           --       27,910       17,016        61,489
       Other fees...............................       27,017      54,334       11,683       (3,306)          --        89,728
       Other....................................          105          --           --      (14,768)         (50)      (14,713)
                                                 ------------ -----------  ----------- ------------  -----------  ------------
          Total.................................      116,391      54,334       11,683      105,908       27,677       315,993
    Operating expenses..........................       69,139      33,249        8,083       17,858       31,421       159,750
    Mitsubishi Trust's subsidiaries.............           --          --           --           --         (293)         (293)
                                                 ------------ -----------  ----------- ------------  -----------  ------------
    Operating profit............................ (Yen) 47,252 (Yen)21,085  (Yen) 3,600 (Yen) 88,050  (Yen)(4,037) (Yen)155,950
                                                 ============ ===========  =========== ============  ===========  ============

--------
*  Other includes certain divisions of the corporate headquarters
   (e.g., personnel and planning) and adjustments.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   Management measures performance of each business group by "operating profit". "Operating profit" is a defined term in Mitsubishi Trust's regulatory reporting to the Financial Services Agency. The financial performance of subsidiaries are measured by ordinary profit or loss derived from the financial statements of Mitsubishi Trust's subsidiaries. Because of limited significance of subsidiary operations, Mitsubishi Trust does not assign the subsidiary financial performances to business groups and manage them on an aggregate basis.

   "Net revenue" above includes net interest income, net fees (that is, fees and commissions received, net of fees paid and other related expenses), and other gains, such as net trading gains, net foreign exchange gains, and net gains from sales of investment debt securities measured under Japanese GAAP. "Operating expenses" include salaries and employee benefits, occupancy and certain other non-interest expenses. In determining operating profit, the Mitsubishi Trust Group does not assign to each business group certain income and expense items such as provisions for loan loss reserve, equity investment securities gains or losses, minority interest in earnings or losses of Mitsubishi Trust's subsidiaries, equity in earnings or losses of Mitsubishi Trust's affiliated companies, goodwill amortization and impairment, net gains or losses from disposition of premises and equipment, and other certain non-interest income and expense items.

   "Fees on jointly operated designated money trusts" include trust fees, accounted for on a cash basis, which are associated with loan trusts and other types of jointly operated designated money in trusts, including certain money trusts with guarantee for repayment of principal. The amounts assigned to the Trust-Banking business group are fees associated with the return on lending activities and the amounts assigned to the Global Markets business group are fees resulting from the management of investment securities included in the trust accounts. Amounts of write-downs for trust assets recorded within each trust account, which eventually reduce the trust fees to be recognized in Mitsubishi Trust's financial statements, are excluded from the business group's performance measure on jointly operated designated money trusts, and the fee amounts are before provision for write-downs of individual investments. Such write-downs, recognized within each trust, are shown in the reconciliations of the business segments' total operating profit to income or loss before income tax expense or benefit. Fees on such trusts are determined at the end of respective accounting periods of individual trust accounts and Mitsubishi Trust recognizes such fees, on a cash basis, in its Japanese GAAP financial statements. For measuring the performance of the Trust-Banking and Global Markets business groups, Mitsubishi Trust focuses on the results of performance during the term corresponding to the fiscal period. Since the trust accounting periods do not necessarily correspond with Mitsubishi Trust's fiscal period, fee amounts shown in the Japanese GAAP financial statements do not meet the objective of management reporting without certain adjustments. Accordingly, Mitsubishi Trust allocates amounts to the business group to show the fee amounts that would have been earned, on an accrual basis, if each trust accounting period have corresponded with Mitsubishi Trust's fiscal period.

   "Other fees" include trust fees other than fees on certain jointly operated designated money trusts, such as retirement benefit trusts and securities-related trust, including specified money trust and independently operated designated money trust, and fiduciary and custodial services related to asset management and administration. Fees and commissions on securitizations, stock transfer agency services and real estate business are also included in this line.

   "Net revenue" included in the "Other" column includes interest and dividends on certain investment securities held for relationship management. "Fees on jointly operated designated money trusts" under " Other" include the amounts representing the recoveries of trust assets previously written off and reversal of the statutory reserve, both of which are accounted for as a reduction of the trust fees. Also, included in the amounts under "Other" are the adjustments for the amounts of the Trust-Banking business group based on Mitsubishi Trust's fiscal period to the segments' total amounts, which are determined, based on the accounting periods of the trust accounts.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

Reconciliation

   As set forth above, the measurement bases and the income and expenses items covered are very different between the internal management reporting system and the accompanying consolidated statements of operations. Therefore, it is impracticable to present reconciliations of the business segments' total information, other than operating profit, to corresponding items in the accompanying consolidated statements of operations.

   Reconciliations of the total amount of the both Groups' segments' total operating profit under the internal management reporting system for the years ended March 31, 2000, 2001 and 2002 above to income or loss before income tax expense or benefit shown on the consolidated statements of operations are as follows:

                                                           2000       2001       2002
                                                        ---------  ---------  ---------
                                                                 (in billions)
Operating profit:
   BTM................................................. (Yen) 501  (Yen) 427  (Yen) 607
   Mitsubishi Trust....................................       184        166        156
                                                        ---------  ---------  ---------
       Total...........................................       685        593        763
   Trust fees adjusted for write-downs of trust assets.       (60)       (37)       (19)
   Provision for credit losses.........................      (368)      (688)      (580)
   Trading account profit (loss).......................      (181)        96         12
   Equity investment securities gains (losses)--net....       100        169        (23)
   Foreign exchange gains (losses)--net................        88        (73)      (275)
   Losses on other real estate owned...................       (70)       (16)        (6)
   Goodwill amortization...............................        (3)        (4)        (8)
   Minority interest...................................       (16)       (20)       (22)
   Other--net..........................................      (172)       (16)      (166)
                                                        ---------  ---------  ---------
Income (loss) before income tax expense (benefit)...... (Yen)   3  (Yen)   4  (Yen)(324)
                                                        =========  =========  =========

28.  FOREIGN ACTIVITIES

   Foreign operations include the business conducted by overseas offices, as well as international business conducted from domestic offices, principally several international banking-related divisions of BTM's and Mitsubishi Trust's Head Office in Tokyo and involve various transactions with debtors and customers residing outside Japan. Close integration of the MTFG Group's foreign and domestic activities makes precise estimates of the amounts of assets, liabilities, income and expenses attributable to foreign operations difficult and necessarily subjective. Assets, income and expenses attributable to foreign operations are allocated to geographical areas based on the domiciles of the debtors and customers.

   Generally, interest rates with respect to funds borrowed and loaned between domestic and foreign operations are based on prevailing money market rates appropriate for the transactions. In general, the MTFG Group has allocated all direct expenses and a proportionate share of general and administrative expenses to income derived from foreign loans and other transactions by the MTFG Group's foreign operations. The following table sets forth estimated total assets at March 31, 2000, 2001 and 2002, and estimated gross revenue, total expenses, income or loss before income tax expense or benefit and net income or loss for the respective years then ended.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

                                               Domestic                                 Foreign
                                           ---------------  ---------------------------------------------------------------
                                                                United
                                                               States of                      Asia/Oceania       Other
                                                Japan           America          Europe      Excluding Japan     Areas*
                                           ---------------  ---------------  --------------  --------------- --------------
                                                                                     (in millions)
Year ended March 31, 2000:
  Total revenue........................... (Yen) 1,491,063  (Yen)   606,245  (Yen)  187,728  (Yen)  237,083  (Yen)  163,416
  Total expenses..........................       1,536,170          573,106         295,939         171,653         106,049
  Income (loss) before income tax expense
   or benefit.............................         (45,107)          33,139        (108,211)         65,430          57,367
  Net income (loss).......................         (33,359)          (8,754)       (113,921)         53,895          54,597
  Total assets at end of year.............      65,749,190        9,279,498       4,448,318       3,497,869       2,021,125
Year ended March 31, 2001:
  Total revenue...........................       1,605,832          759,958         411,683         256,602         204,723
  Total expenses..........................       1,950,675          671,420         298,086         172,512         142,516
  Income (loss) before income tax expense
   or benefit.............................        (344,843)          88,538         113,597          84,090          62,207
  Net income (loss).......................        (362,280)          58,104         111,950          72,011          61,041
  Total assets at end of year.............      68,251,884       11,890,868       7,333,229       3,408,333       2,604,636
Year ended March 31, 2002:
  Total revenue...........................       1,258,746          701,739         364,926         259,934         132,357
  Total expenses..........................       1,645,897          733,180         356,406         215,119          91,333
  Income (loss) before income tax expense
   or benefit and cumulative effect of a
   change in accounting principle.........        (387,151)         (31,441)          8,520          44,815          41,024
  Net income (loss).......................        (236,546)         (57,036)          4,131          34,984          37,933
  Total assets at end of year.............      69,162,382       12,346,379       6,668,616       3,297,980       2,889,757




                                                Total
                                           ---------------

Year ended March 31, 2000:
  Total revenue........................... (Yen) 2,685,535
  Total expenses..........................       2,682,917
  Income (loss) before income tax expense
   or benefit.............................           2,618
  Net income (loss).......................         (47,542)
  Total assets at end of year.............      84,996,000
Year ended March 31, 2001:
  Total revenue...........................       3,238,798
  Total expenses..........................       3,235,209
  Income (loss) before income tax expense
   or benefit.............................           3,589
  Net income (loss).......................         (59,174)
  Total assets at end of year.............      93,488,950
Year ended March 31, 2002:
  Total revenue...........................       2,717,702
  Total expenses..........................       3,041,935
  Income (loss) before income tax expense
   or benefit and cumulative effect of a
   change in accounting principle.........        (324,233)
  Net income (loss).......................        (216,534)
  Total assets at end of year.............      94,365,114

--------
*  Other Areas primarily include Canada, Latin America and the Caribbean.

   The following is an analysis of certain asset and liability accounts related to foreign activities at March 31, 2001 and 2002:

                                                                                      2001            2002
                                                                                 --------------- ---------------
                                                                                          (in millions)
Cash and due from banks......................................................... (Yen)   502,337 (Yen)   251,135
Interest-earning deposits in other banks........................................       2,796,979       2,641,903
                                                                                 --------------- ---------------
       Total.................................................................... (Yen) 3,299,316 (Yen) 2,893,038
                                                                                 =============== ===============
Trading account assets.......................................................... (Yen) 2,432,219 (Yen) 1,868,779
                                                                                 =============== ===============
Investment securities........................................................... (Yen) 5,555,952 (Yen) 5,937,177
                                                                                 =============== ===============
Loans--net of unearned income and deferred loan fees............................ (Yen)11,062,646 (Yen)11,668,017
                                                                                 =============== ===============
Deposits, principally time deposits and certificates of deposit by foreign banks (Yen)14,156,784 (Yen)11,791,971
                                                                                 =============== ===============
Funds borrowed:
   Call money, funds purchased, and receivables under repurchase agreements and securities lending transactions........................................ (Yen) 1,993,420 (Yen) 2,429,634
   Other short-term borrowings..................................................         442,558         622,414
   Long-term debt...............................................................       2,120,321       1,833,252
                                                                                 --------------- ---------------
       Total.................................................................... (Yen) 4,556,299 (Yen) 4,885,300
                                                                                 =============== ===============
Trading account liabilities..................................................... (Yen) 2,229,001 (Yen) 1,456,605
                                                                                 =============== ===============

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   The MTFG Group had no cross-border outstandings, as defined in the Securities Act Industry Guides 3, in any foreign country, which exceeded 0.75% of consolidated total assets at March 31, 2001, and 2002.

29.  ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

   Quoted market prices, where available, are used to estimate fair values of financial instruments. However, quoted market prices are not available for a substantial portion of financial instruments and, therefore, fair values for such financial instruments are estimated using discounted cash flow models or other valuation techniques. Although management uses its best judgment in estimating fair values of financial instruments, estimation methodologies and assumptions used to estimate fair values are inherently subjective. Accordingly, the estimates presented herein are not necessarily indicative of net realizable or liquidation values. The use of different estimation methodologies and/or market assumptions may have a significant effect on the estimated fair values. The estimated fair values of financial instruments do not include valuations of related intangible assets such as core deposits.

   The following is a summary of carrying amounts and estimated fair values of financial instruments at March 31, 2001 and 2002:

                                                                            2001                    2002
                                                                   ----------------------- -----------------------
                                                                    Carrying   Estimated    Carrying   Estimated
                                                                     Amount    Fair Value    Amount    Fair Value
                                                                   ----------- ----------- ----------- -----------
                                                                                    (in billions)
Financial assets:
   Cash, due from banks, call loans and funds sold, and
     receivables under resale agreements and securities borrowing transactions................................................. (Yen)12,940 (Yen)12,940 (Yen)10,867 (Yen)10,867
   Trading account assets, excluding derivatives..................       3,979       3,979       5,020       5,020
   Investment securities..........................................      22,037      22,052      23,555      23,568
   Loans, net of allowance for credit losses......................      47,954      48,238      48,495      48,741
   Other financial assets.........................................       1,417       1,417       2,524       2,524
   Derivative financial instruments:
       Trading activities.........................................       3,164       3,164       2,478       2,478
       Activities qualifying for hedges...........................           5          31          13          13
Financial liabilities:
   Non-interest-bearing deposits, call money and funds purchased, and payables under repurchase agreements and securities
     lending transactions.........................................      13,287      13,287      14,501      14,501
   Interest-bearing deposits......................................      55,546      55,689      58,402      58,416
   Debentures.....................................................       3,404       3,438       2,269       2,280
   Trading account liabilities, excluding derivatives.............       1,451       1,451         177         177
   Obligations to return securities received as collateral........         296         296         316         316
   Due to trust account...........................................       3,673       3,673       2,282       2,282
   Other short-term borrowings....................................       2,130       2,130       3,319       3,319
   Long-term debt.................................................       4,963       5,158       5,184       5,340
   Other financial liabilities....................................       2,286       2,286       2,603       2,603
   Derivative financial instruments:..............................
       Trading activities.........................................       2,621       2,621       2,319       2,319
       Activities qualifying for hedges...........................           4          17           2           2

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   The methodologies and assumptions used to estimate the fair value of the financial instruments are summarized below.

   Cash, due from banks, call loans and funds sold, and receivables under resale agreements and securities borrowing transactions--For cash, due from banks including interest-earning deposits, and call loans and funds sold, the carrying amounts are a reasonable estimate of the fair values because of their short-term nature and limited credit risk. For receivables under resale agreements and securities borrowing transactions, the fair values are based on quoted market prices, when available, or estimated with reference to quoted market prices for similar instruments when quoted market prices are not available.

   Trading account securities--Trading securities and short trading positions of securities are carried at fair value, which is principally based on quoted market prices, when available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

   Investment securities--The fair values of investment securities, where quoted market prices or secondary market prices are available, are equal to such market prices. For investment securities, when quoted market prices or secondary market prices are not available, the fair values are estimated using quoted market prices for similar securities or based on appraised value as deemed appropriate by management. The fair value of investment securities other than those classified neither available for sale nor being held to maturity (i.e., nonmarketable equity securities) at March 31, 2001 and 2002 were not readily determinable. Therefore, the above summary does not include the carrying amounts of such investment securities amounting to (Yen)169 billion and (Yen)129 billion at March 31, 2001 and 2002, respectively.

   Loans--The fair values of loans are estimated for groups of similar loans based on type of loan, credit quality and remaining maturity. In incorporating the credit risk factor, management concluded that the allowance for credit losses adequately adjusts the related book values for credit risk. For floating- or adjustable-rate loans, which mature or reprice within a short period of time, the carrying values are considered to be a reasonable estimate of fair values. For fixed-rate loans, market prices are not generally available and the fair values are estimated by discounting the estimated future cash flows based on the contracted maturity of the loans. The discount rates are based on the current market rates corresponding to the applicable maturity. Where market prices are available, primarily for loans to refinancing countries and certain other foreign loans, the fair values are based on such market prices, including secondary market prices. For non-performing loans, the fair values are generally determined on an individual basis by discounting the estimated future cash flows and may be based on the appraisal value of underlying collateral as appropriate.

   Other financial assets--The estimated fair values of other financial assets, which primarily include accrued interest receivable, customers' acceptance liabilities and accounts receivable, approximate their carrying amounts.

   Derivative financial instruments--The estimated fair values of derivative financial instruments are the amounts the MTFG Group would receive or pay to terminate the contracts at the balance-sheet date, taking into account the current unrealized gains or losses on open contracts. They are based on market or dealer quotes when available. Valuation models such as present value and option pricing models are applied to current market information to estimate fair values when such quotes are not available.

   Non-interest-bearing deposits, call money and funds purchased, payables under repurchase agreements and securities lending transactions, and obligations to return securities received as collateral--The fair values of non-interest-bearing deposits are equal to the amounts payable on demand. For call money and funds purchased, the carrying amounts are a reasonable estimate of the fair values because of their short-term nature.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

For payables under repurchase agreements and securities lending transactions and obligations to return securities received as collateral, the fair values are generally based on quoted market prices, when available, or estimated using quoted market prices for similar instruments when quoted market prices are not available.

   Interest-bearing deposits--The fair values of demand deposits, deposits at notice, and certificates of deposit maturing within a short period of time are the amounts payable on demand. Fair values of time deposits and certificates of deposit maturing after a short period of time are estimated by discounting the estimated cash flows using the rates currently offered for deposits of similar remaining maturities or the applicable current market rates.

   Debentures--The fair values of debentures are estimated using a discounted cash flow model based on quoted market rates or, if available, secondary market rates currently available for debentures with similar terms and remaining maturities.

   Due to trust account--For due to trust account, which reflects a temporary placement of excess fund from individual trust accounts managed by the trust banking subsidiary in their fiduciary and trust capacity, the carrying amount is a reasonable estimate of the fair value due to its nature similar to short-term funding, including demand deposits and other overnight funds purchased, in a manner that the balance changes in response to the day-to-day changes in excess funds placed by the trust accounts.

   Other short-term borrowings--For most other short-term borrowings, the carrying amounts are a reasonable estimate of the fair values because of their short-term nature. For certain borrowings, fair values are estimated by discounting the estimated future cash flows using applicable current market interest rates or comparable rates for similar instruments, which represent the MTFG Group's cost to raise funds with a similar remaining maturity.

   Long-term debt--For convertible bonds and certain subordinated debt, the fair values are estimated based on quoted market prices of the instruments. The fair value of other long-term debt are estimated using a discounted cash flow model based on rates applicable to the MTFG Group for debt with similar terms and remaining maturities.

   Other financial liabilities--The estimated fair values of other financial liabilities, which primarily include accrued interest payable, bank acceptances and accounts payable, approximate their carrying amounts.

   The fair values of certain off-balanced-sheet credit-related financial instruments held for purposes other than trading, including commitments to extend credit, guarantee for repayment of trust principal, standby letters of credit and guaranties and commercial letters of credit, are estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the credit quality. The aggregate fair value of such instruments at March 31, 2001 and 2002 was not material.

   The fair value estimates presented herein are based on pertinent information available to management as of March 31, 2001 and 2002. These amounts have not been comprehensively revalued since that date and, therefore, current estimates of fair values may have changed significantly from the amounts presented herein.

30.  UNBC MANAGEMENT STOCK PLAN

   UNBC has two management stock plans. The Year 2000 UnionBanCal Corporation Stock Plan, effective January 1, 2000 (the "2000 Stock Plan"), and the UnionBanCal Corporation Management Stock Plan, restated effective June 1, 1997 (the "1997 Stock Plan"), have 10.0 million and 6.6 million shares, respectively, of UNBC's common stock authorized to be awarded to key employees and outside directors of UNBC at the

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES discretion of the Executive Compensation and Benefits Committee of UNBC's Board of Directors (the "Committee"). Employees on rotational assignment from BTM are not eligible for stock awards.

   The Committee determines the term of each stock option grant, up to a maximum of ten years from the date of grant. The exercise price of the options issued under the Stock Plan shall not be less than the fair market value on the date the option is granted. Unvested restricted stock issued under the Stock Plan is shown as a reduction to retained earnings in UNBC's financial statements. The value of the restricted shares at the date of grant is amortized to compensation expense over its vesting period. All cancelled or forfeited options and restricted stock become available for future grants.

   In 1999, 2000 and 2001, UNBC granted options to non-employee directors and various key employees, including policy-making officers under the 1997 and 2000 Stock Plans. Under both Stock Plans, options granted to employees vest pro-rata on each anniversary of the grant date and become fully exercisable three years from the grant date, provided that the employee has completed the specified continuous service requirement. The options vest earlier if the employee dies, is permanently disabled, or retires under certain grant, age, and service conditions. Options granted to non-employee directors are fully vested on the grant date and exercisable 33 1/3 percent on each anniversary under the 1997 Stock Plan, and fully vested and exercisable on the grant date under the 2000 Stock Plan. The following is a summary of stock option transactions under the Stock Plans.

                                                  Years Ended December 31,
-                    -----------------------------------------------------------------------------------
                                1999                        2000                        2001
                     --------------------------- --------------------------- ---------------------------
                     Number of  Weighted-Average  Number    Weighted-Average Number of  Weighted-Average
                      Shares     Exercise Price  of Shares   Exercise Price   Shares     Exercise Price
                     ---------  ---------------- ---------  ---------------- ---------  ----------------
Options outstanding,
  beginning of year. 1,740,081       $21.47      3,281,273       $28.46      5,191,899       $28.47
 Granted............ 1,747,750        34.31      2,126,506        27.99      3,448,242        30.03
 Exercised..........  (157,007)       14.65        (98,004)       13.18       (557,597)       19.02
 Forfeited..........   (49,551)       33.04       (117,876)       32.04       (143,273)       29.91
                     ---------                   ---------                   ---------
Options outstanding,
  end of year....... 3,281,273       $28.46      5,191,899       $28.47      7,939,271       $29.79
                     =========                   =========                   =========
Options exercisable,
  end of year....... 1,266,976       $20.01      2,135,228       $25.90      3,009,555       $29.53
                     =========                   =========                   =========

   The weighted-average fair value of options granted was $9.77 during 1999, $10.21 during 2000, and $10.38 during 2001.

   The following table summarizes information about stock options outstanding.

                                                                   Options Exercisable at
                    Options Outstanding at December 31, 2001         December 31, 2001
                  --------------------------------------------- ----------------------------
                              Weighted-Average
Range of Exercise   Number       Remaining     Weighted-Average   Number    Weighted-Average
     Prices       Outstanding Contractual Life  Exercise Price  Exercisable  Exercise Price
     ------       ----------- ---------------- ---------------- ----------- ----------------
 $ 8.92 - 12.83      189,601     2.4 years          $10.99         189,601       $10.99
  18.29 - 25.00      558,381     4.7                 21.55         479,191        21.26
  27.56 - 37.96    7,168,289     7.9                 30.88       2,325,431        32.65
  44.56 - 44.56       23,000     7.9                 44.56          15,332        44.56
                   ---------                                     ---------
                   7,939,271                                     3,009,555
                   =========                                     =========

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   In 1999, 2000, and 2001, UNBC also granted 1,050, 13,500 and 6,000 shares, respectively, of restricted stock to key officers, including policy-making officers, under the Stock Plan. The awards of restricted stock vest pro rata on each anniversary of the grant date and become fully vested four years from the grant date, provided that the employee has completed the specified continuos service requirement. They vest earlier if the employee dies, is permanently and totally disabled, or retires under certain grant, age, and service conditions. Restricted shareholders have the right to vote their restricted shares and receive dividends.

   The following is a summary of restricted stock transactions under the Stock Plan.

                                                   Years Ended December 31,
-                     -----------------------------------------------------------------------------------
                                 1999                        2000                        2001
                      --------------------------- --------------------------- ---------------------------
                                 Weighted-Average            Weighted-Average            Weighted-Average
                      Number of  Grant Date Fair   Number    Grant Date Fair   Number    Grant Date Fair
                       Shares         Value       of Shares       Value       of Shares       Value
                      ---------  ---------------- ---------  ---------------- ---------  ----------------
Restricted stock
  awards outstanding,
  beginning of year.. 1,504,302       $14.12      1,496,106       $14.05      1,506,162       $14.11
 Granted.............     1,050        32.88         13,500        25.00          6,000        37.10
 Cancelled...........    (9,246)       27.60         (3,444)       31.66           (636)       37.47
                      ---------                   ---------                   ---------
Restricted stock
  awards outstanding,
  end of year........ 1,496,106       $14.05      1,506,162       $14.11      1,511,526       $14.19
                      =========                   =========                   =========
Restricted stock
  awards vested, end
  of year............ 1,290,900       $11.84      1,408,696       $13.00      1,469,354       $13.66
                      =========                   =========                   =========

   At December 31, 1999, 2000 and 2001, 989,811, 8,969,424 and 5,659,091
shares, respectively, were available for future grants as either stock options or restricted stock under the Stock Plan.

   UNBC follows the intrinsic value based method prescribed in Accounting Principle Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related Interpretations in accounting for its employee stock-based compensation plan. Accordingly, no compensation cost has been recognized for its stock option grants. Had compensation cost for UNBC's stock-based plan been determined based on the fair value at the grant dates for awards under that plan consistent with the method of SFAS No. 123, "Accounting for Stock-Based Compensation", UNBC's net income and net income per share would have decreased to the pro forma amounts indicated in the following table.

                                                           Years Ended December 31,
-                                                         --------------------------
(Dollars in thousands, except per share data)               1999     2000     2001
---------------------------------------------             -------- -------- --------
        Net income                            As reported $441,731 $439,900 $481,428
                                                Pro forma  435,766  429,730  464,750
        Net income per share--basic           As reported $   2.65 $   2.72 $   3.05
                                                Pro forma     2.62     2.66     2.94
        Net income per share--diluted         As reported $   2.64 $   2.72 $   3.04
                                                Pro forma     2.61     2.65     2.93

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants made in 1999, 2000 and 2001; risk-free interest rates of 5.2 percent in 1999, 6.4 percent in 2000, and 4.9 percent in 2001; expected volatility of 30 percent in 1999, 44 percent in 2000, and 45 percent in 2001; expected lives of 5 years for 1999, 2000, and 2001; and expected dividend yields of 2.2 percent in 1999, 3.5 percent in 2000, and 3.4 percent in 2001.

   Effective January 1, 1997, UNBC established a Performance Share Plan. Eligible participants may earn performance share awards to be redeemed in cash three years after the date of grant. Performance shares are linked to shareholder value in two ways: (1) the market price of UNBC's common stock, and
(2) return on equity, a performance measure closely linked to value creation. Eligible participants generally receive grants of performance shares annually. The total number of performance shares granted under the plan cannot exceed 600,000. UNBC granted 22,000 shares in 1999, 31,500 shares in 2000, and 68,000 shares in 2001. No performance shares were forfeited in either 1999 or in 2000. In 2001, 9,000 performance shares were forfeited. The value of a performance share is equal to the market price of UNBC's common stock. All cancelled or forfeited performance shares become available for future grants.

   When the stock option is exercised, the MTFG Group accounts for a decrease in its ownership as a sale of a portion of its investment in UNBC, and the resulting gains or losses are recognized in earnings.

31.  PARENT COMPANY ONLY FINANCIAL INFORMATION

   Distributions of retained earnings of BTM and Mitsubishi Trust are restricted in order to meet the minimum capital adequacy requirements under the Banking Law. Also, retained earnings of these banking subsidiaries are restricted in accordance with the statutory reserve requirements under the Code (see Note 21).

   The following table presents the parent company only financial information of MTFG for the years ended March 31, 2002.

   Condensed balance sheets

                                                            2001           2002
                                                       -------------- --------------
                                                               (in millions)
Assets:
   Cash and interest-earning deposits with banks...... (Yen)       -- (Yen)   39,212
   Investments in subsidiaries........................      3,201,578      2,573,874
   Investments in convertible bonds of a subsidiary...             --        266,417
   Other assets.......................................             --         19,883
                                                       -------------- --------------
       Total assets................................... (Yen)3,201,578 (Yen)2,899,386
                                                       ============== ==============
Liabilities and shareholders' equity:
   Convertible bonds.................................. (Yen)       -- (Yen)  266,417
   Other liabilities..................................             --          6,472
                                                       -------------- --------------
   Total liabilities..................................             --        272,889
                                                       -------------- --------------
Shareholders' equity..................................      3,201,578      2,626,497
                                                       -------------- --------------
       Total liabilities and shareholders' equity..... (Yen)3,201,578 (Yen)2,899,386
                                                       ============== ==============

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

Condensed Statements of Operations

                                                     2000          2001           2002
                                                 ------------  ------------  -------------
                                                               (in millions)
Income:
   Dividends from subsidiaries.................. (Yen)     --  (Yen)     --  (Yen)  67,523
   Management fees from subsidiaries............           --            --          4,967
   Interest income..............................           --            --          7,145
   Other income.................................           --            --            191
                                                 ------------  ------------  -------------
Total income....................................           --            --         79,826
                                                 ------------  ------------  -------------
Expense:
   Operating expenses...........................           --            --          5,426
   Interest expense.............................           --            --          7,166
   Other expense................................           --            --             49
                                                 ------------  ------------  -------------
       Total expense............................           --            --         12,641
                                                 ------------  ------------  -------------
Equity in undistributed net loss of subsidiaries      (47,542)      (59,174)      (283,855)
                                                 ------------  ------------  -------------
Loss before income tax benefit..................      (47,542)      (59,174)      (216,670)
Income tax benefit..............................           --            --           (136)
                                                 ------------  ------------  -------------
Net loss........................................ (Yen)(47,542) (Yen)(59,174) (Yen)(216,534)
                                                 ============  ============  =============

    Condensed Statement of Cash Flows
                                                                 2002
                                                             -------------
                                                             (in millions)
    Operating activities:
       Net loss............................................. (Yen)(216,534)
       Adjustments and other................................       283,365
                                                             -------------
    Net cash provided by operating activities...............        66,831
                                                             -------------
    Investing activities:
       Net increase in interest-earning deposits with banks.       (38,700)
       Purchase of equity investment in a subsidiary........       (12,827)
       Other................................................       (14,639)
                                                             -------------
    Net cash used in investing activities...................       (66,166)
                                                             -------------
    Financing activities:
       Proceeds from sales of treasury stock................         6,998
       Payments to acquire treasury stock...................        (7,381)
       Other................................................           230
                                                             -------------
    Net cash used in financing activities...................          (153)
                                                             -------------
    Net increase in cash and cash equivalents...............           512
                                                             -------------
    Cash and cash equivalents at end of period.............. (Yen)     512
                                                             =============

--------
Note -- For the years ended March 31, 2000 and 2001, there were no activities involving cash flows.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Concluded)


32.  EVENTS SINCE MARCH 31, 2002

Approval of Dividends

   On June 27, 2002, the shareholders approved (1) payment of cash dividends to the shareholders of record on March 31, 2002 of (Yen)82,500 per share of Class 1 preferred stock, totaling (Yen)6,716 million, of (Yen)16,200 per share of Class 2 preferred stock, totaling (Yen)1,620 million, and of (Yen)6,000 per share of common stock, totaling (Yen)34,453 million and (2) a reduction of legal capital surplus and transfer to unrestricted capital surplus of
(Yen)600,000 million.

   On November 25, 2002, the Board of Directors approved payment of cash dividends to the shareholders of record on September 30, 2002 of (Yen)41,250 per share of Class 1 preferred stock, totaling (Yen)3,358 million, and
(Yen)8,100 per share of Class 2 preferred stock, totaling (Yen)810 million.

Adoption of SFAS No. 142

   The MTFG Group has performed the required transitional impairment tests of goodwill and intangible assets with indefinite lives upon adoption of SFAS No.
142. The initial adoption resulted in a cumulative adjustment charge to earnings of (Yen)532 million related to the impairment of goodwill. Net loss and amounts per common share for the years ended March 31, 2000, 2001 and 2002 adjusted to exclude amortization expense (net of taxes) related to goodwill are as follows:

                                                        2000             2001             2002
                                                   --------------  ---------------  ---------------
Net income (loss): (in millions)
   Reported net loss.............................. (Yen)  (47,542) (Yen)   (59,174) (Yen)  (216,534)
   Goodwill amortization, net of tax..............          4,431            5,014            7,877
                                                   --------------  ---------------  ---------------
   As adjusted.................................... (Yen)  (43,111) (Yen)   (54,160) (Yen)  (208,657)
                                                   ==============  ===============  ===============
Basic earnings (loss) per common share: (in yen)
   Reported net loss.............................. (Yen)(9,663.81) (Yen)(12,274.55) (Yen)(39,733.32)
   Goodwill amortization, net of tax..............         807.84           911.64         1,418.11
                                                   --------------  ---------------  ---------------
   As adjusted.................................... (Yen)(8,855.97) (Yen)(11,362.91) (Yen)(38,315.21)
                                                   ==============  ===============  ===============
Diluted earnings (loss) per common share: (in yen)
   Reported net loss.............................. (Yen)(9,663.81) (Yen)(12,274.55) (Yen)(39,733.32)
   Goodwill amortization, net of tax..............         807.84           911.64         1,418.11
                                                   --------------  ---------------  ---------------
   As adjusted.................................... (Yen)(8,855.97) (Yen)(11,362.91) (Yen)(38,315.21)
                                                   ==============  ===============  ===============

   Intangible assets with indefinite lives, that were amortized in the years ended March 31, 2000, 2001 and 2002, were immaterial.

Legal Proceedings for Local Taxes

   On January 30, 2003, the Tokyo High Court upheld the Tokyo District Court's ruling and ordered the Tokyo Metropolitan Government to refund tax payments that the banks had paid over the past two fiscal years, which represents the difference between the 3.0% tax on the gross operating profits paid by the banks and the amount computed based on net income under the former rule. The order includes the refund of (Yen)30.4 billion to BTM and Mitsubishi Trust. However, the Tokyo High Court reversed the lower court on the issue of additional compensation. The Tokyo Metropolitan Government may appeal this decision to the Supreme Court of Japan. To date, there have been no decisions made by the Osaka District Court. Given the fact that the legal process has not been completed, MTFG Group has not recorded any gain in MTFG Group's consolidated financial statements.

                                   * * * * *

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

               CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
                          SEPTEMBER 30, 2001 AND 2002

                                                           2001             2002
                                                     ---------------  ---------------
                                                               (in millions)
                     ASSETS
Cash and due from banks............................. (Yen) 1,825,644  (Yen) 2,248,902
Interest-earning deposits in other banks............       5,376,805        4,148,565
Call loans, funds sold, and receivables under
 resale agreements..................................       3,116,152        2,359,578
Receivables under securities borrowing
 transactions.......................................       2,039,577        1,990,738
Trading account assets (including assets pledged
 that secured parties are permitted to sell or
 repledge of (Yen)1,056,857 million at September
 30, 2001, and (Yen)1,090,382 million at
 September 30, 2002)................................       6,542,695        7,327,701
Investment securities:
 Securities available for sale--at fair value
   (including assets pledged that secured parties
   are permitted to sell or repledge of
   (Yen)515,824 million at September 30, 2001,
   and (Yen)2,909,808 million at September 30,
   2002)............................................      20,084,360       23,394,650
 Securities being held to maturity--at amortized
   cost.............................................         283,143          242,168
 Other investment securities........................         170,963          138,289
                                                     ---------------  ---------------
   Total investment securities......................      20,538,466       23,775,107
                                                     ---------------  ---------------
Loans, net of unearned income and deferred loan
 fees (including assets pledged that secured
 parties are permitted to sell or repledge of
 (Yen)702,894 million at September 30, 2001, and
 (Yen)739,146 million at September 30, 2002)........      48,307,770       48,091,245
Allowance for credit losses.........................      (1,794,045)      (1,571,232)
                                                     ---------------  ---------------
 Net loans..........................................      46,513,725       46,520,013
                                                     ---------------  ---------------
Premises and equipment--net.........................         709,759          635,139
Accrued interest....................................         222,287          181,262
Customers' acceptance liability.....................          35,635           30,775
Intangible assets...................................         181,555          200,341
Goodwill............................................          35,441           41,070
Other assets........................................       2,345,613        2,856,838
                                                     ---------------  ---------------
       Total........................................ (Yen)89,483,354  (Yen)92,316,029
                                                     ===============  ===============
      LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits :
 Domestic offices :
   Non-interest-bearing............................. (Yen) 2,962,423  (Yen) 3,544,419
   Interest-bearing.................................      43,856,571       49,743,486
 Overseas offices, principally interest-bearing.....      12,354,681       10,556,215
                                                     ---------------  ---------------
       Total deposits...............................      59,173,675       63,844,120
Debentures..........................................       2,993,854        1,198,007
Call money, funds purchased, and payables under
 repurchase agreements..............................       5,072,054        6,504,990
Payables under securities lending transactions......       3,053,634        2,222,914
Due to trust account and other short-term
 borrowings.........................................       5,152,873        4,491,849
Trading account liabilities.........................       3,330,651        2,656,621
Obligations to return securities received as
 collateral.........................................         604,105          742,487
Bank acceptances outstanding........................          35,635           30,775
Accrued interest....................................         236,364          152,248
Long-term debt......................................       5,093,871        5,323,484
Other liabilities...................................       2,219,523        2,802,395
                                                     ---------------  ---------------
       Total liabilities............................      86,966,239       89,969,890
                                                     ---------------  ---------------
Commitments and contingent liabilities
Shareholders' equity :
 Capital stock :
   Preferred stock :
     Class 1--authorized, 81,400 shares; issued
       and outstanding, 81,400 shares at
       September 30, 2001 and 2002, with no
       stated value (aggregate liquidation
       preference of (Yen)244,200 million)..........         122,100          122,100
     Class 2--convertible: authorized, 100,000
       shares; issued and outstanding, 100,000
       shares at September 30, 2001 and 2002,
       with no stated value (aggregate
       liquidation preference of (Yen)200,000
       million).....................................         100,000          100,000
     Class 3--authorized, 120,000 shares; no
       shares issued or outstanding.................              --               --
     Class 4--convertible: authorized, 120,000
       shares; no shares issued or outstanding......              --               --
   Common stock--authorized, 22,000,000 shares;
    issued, 5,742,468 shares at September 30,
    2001 and 2002, with no stated value.............         873,156          873,156
 Capital surplus....................................         846,932          908,461
 Retained earnings :
   Appropriated for legal reserve...................         227,462          237,474
   Unappropriated...................................         235,406           72,637
 Accumulated other changes in equity from
   nonowner sources, net of taxes...................         217,651          115,067
                                                     ---------------  ---------------
   Total............................................       2,622,707        2,428,895
   Less treasury stock, at cost--196,636 common
    shares at September 30, 2001 and 158,034
    common shares at September 30, 2002.............         105,592           82,756
                                                     ---------------  ---------------
   Shareholders' equity--net........................       2,517,115        2,346,139
                                                     ---------------  ---------------
       Total........................................ (Yen)89,483,354  (Yen)92,316,029
                                                     ===============  ===============

  See the accompanying notes to condensed consolidated financial statements.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
             FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2001 AND 2002

                                                                                              2001            2002
                                                                                         --------------  --------------
                                                                                                  (in millions)
Interest income :
Loans, including fees................................................................... (Yen)  675,006  (Yen)  544,972
Deposits in other banks.................................................................         96,233          41,077
Investment securities...................................................................        207,379         196,536
Trading account assets..................................................................          7,844           4,706
Call loans, funds sold, and receivables under resale agreements and securities borrowing
  transactions..........................................................................        102,160          31,173
                                                                                         --------------  --------------
   Total................................................................................      1,088,622         818,464
                                                                                         --------------  --------------
Interest expense :
Deposits................................................................................        296,623         130,277
Debentures..............................................................................         11,834           5,657
Call money, funds purchased, and payables under repurchase agreements and securities
  lending transactions..................................................................        116,534          53,949
Due to trust account, other short-term borrowings, and trading account liabilities......         25,963          18,928
Long-term debt..........................................................................         96,563          76,937
                                                                                         --------------  --------------
   Total................................................................................        547,517         285,748
                                                                                         --------------  --------------
Net interest income.....................................................................        541,105         532,716
Provision for credit losses.............................................................        309,425         232,632
                                                                                         --------------  --------------
Net interest income after provision for credit losses...................................        231,680         300,084
                                                                                         --------------  --------------
Non-interest income :
Fees and commissions....................................................................        245,079         251,841
Foreign exchange gains--net.............................................................         62,543         113,511
Trading account profits--net............................................................        106,129         145,548
Investment securities gains--net........................................................             --          28,870
Other non-interest income...............................................................         28,909          31,682
                                                                                         --------------  --------------
   Total................................................................................        442,660         571,452
                                                                                         --------------  --------------
Non-interest expense :
Salaries and employee benefits..........................................................        228,455         241,732
Occupancy expenses--net.................................................................         67,391          60,418
Investment securities losses--net.......................................................         92,882              --
Other non-interest expenses.............................................................        294,755         301,511
                                                                                         --------------  --------------
   Total................................................................................        683,483         603,661
                                                                                         --------------  --------------
Income (loss) before income tax expense (benefit) and cumulative effect of a change in
  accounting principle..................................................................         (9,143)        267,875
Income tax expense (benefit)............................................................         (1,480)        163,622
                                                                                         --------------  --------------
Income (loss) before cumulative effect of a change in accounting principle..............         (7,663)        104,253
Cumulative effect of a change in accounting principle, net of tax.......................          5,867            (532)
                                                                                         --------------  --------------
Net income (loss)....................................................................... (Yen)   (1,796) (Yen)  103,721
                                                                                         ==============  ==============
Income attributable to preferred shareholders........................................... (Yen)    4,168  (Yen)    8,336
                                                                                         --------------  --------------
Net income (loss) attributable to common shareholders................................... (Yen)   (5,964) (Yen)   95,385
                                                                                         ==============  ==============

                                                                                                    (in Yen)
Amounts per share :
Basic earnings (loss) per common share--income (loss) before cumulative effect of a change in accounting principle........................................................ (Yen)(2,134.35) (Yen)17,191.86
Basic earnings (loss) per common share--net income (loss)...............................      (1,075.90)      17,096.50
Diluted earnings (loss) per common share--income (loss) before cumulative effect of a
  change in accounting principle........................................................      (2,134.35)      15,147.97
Diluted earnings (loss) per common share--net income (loss).............................      (1,075.90)      15,057.33

  See the accompanying notes to condensed consolidated financial statements.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED STATEMENTS OF
              CHANGES IN EQUITY FROM NONOWNER SOURCES (Unaudited)
             FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2001 AND 2002

                                                                             Gains (Losses), Net of Income Taxes
                                                                             ----------------------------------
                                                                                  2001              2002
                                                                              -------------     -------------
                                                                                     (in millions)
Net Income (loss)........................................................... (Yen)  (1,796)    (Yen) 103,721
                                                                              -------------     -------------
Other changes in equity from nonowner sources:
   Net unrealized holding losses on investment securities available for
     sale...................................................................      (684,606)         (287,675)
   Reclassification adjustment for (gains) losses included in net income or
     loss...................................................................         2,358           (40,296)
                                                                              -------------     -------------
       Total................................................................      (682,248)         (327,971)
                                                                              -------------     -------------
   Cumulative effect of a change in accounting principle....................         1,257                --
   Net unrealized gains on derivatives qualifying for cash flow hedges......         2,079             2,649
   Reclassification adjustment for gains included in net income or loss.....          (626)           (2,965)
                                                                              -------------     -------------
       Total................................................................         2,710              (316)
                                                                              -------------     -------------
   Minimum pension liability adjustments....................................       (49,967)          (18,500)
                                                                              -------------     -------------
   Foreign currency translation adjustments.................................        39,732           (61,457)
   Reclassification adjustment for losses included in net income or loss....            --                61
                                                                              -------------     -------------
        Total...............................................................        39,732           (61,396)
                                                                              -------------     -------------
   Total changes in equity from nonowner sources............................ (Yen)(691,569)    (Yen)(304,462)
                                                                              =============     =============

  See the accompanying notes to condensed consolidated financial statements.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

     CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (Unaudited)
             FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2001 AND 2002

                                                                                          2001                2002
                                                                                     --------------      --------------
                                                                                              (in millions)
Preferred stock (Class 1) :
Balance at beginning of period...................................................... (Yen)  122,100      (Yen)  122,100
                                                                                     --------------      --------------
Balance at end of period............................................................ (Yen)  122,100      (Yen)  122,100
                                                                                     ==============      ==============
Preferred stock (Class 2) :
Balance at beginning of period...................................................... (Yen)  100,000      (Yen)  100,000
                                                                                     --------------      --------------
Balance at end of period............................................................ (Yen)  100,000      (Yen)  100,000
                                                                                     ==============      ==============
Common stock :
Balance at beginning of period...................................................... (Yen)  856,664      (Yen)  873,156
Issuance of common stock............................................................         16,492                  --
                                                                                     --------------      --------------
Balance at end of period............................................................ (Yen)  873,156      (Yen)  873,156
                                                                                     ==============      ==============
Capital surplus :
Balance at beginning of period...................................................... (Yen)  831,105      (Yen)  850,835
Issuance of common stock and gains or losses on sale of treasury stock, net of taxes         15,827               3,618
Recognition of tax benefit arising from treasury stock held by a subsidiary.........             --              54,008
                                                                                     --------------      --------------
Balance at end of period............................................................ (Yen)  846,932      (Yen)  908,461
                                                                                     ==============      ==============
Retained earnings appropriated for legal reserve :
Balance at beginning of period...................................................... (Yen)  221,689      (Yen)  236,537
Transfer from unappropriated retained earnings......................................          5,773                 937
                                                                                     --------------      --------------
Balance at end of period............................................................ (Yen)  227,462      (Yen)  237,474
                                                                                     ==============      ==============
Unappropriated retained earnings :
Balance at beginning of period...................................................... (Yen)  271,246      (Yen)   11,593
Net income (loss)...................................................................         (1,796)            103,721
                                                                                     --------------      --------------
     Total..........................................................................        269,450             115,314
                                                                                     --------------      --------------
Deduction :
  Cash dividends :
   Common share.....................................................................        (24,103)            (33,404)
   Preferred share (Class 1)........................................................         (3,358)             (6,716)
   Preferred share (Class 2)........................................................           (810)             (1,620)
  Transfer to retained earnings appropriated for legal reserve......................         (5,773)               (937)
                                                                                     --------------      --------------
     Total..........................................................................        (34,044)            (42,677)
                                                                                     --------------      --------------
Balance at end of period............................................................ (Yen)  235,406      (Yen)   72,637
                                                                                     ==============      ==============
Accumulated other changes in equity from nonowner sources, net of taxes :
Balance at beginning of period...................................................... (Yen)  907,424      (Yen)  523,250
Cumulative effect of a change in accounting principle...............................          1,257                  --
Net change during the period........................................................       (691,030)           (408,183)
                                                                                     --------------      --------------
Balance at end of period............................................................ (Yen)  217,651      (Yen)  115,067
                                                                                     ==============      ==============
Treasury stock:
Balance at beginning of period...................................................... (Yen) (108,932)     (Yen)  (90,974)
Purchase of treasury stock..........................................................         (7,105)             (1,571)
Sale of treasury stock..............................................................         10,445               9,789
                                                                                     --------------      --------------
Balance at end of period............................................................ (Yen) (105,592)     (Yen)  (82,756)
                                                                                     ==============      ==============
Total shareholders' equity.......................................................... (Yen)2,517,115      (Yen)2,346,139
                                                                                     ==============      ==============

  See the accompanying notes to condensed consolidated financial statements.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
             FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2001 AND 2002

                                                          2001              2002
                                                    ----------------  ----------------
                                                               (in millions)
Cash flows from operating activities:
 Net income (loss)................................. (Yen)     (1,796) (Yen)    103,721
 Adjustments to reconcile net income (loss) to
   net cash provided by operating activities:
   Provision for credit losses.....................          309,425           232,632
   Investment securities losses (gains)--net.......           92,882           (28,870)
   Foreign exchange losses (gains)--net............         (205,421)          115,979
   Provision for deferred income tax expense
    (benefit)......................................          (46,328)          132,954
   Increase in trading account assets, excluding
    foreign exchange contracts.....................         (311,383)         (257,898)
   Increase in trading account liabilities,
    excluding foreign exchange contracts...........          356,061           700,851
   Decrease in accrued interest receivable and
    other receivables..............................           95,482            27,017
   Decrease in accrued interest payable and other
    payables.......................................         (155,196)          (55,765)
   Other--net......................................          135,883            99,612
                                                    ----------------  ----------------
     Net cash provided by operating activities.....          269,609         1,070,233
                                                    ----------------  ----------------

Cash flows from investing activities:
 Proceeds from sales and maturities of investment
   securities available for sale...................       17,593,691        22,204,801
 Purchases of investment securities available for
   sale............................................      (17,539,622)      (22,768,633)
 Proceeds from maturities of investment
   securities being held to maturity...............           19,726            23,945
 Proceeds from sales of other investment
   securities......................................            7,016             6,512
 Purchases of other investment securities..........           (6,545)          (17,558)
 Net decrease in loans.............................        1,137,826           915,611
 Net decrease (increase) in interest-earning
   deposits in other banks.........................          512,523           (43,849)
 Net decrease in call loans, funds sold, and
   receivable under resale agreements and
   securities borrowing transactions...............          322,065           364,751
 Other--net........................................         (250,062)          116,322
                                                    ----------------  ----------------
     Net cash provided by investing activities.....        1,796,618           801,902
                                                    ----------------  ----------------

Cash flows from financing activities:
 Net increase (decrease) in deposits...............       (1,006,123)        1,107,440
 Net decrease in debentures........................         (411,750)       (1,071,192)
 Net decrease in call money, funds purchased, and
   payable under repurchase agreements and
   securities lending transactions.................         (661,474)         (402,844)
 Net increase (decrease) in other short-term
   borrowings......................................           85,375          (526,124)
 Net decrease in due to trust account..............         (615,599)         (646,757)
 Proceeds from issuance of long-term debt..........          878,196           572,193
 Repayment of long-term debt.......................         (495,691)         (396,598)
 Dividends paid....................................          (28,258)          (41,724)
 Other--net........................................          253,643            18,350
                                                    ----------------  ----------------
     Net cash used in financing activities.........       (2,001,681)       (1,387,256)
                                                    ----------------  ----------------
Effect of exchange rate changes on cash and cash
 equivalents.......................................           31,430           (68,376)
                                                    ----------------  ----------------
Net increase in cash and cash equivalents..........           95,976           416,503
Cash and cash equivalents at beginning of period...        1,729,668         1,832,399
                                                    ----------------  ----------------
Cash and cash equivalents at end of period......... (Yen)  1,825,644  (Yen)  2,248,902
                                                    ================  ================

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest........................................... (Yen)    700,811  (Yen)    341,273
Income taxes.......................................           49,406            21,522
Non cash investing activities:
Loans transferred to other real estate owned.......            6,432               793
Marketable equity securities transferred to
 employee retirement benefit trusts................          133,158                --

  See the accompanying notes to condensed consolidated financial statements.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)


1.  BASIS OF SEMIANNUAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

   On April 2, 2001, Mitsubishi Tokyo Financial Group, Inc. (Kabushiki Kaisha Mitsubishi Tokyo Financial Group) ("MTFG"), was established as a bank holding company through a stock-for-stock exchange when The Bank of Tokyo-Mitsubishi, Ltd. ("BTM"), The Mitsubishi Trust and Banking Corporation ("Mitsubishi Trust"), and Nippon Trust Bank Limited ("NTB"), a former subsidiary of BTM, became wholly owned subsidiaries of MTFG. On October 1, 2001, NTB and The Tokyo Trust Bank, Ltd. ("TTB"), which was another trust subsidiary of BTM, merged with and into Mitsubishi Trust through a stock-for-stock exchange.

   The accompanying unaudited semiannual condensed consolidated financial statements are stated in Japanese yen, the currency of the country in which MTFG is incorporated and principally operates. Such condensed consolidated financial statements include the accounts of MTFG and its subsidiaries (collectively, the "MTFG Group") and reflect all adjustments (consisting of normal recurring adjustments) that, in the opinion of management, are necessary for a fair presentation of amounts involved to conform with generally accepted accounting principles and prevailing practices within the banking industry in the United States of America ("US GAAP"). The accompanying unaudited condensed consolidated financial statements should be read in conjunction with consolidated financial statements included in MTFG's Annual Report on Form 20-F for the fiscal year ended March 31, 2002. Certain information that would be included in annual financial statements but not required for semiannual reporting purpose under US GAAP has been omitted or condensed.

   The preparation of condensed consolidated financial statements in conformity with US GAAP requires management to use estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Certain reclassifications have been made to the prior period financial statements to conform to the current period presentation.

Accounting Change

   Goodwill and Other Intangible Assets--Effective April 1, 2002, the MTFG Group adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 requires that goodwill, formerly amortized over its useful life, no longer be amortized and be tested for impairment at least annually. Further, SFAS No. 142 requires that intangible assets that have finite useful lives will continue to be amortized over their useful lives while intangible assets with indefinite lives will no longer be amortized and are subject to impairment testing at least annually.

   The MTFG Group has performed the required transitional impairment tests of goodwill and intangible assets with indefinite lives upon adoption of SFAS No.
142. The initial adoption resulted in a cumulative adjustment charge to earnings of (Yen)532 million related to the impairment of goodwill. Such cumulative adjustment primarily resulted from an impairment of goodwill related to a U.S. leasing business and was measured using the discounted future cash flows method. Net loss and amounts per common share for the six months ended September 30, 2001 adjusted to exclude amortization expense (net of taxes) related to goodwill are as follows:


               Net income (loss): (in millions)
                  Reported net loss................. (Yen)(1,796)
                  Goodwill amortization, net of tax.       3,849
                                                     -----------
                  As adjusted....................... (Yen) 2,053
                                                     ===========

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

       Basic earnings (loss) per common share: (in yen)
          Reported basic loss per share.................. (Yen)(1,075.90)
          Goodwill amortization, net of tax..............         694.36
                                                          --------------
          As adjusted.................................... (Yen)  (381.54)
                                                          ==============

       Diluted earnings (loss) per common share: (in yen)
          Reported basic loss per share.................. (Yen)(1,075.90)
          Goodwill amortization, net of tax..............         694.36
                                                          --------------
          As adjusted.................................... (Yen)  (381.54)
                                                          ==============

   Intangible assets with indefinite lives, that were amortized in the prior periods, were immaterial.

   Intangible assets, other than goodwill, as of September 30, 2002, primarily consist of the capitalized cost of software amounting to (Yen)139,985 million (gross amount of (Yen)296,609 million and accumulated amortization of (Yen)156,624 million) and unrecognized prior service cost amounting to
(Yen)41,383 million recorded in accordance with SFAS No. 87, "Employer's Accounting for Pensions." Amortization expense of intangible assets, other than goodwill, for the six months ended September 30, 2002, amounted to (Yen)24,709 million.

   Amortization expense for the net carrying amount of intangible assets at September 30, 2002 is estimated to be (Yen)23,025 million for the remainder of the fiscal year ending March 31, 2003 (exclusive of (Yen)24,709 recorded for the six months ended September 30, 2002), (Yen)39,657 million for the fiscal year ending March 31, 2004, (Yen)34,813 million for the fiscal year ending March 31, 2005, (Yen)27,095 million for the fiscal year ending March 31, 2006,
(Yen)17,265 million for the year ending March 31, 2007, and (Yen)4,251 million for the fiscal year ending March 31, 2008.

   Impairment or Disposal of Long-Lived Assets--In August 2001, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets by establishing additional criteria as compared to existing US GAAP to determine when a long-lived asset is held for sale. It also broadens the definition of discontinued operations. This statement carries over the framework established in SFAS No.121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of," and was adopted by the MTFG Group on April 1, 2002. The adoption of this statement had no material impact on the results of operations or financial position.

   Derivative Instruments and Hedging Activities--On April 1, 2001, the MTFG Group adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137 and SFAS No. 138. SFAS No. 133 requires that all derivatives, whether designated as a hedge or not, be recorded on the balance sheet at fair value. SFAS No. 133 also requires that derivative instruments used to hedge be identified specifically to assets, liabilities, firm commitments or anticipated transactions and be expected to remain effective throughout the life of the hedge. Derivative instruments that do not qualify as either a fair value or cash flow hedge are valued at fair value and classified as trading account assets or liabilities with the resultant gain or loss recognized in current earnings. The cumulative effect of the change in accounting principle, net of tax, was to increase net income by (Yen)5,867 million and other changes in equity from nonowner sources by (Yen)1,257 million.

Recently Issued Accounting Pronouncements

   In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement addresses the financial accounting and reporting for obligations associated with the retirement of

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 applies to the legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and/or the normal operation of a long-lived asset. A legal obligation that a party is required to settle as a result of an existing or enacted law, statute, ordinance, or written or oral contract, or by legal construction of a contract under the doctrine of promissory estoppel. This statement is effective for fiscal years beginning after June 15, 2002. The MTFG Group does not expect that the adoption of this statement will have a material impact on our financial condition or results of operations.

   Rescission of SFAS No. 4, 44, and 64, Amendment of SFAS No. 13--In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." The provisions of SFAS No. 145 related to the rescission of Statement No. 4 are effective for fiscal years beginning after May 15, 2002. Any gain or loss on extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in APB Opinion 30 for classification as an extraordinary item shall be reclassified. The provisions of this statement related to SFAS No. 13 are effective for transactions occurring after May 15, 2002. All other provisions of SFAS No. 145 are effective for financial statements issued on or after May 15, 2002. The MTFG Group does not expect the adoption of SFAS No.145 to have a material impact on the results of operations or financial position.

   Costs Associated with Exit or Disposal Activities--In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The provisions of SFAS No. 146 are generally to be applied prospectively.

   Acquisitions of Certain Financial Institutions--In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions, an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9." This statement eliminates specialized accounting guidance related to certain acquisitions. The adoption of the standard did not impact the MTFG Group's financial condition or results of operations.

   Guarantor's Accounting and Disclosure Requirements for Guarantees--In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FASB Interpretation No. 34." The initial recognition and initial measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The disclosure requirements in this interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. The MTFG Group has not completed evaluating the impact of adoption.

   Stock-Based Compensation--In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure, an amendment of FASB Statement No. 123." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of SFAS No.148 are effective for fiscal years ending after December 15, 2002, with

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The MTFG Group has not completed evaluating the impact of adoption.

   Consolidation of Variable Interest Entities--In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities, an interpretation of ARB No.51." Interpretation No.46 addresses consolidation by business enterprises of variable interest entities. The consolidation requirements of Interpretation No.46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The MTFG Group has not completed its assessment of the impact of the Interpretation on our financial statements.

2.  EARNINGS (LOSS) PER COMMON SHARE

   Basic earnings (loss) per common share ("EPS") excludes the dilutive effects of potential common shares and is computed by dividing net income (loss) available to common stock shareholders by the weighted average number of common shares outstanding for the period, while diluted EPS gives effect to all dilutive potential common shares that were outstanding for the period.

   The weighted average number of shares used in the computations of basic EPS and diluted EPS were 5,543 thousand shares and 5,543 thousand shares, respectively, for the six months ended September 30, 2001, and 5,579 thousand shares and 5,870 thousand shares, respectively, for the six months ended September 30, 2002.

   For the six months ended September 30, 2001, no potential common stock was included in the computation of diluted EPS due to their antidilutive effects. For the six months ended September 30, 2002, 3% Exchangeable Guaranteed Notes due 2002 and Class 2 Preferred Stock were included to compute diluted EPS.

3. NONACCRUAL LOANS, RESTRUCTURED LOANS, ACCRUING LOANS PAST DUE 90 DAYS OR MORE AND IMPAIRED LOANS

   Loans are generally placed on nonaccrual status when substantial doubt exists as to the full and timely collection of either principal or interest, or when principal or interest is contractually past due, except when the loans are in the process of collection based upon the judgment of management. Impaired loans generally include nonaccrual loans, restructured loans and other loans specifically recognized for impairment.

   The following is a summary of nonaccrual loans, restructured loans, accruing loans past due 90 days or more and impaired loans at September 30, 2001 and 2002:

                                                           2001           2002
                                                      -------------- --------------
                                                              (in millions)
Nonaccrual loans..................................... (Yen)2,354,189 (Yen)1,779,190
Restructured loans...................................      2,080,856      1,778,659
Accruing loans contractually past due 90 days or more         18,465         13,969
                                                      -------------- --------------
   Total/(1)/........................................ (Yen)4,453,510 (Yen)3,571,818
                                                      ============== ==============
Impaired loans/(1)/.................................. (Yen)4,352,232 (Yen)3,475,715
                                                      ============== ==============

--------
(1) Includes loans held for sale of (Yen)7,403 million at September 30, 2002.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   Changes in the allowance for credit losses for the six months ended September 30, 2001 and 2002 were as follows:


                                                                 2001            2002
-                                                           --------------  --------------
                                                                     (in millions)
Balance at beginning of period............................. (Yen)1,716,984  (Yen)1,735,180
                                                            --------------  --------------
Provision for credit losses................................        309,425         232,632
                                                            --------------  --------------
Charge-offs................................................        248,307         419,999
Less-Recoveries............................................         22,663          36,389
                                                            --------------  --------------
Net charge-offs............................................        225,644         383,610
                                                            --------------  --------------
Other, principally foreign exchange translation adjustments         (6,720)        (12,970)
                                                            --------------  --------------
Balance at end of period................................... (Yen)1,794,045  (Yen)1,571,232
                                                            ==============  ==============

4.  ASSETS PLEDGED

   At September 30, 2002, assets pledged as collateral for call money, funds purchased, payables for repurchase agreements and securities lending transactions, other short-term borrowings, and long-term debt and for certain other purposes were as follows:

                                                 2002
                                            ---------------
                                             (in millions)
                     Trading account assets (Yen) 1,431,494
                     Investment securities.       8,349,298
                     Loans.................       1,681,633
                     Due from banks........         294,316
                     Other.................          39,726
                                            ---------------
                        Total.............. (Yen)11,796,467
                                            ===============

5.  COMMITMENTS AND CONTINGENT LIABILITIES

   The following is a summary of contract amounts of credit-related off-balance sheet financial instruments at September 30, 2001 and 2002:

                                                    2001        2002
                                                 ----------- -----------
                                                      (in billions)
        Commitments to extend credit............ (Yen)27,474 (Yen)29,244
        Guaranteed principal of trust accounts..       4,078       2,772
        Standby letters of credit and guarantees       5,196       4,842
        Commercial letters of credit............         372         344

   The MTFG Group is involved in various litigation matters. In the opinion of management, the MTFG Group's liabilities, if any, when ultimately determined, will not have a material adverse effect on the MTFG Group's financial position.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

6.  REGULATORY CAPITAL REQUIREMENTS

   MTFG, BTM, Mitsubishi Trust, UnionBanCal Corporation ("UNBC"), a subsidiary of BTM, and certain other subsidiaries are subject to various banking and other regulatory requirements including capital requirements promulgated by the regulatory authorities in countries they operate. As such, failure to meet such regulatory requirements, including evolving regulatory measures being implemented by the Japanese government with respect to the Japanese banking industry, may have a direct material effect on MTFG's consolidated financial statements.

   The table below presents MTFG's consolidated risk-based capital, risk-adjusted assets, and risk-based capital ratios at September 30, 2001 and 2002 (underlying figures are calculated in accordance with Japanese banking regulations based on information derived from the financial statements prepared in accordance with Japanese GAAP as required by the Financial Services Agency of Japan):

                                   Actual           Actual      Minimum capital
                                    2001             2002       ratios required
                              ---------------  ---------------  ---------------
                                      (in millions, except percentages)
 Capital components:
    Tier I capital........... (Yen) 3,193,312  (Yen) 3,053,108
    Tier II capital..........       3,050,110        2,942,872
    Total risk-based capital.       6,139,211        6,002,033
 Risk-weighted assets........      59,542,761       57,190,304
 Capital ratios:
    Tier I capital...........           5.36 %           5.33 %      4.00%
    Total risk-based capital.           10.31            10.49       8.00

   The table below presents the consolidated and stand-alone risk-based capital ratios of BTM and Mitsubishi Trust at September 30, 2001 and 2002 (underlying figures are calculated in accordance with Japanese banking regulations based on information derived from the financial statements prepared in accordance with Japanese GAAP as required by the Financial Services Agency of Japan):

                                            Actual Actual Minimum capital
                                             2001   2002  ratios required
                                            ------ ------ ---------------
       Consolidated capital ratios:
          BTM:
              Tier I capital...............  5.18%  5.24%      4.00%
              Total risk-based capital..... 10.13  10.43       8.00
          Mitsubishi Trust:
              Tier I capital...............  6.81   6.49       4.00
              Total risk-based capital..... 11.55  11.44       8.00
       Stand-alone capital ratios:
          BTM:
              Tier I capital...............  5.34   5.07       4.00
              Total risk-based capital..... 10.65  10.14       8.00
          Mitsubishi Trust:
              Tier I capital...............  6.45   6.51       4.00
              Total risk-based capital..... 11.07  11.47       8.00

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   The table below presents the risk-based capital ratios of UNBC and Union Bank of California, a subsidiary of UNBC, at June 30, 2001 and 2002:

                                                 Actual Actual Minimum capital
                                                  2001   2002  ratios required
                                                 ------ ------ ---------------
UNBC:
   Tier I capital (to risk-weighted assets)..... 10.85% 11.90%      4.00%
   Tier I capital (to quarterly average assets). 10.33  10.77       4.00
   Total capital (to risk-weighted assets)...... 12.70  13.65       8.00

                                                 Actual Actual Minimum capital Ratios OCC* requires to
                                                  2001   2002  ratios required  be "well capitalized"
                                                 ------ ------ --------------- -----------------------
Union Bank of California:
   Tier I capital (to risk-weighted assets).....  9.85% 11.00%      4.00%                6.00%
   Tier I capital (to quarterly average assets).  9.33   9.89       4.00                 5.00
   Total capital (to risk-weighted assets)...... 11.40  12.49       8.00                10.00

--------
* OCC represents the Office of the Comptroller of the Currency of the United States of America.

7.  DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

   The MTFG Group uses various derivative financial instruments, including interest rate swaps and foreign currency forward contracts, for trading, customer accommodation and risk management purposes. The MTFG Group's trading activities include dealing and customer accommodation activities to meet the financial needs of its customers and related derivatives are measured at fair value with gains and losses recognized currently in earnings. The MTFG Group also accounts for derivatives held for risk management purpose as trading positions and measures them at fair value unless such derivatives qualify for hedge accounting.

   UNBC adopts hedging strategies and uses certain derivatives to achieve hedge accounting. Cash flow hedge strategy is adopted primarily for the purpose of hedging forecasted future loan interest payments as well as future interest income from variable rate loans, utilizing interest rate swaps and various other interest rate options. A fair value hedge is intended to effectively convert certain fixed rate liabilities (including a trust preferred security and medium-term notes) into floating rate instruments. Gains and losses recorded due to hedge ineffectiveness were not material for the six months ended September 30, 2001 and 2002.

8.  BUSINESS SEGMENTS

   MTFG conducts its business through its principal subsidiaries, BTM and Mitsubishi Trust, which have been granted substantial autonomy in conducting their business. Management currently recognizes BTM and Mitsubishi Trust as principal business segments of the MTFG Group.

   The business segment information of BTM and its subsidiaries ("BTM Group") and Mitsubishi Trust and its subsidiaries ("Mitsubishi Trust Group"), set forth below, is derived from the internal management reporting systems used by management to measure the performance of the business segments.

   Unlike financial accounting, there is no authoritative body of guidance for management accounting. The business segment information is based on the financial information prepared in accordance with Japanese GAAP along with internal management accounting rules and practices. Accordingly, the format and information is presented primarily on the basis of Japanese GAAP and is not consistent with the condensed consolidated

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES financial statements prepared on the basis of US GAAP. Management of each subsidiary does not use information on segment total assets to allocate resources and assess performance of their segments and has not prepared information on segment assets. Accordingly, business segment information on total assets is not available.

BTM Group

                                                  Global
                        Retail      Commercial   Corporate   Investment     Asset                   Operations
                        Banking      Banking      Banking     Banking     Management       UNBC      Services     Treasury
                      ------------ ------------ ------------ ----------- ------------  ------------ ----------- ------------
                                                                                 (in millions)
Six months ended
 September 30, 2001:
  Net revenue:
   BTM:
    Net interest
     income.......... (Yen) 90,994 (Yen)113,472 (Yen) 66,597 (Yen) 3,775 (Yen)    289  (Yen)     -- (Yen)   510 (Yen) 63,407
    Net fees.........        9,761       21,466       30,016      11,601        2,435            --       1,948       (2,818)
    Other............        5,375       11,414       13,654      15,162       (9,087)           --         550       41,160
   BTM's
    subsidiaries.....       35,967        4,761       28,025      28,544        4,318       136,523       7,563        1,023
                      ------------ ------------ ------------ ----------- ------------  ------------ ----------- ------------
    Total............      142,097      151,113      138,292      59,082       (2,045)      136,523      10,571      102,772
  Operating expenses.      113,017       67,523       64,351      35,305        6,276        75,851       8,622       13,334
                      ------------ ------------ ------------ ----------- ------------  ------------ ----------- ------------
  Operating profit... (Yen) 29,080 (Yen) 83,590 (Yen) 73,941 (Yen)23,777 (Yen) (8,321) (Yen) 60,672 (Yen) 1,949 (Yen) 89,438
                      ============ ============ ============ =========== ============  ============ =========== ============
Six months ended
 September 30, 2002:
  Net revenue:
   BTM:
    Net interest
     income.......... (Yen) 81,797 (Yen)100,154 (Yen) 59,370 (Yen) 2,666 (Yen)   (138) (Yen)     -- (Yen)   402 (Yen) 91,425
    Net fees.........       10,065       22,029       33,970      13,289        1,965            --       1,914       (3,186)
    Other............        5,815       15,004       10,348      18,637      (10,800)           --         406       66,598
   BTM's
    subsidiaries.....       37,317        4,943       24,885      27,683        3,667       134,564       7,476        1,122
                      ------------ ------------ ------------ ----------- ------------  ------------ ----------- ------------
    Total............      134,994      142,130      128,573      62,275       (5,306)      134,564      10,198      155,959
  Operating expenses.      107,883       63,761       70,485      40,679        7,959        77,968       8,465       13,396
                      ------------ ------------ ------------ ----------- ------------  ------------ ----------- ------------
  Operating profit... (Yen) 27,111 (Yen) 78,369 (Yen) 58,088 (Yen)21,596 (Yen)(13,265) (Yen) 56,596 (Yen) 1,733 (Yen)142,563
                      ============ ============ ============ =========== ============  ============ =========== ============


                          Other*        Total
                      -------------  ------------

Six months ended
 September 30, 2001:
  Net revenue:
   BTM:
    Net interest
     income.......... (Yen)  (2,688) (Yen)336,356
    Net fees.........       (14,351)       60,058
    Other............        (1,579)       76,649
   BTM's
    subsidiaries.....         4,418       251,142
                      -------------  ------------
    Total............       (14,200)      724,205
  Operating expenses.        38,539       422,818
                      -------------  ------------
  Operating profit... (Yen) (52,739) (Yen)301,387
                      =============  ============
Six months ended
 September 30, 2002:
  Net revenue:
   BTM:
    Net interest
     income.......... (Yen) (24,843) (Yen)310,833
    Net fees.........       (18,035)       62,011
    Other............        (4,051)      101,957
   BTM's
    subsidiaries.....         4,339       245,996
                      -------------  ------------
    Total............       (42,590)      720,797
  Operating expenses.        74,397       464,993
                      -------------  ------------
  Operating profit... (Yen)(116,987) (Yen)255,804
                      =============  ============

--------
* Other includes the Systems Services unit, the e-Business & Initiatives unit, and the Corporate Center and eliminates overlapping allocation.

   Management measures the performance of each business unit by "operating profit," which includes profits or losses of BTM's subsidiaries. Financial information for each of BTM's subsidiaries is assigned to only one business unit, based on its major products or services provided and its major type of customers. Operating profit is a defined term in the regulatory reporting to the Financial Services Agency of Japan.

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

   Frequently, the business units work together in connection with providing services to customers. In accordance with the BTM Group's internal management accounting policies, BTM Group does not apportion the net revenue relating to any particular transaction among the participating business units. Instead, BTM Group assigns the total amount of net revenue relating to each of these transactions to each participating business unit. As a result, some items of net revenue are recorded as part of the operating results of more than one business unit. Any overlapping allocations are eliminated in the "Other" column. The following is the summary of the aggregate amounts of this overlapping allocation of net revenue for the business units for the six months ended September 30, 2001 and 2002:

                                                      Global      Total
                                         Commercial  Corporate    Amount
                                          Banking     Banking   Eliminated
                                         ---------- ----------- -----------
                                                   (in millions)
    Six months ended September 30, 2001:
       Investment banking............... (Yen)3,325 (Yen)11,757 (Yen)15,082
    Six months ended September 30, 2002:
       Investment banking...............      4,337      13,610      17,947

   On April 2, 2001, NTB became a wholly owned subsidiary of MTFG and has been excluded from BTM's consolidation. On October 1, 2001, NTB and TTB merged with and into Mitsubishi Trust and, accordingly, BTM's segment internal management reports do not include the financial performance of NTB and TTB subsequent to the merger. Their post-merger financial performance is reflected in Mitsubishi Trust's segment information. BTM's segment information for the six months ended September 30, 2001 has been restated to reflect the exclusion of NTB and TTB from its consolidation. NTB's operation principally includes pension trust services, securities operations, real estate services, property management services, and stock transfer agency services. TTB's principal business includes securities lending transactions, asset securitizations and other financial securities. The following is a summary of financial performance of NTB and TTB for the six months ended September 30, 2001, derived from the internal management system of these banks without any adjustments.

                                         Six Months Ended
                                          September 30,
                                               2001
                                         ----------------
                                          (in millions)
                      Net revenue.......   (Yen)12,100
                      Operating expenses        14,341
                                           -----------
                      Operating loss....   (Yen)(2,241)
                                           ===========

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

Mitsubishi Trust Group

                                                  Trust-      Trust        Real      Global
                                                  Banking     Assets      Estate     Markets       Other*        Total
                                                ----------- ----------- ---------- -----------  -----------  ------------
                                                                              (in millions)
Six months ended September 30, 2001:
   Mitsubishi Trust:
   Net revenue:
       Net interest income..................... (Yen)35,514 (Yen)    -- (Yen)   -- (Yen)35,888  (Yen) 4,938  (Yen) 76,340
       Fees on jointly operated designated
         money trusts..........................       9,856          --         --      13,201        9,996        33,053
       Other fees..............................      12,807      18,353      3,566      (1,459)          --        33,267
       Other...................................          26          --         --       7,542          (49)        7,519
                                                ----------- ----------- ---------- -----------  -----------  ------------
          Total................................      58,203      18,353      3,566      55,172       14,885       150,179
   Operating expenses..........................      33,491      15,174      3,266       8,174       15,053        75,158
   Mitsubishi Trust's subsidiaries.............          --          --         --          --        2,246         2,246
                                                ----------- ----------- ---------- -----------  -----------  ------------
   Operating profit............................ (Yen)24,712 (Yen) 3,179 (Yen)  300 (Yen)46,998  (Yen) 2,078  (Yen) 77,267
                                                =========== =========== ========== ===========  ===========  ============
Six months ended September 30, 2002:
   Mitsubishi Trust:
   Net revenue:
       Net interest income..................... (Yen)38,762 (Yen)    -- (Yen)   -- (Yen)56,162  (Yen) 2,342  (Yen) 97,266
       Fees on jointly operated designated
         money trusts..........................       6,126          --         --      12,236        7,140        25,502
       Other fees..............................      14,904      16,825      7,724      (2,665)          --        36,788
       Other...................................          15          --         --      (7,648)        (118)       (7,751)
                                                ----------- ----------- ---------- -----------  -----------  ------------
          Total................................      59,807      16,825      7,724      58,085        9,364       151,805
   Operating expenses..........................      36,811      14,606      4,737       8,906       13,723        78,783
   Mitsubishi Trust's subsidiaries.............          --          --         --          --        3,516         3,516
                                                ----------- ----------- ---------- -----------  -----------  ------------
   Operating profit............................ (Yen)22,996 (Yen) 2,219 (Yen)2,987 (Yen)49,179  (Yen)  (843) (Yen) 76,538
                                                =========== =========== ========== ===========  ===========  ============

--------
* Other includes certain divisions of the corporate headquarters (e.g., personnel and planning) and adjustments.

   Mitsubishi Trust uses "operating profit" to measure the performance of each business group, except for the financial performance of subsidiaries which is measured by ordinary profit or loss derived from the financial statements of subsidiaries. Because of the limited significance of subsidiary operations, Mitsubishi Trust does not assign the subsidiary financial performances to any business groups, and manages them on an aggregate basis.

   It is not practicable to restate business segment information for the six months ended September 30, 2001 to reflect the effect of the merger of NTB and TTB because the differences in the policy and process of compiling and summarizing segment information between Mitsubishi Trust and NTB and TTB have made impractical the precise and reasonable allocation of financial performance of NTB and TTB to each of Mitsubishi Trust's business groups.

Reconciliation

   As explained above, the measurement bases and the income and expense items covered are very different between the internal management reporting system and the accompanying condensed consolidated statements of

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES operations. Therefore, it is impracticable to present reconciliations of the business segments' total information, other than operating profit, to corresponding items in the accompanying condensed consolidated statements of operations.

   Reconciliation of the total of segment operating profit of BTM Group and Mitsubishi Trust Group from the internal management reporting systems for the six months ended September 30, 2001 and 2002, to income (loss) before income tax expense or benefit and cumulative effect of a change in accounting principle shown on the condensed consolidated statements of operations is as follows:

                                                                                          2001       2002
                                                                                       ---------  ---------
                                                                                           (in billions)
Operating profit:
   BTM................................................................................ (Yen) 301  (Yen) 256
   Mitsubishi Trust...................................................................        77         77
                                                                                       ---------  ---------
       Total..........................................................................       378        333
   Trust fees adjusted for write-downs of trust assets................................       (10)        (5)
   Provision for credit losses........................................................      (341)      (173)
   Trading account profit.............................................................        36         29
   Equity investment securities losses-net............................................      (145)       (82)
   Debt investment securities gains-net...............................................         9         79
   Foreign exchange gains-net.........................................................       123        136
   Losses on other real estate owned..................................................        (1)        (6)
   Goodwill amortization..............................................................        (4)        --
   Minority interest..................................................................       (11)        --
   Other--net.........................................................................       (43)       (43)
                                                                                       ---------  ---------
Income (loss) before income tax expense (benefit) and cumulative effect of a change in accounting principle................................................................ (Yen)  (9) (Yen) 268
                                                                                       =========  =========

9.  PARENT COMPANY SHARES HELD BY SUBSIDIARY BANKS

   BTM and Mitsubishi Trust own common stock of MTFG. Such shares are included in treasury stock in the condensed consolidated balance sheet and deducted from MTFG's shareholders' equity.

   During the six months ended September 30, 2002, the MTFG shares held by BTM were written down for tax purposes. The tax consequence of such write-down was treated as a capital transaction and credited to capital surplus.

10.   EVENTS SINCE SEPTEMBER 30, 2002

Approval of Dividends

   On November 25, 2002, the Board of Directors approved payment of cash dividends to the shareholders of record on September 30, 2002 of (Yen)41,250 per share of Class 1 preferred stock, totaling (Yen)3,358 million, and
(Yen)8,100 per share of Class 2 preferred stock, totaling (Yen)810 million.

Legal Proceedings for Local Taxes

   On January 30, 2003, the Tokyo High Court upheld the Tokyo District Court's ruling and ordered the Tokyo Metropolitan Government to refund tax payments that the banks had paid over the past two fiscal years, which

            MITSUBISHI TOKYO FINANCIAL GROUP, INC. AND SUBSIDIARIES

 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)--(Concluded)

represents the difference between the 3.0% tax on the gross operating profits paid by the banks and the amount computed based on net income under the former rule. The order includes the refund of (Yen)30.4 billion to BTM and Mitsubishi Trust. However, the Tokyo High Court reversed the lower court on the issue of additional compensation. The Tokyo Metropolitan Government may appeal this decision to the Supreme Court of Japan. To date, there have been no decisions made by the Osaka District Court. Given the fact that the legal process has not been completed, MTFG Group has not recorded any gain in MTFG Group's condensed consolidated financial statements.

                                 *  *  *  *  *

PROSPECTUS

                    Mitsubishi Tokyo Financial Group, Inc.

                                 COMMON STOCK
     AMERICAN DEPOSITARY SHARES REPRESENTING COMMON STOCK DEBT SECURITIES

                               -----------------

We may offer, from time to time, any of the following securities:

..  common stock;

..  American depositary shares, or ADSs, representing common stock; and

..  debt securities.

In addition, our wholly-owned subsidiaries, The Bank of Tokyo-Mitsubishi, Ltd. and The Mitsubishi Trust and Banking Corporation, as selling shareholders, may offer, from time to time, the shares of our common stock that they hold in the form of common stock or ADSs. Because the selling shareholders are our wholly-owned subsidiaries, any offering of shares of our common stock by them will be considered a primary offering under U.S. securities laws.

In a supplement to this prospectus, we will identify the particular securities to be offered, and if debt securities are offered, we will provide the specific terms of any debt securities we offer. The prospectus supplement will further describe the manner in which the securities will be offered and will also contain the names of any underwriters, dealers or agents involved in the offering of the securities, together with any applicable commissions or discounts. This prospectus may not be used to offer securities unless accompanied by a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you make a decision to invest.

Our common stock is listed on the First Section of the Tokyo Stock Exchange and the Osaka Securities Exchange in Japan and on the London Stock Exchange in the United Kingdom. ADSs representing our common stock are listed on the New York Stock Exchange under the symbol "MTF." The applicable prospectus supplement will contain information, where applicable, as to any other listing on any securities exchange of the securities covered by the prospectus supplement.

                               -----------------

  Investing in the securities involves risks. See "Risk Factors" beginning on page 4.

                               -----------------

The U.S. Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               -----------------

These securities are not deposits or savings accounts. These securities are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

                               -----------------

               The date of this prospectus is October 16, 2002.

                               TABLE OF CONTENTS


                                                          Page
                                                          ----
                  About This Prospectus..................   3
                  Risk Factors...........................   4
                  Forward-Looking Statements.............  13
                  Capitalization.........................  14
                  Use of Proceeds........................  16
                  Determination of Offering Price........  16
                  Ratios of Earnings to Fixed Charges and
                    Ratios of Earnings to Combined Fixed
                    Charges and Preferred Stock Dividends  17

                                                          Page
                                                          ----
                  Description of Securities..............  18
                  Taxation...............................  42
                  Plan of Distribution...................  47
                  Legal Matters..........................  50
                  Experts................................  50
                  Where You Can Obtain More Information..  50
                  Incorporation of Documents by Reference  50
                  Limitations on Enforcement of U.S. Laws  51

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using the "shelf" registration process. Under the shelf registration process, we may sell any combination of the securities described in this prospectus, and our wholly-owned subsidiaries, Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank, may sell their shares of our common stock, from time to time in the future in one or more offerings up to a total dollar amount of U.S.$1,000,000,000. Because the selling shareholders are our wholly-owned subsidiaries, any offering of shares of our common stock by them will be considered a primary offering under U.S. securities laws.

   This prospectus provides you with a general description of the securities that can be offered. Each time securities are offered under this prospectus, we will provide prospective investors with a prospectus supplement that will contain specific information about the terms of the securities. The prospectus supplement may also add to or update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Obtain More Information."

   You should rely only on the information provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this prospectus or any prospectus supplement, or in any document incorporated by reference, is accurate as of any date after their respective dates.

   Unless we indicate otherwise or the context otherwise requires, when we use the words "we," "us," "our" or the "MTFG Group," we mean Mitsubishi Tokyo Financial Group, Inc. and its subsidiaries. "Bank of Tokyo-Mitsubishi" refers to The Bank of Tokyo-Mitsubishi, Ltd. and its subsidiaries, and "Mitsubishi Trust Bank" refers to The Mitsubishi Trust and Banking Corporation and its subsidiaries. We use the word "you" to refer to prospective investors in the securities.

   Our head office is located at 4-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-6326, Japan and our telephone number is 81-3-3240-8111.

   In this prospectus and any prospectus supplement, when we refer to "dollars," "U.S.$" and "$," we mean U.S. dollars and, when we refer to "yen" and "(Yen)," we mean Japanese yen. This prospectus contains a translation of some Japanese yen amounts into U.S. dollars solely for your convenience.

   The financial information presented in this prospectus and our consolidated financial statements, which are incorporated by reference into this prospectus, are prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, except for the risk-adjusted capital ratio, the business segment financial information and certain other information, which are prepared in accordance with accounting principles generally accepted in Japan, or Japanese GAAP. Our consolidated financial statements for the fiscal years ended March 31, 1998, 1999, 2000 and 2001, which are incorporated by reference into this prospectus, reflect the combined results of Bank of Tokyo-Mitsubishi, including Nippon Trust Bank, and Mitsubishi Trust Bank as if the business integration between those banks had been in effect for those periods. Unless we indicate otherwise or the context otherwise requires, the financial and statistical data for those periods presented in or incorporated by reference into this prospectus also reflect the combined results of the banks as if the business integration had been in effect for those periods. References to fiscal 2001 are to the fiscal year ended March 31, 2002 and references to other fiscal years have the corresponding meaning.

                                 RISK FACTORS

   Investing in our securities involves a high degree of risk. You should carefully consider the risks described below as well as all the other information presented in, or incorporated by reference into, this prospectus and any prospectus supplement before investing in our securities.

   Our business, operating results and financial condition could be materially adversely affected by any of the factors discussed below. The trading price of our securities could decline due to any of these factors. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks faced by us described below and elsewhere in this prospectus. See "Forward-Looking Statements."

Risks Related to Our Business

   We may suffer additional losses in the future due to problem loans.

   We have a substantial volume of problem loans and have suffered from worsening asset quality problems since the early 1990s. Our problem loans and credit-related expenses could increase if:

..  economic conditions in Japan do not improve;

..  real estate prices or stock prices in Japan continue to decline;

.. our large borrowers become insolvent, or the level of corporate bankruptcies in Japan continues to rise;

..  additional economic problems arise elsewhere in Asia or in the Americas; or

..  the global economic environment deteriorates generally.

This would adversely affect our results of operations, weaken our financial condition and erode our capital base.

   Our allowance for credit losses may be insufficient to cover future loan losses.

   We base the allowance for credit losses in our loan portfolio on assumptions and estimates about our customers, the value of collateral we hold and the economy as a whole. Our actual loan losses could prove to be materially different from our estimates and could materially exceed our allowance. If our actual loan losses are higher than we currently expect, our current allowance for credit losses could be insufficient. If we change some of our assumptions and estimates as general economic conditions deteriorate or the value of collateral declines, we may have to provide for additional allowance for credit losses.

   The credit quality of our loan portfolio may be adversely affected by the continuing financial difficulties of the Japanese real estate and construction sectors.

   As of March 31, 2002, approximately 16.7% of our domestic loans were made to real estate and construction companies. The Japanese real estate and construction industries have been severely and adversely affected by the sharp decline in Japanese real estate values and construction projects. Japanese real estate prices have declined for 11 straight years, and may still be falling. This has materially adversely affected the credit quality of our loan portfolio in the last decade. We expect these problems to continue for the foreseeable future, especially if the Japanese economy is slow to recover.

   The credit quality of our loan portfolio may be adversely affected by the continuing financial difficulties of the Japanese wholesale and retail sectors.

   As of March 31, 2002, approximately 15.5% of our domestic loans were made to wholesale and retail borrowers. Many Japanese wholesalers and retailers have been restructured or are undergoing restructurings through legal proceedings or through out-of-court agreements, including concessions by lenders. If consumer spending continues shrinking in the extended economic downturn, or if restructuring efforts of distressed wholesalers and retailers are not successful, there may be additional significant failures of wholesalers and retailers. A further or extended deterioration within these industries would expose us to substantial additional credit losses.

   Our exposure to troubled borrowers may increase, and our recoveries from them may be lower than expected.

   We may provide additional loans to troubled borrowers. We may forbear from exercising all of our rights as a creditor against them, and we may forgive loans to them in conjunction with their debt restructuring. We may take these steps even when our legal rights might permit us to take stronger action against the borrower and even when others might take stronger action against the borrower to maximize recovery or to reduce exposure in the short term. We may provide support to troubled borrowers for any of the following reasons or for other reasons:

..  political or regulatory considerations;

.. reluctance to push a major client into default or bankruptcy or to disrupt a restructuring plan supported by other lenders; and

.. a perceived responsibility for the obligations of our affiliated and associated companies.

These practices may substantially increase our exposure to troubled borrowers.

   We may experience losses because our remedies for credit defaults by our borrowers are limited.

   We may not be able to realize the value of collateral held or enforce our rights against defaulting customers because of:

..  the difficulty of foreclosing on collateral in Japan,

.. the illiquidity of and depressed values in the Japanese real estate market, and

..  depressed values of pledged securities held as collateral.

   Recent corporate credibility issues may increase our problem loans or otherwise negatively affect our results of operations.

   In recent months, several high-profile bankruptcy filings and reports of past accounting irregularities, including fraud, in the United States, such as those relating to Enron Corporation, have raised corporate credibility issues, particularly with respect to public companies. In response to these developments and U.S. regulatory responses to these developments, auditors and corporate managers generally have begun to review financial statements more thoroughly and conservatively. As a result, additional accounting irregularities may be uncovered and additional bankruptcy filings may be made in the United States and elsewhere. Such developments could increase our credit costs if they directly involve our borrowers or indirectly affect our borrowers' credit.

   Any adverse changes in UNBC's business could significantly affect our results of operations.

   During the fiscal year ended March 31, 2002, approximately 17.3% of our operating profit (which equals 21.8% of the operating profit of Bank of Tokyo-Mitsubishi), as calculated under Japanese GAAP, was generated from the operations of our subsidiaries in California, UnionBanCal Corporation and Union Bank of California, N.A. Any adverse change in the business or operations of those subsidiaries, which we refer to as "UNBC," could significantly affect our results of operations. Factors that could negatively affect UNBC's results include adverse economic conditions in California, such as energy sector-related problems and falling export levels, U.S. legislative and regulatory reactions following the terrorist attacks in September 2001, and large corporate bankruptcy filings, such as that of Enron Corporation. UNBC could also be adversely affected by a downturn in real estate prices in California. In addition, appreciation of the Japanese yen against the U.S. dollar would reduce UNBC's reported profits in our operating results.

   We may not be able to maintain our capital ratios above minimum required levels, which could result in the suspension of some or all of our operations.

   Mitsubishi Tokyo Financial Group, as a holding company, and our Japanese subsidiary banks, Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank, are each required to maintain risk-weighted capital ratios above the levels specified in the capital adequacy guidelines of the Japanese Financial Services Agency. UNBC is subject to similar U.S. capital adequacy guidelines. We or our subsidiary banks may be unable to continue to satisfy the capital adequacy requirements, because of:

.. credit costs we may incur as we dispose of problem loans and remove impaired assets from our balance sheet;

.. credit costs we may incur due to losses from a future deterioration in asset quality;

..  adverse changes in foreign currency exchange rates;

..  declines in the value of our securities portfolio; and

.. changes in accounting rules or in the guidelines regarding the calculation of banks' or bank holding companies' capital ratios, resulting from recently adopted guidelines of the Basel Committee on Banking Supervision or otherwise.

If our capital ratios fall below required levels, the Japanese Financial Services Agency could require us to take a variety of corrective actions, including the withdrawal from all international operations or the suspension of all or part of our business operations.

   Our capital ratios may be negatively affected if we reduce our deferred tax assets.

   We and our Japanese subsidiary banks determine the amount of our net deferred tax assets and our regulatory capital pursuant to Japanese GAAP and the Japanese banking regulations, which differ from U.S. GAAP and the respective U.S. regulations. Under the Japanese banking regulations, all deferred tax assets established pursuant to Japanese GAAP are included in regulatory capital. Japanese GAAP permits the establishment of deferred tax assets for the tax benefits that are expected to be utilized in the subsequent five fiscal years. The calculation of deferred tax assets is based upon various assumptions, including assumptions with respect to future taxable income. Actual results may differ from these assumptions. At March 31, 2002, our deferred tax assets amounted to (Yen)1,032 billion under Japanese GAAP. From time to time, we reassess whether we are able to realize our deferred tax assets based on our taxable income projections, and make necessary increases or reductions. If we conclude that we or our subsidiary banks are unable to realize a portion of the deferred tax assets, our deferred tax assets may be reduced and as a result, our capital ratios may decline.

   If the Japanese stock market declines, we may incur losses on our securities portfolio and our capital ratios may be adversely affected.

   We hold large amounts of marketable equity securities. The market values of these securities are inherently volatile and have generally been declining in recent years. We will incur losses on our securities portfolio if the Japanese stock market continues to decline. Material declines in the Japanese stock market would also materially adversely affect our capital ratios.

   The value of our equity portfolio could decline due to expected sales of shares in the market by us and others.

   Many Japanese financial institutions have traditionally held large amounts of equity securities of their customers, business counterparts and related companies. In November 2001, the Japanese government enacted a law forbidding banks, including Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank, from holding stocks in excess of their Tier I capital after September 30, 2004. Partly in response to this legislation and partly to reduce risk-weighted assets, we and many other financial institutions have been selling and will continue to sell off large amounts of equity securities. The sale of equity securities by Japanese financial institutions may depress the value of Japanese equity securities, including those in our securities portfolio. In order to comply with the new legislation, we may be forced to sell some of our equity securities at depressed prices.

   Our business may be adversely affected by competitive pressures, which have increased significantly due to regulatory changes.

   In recent years, the Japanese financial system has been increasingly deregulated and barriers to competition have been reduced. In addition, the Japanese financial industry has been undergoing significant consolidation, as a result of which larger, more integrated financial institutions have emerged as our competitors. If we are unable to compete effectively in this more competitive and deregulated business environment, our business, results of operations and financial condition will be adversely affected.

   Our trading and investment activities expose us to exchange rate, interest rate and other risks.

   We undertake extensive trading and investment activities involving a variety of financial instruments, including derivatives. Our income from these activities is subject to volatility, caused by, among other things, changes in interest rates, foreign currency exchange rates and equity prices. For example:

.. Increases in interest rates have an adverse effect on the value of our fixed income securities portfolio.

.. Strengthening of the yen against the dollar and other foreign currencies reduces the value, in our financial statements, of our substantial portfolio of foreign-currency denominated investments.

   Our results of operations and financial condition in future periods will be exposed to risks of loss associated with these activities.

   A significant downgrade of our credit ratings could have a negative effect on our treasury operations.

   A significant downgrade of our credit ratings by one or more of the credit rating agencies could have a negative effect on our treasury operations. In the event of a downgrade of our credit ratings, our treasury unit may have to accept less favorable terms in its transactions with counterparties or may be unable to enter into certain transactions. This could have a negative impact on the profitability of our treasury operations and adversely affect our results of operations and financial condition.

   We will be exposed to increased risks as we expand the range of our products and services.

   As we expand the range of our products and services beyond our traditional banking business and as the sophistication of financial products and management systems grows, we will be exposed to new and increasingly complex risks. In many cases, we will have no experience or only limited experience with these risks. Some of the activities in which our subsidiaries engage, such as derivatives and foreign currency trading, present volatile and substantial risks. Our risk management systems may prove to be inadequate, and may not work in all cases or to the degree required. As a result, we are subject to substantial market, credit and other risks in relation to these expanding products and services and trading activities, which could result in our incurring substantial losses. In addition, our efforts to offer new services and products may not succeed if product or market opportunities develop more slowly than expected, or if the profitability of opportunities is undermined by competitive pressures.

   Our income and expenses relating to our international operations and our foreign assets and liabilities are all exposed to foreign currency fluctuations.

   Our international operations are subject to fluctuations in foreign currency exchange rates against the Japanese yen. When the yen appreciates, yen amounts for transactions denominated in foreign currencies, including a substantial portion of UNBC's transactions, decline. In addition, a portion of our assets and liabilities are denominated in foreign currencies. To the extent that our foreign-currency-denominated assets and liabilities are not matched in the same currency or appropriately hedged, fluctuations in foreign currency exchange rates against the Japanese yen may adversely affect our financial condition, including our capital adequacy ratios. In addition, fluctuations in foreign exchange rates will create foreign currency translation gains or losses.

   We may not be able to achieve the expected benefits of integrating into a single financial services group.

   Our success in combining Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank into a single financial services group depends on our ability to integrate the operations of our subsidiaries and affiliates, achieve expected cost savings and foster cooperation between the institutions in customer and product cross-selling. We may not be able to accomplish these goals as expected. For example:

.. We may have difficulty in implementing our strategies as an integrated financial group.

.. We may not be able to integrate our operations as quickly as planned due to legal restrictions, internal resistance or market resistance. As a result, we may not achieve cost reductions as fully or as quickly as we expect.

..  The costs of integration may be higher than we expect.

.. We may encounter problems with system integration and incompatibility at the subsidiary and affiliate level, market resistance to new technologies or distribution channels, or technical difficulties. As a result, our efforts to increase our operational efficiency and broaden the distribution channels for our financial products and services through investments in information technology may not succeed as we expect.

.. We may lose customers and business as we consolidate and, in some cases, rebrand some of our affiliates' operations, such as in the case of the merger of several securities subsidiaries and affiliates creating Mitsubishi Securities Co., Ltd.

   Losses relating to our pension plans and a decline in returns on our plan assets may negatively affect our results of operations and our financial condition.

   We may incur losses if the fair value of our pension plans' assets decline, if the rate of return on our pension assets declines, or if there is a change in the actuarial assumptions on which the calculations of the projected benefit obligation is based. In addition, we may have unrecognized prior service costs resulting from amendments to our pension plans. Changes in the interest rate environment and other factors may also adversely affect the amount of unfunded pension obligations and the resulting annual amortization expense.

   We may not be able to refinance our subordinated debt obligations with equally subordinated debt, and as a result our capital ratios may be adversely affected.

   Under Japanese GAAP, at March 31, 2002, subordinated debt accounted for approximately 35% of Mitsubishi Tokyo Financial Group's total capital, approximately 36% of Bank of Tokyo-Mitsubishi's total capital and approximately 34% of Mitsubishi Trust Bank's total capital. We may not be able to refinance these subordinated debt obligations with equally subordinated debt. The failure to refinance these subordinated debt obligations with equally subordinated debt may reduce our total capital and as a result negatively affect our risk-weighted capital ratios.

   We may have to compensate for losses in our loan trusts and jointly operated designated money trusts. This could have a negative effect on our operating results.

   Mitsubishi Trust Bank compensates for losses of principal of loan trusts and some designated money trusts. As of March 31, 2002, the principal balance of those indemnified trusts was (Yen)3,441 billion. Funds in those indemnified trusts are generally invested in loans and securities. Mitsubishi Trust Bank is required to maintain reserves in the accounts of those indemnified trusts for loan losses and other impairments of principal, but the amount of these compensation obligations does not appear as a liability on our balance sheet. If the amount of assets and reserves held in the indemnified trusts falls below the principal as a result of loan losses, losses in the investment portfolio or otherwise, Mitsubishi Trust Bank would be required to make a payment on the indemnities.

   Trust beneficiaries of loan trusts and jointly operated designated money trusts are entitled to a semi-annual dividend, which in practice is the "projected rate" published semi-annually. As a result, sharp declines in interest rates or in the value of the securities held in its trusts' investment portfolios will reduce the performance-dependent trust fees that Mitsubishi Trust Bank generates from its loan trusts and jointly operated designated money trusts and will thus adversely affect our results of operations.

   We are exposed to substantial credit and market risks in Asian countries.

   We are active in the Asian region through a network of branches and subsidiaries, and are thus exposed to a variety of credit and market risks associated with these countries. If a decline in the value of Asian currencies occurs, it could adversely affect the creditworthiness of some of our borrowers in the region. The loans we make to Asian borrowers and banks are often denominated in yen, U.S. dollars or other foreign currencies. The borrowers often do not hedge the loans to protect against fluctuations in the values of local currencies. A devaluation of the local currency would make it more difficult for a borrower earning income in that currency to pay its debts to us and others. In addition, some Asian countries may attempt to support the value of their currencies by raising domestic interest rates. If this happens, the borrowers in these countries would have to devote more of their resources to repaying their domestic obligations, which may adversely affect their ability to repay their debts to us and other foreign lenders. The restriction of credit resulting from these and related conditions may adversely affect economic conditions in some countries. This could cause a further deterioration of the credit quality of borrowers and banks in those countries, and further losses to us.

   Our efforts to reduce our holdings of equity securities may adversely affect our relationships with customers.

   Japanese law prohibits banks from holding stocks in excess of their Tier I capital after September 30, 2004. In order to comply with this requirement and to reduce our risk exposure to fluctuations in equity security prices, we intend to sell a substantial portion of our equity securities. Most of these securities are held under cross-shareholding arrangements where we acquire the customer's securities for business relation purposes. The planned sale of securities will reduce our cross-shareholdings, which may have an adverse affect on our relationships with our customers.

   Restrictions on our subsidiaries' ability to pay dividends and make other distributions could limit amounts payable to us.

   As a holding company, a substantial portion of our cash flow comes from dividends that our Japanese bank subsidiaries pay to us. Under some circumstances, various statutory or contractual provisions restrict the amount of dividends our subsidiaries can pay to us. In addition, if any of our subsidiaries enter into bankruptcy or reorganization proceedings or liquidate, that subsidiary's creditors will be entitled to receive distributions from the assets of that subsidiary to satisfy their claims against it before we, as a holder of an equity interest in the subsidiary, will be entitled to receive any of the assets of the subsidiary.

   It may not be possible for investors to effect service of process within the United States upon us or our directors, executive officers or corporate auditors, or to enforce against us or those persons judgments obtained in U.S. courts predicated upon the civil liability provisions of the Federal securities laws of the United States.

   We are a joint stock company incorporated under the laws of Japan. All of our directors, executive officers and corporate auditors reside outside of the United States. Many of our and their assets are located in Japan and elsewhere outside the United States. It may not be possible, therefore, for U.S. investors to effect service of process within the United States upon us or these persons or to enforce against us or these persons judgments obtained in the United States courts predicated upon the civil liability provisions of the Federal securities laws of the United States. We believe that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of U.S. courts, of liabilities predicated solely upon the Federal securities laws of the United States.

Risks Related to the Japanese Banking Industry

   Recent efforts by the Japanese government to encourage the disposal of problem loans in two to three years could exacerbate our credit losses.

   The Japanese government's emergency economic package, released in April 2001, strongly urges major banks, including Bank of Tokyo-Mitsubishi and Mitsubishi Trust-Bank, to remove non-performing loans from their balance sheets within two to three years. These guidelines for the disposal of non-performing loans could increase our credit losses if we sell our problem loans at a larger discount than we had expected.

   Any significant adverse regulatory developments or changes in government policies or economic controls could have a negative impact on our results of operations.

   We conduct our business subject to ongoing regulation and associated regulatory risks, including the effects of changes in the laws, regulations, policies, voluntary codes of practice and interpretations in Japan and the other markets we operate in. Future changes in regulation, fiscal or other policies are unpredictable and beyond our control.

   Our business may be adversely affected by negative developments with respect to other Japanese financial institutions, both directly and by the effect they may have on the overall Japanese banking environment.

   Many Japanese financial institutions, including banks, non-bank lending and credit institutions, financial affiliates of securities companies and insurance companies, continue to experience severe asset quality and other financial problems, in part as a result of Japan's protracted recession. This may lead to severe liquidity and solvency problems, which have resulted in the liquidation or restructuring of affected institutions. The continued financial difficulties of financial institutions could adversely affect us because:

.. as of March 31, 2002, approximately 11.1% of our domestic loans were made to banks and other financial institutions, and of those loans 2.7% were classified as nonaccrual and restructured loans;

..  we are a shareholder of some other banks and financial institutions;

.. we may be requested to participate in providing assistance to support distressed financial institutions;

.. deposit insurance premiums could rise if deposit insurance funds prove to be inadequate; and

.. repeated bankruptcies could undermine depositor confidence generally or adversely affect the overall banking environment.

   We might have to pay risk premiums on borrowings from international financial institutions, or be subject to credit limitations by them.

   As a result of concerns regarding asset quality and the failure of several large Japanese financial institutions, international financial institutions have in the past:

.. charged an additional risk premium to Japanese financial institutions for short-term borrowings in the interbank market; and

.. placed restrictions on the amount of credit, including interbank deposits, that they extend to Japanese banks.

These restrictions on credit result in higher operating expenses and decreased profitability for affected Japanese banks. If conditions in the Japanese banking and other financial sectors deteriorate, international markets could again impose risk premiums or credit restrictions on Japanese banks, including us.

   We may be adversely affected if the current economic conditions in Japan continue or worsen.

   Since the early 1990s, the Japanese economy has performed poorly due to a number of factors, including weak consumer spending and lower capital investment by Japanese companies, causing a large number of corporate bankruptcies and the failure of several major financial institutions. The outlook for the economy as a whole remains uncertain because:

..  recent economic data show that the Japanese economy is not recovering;

..  unemployment rates are at an historic high;

.. real estate prices have declined for the past 11 years, and may still be declining; and

..  Japanese stock prices have declined to their lowest levels in 18 years.

These factors may continue or worsen. If they do, our earnings and credit quality may be adversely affected.

   We may have to pay more regional or national bank taxes.

   In April 2000, the Tokyo Metropolitan Government began imposing a tax of 3% on the gross operating profits of banks operating within its jurisdiction. In May 2000, Osaka Prefecture introduced a similar tax on operating profits of banks operating within its jurisdiction. In March 2002, the Tokyo District Court overturned the Tokyo local tax, but the decision is under appeal. Banks are also challenging in court the legality of the Osaka local tax. Other prefectures may implement similar local bank taxes, and the Japanese government may introduce a similar bank tax nationwide. Depending on the outcome of these court cases and the decisions of other prefectures and the Japanese government, we may have to pay more regional or national bank taxes.

   A change to current interest rate policy could adversely affect our results of operations.

   The Bank of Japan now maintains interest rates at near zero percent. If interest rate policies change, we could be adversely affected through lower spreads or declines in the value of our investments in Japanese government bonds. In addition, an increase in interest rates may increase our problem loans as some of our borrowers may not be able to meet the increased interest payment requirements. This would adversely affect our results of operations.

Risks Related to Owning Our Shares

   Sales of our shares by our subsidiaries may adversely affect our stock price.

   Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank hold shares of our common stock. Under the Japanese Commercial Code, they are legally required to dispose of all of our shares within a reasonable time of the formation of Mitsubishi Tokyo Financial Group. No implementing timetable has been specified by the relevant regulators, but Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank plan to sell their shares as soon as market circumstances permit a favorable offering. If Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank fulfill that legal requirement by selling our shares in the market, it could adversely affect the trading price of our shares.

   Efforts by other companies to reduce their cross-shareholdings may adversely affect our stock price.

   Many companies in Japan that hold our shares, have announced plans to reduce their cross-shareholdings in other companies. Our own announced plans to sell cross-held shares in other companies may encourage them to sell our shares. If these companies sell our shares in the market, it could adversely affect the trading price of our shares.

   Negative media coverage of Japan's banking industry may have a materially adverse effect on our stock price.

   Recently, Japan's banking industry has been covered extensively by both Japanese and foreign media. The main focus of this coverage has been Japanese banks' problem loans. Most of this coverage has been negative and suggests that the amount of problem loans that Japanese banks actually hold is greater than what is disclosed. Negative media coverage of Japan's banking industry regarding problem loans and other issues, whether or not accurate and whether or not applicable to us, may have a materially adverse effect on our stock price.

   Rights of shareholders under Japanese law may be more limited than under the laws of jurisdictions within the United States.

   Our articles of incorporation, the regulations of our board of directors and the Japanese Commercial Code govern our corporate affairs. Legal principles relating to such matters as the validity of corporate procedures, directors' and officers' fiduciary duties and shareholders' rights may be different from those that would apply if we were a non-Japanese company. Shareholders' rights under Japanese law are different in some respects from shareholders' rights under the laws of jurisdictions within the United States. You may have more difficulty in asserting your rights as a shareholder than you would as a shareholder of a corporation organized in a jurisdiction within the United States.

Risks Related to Owning Our Debt Securities

   The indentures will not limit our ability to incur additional debt, including senior debt.

   The indentures relating to the debt securities do not limit or restrict the amount of other indebtedness, including senior indebtedness, that we or our subsidiaries may incur in the future.

   There may be no active market for the debt securities.

   The debt securities will constitute new issues of securities for which there is no established trading market. No market for the debt securities may develop, and there may be no liquidity for the debt securities. As a result, you may not be able to resell the debt securities at all or at prices that you desire.

Risks Related to Owning Our Subordinated Debt Securities

   The subordination provisions in the subordinated debt securities could hinder your ability to receive payment.

   Under some circumstances, your right to receive payment on the subordinated debt securities will be subordinated and subject in right of payment in full to the prior payment of all our senior indebtedness. We expect from time to time to incur additional indebtedness and other obligations that will constitute senior indebtedness, and the subordinated debt indenture does not contain any provisions restricting our ability to incur senior indebtedness.

Risks Related to Owning ADSs

   As a holder of ADSs, you will have fewer rights than a shareholder has, and you will have to act through the depositary to exercise these rights.

   The rights of our shareholders under Japanese law to take actions including voting their shares, receiving dividends and distributions, bringing derivative actions, examining our accounting books and records and exercising appraisal rights are available only to holders of record. Because the depositary, through its custodian agent, is the record holder of the shares underlying the ADSs, only the depositary can exercise those rights in connection with the deposited shares. The depositary will make efforts to vote the shares underlying your ADSs as instructed by you and will pay to you the dividends and distributions collected from us. In your capacity as an ADS holder, however, you will not be able to bring a derivative action, examine our accounting books and records or exercise appraisal rights except through the depositary.

   Foreign exchange rate fluctuations may affect the dollar value of our ADSs and dividends payable to holders of our ADSs.

   Market prices for our ADSs may fall if the value of the yen declines against the U.S. dollar. In addition, the U.S. dollar amount of cash dividends and other cash payments made to holders of our ADSs would be reduced if the value of the yen declines against the U.S. dollar.

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                          FORWARD-LOOKING STATEMENTS

   We may from time to time make written or oral forward-looking statements. Written forward-looking statements may appear in documents filed with the SEC, including this prospectus, any prospectus supplement, documents incorporated by reference, reports to shareholders and other communications.

   The U.S. Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as the information is identified as forward looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. We rely on this safe harbor in making these disclosures.

   Forward-looking statements include statements regarding our intent, belief or current expectations and/or the current belief or current expectations of our management with respect to our results of operations and financial condition, including, among other matters, our problem loans and loan losses. We use words such as "anticipate," "aim," "believe," "estimate," "expect," "intend," "plan," "probability," "risk" and similar expressions, as they relate to us or our management, to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this respect as anticipated, aimed at, believed, estimated, expected, intended or planned. We do not intend to update these forward-looking statements.

   The forward-looking statements we make are not guarantees of future performance and involve risks and uncertainties. Actual results may differ from those in forward-looking statements as a result of various factors. We identify in this prospectus and any prospectus supplement, in "Risk Factors" and elsewhere, the important factors that could cause these differences.

   We are under no obligation, and expressly disclaim any obligation, to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

                                CAPITALIZATION

   The following table presents our capitalization at March 31, 2002:

                                                                                  March 31, 2002 (1)
                                                                               ------------------------
                                                                                    (in millions)
                                                                                        Actual
Total short-term borrowings(3)(4)............................................. (Yen)14,843,891 $111,861

Debentures(5).................................................................       2,269,122   17,100

Long-term debt:(4)(6)
   Obligations under capital leases...........................................          42,206      318
   Obligation under sale-and-leaseback transactions...........................         101,806      767
   Unsubordinated debt(7).....................................................       2,444,932   18,425
   Subordinated debt(8).......................................................       2,546,877   19,193
   Mandatorily redeemable preferred securities of subsidiary grantor trust....          48,020      362
                                                                               --------------- --------
          Total long-term debt................................................       5,183,841   39,065
                                                                               --------------- --------
Minority interest(9)..........................................................         210,503    1,586

Shareholders' equity:
   Preferred stock (Class 1), with no par value(10)...........................         122,100      920
   Preferred stock (Class 2), with no par value(11)...........................         100,000      754
   Common stock, with no par value(12)........................................         873,156    6,580
   Capital surplus(2).........................................................         850,835    6,412
   Retained earnings(2):
       Appropriated for legal reserve.........................................         236,537    1,782
       Unappropriated.........................................................          11,593       87
   Accumulated other changes in equity from nonowner sources, net of taxes(2).         523,250    3,943
                                                                               --------------- --------
          Total...............................................................       2,717,471   20,478
   Less treasury stock, at cost: 169,639 common shares........................          90,974      686
                                                                               --------------- --------
       Shareholders' equity--net..............................................       2,626,497   19,792
                                                                               --------------- --------
          Total capitalization................................................ (Yen)25,133,854 $189,404
                                                                               =============== ========

--------
(1)The US dollar amounts represent translations of the yen amounts at the rate of (Yen)132.70 = US$1.00, the Federal Reserve Bank of New York's noon buying rate on March 29, 2002.
(2)Does not reflect the results of operations and other changes in equity from nonowner sources for any period subsequent to March 31, 2002, including the payment of cash dividends approved by the shareholders meeting on June 27, 2002 and a reduction of legal capital surplus and transfer to unappropriated retained earnings. The aggregate amount of cash dividends approved by the shareholders meeting on June 27, 2002 was (Yen)42.8 billion, and the amount of the reduction of legal capital surplus and transfer to unappropriated retained earnings was (Yen)600 billion.
(3)It is impracticable for us to determine the amount of short-term borrowings that are guaranteed by third parties. There were changes in total short-term borrowings, attributable to normal business activities, between April 1, 2002 and August 31, 2002.
(4)At March 31, 2002, short-term debt and long-term debt of 5,624.8 billion were secured.
(5)At March 31, 2002, the debentures were not guaranteed by a third party and were unsecured. Debentures of (Yen)873.0 billion were redeemed between April 1, 2002 and August 31, 2002.
(6)Represents debt with original maturities of more than one year. At March 31, 2002, (Yen)28.2 billion of long-term debt was guaranteed by a third party.
(7)Unsecured unsubordinated bonds of (Yen)240.0 billion due 2005 through 2012 were issued between April 1, 2002 and August 31, 2002. Unsubordinated bonds of (Yen)49.6 billion were redeemed between April 1, 2002 and August 31, 2002.

(8)Subordinated bonds of (Yen)145.5 billion due 2004 through 2015 were issued between April 1, 2002 and August 31, 2002. In addition, undated subordinated bonds of (Yen)24.6 billion were issued between April 1, 2002 and August 31, 2002. Subordinated bonds of (Yen)152.8 billion were redeemed between April 1, 2002 and August 31, 2002. Subordinated borrowings of (Yen)96.0 billion were obtained and subordinated borrowings of (Yen)63.6 billion were repaid between April 1, 2002 and August 31, 2002.
(9)Included in other liabilities in our consolidated financial statements.
(10)At March 31, 2002, the authorized, issued and outstanding number of class 1 preferred shares was 81,400. Class 1 preferred shares are redeemable at our option under the redemption terms stipulated by the articles of incorporation. We may redeem shares of class 1 preferred shares at
    (Yen)3,000 thousand per share on or after January 21, 2004.
(11)At March 31, 2002, the authorized, issued and outstanding number of class 2 preferred shares was 100,000. Class 2 preferred shares are convertible into common stock at the option of the shareholders during a conversion period.
(12)At March 31, 2002, the authorized number of shares and issued number of shares were 22,000,000 and 5,742,467.72, respectively.
(13)At March 31, 2002, the total balance of guarantee for repayment of trust principal, standby letters of credit and other guarantees and commercial letters of credit was (Yen)9,114 billion. With respect to contingent liabilities, we are involved in various litigation matters. In the opinion of management, our liabilities, if any, when ultimately determined will not have a material adverse effect on our financial position.
(14)Except as disclosed above, there has been no material change in our consolidated capitalization and indebtedness since March 31, 2002.

                                USE OF PROCEEDS

   Unless otherwise disclosed in the accompanying prospectus supplement, we will use the net proceeds from our sale of securities to fund our business and the businesses of our wholly-owned subsidiaries and, except with respect to senior debt securities, to strengthen our capital base. We will provide further details about our use of proceeds from a particular offering in the applicable prospectus supplement.

   Our wholly-owned subsidiaries, Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank, as selling shareholders, may be offering the shares of our common stock that they hold, in the form of common stock or ADSs. Because the selling shareholders are our wholly-owned subsidiaries, any offering of shares of our common stock by them will be considered a primary offering under U.S. securities laws and the net proceeds from the offering will be reflected in our consolidated financial statements. However, Mitsubishi Tokyo Financial Group will not directly receive the proceeds from their sales of shares of our common stock, and the proceeds will be allocated to the selling shareholder in proportion to the shares sold by them. Unless otherwise disclosed in the accompanying prospectus supplement, we intend to have Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank use the proceeds from their sale of the securities to fund their business. We will provide further details about their use of proceeds from a particular offering in the applicable prospectus supplement.

                        DETERMINATION OF OFFERING PRICE

   We may sell securities, or the selling shareholders may sell shares of our common stock, from time to time on any national securities exchange or automated interdealer quotation system on which our shares of common stock or other securities are listed or quoted, through negotiated transactions with underwriters or with other persons, through a combination of such methods of sale or otherwise, including private sales. See "Plan of Distribution." We may sell securities, or the selling shareholders may sell shares of our common stock, at market prices at the time of sale, at prices related to those market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by agreement between ourselves and underwriters, brokers, dealers or agents, or purchasers.

 RATIOS OF EARNINGS TO FIXED CHARGES AND RATIOS OF EARNINGS TO COMBINED FIXED
                     CHARGES AND PREFERRED STOCK DIVIDENDS

   The following table shows our ratios of earnings to fixed charges and preferred stock dividends for the periods indicated:

                                                                            Year Ended March 31,
                                                                --------------------------------------------
                                                                    1998        1999    2000 2001    2002
                                                                ------------ ---------- ---- ---- ----------
                                                                        (in billions, except ratios)
U.S. GAAP:
Ratio of earnings to fixed charges:
   Excluding interest on deposits..............................           --         -- 1.04 1.05         --
   Including interest on deposits..............................           --         -- 1.02 1.02         --
   Fixed charge deficiency..................................... (Yen)1,190.8 (Yen)655.5   --   -- (Yen)293.5
Ratio of earnings to combined fixed charges and preferred stock dividends:
   Excluding interest on deposits..............................           --         -- 0.98 0.98         --
   Including interest on deposits..............................           --         -- 1.01 1.01         --
   Fixed charge deficiency..................................... (Yen)1,190.8 (Yen)655.5   --   -- (Yen)293.5

   The ratios of earnings to fixed charges are computed by dividing earnings by fixed charges. Earnings consist primarily of income (loss) before income taxes and cumulative effect of a change in accounting principle, as adjusted for some equity method investments and for fixed charges. Fixed charges consist primarily of interest expenses on deposits, debentures and short-term and long-term debt, amortization of debt expense and discount and one-third (the portion deemed representative of the interest factor) of net rental expense under long-term leases. To compute the ratios of earnings to combined fixed charges and preferred stock dividends, fixed charges are then combined with preferred stock dividend requirements. As of the date of this prospectus, our outstanding classes of preferred stock are class 1 and 2 preferred shares. Dividends on the class 1 and 2 preferred shares were declared during the fiscal years ended March 31, 2000, 2001 and 2002.

   For the fiscal years ended March 31, 1998, 1999 and 2002, as the ratios of earnings to (combined) fixed charges (and preferred stock dividends) indicated less than one-to-one coverage, only the yen amounts of the deficiencies are disclosed in the above table. These deficiencies resulted primarily from provisions for possible credit losses of (Yen)1,476 billion and (Yen)1,239 billion in the fiscal years ended March 31, 1998 and 1999, respectively, which were substantially greater than other historical levels. In the fiscal year ended March 31, 2002, the deficiency resulted primarily due to the increase in non-interest expenses.

                           DESCRIPTION OF SECURITIES

Common Stock

   We summarize below the material provisions of our articles of incorporation and our share handling regulations and the Commercial Code of Japan (Law No. 48 of 1899) as they relate to joint stock companies, also known as kabushiki kaisha. Because it is a summary, this discussion should be read together with our articles of incorporation and the share handling regulations which have been filed, or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part.

General

   A joint stock company is a legal entity incorporated under the Commercial Code. The investment and rights of the shareholders of a joint stock company are represented by shares of stock in the company, and shareholders' liability is limited to the amount of the subscription for the shares.

   Our authorized common share capital is 22,000,000 shares of common stock with no par value. As of March 31, 2002, a total of 5,742,467.72 shares of common stock (including 169,639 shares of common stock held by Mitsubishi Tokyo Financial Group and its consolidated subsidiaries as treasury stock) were issued. Each of the shares issued and outstanding is fully paid and non-assessable. We also are authorized to issue 421,400 shares of preferred stock, including 81,400 class 1 preferred shares, 100,000 class 2 preferred shares, 120,000 class 3 preferred shares and 120,000 class 4 preferred shares. As of March 31, 2002, we had 81,400 class 1 preferred shares, 100,000 class 2 preferred shares, and no class 3 and class 4 preferred shares issued and outstanding.

   We may issue shares from our authorized but unissued share capital following a resolution to that effect by our board of directors. An increase in our authorized share capital is only possible by amendment of our articles of incorporation which generally requires shareholders' approval.

   Our wholly-owned subsidiaries, Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank, may under this prospectus sell the shares of our common stock that they own. Because Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank are our wholly-owned subsidiaries, any offering of shares of our common stock by them will be considered a primary offering for U.S. securities law purposes. In connection with the stock-for-stock exchange transaction forming Mitsubishi Tokyo Financial Group, Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank received shares of our common stock in April 2001. As of March 31, 2002, Bank of Tokyo-Mitsubishi held 128,111 shares, excluding 4,900 shares held in trust, of our common stock, representing 2.23% of the issued shares of our common stock, and Mitsubishi Trust Bank held 27,840 shares, excluding 7,700 shares held in trust, of our common stock, representing 0.48% of the issued shares of our common stock.

   Under the Commercial Code, shares must be registered and are transferable by delivery of share certificates. In order to assert shareholders' rights against us, a shareholder must have its name and address registered on our register of shareholders, in accordance with our share handling regulations. The registered holder of deposited shares underlying the ADSs is the depositary for the ADSs, or its nominee. Accordingly, holders of ADSs will not be able to assert shareholders' rights other than as provided in the agreement between us, the depositary and the holders of the ADSs.

   A holder of shares may choose, at its discretion, to participate in the central clearing system for share certificates under the Law Concerning Central Clearing of Share Certificates and Other Securities of Japan. Participating shareholders must deposit certificates representing the shares to be included in this clearing system with the Japan Securities Depository Center, Inc. If a holder is not a participating institution in the Japan Securities Depositary Center, it must participate through a participating institution, such as a securities company or bank having a clearing account with the Japan Securities Depositary Center. All shares deposited with the Japan Securities Depositary Center will be registered in the name of the Japan Securities Depositary Center on our register of shareholders. Each participating shareholder will in turn be registered on our register of beneficial shareholders and be treated in the same way as shareholders registered on our register of shareholders. Delivery of share certificates is not required to transfer deposited shares. Entry of the share transfer in the books maintained by the Japan Securities Depositary Center for participating institutions, or in the books maintained by a participating institution for its customers, has the same effect as delivery of share certificates. This central clearing system is intended to reduce paperwork required in connection with transfers of shares. Beneficial owners may at any time withdraw their shares from deposit and receive share certificates.

Dividends

   Dividends are distributed in proportion to the number of shares owned by each shareholder on the record date for the dividend, subject to the customary Japanese practice that in case of a newly issued share, a dividend is paid on a pro rata basis for the portion of a dividend period during which such share has been owned. Any shares sold by Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank will not, for this purpose, be treated as newly issued shares. Dividends for each financial period may be distributed following shareholders' approval at an ordinary general meeting. Payment of dividends on common stock is subject to the preferential dividend rights of holders of preferred stock.

   Under our articles of incorporation, our financial accounts will be closed on March 31 of each year, and dividends, if any, will be paid to shareholders of record at March 31 following shareholders' approval at an ordinary general meeting of shareholders. In addition to year-end dividends, our board of directors may by resolution declare an interim cash dividend to shareholders of record as of September 30 of each year. Under the Commercial Code, we may not make any distribution of profits by way of annual or interim dividend unless we have set aside in our legal reserve an amount equal to at least one-tenth of the cash dividend and other amount paid by us as an appropriation of retained earnings or of any interim dividend, as the case may be, until the aggregate amount of our legal reserve and additional paid-in capital is at least one-quarter of our stated capital. We may distribute annual or interim dividends out of the excess of our net assets, on a non-consolidated basis, over the aggregate of:

   (1) our stated capital,

   (2) our additional paid-in capital,

   (3) our accumulated legal reserve,

   (4) the legal reserve to be set aside in respect of the dividend concerned and any other proposed payment by way of appropriation of retained earnings,

   (5) the excess, if any, of unamortized expenses incurred in preparation for the commencement of business and in connection with certain research and development over the aggregate of the amounts referred to in (2), (3) and (4) above, and

   (6) if assets are stated at market value on our balance sheet, the excess, if any, of the aggregate market value over the aggregate acquisition cost of those assets.

   In the case of interim dividends, net assets are calculated by reference to the balance sheet as of the end of the preceding fiscal year, adjusted to reflect:

   (a) any subsequent payment by way of appropriation of retained earnings and transfer to legal reserve in respect of such payment;

   (b) any subsequent transfer of retained earnings to stated capital; and

   (c) if we have been authorized, pursuant to a resolution of an ordinary general meeting of shareholders or the board of directors, to repurchase our own shares, the total amount of the repurchase price for those shares that may be paid by us.

Interim dividends may not be paid if there is a risk that at the end of the fiscal year, there might not be any excess of net assets over the aggregate of the amounts referred to in (1) through (6) above.

   In Japan, the "ex-dividend" date and the record date for any dividends precede the date of determination of the amount of the dividend to be paid. The market price of shares generally becomes ex-dividend on the third business day prior to the record date.

Stock Splits

   Stock splits of our outstanding stock may be effected at any time by resolution of the board of directors. When a stock split is to be effected, we may increase the amount of the authorized share capital to cover the stock split by amending our articles of incorporation by resolution of the board of directors without approval by special resolution of the general meeting of shareholders, unless more than one class of stock is issued and outstanding. Shareholders will not be required to exchange stock certificates for new stock certificates, but certificates representing the additional stock resulting from the stock split will be issued to shareholders. We must give public notice of the stock split, specifying a record date at least two weeks prior to the record date and, in addition, promptly after the stock split takes effect, give notice to each shareholder specifying the number of shares to which such shareholder is entitled by virtue of the stock split.

Fractional Shares

   Fractional shares may arise from, among other things, a stock split or a combination of outstanding shares into a smaller number of shares. A holder of fractional shares constituting one-hundredth of one share or any integral multiple of one-hundredth of one share will be registered in our register of fractional shares. Fractional shares will carry no voting rights, but, pursuant to the Commercial Code and our articles of incorporation, the holders of fractional shares will have the right to receive dividends and interim dividends, if any, on their fractional shares. No certificates for fractional shares will be issued and therefore fractional shares will not normally be transferable. However, the registered holders of fractional shares may at any time require us to purchase the fractional shares at the shares' current market price.

New Unit Share System

   The new unit share system (tan-gen kabu) was introduced by amendments to the Commercial Code which became effective on October 1, 2001. Currently, we do not use the new unit share system. However, we may use the new unit share system by amending our articles of incorporation which requires shareholders' approval. Under the new unit share system, a company may provide in its articles of incorporation that a unit comprises a specified number of shares that is equal to or less than 1,000 and that does not exceed one-two hundredth of the number of issued shares. A company may provide in its articles of incorporation that the company will not issue certificates representing a number of shares less than a unit. Under the new unit share system, one unit of shares has one voting right. A holder of less than one unit of shares has no voting right. If we adopt the new unit share system, shareholders may require us to purchase shares constituting less than a unit at the current market price. The board of directors may reduce the number of shares constituting a unit or cease to use the unit share system by amendments to our articles of incorporation even though amendments to the articles of incorporation generally require a special resolution of the general meeting of shareholders.

General Meeting of Shareholders

   The ordinary general meeting of our shareholders is usually held in June of each year in Chiyoda-ku, Tokyo. In addition, we may hold an extraordinary general meeting of shareholders whenever necessary by giving at least two weeks' advance notice to shareholders. The record date for ordinary general meetings of our shareholders is March 31.

   Any shareholder holding at least 300 voting rights or 1% of the total number of voting rights for six months or longer may propose a matter to be considered at a general meeting of shareholders by submitting a written request to a representative director at least six weeks prior to the date of the meeting.

Voting Rights

   A shareholder has one voting right for each whole share. However, a corporate shareholder may not exercise its voting rights if we hold more than one quarter of the total voting rights with respect to that shareholder. Consequently, neither Bank of Tokyo-Mitsubishi nor Mitsubishi Trust Bank may vote shares of our common stock that they hold. Under our articles of incorporation, except as otherwise provided by law or by other provisions of our articles of incorporation, a resolution can be adopted at a shareholders' meeting by the holders of a majority of the voting rights represented at the meeting. The Commercial Code and our articles of incorporation require a quorum of not less than one third of the total number of voting rights for election of our directors and corporate auditors.

   The Commercial Code provides that a quorum of a majority of outstanding voting rights, excluding those owned by our subsidiaries and affiliates of which we own, directly or indirectly, more than 25 percent, must be present at a shareholders' meeting to approve specified corporate actions, such as:

..  amendment of the articles of incorporation, except in some limited cases;

..  the removal of a director or corporate auditor;

..  a dissolution, merger or consolidation, except for certain types of mergers;

.. a stock-for-stock exchange or stock-for-stock transfer, except in some limited circumstances;

..  the transfer of the whole or an important part of our business;

..  a reduction of stated capital;

..  a corporate split, except in some limited circumstances;

.. the acquisition of the whole business of another company, except in some limited circumstances;

.. the offering to persons other than shareholders of stock at a specially favorable price, or of stock acquisition rights or bonds or notes with stock acquisition rights with specially favorable conditions; and

..  the repurchase of our own stock from a specific party.

At least two-thirds of the voting rights represented at the meeting must approve these actions.

   There is no cumulative voting for the election of directors or corporate auditors.

Subscription Rights

   Holders of shares have no preemptive rights under our articles of incorporation. Under the Commercial Code, however, our board of directors may determine that shareholders be given subscription rights in connection with a particular issue of new shares. In this case, these subscription rights must be given on uniform terms to all shareholders as of a specified record date by public notice at least two weeks prior to the record date. A notification to each individual shareholder must also be given at least two weeks prior to the date of expiration of the subscription rights.

   Rights to subscribe for new shares may be transferable or non-transferable, as determined by the board of directors. If subscription rights are not transferable, a purported transfer by a shareholder will not be enforceable against us.

Stock Acquisition Rights

   We may issue stock acquisition rights (shinkabu yoyakuken), which in the U.S. are often in the form of warrants, or bonds with stock acquisition rights that cannot be detached (shinkabu yoyakuken-tsuki shasai), which in the U.S.
are often in the form of convertible bonds or bonds with non-detachable warrants. Except where the issuance would be on "specially favorable" terms, the issuance of stock acquisition rights or bonds with stock acquisition rights may be authorized by a resolution of the board of directors. Upon exercise of the stock acquisition rights, the holder of such rights may either acquire shares by paying the applicable exercise price or, if so determined by a resolution of the board of directors, by making a substitute payment, such as having the convertible bonds redeemed for no cash in lieu of the exercise price.

Liquidation Rights

   Upon our liquidation, the assets remaining after payment of all debts, liquidation expenses, taxes and preferred distributions to holders of shares of preferred stock will be distributed among the holders of our common stock in proportion to the number of shares they own.

Transfer Agent

   Mitsubishi Trust Bank is the transfer agent for our common stock. The office of Mitsubishi Trust Bank for this purpose is located at 11-1, Nagatacho 2-chome, Chiyoda-ku, Tokyo, 100-8212, Japan. Mitsubishi Trust Bank maintains our register of shareholders and records transfers of record ownership upon presentation of share certificates.

Reports to Shareholders

   We furnish to our shareholders notices, in Japanese, of shareholders' meetings, annual business reports, including our financial statements, and notices of resolutions adopted at our shareholders' meetings.

Record Dates and Closing of Shareholders' Register

   As stated above, March 31 is the record date for the payment of annual dividends if any, and the determination of shareholders entitled to vote at ordinary general meetings of our shareholders. September 30 is the record date for the payment of interim dividends, if any. In addition, by a resolution of the board of directors and after giving at least two weeks' prior public notice, we may at any time set a record date or close the shareholders' register temporarily, for a period not in excess of three months, in order to determine the shareholders who are entitled to the rights pertaining to the shares. The trading of shares and the delivery of certificates may continue even while the shareholders' register is closed.

Repurchase of Our Shares of Common Stock

   We may repurchase our own shares:

.. through the Tokyo Stock Exchange or other stock exchanges on which the shares are listed, if authorized by an ordinary resolution of an ordinary general meeting of shareholders,

.. by way of a tender offer, if authorized by an ordinary resolution of an ordinary general meeting of shareholders,

.. from a specific party, if authorized by a special resolution of an ordinary general meeting of shareholders, or

..  from subsidiaries, if authorized by a resolution of the board of directors.

   When the repurchase is made by us from a specific party, as authorized by a special resolution of an ordinary meeting of shareholders, any shareholder may make a demand to a director, five days or more prior to the relevant shareholders' meeting, that we also repurchase the shares held by that shareholder.

   Any repurchase of our own shares from persons other than our subsidiaries must satisfy certain requirements, including that the total amount of the repurchase price may not exceed the amount of the retained earnings available for annual dividend payments after taking into account any reduction, if any, of the stated capital, additional paid-in capital or legal reserve (if such reduction of the stated capital, additional paid-in capital or legal reserve has been authorized pursuant to a resolution of the relevant ordinary general meeting of shareholders), minus the amount to be paid by way of appropriation of retained earnings for the relevant fiscal year and the amount to be transferred to stated capital. If we repurchase shares from subsidiaries, the total amount of the repurchase price may not exceed the amount of the retained earnings available for interim dividend payment minus the amount of interim dividend, if paid. If it is anticipated that the net assets on the balance sheet as at the end of the relevant fiscal year will be less than the aggregate amount of the stated capital, additional paid-in capital and other items as described in (1) through (6) in the second paragraph under "--Dividends" above, we may not repurchase our own shares.

   We may hold our own shares so repurchased without restrictions. In addition, we may cancel or dispose of our own shares that we hold by a resolution of the board of directors. As of March 31, 2002, Mitsubishi Tokyo Financial Group (excluding its subsidiaries) owned 374.24 treasury shares.

Preferred Stock

   The following is a summary of information concerning the shares of our preferred stock, including brief summaries of certain provisions of our articles of incorporation and share handling regulations and of the Commercial Code as currently in effect. The detailed rights of the preferred shares are set out in the articles of incorporation and the resolutions of the board of directors relating to the issuance of the relevant stock.

General

   Under our articles of incorporation, we are authorized to issue four classes of preferred shares. The preferred shares have equal preference over shares of common stock in respect of dividend entitlements and distribution upon our liquidation, but holders of the preferred shares are not entitled to vote at general meetings of shareholders, subject to the exceptions provided under the Commercial Code. Currently, 81,400 shares of class 1 and 100,000 shares of class 2 preferred shares are outstanding, but class 3 and class 4 preferred shares are not outstanding. We may, at any time, purchase and redeem, at fair value, any shares of preferred stock outstanding out of earnings available for distribution to shareholders.

   Class 1 and class 3 preferred shares are not convertible into our common stock but are redeemable at our discretion. We may redeem shares of class 1 preferred shares at (Yen)3,000,000 per share, in whole or in part, on or after January 21, 2004. The redemption terms of class 3 preferred shares will be determined by the board of directors at the time of issuance of class 3 preferred shares. Class 2 and class 4 preferred shares are convertible into our common stock at the option of the holder during a conversion period. At the option of the holders, class 2 preferred shares are convertible into common stock from July 31, 2003 to July 31, 2008 at the conversion price of
(Yen)1,391,428 per share. The conversion price will be revised annually on August 1 of each year from 2003 through 2007 to reflect, subject to certain adjustments, the average market closing price of our common stock on the Tokyo Stock Exchange for the 30 business days starting from the 45th business day prior to the date of revision of the conversion price. The conversion price will not exceed the initial conversion price of (Yen)1,391,428 nor be below
(Yen)714,285 unless certain events or circumstances arise. Class 2 preferred shares which are not converted at the option of the holders will be mandatorily converted into common stock on August 1, 2008, at the conversion price determined based on the average market closing price of the common stock traded on the Tokyo Stock Exchange for the 30 business days starting from the 45th business day prior to the date of mandatory conversion. In the event the average market closing price is below (Yen)714,285, the conversion price will be (Yen)714,285. The conversion terms of class 4 preferred shares will be determined by the board of directors at the time of issuance of class 4 preferred shares.

Preferred Dividends

   The amount of the preferred dividends for class 1 preferred shares is
(Yen)82,500 per share per fiscal year and for class 2 preferred shares is
(Yen)16,200 per share per fiscal year. The amounts of the preferred dividends for class 3 and class 4 preferred shares are to be set by the resolutions of the board of directors at the time of issuance. The annual dividend per share may not exceed (Yen)250,000 per share per fiscal year for class 3 preferred shares and (Yen)125,000 per share per fiscal year for class 4 preferred shares. In the event that the board of directors determines to pay an interim dividend to holders of the common stock, we will, in priority to the payment of that interim dividend, pay a preferred interim dividend to holders of the preferred shares and the amount of that preferred interim dividend will be deducted from the preferred dividend payable on preferred shares in respect of that same fiscal year.

   No payment of dividends on the preferred shares or any other shares can be made unless we have sufficient retained earnings and, in the case of annual preferred dividends, the shareholders at the relevant ordinary general meeting of shareholders or, in the case of preferred interim dividends, the board of directors, resolves to distribute the retained earnings.

   Dividends on the preferred shares are non-cumulative. If the full amount of any dividend is not declared on the preferred shares in respect of any fiscal year, holders of the preferred shares do not have any right to receive dividends in respect of the deficiency in any subsequent fiscal year, and we will have no obligation to pay the deficiency or to pay any interest whether or not dividends are paid in respect of any subsequent fiscal year. The holders of the preferred shares are not entitled to any further dividends or other participation in or distribution of our profits.

Liquidation Rights

   In the event of our voluntary or involuntary liquidation, holders of the preferred shares will be entitled, equally in rank as among themselves, to receive out of the residual assets upon liquidation a distribution of
(Yen)3,000,000 per share for class 1 preferred shares, (Yen)2,000,000 per share for class 2 preferred shares and (Yen)2,500,000 per share in the case of each of the class 3 preferred shares and class 4 preferred shares before any distribution of assets is made to holders of common stock. The holders of preferred shares are not entitled to any further dividends or other participation in or distribution of our residual assets upon our liquidation.

Voting Rights

   No holder of preferred shares has the right to receive notice of, or to vote at, a general meeting of shareholders, except as otherwise specifically provided under the Commercial Code or other applicable law. Under the Commercial Code, holders of the preferred shares will be entitled to receive notice of, and have one voting right per preferred share at, general meetings of shareholders (1) from the commencement of our ordinary general meeting of shareholders if an agenda for approval to declare a preferred dividend is not submitted to such meeting or (2) from the close of our ordinary general meeting of shareholders if a proposed resolution to declare a preferred dividend is not approved at such meeting until such time as a resolution of an ordinary general meeting of shareholders declaring a preferred dividend is passed.

American Depositary Shares

   The Bank of New York will issue the American depositary receipts, or ADRs. Each ADR will represent ownership interests in American depositary shares, or ADSs. Each ADS represents one thousandth of a share of our common stock. Each ADS is held by Bank of Tokyo-Mitsubishi, acting as custodian, at its principal office in Tokyo, on behalf of The Bank of New York, acting as depositary. Each ADS will also represent securities, cash or other property deposited with The Bank of New York but not distributed to ADS holders. The Bank of New York's corporate trust office is located at 101 Barclay Street, New York, New York 10286 and its principal executive office is located at One Wall Street, New York, New York 10286, U.S.A.

   You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

   The Bank of New York will actually be the registered holder of the common stock, so you will have to rely on it to exercise your rights as a shareholder. Our obligations and the obligations of The Bank of New York are set out in a deposit agreement among us, The Bank of New York and you, as an ADS holder. The deposit agreement and the ADSs are governed by New York law.

   The following is a summary of the material terms of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the form of ADR. You can find directions on how to obtain copies of these in the section entitled "Where You Can Obtain More Information."

Share Dividends and Other Distributions

   The Bank of New York has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares of common stock or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

   Cash. The Bank of New York will convert any cash dividend or other cash distribution we pay on our common stock into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any approval from the Japanese government is needed and cannot be obtained, the deposit agreement allows The Bank of New York to distribute the yen only to those ADS holders to whom it is possible to do so. The Bank of New York will hold the yen it cannot convert for the account of the ADS holders who have not been paid. It will not invest the yen and it will not be liable for any interest.

   Before making a distribution, any withholding taxes that must be paid under Japanese law will be deducted. See "Taxation--Japanese Taxation." The Bank of New York will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the relevant exchange rates fluctuate during a time when The Bank of New York cannot convert the Japanese currency, you may lose some or all of the value of the distribution.

   Shares. The Bank of New York may distribute new ADSs representing any shares we may distribute as a dividend or free distribution, if we furnish The Bank of New York promptly with satisfactory evidence that it is legal to do so. The Bank of New York will only distribute whole ADSs. It will sell shares which would require it to issue a fractional ADS and distribute the net proceeds in the same way as it distributes cash dividends. If The Bank of New York does not distribute additional ADSs, each ADS will also represent the new shares.

   Rights to Receive Additional Shares. If we offer holders of our common stock any rights to subscribe for additional shares of common stock or any other rights, The Bank of New York may, after consultation with us, make those rights available to you. We must first instruct The Bank of New York to do so and furnish it with satisfactory evidence that it is legal to do so. If we do not furnish this evidence and/or do not give these instructions, and The Bank of New York decides it is practical to sell the rights, The Bank of New York will sell the rights and distribute the proceeds in the same way as it distributes cash dividends. The Bank of New York may allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

   If The Bank of New York makes rights available to you, upon instruction from you it will exercise the rights and purchase the shares on your behalf. The Bank of New York will then deposit the shares and issue ADSs to you. It will only exercise the rights if you pay it the exercise price and any other charges the rights require you to pay.

   U.S. securities laws may restrict the sale, deposit, cancellation and transfer of the ADSs issued after the exercise of the rights. For example, you may not be able to trade the ADSs freely in the United States. In this case, The Bank of New York may issue the ADSs under a separate restricted deposit agreement which will contain the same provisions as the deposit agreement, except for changes needed to put the restrictions in place. The Bank of New York will not offer you rights unless those rights and the securities to which the rights relate are either exempt from registration or have been registered under the U.S. Securities Act with respect to a distribution to you. We will have no obligation to register under the Securities Act those rights or the securities to which they relate.

   Other Distributions. The Bank of New York will send to you anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, The Bank of New York has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property.

   The Bank of New York is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us or The Bank of New York to make them available to you.

Deposit, Withdrawal and Cancellation

   The Bank of New York will issue ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, The Bank of New York will register the appropriate number of ADSs in the names you request and will deliver the ADSs at its corporate trust office to the persons you request.

   In certain circumstances, subject to the provisions of the deposit agreement, the Bank of New York may issue ADSs before the deposit of the underlying shares. This is called a pre-release of ADSs. A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of the shares to close out a pre-release. The depositary may pre-release ADSs only on the following conditions:

.. Before or at the time of the pre-release, the person to whom the pre-release is made must represent to the depositary in writing that it or its customer, as the case may be, owns the shares to be deposited;

.. The pre-release must be fully collateralized with cash or collateral that the depositary considers appropriate;

.. The depositary must be able to close out the pre-release on not more than five business days' notice.

   The pre-release will be subject to whatever indemnities and credit regulations that the depositary considers appropriate. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of a pre-release.

   You may turn in your ADSs at the Corporate Trust Office of The Bank of New York's office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, The Bank of New York will deliver (1) the underlying shares to an account designated by you and
(2) any other deposited securities underlying the ADS at the office of the custodian. Or, at your request, risk and expense, The Bank of New York will deliver the deposited securities at its corporate trust office.

   The ADSs may only be presented for cancellation and release of the underlying shares of common stock or other deposited securities in multiples of 1,000 ADSs. Holders of ADRs evidencing less than 1,000 ADSs will not be entitled to delivery of any underlying shares or other deposited securities unless such ADRs, together with other ADRs presented by the same holder at the same time, represent in the aggregate at least 1,000 ADSs. If any ADSs are surrendered but not cancelled pursuant to the preceding sentence, The Bank of New York will execute and deliver an ADR or ADRs evidencing the balance of ADSs not so cancelled to the person or persons surrendering the same.

Voting Rights

   If you are an ADS holder on a record date fixed by The Bank of New York, you may instruct The Bank of New York to vote the shares underlying your ADSs at a meeting of our shareholders in accordance with the procedures set forth in the deposit agreement.

   The Bank of New York will notify you of the upcoming meeting and arrange to deliver our voting materials to you. The notice shall contain (a) such information as is contained in such notice of meeting, (b) a statement that as of the close of business on a specified record date you will be entitled, subject to any applicable provision of Japanese law and our articles of incorporation, to instruct The Bank of New York as to the exercise of the voting rights, if any, pertaining to the amount of shares or other deposited securities represented by your ADSs, and (c) a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to The Bank of New York to give a discretionary proxy to a person designated by us. Upon your written request, received on or before the date established by The Bank of New York for such purpose, The Bank of New York shall endeavor in so far as practicable to vote or cause to be voted the amount of shares or other deposited securities represented by your ADSs in accordance with the instructions set forth in your request. So long as Japanese law provides that votes may only be cast with respect to one or more whole shares or other deposited securities, The Bank of New York will aggregate voting instructions to the extent such instructions are the same and vote such whole shares or other deposited securities in accordance with your instructions. If, after aggregation of all instructions to vote received by The Bank of New York, any portion of the aggregated instructions constitutes instructions with respect to less than a whole share or other deposited security, The Bank of New York will not vote or cause to be voted the shares or other deposited securities to which such portion of the instructions apply. The Bank of New York will not vote or attempt to exercise the right to vote that attaches to the shares or other deposited securities, other than in accordance with the instructions of the ADS holders.

   We cannot assure you that you will receive the voting materials in time to ensure that you can instruct The Bank of New York to vote your shares. In addition, The Bank of New York is not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions as long as it has acted in good faith. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

Fees and Expenses

               ADR holders must pay:                                         For:
--------------------------------------------------- -------------------------------------------------------
$5.00 (or less) per 100 ADSs (or portion thereof).. Each issuance of an ADS, including as a result of a distribution of shares or rights or other property

                                                    Each cancellation of an ADS, including if the
                                                    agreement terminates

$0.02 (or less) per ADSs........................... To the extent permitted by securities exchange on which the ADSs may be listed for trading any cash
                                                    payment
Registration or transfer fees...................... Transfer and registration of shares on the share register of the foreign registrar from your name to the
                                                    name of The Bank of New York or its agent when
                                                    you deposit or withdraw shares
Expenses of The Bank of New York................... Conversion of foreign currency to U.S. dollars Cable, telex and facsimile transmission expenses
Taxes and other governmental charges The Bank of
New York or Bank of Tokyo-Mitsubishi, as custodian,
have to pay on any ADS or share underlying an ADS,
for example, stock transfer taxes, stamp duty or
withholding taxes.................................. As necessary

Payment of Taxes

   You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities underlying your ADSs. The Bank of New York may refuse to transfer your ADSs or allow you to withdraw the deposited securities underlying your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities underlying your ADSs to pay any taxes owed and you will remain liable for any deficiency. If it sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations And Mergers

   If we:

.. reclassify, split up or consolidate any of our shares or the deposited securities,

.. recapitalize, reorganize, merge, liquidate, consolidate or sell all or substantially all of our assets or take any similar action, or

..  distribute securities on the shares that are not distributed to you,

   then,

   (1) the cash, shares or other securities received by The Bank of New York will become deposited securities and each ADS will automatically represent its equal share of the new deposited securities unless additional ADSs are issued; and

   (2) The Bank of New York may, and will if we request, issue new ADSs or ask you to surrender your outstanding ADSs in exchange for new ADSs, identifying the new deposited securities.

Amendment and Termination

   We may agree with The Bank of New York to amend the deposit agreement and the ADSs without your consent for any reason. If the amendment adds or increases fees or charges, except for taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses, or prejudices an important right of ADS holders, it will only become effective three months after The Bank of New York notifies you of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADS, to agree to the amendment and to be bound by the ADSs and the deposit agreement as amended. However, no amendment will impair your right to receive the deposited securities in exchange for your ADSs.

   The Bank of New York will terminate the deposit agreement if we ask it to do so, in which case it must notify you at least 30 days before termination. The Bank of New York may also terminate the deposit agreement if The Bank of New York has told us that it would like to resign and we have not appointed a new depositary bank within 60 days.

   If any ADSs remain outstanding after termination, The Bank of New York will stop registering the transfers of ADSs, will stop distributing dividends to ADS holders and will not give any further notices or do anything else under the deposit agreement other than:

   (1) collect dividends and distributions on the deposited securities,

   (2) sell rights and other property offered to holders of deposited securities, and

   (3) deliver shares and other deposited securities in exchange for ADSs surrendered to The Bank of New York.

   At any time after one year following termination, The Bank of New York may sell any remaining deposited securities. After that, The Bank of New York will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The Bank of New York's only obligations will be to account for the money and other cash and with respect to indemnification and to retain depositary documents. After termination, our only obligations will be with respect to indemnification and to pay certain amounts to The Bank of New York.

Limitations on Obligations and Liability to ADS Holders

   The deposit agreement expressly limits our obligations and the obligations of The Bank of New York. It also limits our liability and the liability of The Bank of New York. We and The Bank of New York:

.. are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

.. are not liable if either is prevented or delayed by law, any provision of our articles of incorporation or circumstances beyond their control from performing their obligations under the deposit agreement;

.. are not liable if either exercises or fails to exercise discretion permitted under the deposit agreement;

.. have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other party unless indemnified to their satisfaction; and

.. may rely upon any advice of or information from legal counsel, accountants, any person depositing shares, any ADS holder or any other person believed in good faith to be competent to give them that advice or information.

   In the deposit agreement, we and The Bank of New York agree to indemnify each other for liabilities arising out of acts performed or omitted by the other party in accordance with the deposit agreement.

Requirements for Depositary Actions

   Before The Bank of New York will issue or register transfer of an ADS, make a distribution on an ADS, or permit withdrawal of shares, it may require:

.. payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities,

.. production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary, and

.. compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

   The Bank of New York may refuse to deliver, transfer, or register transfers of ADSs generally when its transfer books are closed, when our transfer books are closed or at any time if it or we think it advisable to do so.

   You have the right to cancel your ADSs and withdraw the underlying shares at any time except:

.. when temporary delays arise because: (1) The Bank of New York has closed its transfer books or we have closed our transfer books; (2) the transfer of shares is blocked to permit voting at a shareholders' meeting; or (3) we are paying a dividend on the shares;

.. when you or other ADS holders seeking to withdraw shares owe money to pay fees, taxes and similar charges; or

.. when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

   This right of withdrawal may not be limited by any other provision of the deposit agreement.

Reports and Other Communications

   The Bank of New York will make available for your inspection at its corporate trust office any reports and communications, including any proxy soliciting material, that it receives from us, if those reports and communications are both (a) received by The Bank of New York as the holder of the deposited securities and (b) made generally available by us to the holders of the deposited securities. If we ask it to, The Bank of New York will also send you copies of those reports it receives from us.

Inspection of Transfer Books

   The Bank of New York will keep books for the registration and transfer of ADSs, which will be open for your inspection at all reasonable times. You will only have the right to inspect those books if the inspection is for the purpose of communicating with other owners of ADSs in connection with our business or a matter related to the deposit agreement or the ADSs.

Debt Securities

   The debt securities offered by this prospectus will be our unsecured obligations. Senior debt will be issued under a senior debt indenture. Subordinated debt will be issued under a subordinated debt indenture. Debt securities may be issued as convertible debt securities which are classified under the Japanese Commercial Code as bonds with stock acquisition rights. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an "indenture" and collectively as the "indentures." The forms of indentures are filed as exhibits to the registration statement, of which this prospectus forms a part.

   The following briefly summarizes the material provisions of the indentures and the debt securities. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement. Copies of the indentures may be obtained from us or the applicable trustee. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, these sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

   Unless otherwise provided in the applicable prospectus supplement, the trustee under the senior debt indenture will be The Bank of New York and the trustee under the subordinated debt indenture will be JPMorgan Chase Bank.

   We are a holding company that conducts substantially all of our operations through subsidiaries and our obligations under the debt securities will not be guaranteed by any of our subsidiaries. As a result, claims of the holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that Mitsubishi Tokyo Financial Group is recognized, and receives payment, as a creditor of those subsidiaries. Claims of our subsidiaries' creditors other than Mitsubishi Tokyo Financial Group include, among other things, substantial amounts of long-term borrowings, deposit liabilities, securities sold under repurchase agreements, commercial paper and other short-term borrowings.

   Neither of the indentures limits our ability to enter into a highly leveraged transaction or provides you with any special protection in the event of such a transaction. In addition, neither of the indentures provides special protection in the event of a sudden and dramatic decline in our credit quality resulting from a takeover, recapitalization or similar restructuring.

General

   The indentures provide that our debt securities may be issued in one or more series, with different terms, in each case as authorized from time to time by us. Neither of the indentures limits the amount of debt securities that we may issue. We have the right to "reopen" a previous issue of a series of debt securities by issuing additional debt securities of that series.

   Subordinated debt securities may be:

.. senior subordinated securities with a fixed stated maturity or date of redemption; or

.. junior subordinated securities with no fixed stated maturity or date of redemption.

   Specific Japanese and U.S. federal income tax consequences and other special considerations applicable to any series of debt securities issued by us will be described in the applicable prospectus supplement.

   The applicable prospectus supplement relating to any series of debt securities will describe, among other things, the following terms, where applicable:

..  the title of the debt securities;

.. whether the debt securities will be senior, senior subordinated or junior subordinated debt;

..  the total principal amount of the debt securities;

.. any limit on the aggregate principal amount or aggregate initial offering price of the debt securities;

.. the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

.. the date or dates on which the principal of the debt securities will be payable, if any, and the amount payable upon acceleration;

..  the interest rate or the method of computing the interest rate;

.. the date or dates from which any interest will accrue, or how the date or dates will be determined, and the interest payment date or dates and any related record dates;

.. if other than in U.S. dollars, the currency or currency unit in which payment will be made;

.. if any payments may be made at our election or at the election of a holder of debt securities in a currency or currency unit other than that in which the debt securities are stated to be payable, the periods within which and the terms upon which the election may be made;

.. any provisions for the payment of additional amounts for taxes in addition to those set forth below;

.. the denominations in which the currency or currency unit of any debt securities will be issuable;

..  the location where payments on the debt securities will be made;

.. the terms and conditions on which the debt securities may be redeemed at our option;

.. any obligation of ours to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

..  the conversion provisions, if any;

.. any provisions for the discharge of our obligations relating to the debt securities by deposit of funds or government obligations;

.. whether the debt securities are to trade in book-entry form and the terms and any conditions for exchanging the global security in whole or in part for paper certificates;

.. the date of any global security if other than the original issuance of the first debt security to be issued;

..  any covenants or agreements relating to the debt securities;

.. any events of default applicable to the debt securities not described in this prospectus;

.. any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities; and

..  any other specific terms of the debt securities.

   We may issue some of the debt securities as original issue discount debt securities. Original issue discount debt securities will bear no interest or will bear interest at a below-market rate and will be sold at a discount below their stated principal amount. The prospectus supplement will contain any special tax, accounting or other information relating to original issue discount debt securities. If we offer other kinds of debt securities, including debt securities linked to an index or payable in currencies other than U.S. dollars, the prospectus supplement relating to those debt securities will also contain any special tax, accounting or other information relating to those debt securities.

   The debt securities, other than convertible debt securities, will be issued only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under "--Global Securities." Unless otherwise provided in the accompanying prospectus supplement, debt securities denominated in U.S. dollars will be issued only in denominations of $1,000 and whole multiples of $1,000. (Section 302.) The prospectus supplement relating to offered securities denominated in a foreign or composite currency will specify the denomination of the offered securities.

   The debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal corporate trust office of the relevant trustee in New York City. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but you may have to pay an amount to cover any tax or other governmental charge payable in connection with the registration of transfer. (Section 305.)

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Payment and Paying Agents

   Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal corporate trust office of the relevant trustee in New York City. Payment of interest will be made on the relevant payment date to the registered holder at the close of business on the record date for the payment. Interest payments will be made at the principal corporate trust office of the relevant trustee in New York City, or by a check mailed to the holder at his registered address. (Section 307.) Interest payments on debt securities that are not denominated in U.S. dollars may be made by paying agents outside of New York City. Payments in any other manner will be specified in the prospectus supplement.

Payment of Additional Amounts

   All payments of the principal of, premium, if any, and interest, including discount, if any, on our debt securities will be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Japan or the jurisdiction of organization of any successor entity or any of their political subdivisions or taxing authorities, unless the withholding or deduction of the taxes, duties, assessments or other governmental charges is required by law or regulation or by the official interpretation of the relevant law or regulation. In that event, we will pay to each holder of debt securities such additional amounts as may be necessary in order that each net payment on the applicable debt security after the deduction or withholding will not be less than the amount provided for in the applicable debt security to be then due and payable. The obligations to pay these additional amounts, however, will not apply to:

.. any taxes, duties, assessments or other governmental charges that would not have been imposed but for

      (1) the existence of any present or former connection between the holder or the beneficial owner of the applicable debt security, or between a fiduciary, settlor, beneficiary or partner, if the holder or beneficial owner is an estate, trust or partnership, and the applicable taxing jurisdiction imposing the taxes, duties, assessments or other governmental charges other than the mere receipt of payments in respect of a debt security or the holding or ownership of a debt security or beneficial interest therein or the enforcement of rights with respect thereto; or

      (2) the presentation of a debt security, where presentation is required, for payment on a date more than 30 days after the date on which the payment became due and payable or the date on which payment of the debt security is duly provided for, whichever occurs later, except to the extent the holder or beneficial owner of the debt security would have been entitled to the additional amounts if it had presented the debt security for payment on any date within the 30-day period;

.. any estate, inheritance, gift, sales, transfer, personal property or similar tax, duty, assessment or other governmental charge;

.. any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding from payments of, or in respect of, principal of, or any interest on, the debt securities;

.. any tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the holder or the beneficial owner of the debt securities with our request addressed to the holder:

      (1) to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the holder or the beneficial owner, or

      (2) to make any declaration or other similar claim to satisfy any information or reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of the tax, assessment or other governmental charge;

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

.. any withholding or deduction imposed on a payment to an individual and required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000, or any law implementing or complying with, or introduced in order to conform to, such directive;

.. any withholding or deduction that is imposed on any debt security that is presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant debt security to another paying agent in a member state of the European Union; or

..  any combination of items listed above.

   Additional amounts will not be paid with respect to any payment of principal or any interest on any debt security to any holder or beneficial owner that is a fiduciary or partnership or other than the sole beneficial owner of the applicable debt security to the extent the payment would be required by the laws of a taxing jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to the fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to these additional amounts had it been a holder.

   Whenever the payment of principal of, or any premium or interest on, any debt security is mentioned in an indenture in any context, the mention will be deemed to include the payment of additional amounts to the extent that, in the context of the discussion, additional amounts are, were or would be payable with respect to the applicable debt security.

Redemption for Taxation Reasons

   The debt securities may be redeemed for cash, at our option, as a whole but not in part, at any time, at a redemption price equal to the principal amount (or accreted value) of the applicable debt security, together with accrued interest to the date fixed by us for redemption and additional amounts, if as a result of any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of Japan or the jurisdiction of organization of any successor entity (or any political subdivision or taxing authority of such jurisdiction) affecting taxation, or any change in official position regarding the application or interpretation of these laws, treaties, regulations or rulings (including a holding, judgment, or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the date of the issuance of the applicable debt security, in the case of ourselves, or on or after the date a successor assumes our obligations under the applicable debt security, in the case of any successor, we are, or on the next interest payment date would be, required to pay any additional amounts for the applicable debt security which cannot be avoided by measures reasonably available to us. We shall give not less than 30 nor more than 60 days' irrevocable notice to the holders of the applicable debt securities being redeemed for taxation reasons, provided that we may not give a notice of redemption earlier than 90 days prior to the earliest date on which we would be obligated to make the withholding if a payment in respect of the applicable debt securities were then due.

   Prior to the publication and mailing of any notice of redemption of the debt securities pursuant to the foregoing, we will (a) certify to the applicable trustee that the conditions precedent to the right to redeem the debt securities have occurred and (b) deliver to the applicable trustee an opinion of an independent counsel or tax consultant of recognized standing to the effect that the circumstances referred to above exist. The applicable trustee shall accept the opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the holders.

Senior Debt

   The senior debt securities will be issued under the senior debt indenture and will rank on an equal basis with all of our other unsecured debt except subordinated debt.

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

Senior Subordinated Debt

   The senior subordinated debt securities will be issued under the subordinated debt indenture. Upon the occurrence of any of the following subordination events, the senior subordinated debt securities will be subordinated to the extent described below.

.. If a Japanese court has adjudicated us to be bankrupt pursuant to the provisions of the Japanese Bankruptcy Law (Law No. 71 of 1922), and so long as the bankruptcy proceedings are continuing, any amounts payable under the senior subordinated debt securities, except for the amounts which have become due and payable prior to the occurrence of the event described in this paragraph, shall only become due if the total amount of any and all of our senior indebtedness, as described below, which is listed on the final distribution list prepared by the administrator, as defined below, for the final distribution of bankruptcy assets pursuant to the Bankruptcy Law is paid in full or provision has been made for the payment in full of the listed senior indebtedness pursuant to the Bankruptcy Law.

.. If a Japanese court has commenced corporate reorganization proceedings with respect to us pursuant to the Japanese Corporate Reorganization Law (Law No. 172 of 1952), and so long as the corporate reorganization proceedings are continuing, any amounts payable under the senior subordinated debt securities, except for the amounts which have become due and payable prior to the occurrence of the event described in this paragraph, shall only become due if the total amount of any and all of our senior indebtedness which is listed on our reorganization plan at the date the plan has become final and conclusive after approval by a court of competent jurisdiction in Japan, as our indebtedness subject to modification in the plan, is paid in full to the extent of the original amount of the indebtedness without regard to the modification.

.. If a Japanese court has commenced civil rehabilitation proceedings with respect to us pursuant to the provisions of the Japanese Civil Rehabilitation Law (Law No. 225 of 1999), and so long as the civil rehabilitation proceedings are continuing, any amounts payable under the senior subordinated debt securities, except for the amounts which have become due and payable prior to the occurrence of the event described in this paragraph, shall only become due if the total amount of any and all of our senior indebtedness which is listed on the our rehabilitation plan at the date the plan has become final and conclusive after approval of a court of competent jurisdiction in Japan, as our indebtedness subject to modification in the plan, is paid in full to the extent of the original amount of the indebtedness without regard to the modification.

   Holders of senior subordinated debt securities must return and deliver any payments received by them after an occurrence of one of the events described above in excess of what they are entitled to under the applicable paragraph. Holders of senior subordinated debt securities also agree by the acceptance of those securities that, upon an occurrence of one of the events described above, and so long as the event shall continue, the holders shall not be entitled to exercise any right to set off any of our liabilities under the applicable securities, except for those amounts which have become due and payable prior to the date on which the event shall have occurred, against any liabilities of the relevant holder owed to us unless and until the holder shall have become entitled to payment of our liabilities under the applicable securities under the restrictions of the relevant paragraph. (Subordinated Debt Indenture, Section 1303.)

   As used above,

.. "administrator" means the person or persons appointed pursuant to the Japanese Bankruptcy Law in our bankruptcy whose purpose is to realize our assets and pay, insofar as possible, our debts; and

.. "senior indebtedness" means all of our liabilities (including those in respect of bonds, notes and debentures) other than

       - liabilities under senior subordinated securities and senior subordinated guarantees issued by us which have not become due and payable prior to the occurrence of a subordination event, and

       - other liabilities ranking equal in right of payment with or junior to the senior subordinated securities.

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Junior Subordinated Debt

   The junior subordinated debt securities will be issued under the subordinated debt indenture. Each series of junior subordinated debt securities will be issued as perpetual securities with no fixed date of maturity.

   Deferral of Interest. If, on any interest payment date for a series of junior subordinated debt securities, all of the following conditions are met:

.. the amount of the profits we may distribute to shareholders in any fiscal year pursuant to Article 290 of the Commercial Code of Japan and Japanese banking regulations, as derived from our audited non-consolidated financial statements prepared in accordance with Japanese law and approved at our general meeting of the shareholders immediately prior to the interest payment date, exceeds zero;

.. our total risk-based capital ratio calculated either on a consolidated basis and reported to Japanese regulatory authorities in our most recent operation report is equal to or more than half of the minimum total risk-based capital ratio required under the Japanese Banking Law (Law No. 59 of 1981); and

.. we are not insolvent at the time of the payment of interest in respect of the junior subordinated debt securities and the payment of interest in respect of the junior subordinated debt securities would not cause us to become insolvent, then any interest that has accrued on the applicable junior subordinated debt securities but has not yet been paid will be due and payable on the applicable interest payment date. Any interest arrears in respect of junior subordinated debt securities will become due and payable on the earlier of

.. the first interest payment date on which all of the conditions listed above are met; and

.. the date upon which the principal of the junior subordinated debt securities becomes due and payable, subject to the subordination provisions described below.

   If payment of interest is deferred as described above, no additional interest will accrue on the deferred amounts. However, where we otherwise default in the payment of any interest due and payable on our junior subordinated debt securities and the default continues for a period of 30 days or more, interest shall accrue on any defaulted amount from and including the due date for payment to but excluding the date of full payment of that amount at the rate of interest applicable to the relevant series of junior subordinated debt securities.

   In determining whether we are insolvent at the time of the payment in respect of the junior subordinated debt securities, we will be insolvent if our total liabilities exceed our total assets. For purposes of this paragraph, total assets and total liabilities are each calculated on a non-consolidated basis as shown by our latest audited non-consolidated balance sheet prepared in accordance with Japanese law but adjusted for subsequent events, and valued in a manner as may be determined by our representative director, auditor or the liquidator, as the case may be.

   Redemption. Junior subordinated debt securities have no maturity and will only be redeemable or repayable in accordance with the paragraphs under "--Redemption for Taxation Reasons" or as specified in the applicable prospectus supplement or if one of the following three conditions for liquidation payment occurs:

.. in the event of our liquidation, all priority indebtedness held by our creditors entitled to payment or satisfaction prior to commencement of distribution of residual assets to shareholders is paid or otherwise satisfied in full pursuant to the provisions of the Japanese Commercial Code;

.. in the event of our reorganization where a decree of approbation of a corporate reorganization plan for our liquidation becomes final and conclusive, all of our priority indebtedness appearing in the plan at the date the decree becomes final and conclusive is paid or otherwise satisfied in full without giving effect to any modification or reduction stipulated in the plan; or

.. in the event of our civil rehabilitation where a decree of approbation of a rehabilitation plan for our liquidation becomes final and conclusive, all of our priority indebtedness appearing in the plan at the date the decree becomes final and conclusive is paid or otherwise satisfied in full without giving effect to any modification or reduction stipulated in the plan.

   Following the occurrence of any condition listed above, junior subordinated securities will only be redeemable or repayable to the extent that the aggregate of:

    . the amount of any payment of principal on the junior subordinated debt securities, except for amounts which shall have become due and payable prior to the occurrence of such condition for liquidation payment,

.. the amount of any payment of interest on the junior subordinated debt securities, except for amounts which shall have become due and payable prior to the occurrence of such condition for liquidation payment, and

.. the liquidation distribution in respect of all other securities with the same liquidation preference as the junior subordinated debt securities,

does not exceed the liquidation distributions that would have been paid from our assets had the principal amount and interest amount on the junior subordinated debt securities and the other securities with the same liquidation preference as the junior subordinated debt securities been our preference shares ranking most senior in priority of payment as to liquidation distributions.

   Securities with the same liquidation preference as the junior debt securities are:

.. any of our preference shares ranking most senior in priority of payment as to liquidation distributions,

.. any preferred or preference shares of any affiliate of ours which are entitled to the benefits of our guarantee ranking equal in priority of payments as to liquidation distributions with the junior subordinated debt securities, and

.. any other of our liabilities with terms and conditions substantially equivalent or subordinate in priority of payment as to liquidation distributions to the junior subordinated debt securities.

   Priority indebtedness for these purposes means all of our liabilities, including those in respect of bonds, notes and debentures, and including senior subordinated securities and any guarantees ranking equal in priority of payment with senior subordinated securities, other than

.. liabilities under junior subordinated securities and junior subordinated guarantees issued by us which have not become due and payable prior to the occurrence of a subordination event; and

.. other liabilities with terms and conditions substantially equivalent or subordinate in priority of payment as to liquidation distributions to the junior subordinated securities.

   The effect of using this method to calculate the amount payable with respect to junior subordinated debt securities is that, in the event of a liquidation, reorganization or civil rehabilitation, the claims of the holders of junior subordinated debt securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of holders of senior subordinated securities and any claims ranking equally in right of payment with senior subordinated securities, including our senior subordinated guarantees.

   Terms of Subordination. Upon the occurrence of any of the following subordination events:

.. a Japanese court having adjudicated us to be bankrupt pursuant to the provisions of the Japanese Bankruptcy Law;

.. a Japanese court having commenced corporate reorganization proceedings with respect to us pursuant to the provisions of the Japanese Corporate Reorganization Law; or

.. a Japanese court having commenced civil rehabilitation proceedings with respect to us pursuant to the provisions of the Japanese Civil Rehabilitation Law, and for so long as such event is continuing, we will not be permitted to make any payment of principal of or interest on any series of junior subordinated debt securities, except for amounts which became due and payable prior to the occurrence of the event, unless and until such payments are made in accordance with the provisions described under "--Redemption" above.

   Holders of junior subordinated debt securities must return and deliver any payments received by them after an occurrence of one of the events described above in excess of what they are entitled to under the applicable paragraph. Holders of junior subordinated debt securities also agree by the acceptance of the securities that, upon an occurrence of one of the events described above, and so long as the event shall continue, the holders shall not be entitled to exercise any right to set off any of our liabilities under the applicable securities, except for those amounts which have become due and payable prior to the date on which the event shall have occurred, against any liabilities of the relevant holder owed to us. (Subordinated Debt Indenture, Section 1303.)

Covenants

   Our covenants and agreements relating to a series of debt securities will be set forth in the applicable prospectus supplement.

Consolidation, Merger, Conveyance or Transfer

   The indentures contain provisions permitting us, without the consent of the holders of debt securities, to consolidate with or merge into any other corporation or convey or transfer our assets substantially as an entirety to any person or persons, provided that the successor corporation or corporations, if an entity other than ourselves, assumes our obligations on the debt securities and under the indentures and certain other conditions are met. (Section 801.)

Indemnification of Judgment Currency

   We will indemnify each holder of debt securities against any loss incurred as a result of a judgment or order being made for any amount due under the applicable debt securities if the judgment or order is expressed and paid in a currency other than the currency in which the applicable debt securities are denominated and there is a difference between

.. the rate of exchange at which the currency in which the securities are denominated is converted into the other currency for the purpose of the judgment or order, and

.. the spot rate of exchange at which the holder on the date that payment is made pursuant to the judgment or order is able to purchase the currency in which the securities are denominated with the amount of the other currency actually received by the holder.

Modification of the Indentures

   Under the indentures, we and the relevant trustee can enter into supplemental indentures to establish the form and terms of any new series of debt securities without obtaining the consent of any holder of debt securities. (Section 901.)

   We and the trustee may, with the consent of the holders of at least 66 2/3% in aggregate principal amount of the debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of the series to be affected.

   No modification may, without the consent of the holder of each outstanding security so affected:

.. change the stated maturity of any such securities or of any installment of principal of any such securities;

..  reduce the rate or change the time of payment of interest on such securities;

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

.. reduce the principal amount of the securities or the premium, if any, on the securities;

..  change any of our obligations to pay additional amounts;

.. reduce the amount of the principal of any securities issued originally at a discount;

.. change the currency or currency unit in which any securities are payable or the right of selection thereof;

.. impair the right to sue for the enforcement of any of the payments listed above on or after the maturity of the securities;

.. reduce the percentage of securities referred to above whose holders need to consent to the modification or a waiver; or

..  change any of our obligations to maintain an office or agency. (Section
   1002.)

   In addition, the subordination provisions of the subordinated debt indenture may not be amended in any respect if the amendment would in any way be prejudicial to or impair the benefits of the subordination provision extending to any present or future creditor in respect of, in the case of the senior subordinated debt, any senior indebtedness or, in the case of the junior subordinated debt, any priority indebtedness. (Subordinated Debt Indenture, Section 1304.)

Defaults

   Senior Debt Events of Default. The senior debt indenture provides that events of default regarding any series of senior debt securities will be:

.. failure to pay interest on any debt security of the series for 30 days or more after it becomes due and payable;

.. failure to pay principal or premium, if any, on any debt security of the series when due;

.. acceleration by or on behalf of the holder of any indebtedness for external borrowings by the issuer, if not cured within a specified period of time;

.. failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than the series;

.. certain events of bankruptcy or insolvency, whether voluntary or not (Section 501.); and

..  any other event of default provided in the applicable debt security.

   If an event of default regarding debt securities of any series issued under the senior debt indenture should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of the series may declare each debt security of that series to be due and payable. (Section 502.)

   Limited Rights to Accelerate Subordinated Debt Securities. The trustee or holders of 25% of the principal amount of the senior subordinated debt securities outstanding in a series will only be able to demand immediate payment of principal of the series after the beginning of bankruptcy, corporate reorganization proceedings or civil rehabilitation proceedings described under "--Senior Subordinated Debt" above. If a court of competent jurisdiction with respect to us (1) rescinds a declaration of bankruptcy without a distribution of assets pursuant to the Japanese Bankruptcy Law, (2) rescinds or terminates a reorganization proceeding without approving the plan of reorganization under the Japanese Corporate Reorganization Law or (3) rescinds or terminates a civil rehabilitation proceeding without approving the plan of rehabilitation under the Japanese Civil Rehabilitation Law, then the commencement of the bankruptcy, corporate reorganization proceeding or civil rehabilitation proceeding shall have the same effect as if it had not occurred. Junior subordinated debt securities will only become due and payable upon the occurrence of a condition for liquidation payment and subject to the restrictions described under "--Junior Subordinated Debt" above.

Other Provisions

   We are required to file annually with the trustee a statement of an officer as to our fulfillment of our obligations under the indenture during the preceding year. (Section 1005.)

   No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities. (Section 501.)

   Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past defaults regarding the series. (Sections 512 and 513.) The trustee generally will not be required to comply with requests, orders or directions by any of the holders of debt securities, unless one or more of the holders shall have offered to the trustee security or indemnity satisfactory to the trustee. (Section 603.)

   If an event of default or acceleration event occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of the series. (Section 506.)

   Before any holder of any series of debt securities may institute action for any remedy, except payment on the holder's debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer reasonable indemnity satisfactory to the trustee against liabilities which may be incurred by the trustee for taking the action. (Sections 507.)

Defeasance of Senior Debt Securities

   Except as may otherwise be set forth in an accompanying prospectus supplement, after we have deposited with the trustee, cash or government securities, in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on the senior debt securities of a series when due, then:

.. if the terms of the senior debt securities so provide, we will be deemed to have paid and satisfied our obligations on all outstanding debt securities of that series, which is known as "defeasance and discharge" (Section 1302); or

.. we will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on that senior debt securities, relating to the senior debt securities of that series, which is known as "covenant defeasance." (Section 1303.)

   When there is a defeasance and discharge, (1) the applicable indenture will no longer govern the debt securities of that series, (2) we will no longer be liable for payment and (3) the holders of the senior debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, we will continue to be obligated to make payments when due if the deposited funds are not sufficient.

   The obligations and rights under the senior debt indenture regarding compensation, reimbursement and indemnification of the trustee, optional redemption, mandatory and optional scheduled installment payments, if any, registration of transfer and exchange of the senior debt securities of the series, replacement of mutilated, destroyed, lost or stolen senior debt securities and certain other administrative provisions will continue even if we exercise our defeasance and discharge or covenant defeasance options. (Senior Debt Indenture, Sections 1302 and 1303.)

   Tax Condition to any Defeasance. We must deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and defeasance and discharge or covenant defeasance and that U.S. federal income tax would be imposed on the holders in the same manner as if the defeasance and discharge had not occurred. In the case of a defeasance and discharge, the opinion must be based upon a ruling or administrative pronouncement of the U.S. Internal Revenue Service.

Global Securities

   The debt securities offered by this prospectus may be issued in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement. Unless a global certificate is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole and only to the depositary or to a nominee of the depositary or to a successor depositary or its nominee.

   Unless otherwise indicated in any prospectus supplement, The Depositary Trust Company, or DTC, will act as depositary. In that case, the debt securities will be issued as fully-registered securities registered in the name of Cede & Co., acting as nominee for DTC, or such other name as may be requested by an authorized representative of DTC. Beneficial interests in global certificates will be shown on records maintained by DTC and its participants, and transfers of beneficial interests in global certificates will be effected only through these records.

   DTC has provided us the following information, and we take no responsibility for its accuracy. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Exchange Act. DTC holds debt securities that its participants deposit with DTC. DTC also facilitates the clearance and recording of the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts. This eliminates the need for physical exchange of certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Other organizations such as securities brokers and dealers, banks and trust companies that work through a participant, either directly or indirectly use DTC's book-entry system. The rules that apply to DTC and its participants are on file with the SEC.

   Pursuant to DTC's procedures, upon the sale of debt securities represented by a global certificate to underwriters, DTC will credit the accounts of the participants designated by the underwriters with the principal amount of the debt securities purchased by the underwriters. Ownership of beneficial interests in a global certificate will be shown on DTC's records (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain persons take physical delivery in definitive form of the debt securities that they own. Consequently, the ability to transfer beneficial interests in a global certificate may be limited.

   We will wire to DTC's nominee principal and interest payments with respect to any debt securities offered under this prospectus that are issued in the form of global certificates. We and any trustee under the indentures will treat DTC's nominee as the owner of the global certificates for all purposes. Accordingly, we and the trustees and the paying agents will have no direct responsibility or liability to pay amounts due on the global certificates to owners of beneficial interests in the global certificates.

   It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their beneficial interests in the global certificates as shown on DTC's records. Payments by participants to owners of beneficial interests in the global certificates will be governed by standing instructions and customary practices between the participants and the owners of beneficial interests in the global certificates, as is the case with debt securities held for the account of customers registered in "street name." Owners of beneficial interests in the global certificates may have to provide information relating to their jurisdiction of residency for Japanese withholding tax purposes, as described under "Taxation--Japanese Taxation" below. However, payments will be the responsibility of the participants and not of DTC, the trustees or us.

   Debt securities of any series represented by a global certificate will be exchangeable for securities in definitive form with the same terms in authorized denominations only if:

.. DTC notifies us that it is unwilling or unable to continue as depositary, or DTC is no longer eligible to act as depositary, and we do not appoint a successor depositary within 90 days; or

.. We determine not to have the securities represented by global certificates and notify the applicable trustee of our decision.

Concerning the Trustees

   We have had, and may continue to have, various business relationships with the trustees in the ordinary course of business.

Governing Law

   The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York, except with respect to their authorization and execution by us, which will be governed by the laws of Japan.

Consent to Service of Process and Submission to Jurisdiction

   Under the indentures, we irrevocably designate The Bank of Tokyo-Mitsubishi, Ltd., Headquarters for the Americas, 1251 Avenue of the Americas, New York, New York, 10020 (Attention: General Counsel) as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in The City of New York, New York, and we irrevocably submit to the jurisdiction of those courts.

                                   TAXATION

Japanese Taxation

Common Stock and American Depositary Shares

   The following sets forth the material Japanese tax consequences to owners of shares or ADSs who are non-resident individuals or non-Japanese corporations without a permanent establishment in Japan to which the relevant income is attributable, which we refer to as "non-resident holders" in this section. The statements regarding Japanese tax laws below are based on the laws in force and as interpreted by the Japanese taxation authorities as at the date of this prospectus and are subject to changes in the applicable Japanese laws or double taxation treaties, conventions or agreements, or interpretations occurring after that date. This summary is not exhaustive of all possible tax considerations which may apply to a particular investor and potential investors are advised to satisfy themselves as to the overall tax consequences of the acquisition, ownership and disposition of shares or ADSs, including specifically the tax consequences under Japanese law, the laws of the jurisdiction of which they are resident, and any tax treaty between Japan and their country of residence, by consulting their own tax advisers.

   For the purpose of Japanese tax law and the Tax Convention (as defined below), a U.S. holder of ADSs will be treated as the owner of the shares underlying the ADSs evidenced by the ADRs.

   Generally, a non-resident holder of shares or ADSs is subject to Japanese withholding tax on dividends paid by us. In the absence of any applicable tax treaty, convention or agreement reducing the maximum rate of withholding tax, the rate of Japanese withholding tax applicable to dividends paid by us to non-resident holders is 20%. Japan has income tax treaties, conventions or agreements whereby this withholding tax rate is reduced to, in most cases, 15% for portfolio investors, with, among other countries, Australia, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, New Zealand, Norway, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States.

   The Convention between the United States of America and Japan for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income, which we refer to as the Tax Convention, established the maximum rate of Japanese withholding tax which may be imposed on dividends paid to a United States resident not having a permanent establishment in Japan. Under the Tax Convention, the maximum withholding rate for U.S. shareholders and U.S. holders of ADSs is generally limited to 15% of the gross amount distributed. However, the maximum rate is 10% of the gross amount distributed if the recipient is a corporation and (1) during the part of the paying corporation's taxable year, which precedes the date of payment of the dividend and during the whole of its prior taxable year, if any, at least 10% of the voting shares of paying corporation were owned by the recipient corporation, and (2) not more than 25% of the gross income of the paying corporation for such prior taxable year, if any, consisted of interest or dividends as defined in the Tax Convention.

   Non-resident holders of shares who are entitled to a reduced rate of Japanese withholding tax on payments of dividends on the shares by us are required to submit an Application Form for the Income Tax Convention regarding Relief from Japanese Income Tax on Dividends in advance through us to the relevant tax authority before the payment of dividends. A standing proxy for non-resident holders may provide this application service for the non-resident holders. Non-resident holders who do not submit an application in advance will generally be entitled to claim a refund from the relevant Japanese tax authority of withholding taxes withheld in excess of the rate of an applicable tax treaty.

   Gains derived from the sale or other disposition of shares or ADSs by a non-resident holder are not subject to Japanese income or corporation taxes or other Japanese taxes.

   Any deposits or withdrawals of shares by a non-resident holder in exchange for ADSs are not subject to Japanese income or corporation tax.

   Japanese inheritance and gift taxes, at progressive rates, may be payable by an individual who has acquired shares or ADSs as legatee, heir or donee, even if the individual is not a Japanese resident.

Debt Securities

   Payment of interest of debt securities issued from April 1, 1998 to March 31, 2004 outside Japan by us or our paying agents to non-resident holders of debt securities will be exempt from Japanese withholding tax. In order to be exempt from Japanese withholding tax, each non-resident holder must comply with procedures for establishing its status in accordance with the requirements of Japanese law.

   Under current Japanese practice, we and our paying agents may determine our withholding obligations in respect of debt securities held through a qualified clearing organization in reliance on certifications we received from the qualified clearing organization. In these cases, we do not need to obtain certifications directly from the ultimate beneficial owners of the debt securities. As part of the procedures under which these certifications are given, a beneficial owner may be required to establish that it is a non-resident holder to the person or entity through which it holds the debt securities. If a non-resident holder does not hold its debt securities through a qualified clearing organization, the non-resident holder will be required to deliver to our paying agents a claim for exemption from Japanese withholding tax and documentation concerning its identity and residence in order to receive interest payments on the debt securities free of Japanese withholding tax. We or our paying agents may adopt modified or supplemental certification procedures to the extent necessary to comply with changes in Japanese law or administrative practice.

   Gains derived from the sale of debt securities within or outside Japan by a non-resident holder are, in general, not subject to Japanese income or corporation taxes.

   Japanese inheritance and gift taxes at progressive rates may be payable by an individual, regardless of his or her place of residence, who has acquired debt securities as a legatee, heir or donee, even if neither the individual nor the decent nor the donor is a Japanese resident. No stamp, issue, registration or similar taxes or duties, will, under present Japanese law, be payable by holders of debt securities in connection with the issue of the debt securities.

   There are no Japanese taxes payable on the conversion of convertible debt securities.

U.S. Taxation

   The following sets forth the material United States federal income tax consequences of the ownership of shares, ADSs or debt securities by a U.S. holder, as defined below. This summary is based on United States federal income tax laws, including the United States Internal Revenue Code of 1986, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, and on the Tax Convention, all of which are subject to change, possibly with retroactive effect.

   The following summary is not a complete analysis or description of all potential United States federal income tax consequences to a particular U.S. holder. It does not address all United States federal income tax considerations that may be relevant to all categories of potential purchasers, certain of which (such as banks, insurance companies, dealers, tax-exempt entities, non-U.S. persons, persons holding a share, an ADS or a debt security as part of a straddle, hedging, conversion or integrated transaction, holders whose "functional currency" is not the U.S. dollar, holders liable for alternative minimum tax and holders of 10% or more of our voting shares) are subject to special tax treatment. It does not address any state or local tax consequences of an investment in shares, ADSs or debt securities.

   This summary addresses only shares, ADSs or debt securities held as capital assets.

   As used herein, a "U.S. holder" is a beneficial owner of shares, ADSs or debt securities, as the case may be, that is, for United States federal income tax purposes:

..  a citizen or resident of the United States,

.. a corporation, or other entity taxable as a corporation, organized in or under the laws of the United States or of any political subdivision thereof, or

    . an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Common Stock and American Depositary Shares

   This summary is based in part on representations by the depositary and assumes that each obligation under the deposit agreement and any related agreement will be performed in accordance with their respective terms. For United States federal income tax purposes, holders of ADSs will be treated as the owners of the shares represented by the ADSs. The U.S. Treasury has expressed concerns that parties to whom ADSs are pre-released may be taking actions that are inconsistent with the claiming of foreign tax credits by U.S. holders of ADSs. Accordingly, the discussion on the creditability of Japanese taxes described below could be affected by future actions that may be taken by the U.S. Treasury.

   Special adverse United States federal income tax rules apply if a U.S. holder holds shares or ADSs of a company that is treated as a "passive foreign investment company" (a "PFIC") for any taxable year during which the U.S. holder held shares or ADSs. Based upon proposed Treasury Regulations which are not yet in effect but are proposed to become effective for taxable years beginning after December 31, 1994 or, for electing taxpayers, for taxable years beginning after December 31, 1986, and upon certain management estimates, we do not expect Mitsubishi Tokyo Financial Group, Inc. to be a PFIC for United States federal income tax purposes in the current year or in future years. However, there can be no assurance that the described proposed regulations will be finalized in their current form, and the determination of whether Mitsubishi Tokyo Financial Group, Inc. is a PFIC is based upon, among other things, the composition of our income and assets and the value of our assets from time to time.

   Taxation of Dividends. U.S. holders will include the gross amount of any dividends received with respect to shares or ADSs (before reduction for Japanese withholding taxes), to the extent paid out of the current or accumulated earnings and profits (as determined for United States federal income tax purposes) of Mitsubishi Tokyo Financial Group, Inc., as ordinary income in their gross income. The dividend will not be eligible for the "dividends-received deduction" allowed to United States corporations in respect of dividends received from other United States corporations. The amount of the dividend will be the U.S. dollar value of the Japanese yen payments received. This value will be determined at the spot Japanese yen/U.S. dollar rate on the date the dividend is received by the depositary in the case of U.S. holders of ADSs, or by the shareholder in the case of U.S. holders of shares, regardless of whether the dividend payment is in fact converted into U.S. dollars at that time. If a U.S. holder realizes gain or loss on a sale or other disposition of Japanese yen, it will generally be U.S. source ordinary income or loss.

   Subject to certain limitations, the Japanese tax withheld in accordance with the Tax Convention will be creditable against the U.S. holder's United States federal income tax liability. For foreign tax credit limitation purposes, the dividend will be income from sources outside the United States. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends we pay will constitute "passive income" or, in the case of certain U.S. holders, "financial services income."

   Taxation of Capital Gains. Upon a sale or other disposition of shares or ADSs, a U.S. holder will recognize a gain or loss in an amount equal to the difference between the U.S. dollar value of the amount realized and the U.S. holder's tax basis, determined in U.S. dollars, in such shares or ADSs. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder's holding period for such shares or ADSs exceeds one year. Any such gain or loss will be income or loss from sources within the United States for foreign tax credit limitation purposes.

   Any deposits and/or withdrawals of shares made with respect to ADSs are not subject to United States federal income tax.

   Information Reporting and Backup Withholding. Dividends paid on shares or ADSs to a U.S. holder, or proceeds from a U.S. holder's sale or other disposition of shares or ADS, may be subject to information reporting requirements. Those dividends or proceeds from sale or disposition may also be subject to backup withholding unless the U.S. holder:

.. is a corporation or comes within certain other categories of exempt recipients, and, when required, demonstrates this fact, or

    . provides a correct taxpayer identification number on a properly completed U.S. Internal Revenue Service, or the "IRS," Form W-9 or substitute form, certifies that that the U.S. holder is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.

   Any amount withheld under these rules will be creditable against the U.S. holder's United States federal income tax liability or refundable to the extent that it exceeds such liability if the U.S. holder provides the required information to the IRS. If a U.S. holder is required to and does not provide a correct taxpayer identification number, the U.S. holder may be subject to penalties imposed by the IRS.

Debt Securities

   The following discussion addresses only original investors who purchase debt securities at their original offering price, which will be the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the debt securities in a particular issue is sold for money, and it assumes that debt securities are not offered at a discount. Rules under the Code relating to original issue discount, amortizable bond premium or market discount may, under specified circumstances, apply to investors who purchase debt securities at a time other than their initial offering or at a price other than the initial offering price. These investors should consult their own tax advisors as to the possible applicability of such rules.

   A prospectus supplement provided in connection with the offering of debt securities may contain further discussion of the tax considerations relevant to particular debt securities. A prospectus supplement provided in connection with any offering of convertible securities or exchangeable securities will contain further information on the United States federal income tax considerations with respect to such securities.

   Interest. Interest paid on debt securities (including any additional amounts) will be taxable as ordinary income at the time it is received or accrued, depending on the U.S. holder's regular method of accounting for tax purposes. For foreign tax credit limitation purposes, interest paid on debt securities will be income from sources outside the United States. However, this generally will be treated separately, together with other items of "passive income" or, in the case of certain U.S. holders, "financial services income."

   Sales or other dispositions. A U.S. holder will recognize capital gain or loss on the sale, retirement or other disposition of debt securities in an amount equal to the difference between the amount realized (other than amounts attributable to accrued but unpaid interest, which will be taxed in the manner discussed under "-- Interest" above) and the U.S. holder's tax basis in the debt securities. Such gain or loss will be long-term capital gain or loss if the holding period for the debt securities exceeds one year at the time of disposition. The ability to deduct capital losses may be limited. Gain generally will be income from sources within the United States for foreign tax credit limitation purposes.

   Information Reporting and Backup Withholding. Proceeds from the sale, retirement or other disposition of debt securities, or interest paid on debt securities, may be subject to information reporting requirements. Those proceeds or interest may also be subject to backup withholding unless the U.S. holder:

.. is a corporation or comes within certain other categories of exempt recipients, and, when required, demonstrates this fact, or

..  provides a correct taxpayer identification number on a properly completed
   IRS Form W-9 or substitute form, certifies that the U.S. holder is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.

   Any amount withheld under these rules will be creditable against the U.S. holder's United States federal income tax liability or refundable to the extent that it exceeds such liability if the U.S. holder provides the required information to the IRS. If a U.S. holder is required to and does not provide a correct taxpayer identification number, the U.S. holder may be subject to penalties imposed by the IRS.

We urge U.S. holders to consult their own tax advisors concerning the United States federal, state and local and other tax consequences to them of the purchase, ownership and disposition of shares, ADSs or debt securities.

                             PLAN OF DISTRIBUTION

   We may offer the securities described in this prospectus, and Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank, as selling shareholders, may offer shares of our common stock that they hold, in one or more of the following ways from time to time:

..  to or through underwriters or dealers;

..  by ourselves or by them directly;

..  through agents;

..  through one or more special purpose entities;

..  by entering into securities loan agreements with underwriters or dealers;

.. through an exchange distribution in accordance with the rules of the applicable exchange;

..  through the issuance of subscription rights to shareholders; or

..  through a combination of any of these methods of sale.

   The prospectus supplement relating to an offering of securities will set forth the terms of the offering, including:

..  a description of the transaction and the securities to be offered;

..  the name or names of any underwriters, dealers or agents;

..  the names of selling shareholders, if any;

.. the number of shares of common stock held by each of the selling shareholders immediately before the offering;

.. the number of shares of common stock to be sold by each of the selling shareholders, if any;

.. the percentage of the common stock held by each of the selling shareholders after the offering;

.. the purchase price of the securities and the proceeds we or the selling shareholders will receive from the sale;

.. any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;

..  the initial public offering price;

..  any discounts or concessions to be allowed or reallowed or paid to dealers;
   and

..  any securities exchanges, if any, on which the securities may be listed.

   Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

   If underwriters are used in an offering of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase securities that are offered unless specified conditions are satisfied, and if the underwriters do purchase any securities, they will purchase all securities that are offered.

   In connection with underwritten offerings of the securities offered by this prospectus and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities offered by this prospectus at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

.. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

.. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

.. A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

   These transactions may be effected on the New York Stock Exchange, the Tokyo Stock Exchange, the Osaka Securities Exchange or the London Stock Exchange, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue these activities if commenced.

   If dealers are utilized in the sale of securities offered by this prospectus, we or the selling shareholders will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

   In the event an NASD member participates in a public offering of the securities: (a) the actual price and selling terms will be disclosed in post-effective amendments or prospectus supplements; (b) maximum compensation to be received by any NASD member in this distribution will be disclosed and submitted for approval with the Department; and (c) prior to the commencement of the distribution, underwriting documents proposed for use will be submitted to the Department for review. The maximum commission or discount to be received by any NASD member or independent broker-dealer will not be greater than 8% for the sale of any securities registered hereby.

   Securities may be sold directly by us or the selling shareholders to one or more institutional purchasers, or through agents designated by us or the selling shareholders from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or the selling shareholders to the agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

   If so indicated in the applicable prospectus supplement, we or the selling shareholders will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us or the selling shareholders or both, at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the contracts.

   Underwriters, dealers and agents may be entitled, under agreements with us and/or the selling shareholders, to indemnification by us and/or the selling shareholders relating to material misstatements or omissions. In addition, we may indemnify the selling shareholders against losses, claims, damages and liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or affiliates in the ordinary course of business.

   Each series of debt securities offered by this prospectus will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in the offered securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities offered by this prospectus may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for any debt securities offered by this prospectus.

   The selling shareholders and any dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with those sales. In that event, any commissions received by the dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

   Because the selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling shareholders that the anti-manipulative provisions of Regulation M under the Exchange Act may apply to their sales in the market.

   Mitsubishi Tokyo Financial Group will not directly receive any proceeds from the sale of shares of common stock or any other securities by the selling shareholders. Mitsubishi Tokyo Financial Group may, however, bear certain expenses in connection with the registration of the securities being offered under this prospectus by the selling shareholders, including all costs incident to the offering and sale of the securities to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

                                 LEGAL MATTERS

   Paul, Weiss, Rifkind, Wharton & Garrison, our U.S. counsel, will pass for us upon the validity of the debt securities under New York law and upon certain U.S. federal income tax matters. The address of Paul, Weiss, Rifkind, Wharton & Garrison is 1285 Avenue of the Americas, New York, New York 10019-6064. Hamada and Matsumoto, our Japanese counsel, will pass upon the validity of the shares of common stock and upon certain Japanese tax matters. The address of Hamada and Matsumoto is Kasumigaseki Building 25/th/ Floor, 2-5, Kasumigaseki 3-chome, Chiyoda-ku, Tokyo 160-6025, Japan.

                                    EXPERTS

   The consolidated financial statements incorporated by reference in the registration statement and this prospectus from our Annual Report on Form 20-F have been audited by Deloitte Touche Tohmatsu, independent auditors, as stated in their report, being incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in method of accounting for derivative financial instruments and hedging activities), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

   Deloitte Touche Tohmatsu's address is MS Shibaura Building, 13-23, Shibaura 4-chome, Minato-ku, Tokyo, 108-8530, Japan.

                     WHERE YOU CAN OBTAIN MORE INFORMATION

   We file annual reports, special reports and other information with the SEC. You may read and copy any document filed with the SEC at the SEC's public reference rooms at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).

   We are currently exempt from the rules under the U.S. Securities Exchange Act of 1934 that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not required under the Exchange Act to publish financial statements as frequently or as promptly as are U.S. companies subject to the Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will issue interim press releases containing unaudited results of operations as well as such other reports as may from time to time be authorized by our board of directors or as may be otherwise required.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

   The SEC allows us to "incorporate by reference" in this prospectus some or all of the documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information in a document that is incorporated by reference is considered to be a part of this prospectus. We incorporate by reference our Annual Report on Form 20-F for the fiscal year ended March 31, 2002, filed on August 12, 2002. In addition, the description of common stock and ADSs set forth in our predecessor's registration statement on Form 20-F, dated June 30, 1989, registering the ADSs and common stock under the Exchange Act, as the description has been amended by our Annual Report on Form 20-F dated August 12, 2002, is incorporated by reference.

   In addition, all documents that we file with the SEC on Forms 10-Q and 8-K in the future pursuant to the Exchange Act, any future reports on Form 6-K that indicate they are incorporated into this registration statement and any future Annual Reports on Form 20-F, Form 40-F or Form 10-K after the date of this prospectus and prior to the termination of an offering shall be deemed to be incorporated by reference in this prospectus.

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   Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

   We will provide you without charge upon written or oral request a copy of any of the documents that are incorporated by reference in this prospectus, other than exhibits that are specifically incorporated by reference into these documents. If you would like us to provide you with any of these documents, please contact us at the following address or telephone number: 4-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-6326, Japan, Attention: Public Relations Office, telephone: 81-3-3240-8136.

   Except as described above, no other information is incorporated by reference in this prospectus, including, without limitation, information on our website.

                    LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

   We are a joint stock company incorporated in Japan. All of our directors, corporate auditors and executive officers are residents of countries other than the United States. As a result, you should note that it may be difficult or impossible to serve legal process on us or our directors, corporate auditors and executive officers, or to force us or them to appear in a U.S. court. Our legal counsel in Japan has advised us that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of U.S. courts, of civil liabilities based solely on U.S. securities laws. A Japanese court may refuse to allow an original action based on U.S. securities laws.

   Our legal counsel has further advised that the United States and Japan do not currently have a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, if you obtain a civil judgment by a U.S. court, you will not necessarily be able to enforce it directly in Japan. Our agent for service of process is The Bank of Tokyo-Mitsubishi, Ltd., Headquarters for the Americas, located at 1251 Avenue of the Americas, New York, New York 10020-1104, Attention: Robert E. Hand, Esq., General Counsel and Director of Public Affairs, Legal and Compliance Office for the Americas.

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